      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 3, 1996




                                                       REGISTRATION NO. 333-4336

================================================================================



                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                             ______________________


                                AMENDMENT NO. 1

                                       To

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ______________________

                         TOYOTA AUTO RECEIVABLES TRUSTS
                    (Issuer with respect to the Securities)

                  TOYOTA MOTOR CREDIT RECEIVABLES CORPORATION
                  (Originator of the Trusts described herein)
             (Exact name of Registrant as specified in its charter)

             CALIFORNIA                                   6146                                   33-056836
  (State or other jurisdiction of             (Primary Standard Industrial                   (I.R.S. Employer
   incorporation or organization)              Classification Code Number)                  Identification No.)


                           19001 SOUTH WESTERN AVENUE
                           TORRANCE, CALIFORNIA 90509
                                 (310) 618-4000
              (Address, including zip code, and telephone number,
       including area code, of Originator's principal executive offices)
                             ______________________


                              ALAN F. COHEN, ESQ.
                      c/o TOYOTA MOTOR CREDIT CORPORATION
                           19001 SOUTH WESTERN AVENUE
                           TORRANCE, CALIFORNIA 90509
                                 (310) 618-4000

      (Name, address, including zip code, and telephone number, including area code, of agent for service with respect to the Registrant)
                             ______________________
                                   COPIES TO:

                          DAVID J. JOHNSON, JR., ESQ.
                             ANDREWS & KURTH L.L.P.
                                601 S. FIGUEROA
                         LOS ANGELES, CALIFORNIA 90017
                                 (213) 896-3192
                             ______________________

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:   As
soon as practicable after this Registration Statement becomes effective.

         If the only securities being registered on this form are being offered pursuant to a dividend or interest reinvestment plan, please check the following box. [ ]

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.[x]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ] ________________

                             ______________________

                        CALCULATION OF REGISTRATION FEE


=========================================================================================================================
                                                            Proposed Maximum             Proposed             Amount of
       Proposed Title of              Amount to Be         Offering Price Per       Maximum Aggregate       Registration
  Securities to be Registered          Registered                Unit(1)            Offering Price (1)           Fee
- -------------------------------------------------------------------------------------------------------------------------
    Asset Backed Securities          $1,500,000,000               100%                $1,500,000,000         $517,241.38
=========================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee on the basis of the proposed maximum offering price per unit.

(2)  Of which $344.83 previously has been paid.


______________________


         THIS REGISTRATION STATEMENT SHALL HEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED.

================================================================================

                               INTRODUCTORY NOTE

         This Registration Statement contains (i) a form of Prospectus relating to the offering of one or more series of Asset Backed Notes and/or Asset Backed Certificates by various Trusts created from time to time by Toyota Motor Credit Corporation and (ii) two forms of Prospectus Supplement relating to the offering by each separate trust of a particular series of Asset Backed Certificates or of Asset Backed Notes and Asset Backed Certificates described therein. Each form of Prospectus Supplement relates only to the securities described therein and is a form which may be used, among others, by Toyota Motor Credit Corporation to offer Asset Backed Notes and/or Asset Backed Certificates under this Registration Statement.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO THE REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH JURISDICTION.


                   SUBJECT TO COMPLETION, DATED JULY 3, 1996



PROSPECTUS
                         TOYOTA AUTO RECEIVABLES TRUSTS
                               ASSET BACKED NOTES
                           ASSET BACKED CERTIFICATES

                  TOYOTA MOTOR CREDIT RECEIVABLES CORPORATION,
                                     SELLER

                        TOYOTA MOTOR CREDIT CORPORATION,
                                    SERVICER

         The Asset Backed Notes (the "Notes") and the Asset Backed Certificates (the "Certificates" and, together with the Notes, the "Securities") described herein may be sold from time to time in one or more series, in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (a "Prospectus Supplement"). Each series of Securities, which may include one or more classes of Notes and/or one or more classes of Certificates, will be issued by a trust to be formed with respect to such series (each, a "Trust"). Each Trust will be formed pursuant to either a Trust Agreement to be entered into among Toyota Motor Credit Receivables Corporation, as Seller (the "Seller") and the Trustee specified in the related Prospectus Supplement (the "Trustee") or a Pooling and Servicing Agreement to be entered into among the Trustee, the Seller and Toyota Motor Credit Corporation, as Servicer (the "Servicer"). If a series of Securities includes Notes, such Notes of a series will be issued and secured pursuant to an Indenture between the Trust and the Indenture Trustee specified in the related Prospectus Supplement (the "Indenture Trustee") and will represent indebtedness of the related Trust. If a series of Securities includes Certificates, such Certificates of a series will represent undivided ownership interest in the related Trust. The related Prospectus Supplement will specify which class or classes of Notes, if any, and which class or classes of Certificates, if any, of the related series are being offered thereby. The property of each Trust will include a pool of retail installment sale contracts secured by new or used automobiles and/or light duty trucks (the "Receivables"), certain monies due or received thereunder on and after the applicable Cutoff Date set forth in the related Prospectus Supplement, security interests in the vehicles financed thereby and certain other property, all as described herein and in the related Prospectus Supplement.
                                                        (Continued on next page)

         PROSPECTIVE INVESTORS SHOULD CONSIDER THE FACTORS SET FORTH UNDER "RISK FACTORS" COMMENCING ON PAGE 10 HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT.

EXCEPT AS OTHERWISE SPECIFIED IN THE RELATED PROSPECTUS SUPPLEMENT, ANY NOTES OF A SERIES REPRESENT OBLIGATIONS OF, AND THE CERTIFICATES OF A SERIES REPRESENT BENEFICIAL INTERESTS IN, THE RELATED TRUST ONLY AND DO NOT REPRESENT OBLIGATIONS OF OR INTERESTS IN, AND ARE NOT GUARANTEED OR INSURED BY, TOYOTA MOTOR CREDIT RECEIVABLES CORPORATION, TOYOTA MOTOR CREDIT CORPORATION, TOYOTA MOTOR SALES, U.S.A., INC. OR ANY OF THEIR RESPECTIVE AFFILIATES.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of Securities offered hereby unless accompanied by a Prospectus Supplement.


              The date of this Prospectus is _____________, 199__

(Continued from prior page)

         Except as otherwise provided in the related Prospectus Supplement, each class of Securities of any series will represent the right to receive specified payments in respect of collections of principal and interest on the related Receivables, at the rates, on the dates and in the manner described herein and in the related Prospectus Supplement. If a series includes multiple classes of Securities, the rights of one or more classes of Securities to receive payments may be senior or subordinate to the rights of one or more of the other classes of such series. Distributions on Certificates of a series may be subordinated in priority to payments due on any related Notes to the extent described herein and in the related Prospectus Supplement. A series may include one or more classes of Notes and/or Certificates which differ as to the timing and priority of payment, interest rate or amount of distributions in respect of principal or interest or both. A series may include one or more classes of Notes or Certificates entitled to distributions in respect of principal with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no distributions in respect of principal. The rate of payment in respect of principal of any class of Notes and distributions in respect of the Certificate Balance of the Certificates of any class will depend on the priority of payment of such class and the rate and timing of payments (including prepayments, defaults, liquidations and repurchases of Receivables) on the related Receivables. A rate of payment lower or higher than that anticipated may affect the weighted average life of each class of Securities in the manner described herein and in the related Prospectus Supplement.

                             AVAILABLE INFORMATION

         The Seller, as originator of each Trust, has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (together with all amendments and exhibits thereto, referred to herein as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Notes and the Certificates offered pursuant to this Prospectus. For further information, reference is made to the Registration Statement which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; and at the Commission's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, New York, New York 10048. Copies of the Registration Statement may also be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         All documents filed by the Seller, as originator of any Trust, pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference in this Prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Seller will provide without charge to each person, including any beneficial owner of Securities, to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein or in any related Prospectus Supplement by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to the Seller at 19001 South Western Avenue, Torrance, California 90509 (Telephone: (310) 618-4000).

                                SUMMARY OF TERMS

         The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to the Securities of any series contained in the related Prospectus Supplement to be prepared and delivered in connection with the offering of such Securities. Certain capitalized terms used herein are defined elsewhere in this Prospectus on the pages indicated in the "Index of Terms".

ISSUER  . . . . . . . . . . . . . . . . .      With respect to each series of Securities, the Trust to be formed pursuant to either a Trust Agreement (as amended and supplemented from time to time, a
                                               "Trust Agreement") among the Seller and the Trustee for such Trust (the "Trust"
                                               or the "Issuer") or a Pooling and Servicing Agreement (as amended and supplemented from time to time, the "Pooling and Servicing Agreement") among the
                                               Seller, the Servicer and the Trustee for such Trust.

SELLER  . . . . . . . . . . . . . . . . .      Toyota Motor Credit Receivables Corporation (the "Seller").

SERVICER  . . . . . . . . . . . . . . . .      Toyota Motor Credit Corporation (the "Servicer" or "TMCC").

TRUSTEE . . . . . . . . . . . . . . . . .      With respect to each series of Securities, the Trustee specified in the related
                                               Prospectus Supplement.

INDENTURE TRUSTEE   . . . . . . . . . . .      With respect to any applicable series of Securities that includes one or more classes of  Notes, the Indenture Trustee specified in the related Prospectus
                                               Supplement.

THE NOTES   . . . . . . . . . . . . . . .      A series of Securities may include one or more classes of Notes, which will be issued pursuant to an Indenture between the Trust and the Indenture Trustee (as amended and supplemented from time to time, an "Indenture").  The related
                                               Prospectus Supplement will specify which class or classes, if any, of Notes of the related series are being offered thereby.

                                               Unless otherwise specified in the related Prospectus Supplement, Notes will be available for purchase in denominations of $1,000 and integral multiples thereof and will be available in book-entry form only.  Unless otherwise specified in the related Prospectus Supplement, Noteholders will be able to receive
                                               Definitive Notes only in the limited circumstances described herein or in the related Prospectus Supplement.  See "Certain Information Regarding the
                                               Securities--Definitive Securities".

                                               Unless otherwise specified in the related Prospectus Supplement, each class of
                                               Notes will have a stated principal amount and will bear interest at a specified rate or rates (with

                                               respect to each class of Notes, the "Interest Rate").  Each class of Notes may have a different Interest Rate, which may be a fixed, variable or adjustable
                                               Interest Rate, or any combination of the foregoing.  The related Prospectus
                                               Supplement will specify the Interest Rate for each class of Notes, or the method for determining the Interest Rate.

                                               With respect to a series that includes two or more classes of Notes, each class may differ as to the timing and priority of payments, seniority, allocations of losses, Interest Rate or amount of payments of principal or interest, or payments of principal or interest in respect of any such class or classes may or may not be made upon the occurrence of specified events or on the basis of collections from designated portions of the Receivables Pool.

                                               In addition, a series may include one or more classes of Notes ("Strip Notes")
                                               entitled to (i) principal payments with disproportionate, nominal or no interest payments or (ii) interest payments with disproportionate, nominal or no principal payments.  If the Seller, the Servicer or a successor thereto exercises its option to purchase the Receivables of  a Trust in the manner and on the respective terms and conditions described under "Description of the
                                               Transfer and Servicing Agreements--Termination", the outstanding Notes will be redeemed as set forth in the related Prospectus Supplement.

THE CERTIFICATES  . . . . . . . . . . . .      A series may include one or more classes of Certificates and may not include any
                                               Notes.  The related Prospectus Supplement will specify which class or classes, if any, of the Certificates are being offered thereby.

                                               Unless otherwise specified in the related Prospectus Supplement, Certificates will be available for purchase in a minimum denomination of $1,000 and in integral multiples thereof and will be available in book-entry form only.
                                               Unless otherwise specified in the related Prospectus Supplement,
                                               Certificateholders will be able to receive Definitive Certificates only in the limited circumstances described herein or in the related Prospectus Supplement.
                                               See "Certain Information Regarding the Securities--Definitive Securities".

                                               Unless otherwise specified in the related Prospectus Supplement, each class of
                                               Certificates will have a stated Certificate Balance specified in the related
                                               Prospectus Supplement (the "Certificate Balance") and will accrue interest on such Certificate Balance at a specified rate (with respect to each class of
                                               Certificates, the "Pass Through Rate").

                                               Each class of Certificates may have a different Pass Through Rate, which may be a fixed, variable or adjustable Pass Through Rate, or any combination of the foregoing.  The related Prospectus Supplement will specify the Pass Through Rate for each class of Certificates or the method for determining the Pass Through
                                               Rate.

                                               With respect to a series that includes two or more classes of Certificates, each class may differ as to timing and priority of distributions, seniority, allocations of losses, Pass Through Rate or amount of distributions in respect of principal or interest, or distributions in respect of principal or interest in respect of any such class or classes may or may not be made upon the occurrence of specified events or on the basis of collections from designated portions of the Receivables Pool.  In addition, a series may include one or more classes of Certificates ("Strip Certificates") entitled to (i) distributions in respect of principal with disproportionate, nominal or no interest distributions or (ii) interest distributions with disproportionate, nominal or no distributions in respect of principal.

                                               If a series of securities includes classes of Notes, distributions in respect of the Certificates may be subordinated in priority of payment to payments on the
                                               Notes to the extent specified in the related Prospectus Supplement.

                                               If the Seller, the Servicer or a successor thereto exercises its option to purchase the Receivables of  a Trust in the manner and on the respective terms and conditions described under "Description of the Transfer and Servicing
                                               Agreements--Termination", the outstanding Certificates will be redeemed as set forth in the related Prospectus Supplement.

THE TRUST PROPERTY  . . . . . . . . . . .      The property of each Trust will include a pool of retail installment sale contracts secured by new or used automobiles and/or light duty trucks (the
                                               "Receivables") between dealers (the "Dealers") and retail purchasers (the
                                               "Obligors"), including rights to receive certain payments made with respect to such Receivables, security interests in the vehicles financed thereby (the
                                               "Financed Vehicles"), certain accounts and the proceeds thereof and any proceeds from claims on certain related insurance policies or from Dealer Recourse, if any.  The property of each Trust will also include the rights of the Seller under the related Sale and Servicing Agreement or Pooling and Servicing
                                               Agreement, as applicable, and the right to realize upon any property (including the right to receive future liquidation proceeds) that shall have secured a receivable and have been repossessed by or on behalf of the Trustee.  The property of each Trust will also include amounts on deposit in certain trust accounts, including the related Certificate Account and any Yield Maintenance
                                               Account, Reserve Fund or other account identified in the applicable Prospectus
                                               Supplement.


                                               On or before the date of initial issuance of a series of securities (the related
                                               "Closing Date") as specified in the related Prospectus Supplement with respect to a Trust, the Seller will sell or transfer Receivables (the "Receivables")
                                               having an aggregate principal balance specified in the related Prospectus
                                               Supplement as of the dates specified therein (the "Cutoff Date") to such Trust pursuant to, if the trust is to be treated as an owner trust for federal income tax purposes, the related Sale and Servicing Agreement among the Seller, the
                                               Servicer and the Trust (as amended and supplemented from time to time, the "Sale and Servicing Agreement") or, if the Trust is to be treated as a grantor trust for federal income tax purposes, the related Pooling and Servicing Agreement among the Seller, the Servicer and the Trustee (as amended from time to time, the "Pooling and Servicing Agreement").


                                               The Receivables will have been originated by Dealers in accordance with TMCC's requirements and subsequently purchased by TMCC.  The Receivables will evidence the indirect financing made available by TMCC to the related Obligors.  The
                                               Receivables to be sold by TMCC to the Seller and resold by the Seller to a Trust will be selected based on the criteria specified in the Sale and Servicing
                                               Agreement or Pooling and Servicing Agreement, as applicable, and described herein and in the related Prospectus Supplement.

CREDIT AND CASH FLOW
 ENHANCEMENT  . . . . . . . . . . . . . .      If and to the extent specified in the related Prospectus Supplement, credit enhancement with respect to a Trust or any class or classes of Securities may include any one or more of the following: subordination of one or more other classes of Securities, a Reserve Fund, a Yield Maintenance Account
                                               over-collateralization, letters of credit, credit or liquidity facilities, surety bonds, guaranteed investment contracts, swaps or other interest rate protection agreements, repurchase obligations, cash deposits or other agreements or arrangements with respect to third party payments or other support. Unless otherwise specified in the related Prospectus Supplement, any form of credit enhancement will have certain limitations and exclusions from coverage thereunder, which will be described in the related Prospectus Supplement.

RESERVE FUND  . . . . . . . . . . . . . .      Unless otherwise specified in the related Prospectus Supplement, a Reserve Fund will be created for each Trust with an initial deposit by the Seller or a third party named in the related Prospectus Supplement of cash or certain investments having a value equal to the amount specified in the related Prospectus
                                               Supplement.  To the extent specified in the related Prospectus Supplement, funds in the Reserve Fund will thereafter be supplemented by the deposit of amounts remaining on any Distribution Date after making all other distributions required on such date.  Amounts in the Reserve Fund will be available to cover shortfalls in amounts due to the holders of those classes of Securities specified in the related Prospectus Supplement in the manner and under the circumstances specified therein.  The related Prospectus Supplement will also specify to whom and the manner and circumstances under which amounts on deposit in the Reserve
                                               Fund (after giving effect to all other required distributions to be made by the applicable Trust) in excess of the Specified Reserve Fund Balance (as defined in the related Prospectus Supplement) will be distributed.

TRANSFER AND SERVICING
AGREEMENTS  . . . . . . . . . . . . . . .      With respect to each Trust, the Seller will sell the related Receivables to such
                                               Trust pursuant to a Sale and Servicing Agreement or a Pooling and Servicing
                                               Agreement.  The rights and benefits of any Trust under a Sale and Servicing
                                               Agreement will be assigned to the Indenture Trustee as collateral for the Notes of the related series.  The Servicer will agree with such Trust to be responsible for servicing, managing, maintaining custody of and making collections on the Receivables.  TMCC will undertake certain administrative duties under an Administration Agreement with respect to any Trust that has issued Notes.

                                               On the Business Day immediately preceding each Distribution Date, the Servicer will advance to the Trust, in respect of each (i) Precomputed Receivable, that portion, if any, of the related Scheduled Payment that was not timely made
                                               (each, a "Precomputed Advance") and (ii) Simple Interest Receivable, an amount equal to the product of the principal balance of such Receivable as of the first day of the related Collection Period and one-twelfth of its annual percentage rate ("APR"), minus the amount of interest actually received on such Receivable during such Collection Period (each, a "Simple Interest Advance", and together with the Precomputed Advances, the "Advances").  If such calculation in respect of a Simple Interest Receivable results in a negative number, an amount equal to such negative amount shall be paid to the Servicer out of interest collections in respect of the Simple Interest Receivables during the related Collection
                                               Period in reimbursement of outstanding Simple Interest Advances.  Outstanding
                                               Precomputed Advances shall be reimbursable to the Servicer, without interest, from payments (other than Administrative Purchase Payments) subsequently received in respect of the related Precomputed Receivables.  In addition, in the event that a Simple Interest Receivable becomes a Liquidated Receivable, the amount of accrued and unpaid interest thereon (but not including interest for the current Collection Period) shall, up to the amount of all outstanding
                                               Advances made in respect of such Receivable, be withdrawn from the Collection
                                               Account and paid to the Servicer in reimbursement of such outstanding Advances.
                                               The Servicer will be required to make an Advance only to the extent that it determines such Advance will be recoverable from future payments and collections on or in respect of such Receivable.  Upon the determination by the Servicer that such reimbursement is unlikely, the Servicer will be entitled to recover
                                               Advances from payments and collections on or in respect of other Receivables.
                                               See "Description of the Transfer and Servicing Agreements--Advances".

                                               Unless otherwise provided in the related Prospectus Supplement, the Seller will be obligated to repurchase any Receivable if the interest of the applicable
                                               Trust in such Receivable is materially adversely affected by a breach of any representation or warranty made by the Seller with respect to the Receivable, if the breach has not been cured following the discovery by or notice to the Seller of the breach.

                                               Unless otherwise provided in the related Prospectus Supplement, the Servicer will be obligated to purchase or make certain Advances with respect to any
                                               Receivable if, among other things, it amends the total number of Scheduled
                                               Payments, the Amount Financed or the APR thereof, extends the date for final payment by the Obligor of such Receivable beyond the applicable Final Scheduled
                                               Maturity Date (as defined in the related Prospectus Supplement, the "Final
                                               Scheduled Maturity Date") or releases the security interest in the related
                                               Financed Vehicle granted in the Receivable.  See "Description of the Transfer and Servicing Agreements--Servicing Procedures" and "--Advances".

                                               Unless otherwise specified in the related Prospectus Supplement, the Servicer will be entitled to receive a fee for servicing the Receivables of each Trust equal to a specified percentage of the aggregate principal balance of the related Receivables Pool, as set forth in the related Prospectus Supplement, plus certain late fees, prepayment charges and other administrative fees or similar charges.  See "Description of the Transfer and Servicing
                                               Agreements--Servicing Compensation and Payment of Expenses" herein and in the related Prospectus Supplement.

CERTAIN LEGAL ASPECTS OF
THE RECEIVABLES;
REPURCHASE OBLIGATIONS  . . . . . . . . .      In connection with the sale of Receivables to a Trust, security interests in the
                                               Financed Vehicles securing such Receivables will be assigned by the Seller to such Trust.  Due to administrative burden and expense, the certificates of title to the Financed Vehicles will not be amended to reflect the assignment to such
                                               Trust.  In the absence of such an amendment, such Trust may not have a perfected security interest in the Financed Vehicles securing the Receivables in some states.  Unless otherwise specified in the related Prospectus Supplement, the
                                               Seller will be obligated to repurchase any Receivable sold to a Trust as to which the breach of any such representation or warranty that materially adversely affect the interest of the holders of the related Securities in such
                                               Receivable (including the representations as to the first priority perfected security interest therein as of the date such Receivable is purchased by such
                                               Trust) if such breach shall not have been cured by the last day of the second
                                               (or, if the Seller elects, the first) month following the discovery by or notice to the Seller of such breach.  If such Trust does not have a perfected security interest in a Financed Vehicle, its ability to realize on such Financed Vehicle in the event of a default may be adversely affected.  To the extent the security interest is a first priority perfected security interest, such Trust will have a prior claim over subsequent purchasers of such Financed Vehicles and holders of subsequently perfected security interests.  However, as against liens for repairs of Financed Vehicles or for taxes unpaid by an Obligor under a
                                               Receivable, or because of fraud or negligence, such Trust could lose the priority of its security interest or its security interest in Financed Vehicles.
                                               Neither the Seller nor the Servicer will have any obligation to repurchase a
                                               Receivable as to which any of the aforementioned occurrences result in a Trust's losing its security interest or the priority of its security interest in such
                                               Financed Vehicle after the Closing Date.

                                               Pursuant to agreements between TMCC and the Dealers, each Dealer is obligated, after purchase by TMCC of retail installment sales contracts from such Dealer, to repurchase from TMCC such contracts which do not meet certain representations and warranties made by such Dealer (such Dealer repurchase obligations are referred to herein as "Dealer Recourse").  Such representations and warranties relate primarily to the origination of the contracts and the perfection of the security interests in the related financed vehicles, and do not typically relate to the creditworthiness of the related obligors or the collectability of such contracts.  Although the Dealer agreements with respect to the Receivables will not be assigned to the Trustee, the Agreement will require that any recovery by
                                               TMCC in respect of any Receivable pursuant to any Dealer Recourse be deposited in the related Collection Account in satisfaction of TMCC's repurchase obligations under the Agreement.  The sales by the Dealers of installment sales contracts to TMCC do not generally provide for recourse against the Dealers for unpaid amounts in the event of a default by an obligor thereunder, other than in connection with the breach of the foregoing representations and warranties.

                                               Federal and state consumer protection laws impose requirements upon creditors in connection with extensions of credit and collections of retail installment loans, and certain of these laws make an assignee of such a loan liable to the obligor thereon for any violation by the lender.  Unless otherwise specified in the related Prospectus Supplement, the Seller will be obligated to repurchase any Receivable which fails to comply with such requirements.

TAX STATUS  . . . . . . . . . . . . . . .      Unless the Prospectus Supplement specifies that the related Trust will be treated as a grantor trust and, except as otherwise provided in such Prospectus
                                               Supplement, upon the issuance of

                                               the related series of Securities, Tax Counsel to such Trust will deliver an opinion to the effect that (i) for federal income tax purposes (a) any Notes of such series will be characterized as debt and (b) such Trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation and (ii) the same characterizations would apply for California income and franchise tax purposes.  In respect of any such series, each
                                               Noteholder, if any, by the acceptance of a Note of such series, will agree to treat such Note as indebtedness, and each Certificateholder, by the acceptance of a Certificate of such series, will agree to treat such Trust as a partnership in which such Certificateholder is a partner for federal income and California income and franchise tax purposes.  Alternative characterizations of such Trust and such Certificates are possible, but would not result in materially adverse tax consequences to Certificateholders.

                                               If the Prospectus Supplement specifies that the related Trust will be treated as a grantor trust and except as otherwise provided in such Prospectus Supplement, upon the issuance of the related series of Certificates, Tax Counsel to such
                                               Trust will deliver an opinion to the effect that such Trust will be treated as a grantor trust for federal income tax purposes and will not be subject to federal income tax.

                                               See "Certain Federal Income Tax Consequences" and "Certain State Tax
                                               Consequences" for additional information concerning the application of federal and California tax laws.

ERISA CONSIDERATIONS  . . . . . . . . . .      Subject to the considerations discussed under "ERISA Considerations" herein and in the related Prospectus Supplement, and unless otherwise specified  therein, any Notes of a series and any Certificates that are issued by a Trust that is a grantor trust and are not subordinated to any other class of Certificates are eligible for purchase by employee benefit plans.  Unless otherwise specified in the related Prospectus Supplement, the Certificates of any series that are subordinated to any other Security of that series may not be acquired by any employee benefit plan subject to the Employee Retirement Income Security Act of
                                               1974, as amended ("ERISA"), or by any individual retirement account.  See "ERISA
                                               Considerations" herein and in the related Prospectus Supplement.

                                  RISK FACTORS

         Certain Legal Aspects--Security Interests in Financed Vehicles--Consumer Protection Laws. In connection with the sale of Receivables to a Trust, security interests in the Financed Vehicles securing such Receivables will be assigned by the Seller to such Trust simultaneously with the sale of such Receivables to such Trust. In order to minimize administrative burden and expense, the certificates of title to the Financed Vehicles will not be amended to reflect the assignment to the Trust. In the absence of such an amendment, such Trust may not have a perfected security interest in the Financed Vehicles securing the Receivables in some states. Unless otherwise provided in the related Prospectus Supplement, the Seller will be obligated to repurchase any Receivable sold to such Trust as to which a perfected security interest in the name of the Seller in the Financed Vehicle securing such Receivable shall not exist as of the date such Receivable is transferred to such Trust, if such breach shall materially adversely affect the interest of such Trust in such Receivable and if such failure or breach shall not have been cured by the last day of the second (or, if the Seller elects, the first) month following the discovery by or notice to the Seller of such breach. If such Trust does not have a perfected security interest in a Financed Vehicle, its ability to realize on such Financed Vehicle in the event of a default may be adversely affected. To the extent the security interest is perfected, such Trust will have a prior claim over subsequent purchasers of such Financed Vehicles and holders of subsequently perfected security interests. However, as against liens for repairs of Financed Vehicles or for taxes unpaid by an Obligor under a Receivable, or through fraud or negligence, such Trust could lose the priority of its security interest or its security interest in a Financed Vehicle. Neither the Seller nor the Servicer will have any obligation to repurchase a Receivable as to which any of the aforementioned occurrences result in such Trust's losing the priority of its security interest or its security interest in such Financed Vehicle after the date such security interest was conveyed to such Trust. Federal and state consumer protection laws impose requirements upon creditors in connection with extensions of credit and collections of retail installment loans and certain of these laws make an assignee of such a loan (such as such Trust) liable to the obligor thereon for any violation by the lender. Unless otherwise specified in the related Prospectus Supplement, the Seller will be obligated to repurchase any Receivable which fails to comply with such requirements. See "Certain Legal Aspects of the Receivables--Security Interests" and "--Consumer Protection Laws".

         Certain Legal Aspects--Bankruptcy Considerations. The Seller will warrant to each Trust in the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, that the sale of the Receivables by the Seller to such Trust is a valid sale of the Receivables to such Trust. Notwithstanding the foregoing, if the Seller were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of such debtor or such debtor itself were to take the position that the sale of Receivables to such Trust should instead be treated as a pledge of such Receivables to secure a borrowing of such debtor, delays in payments of collections of Receivables to the related Securityholders could occur or (should the court rule in favor of any such trustee, debtor or creditor) reductions in the amounts of such payments could result. If the transfer of Receivables to a Trust is treated as a pledge instead of a sale, a tax or government lien on the property of the Seller arising before the transfer of a Receivable to such Trust may have priority over such Trust's interest in such Receivable. If the transactions contemplated herein are treated as a sale, the Receivables would not be part of the Seller's bankruptcy estate and would not be available to the Seller's creditors.

         In a case decided by the U.S. Court of Appeals for the Tenth Circuit, Octagon Gas System, Inc. v. Rimmer, the court determined that "accounts," a defined term under the Uniform Commercial Code, would be included in the bankruptcy estate of a transferor regardless of whether the transfer is treated as a sale or a secured loan. Although the Receivables are likely to be viewed as "chattel paper," as defined under the Uniform Commercial Code, rather than as accounts, the Octagon holding is equally applicable to chattel paper. The circumstances under which the Octagon ruling would apply are not fully known and the extent to which the Octagon decision will be followed in other courts or outside of the Tenth Circuit is not certain. If the holding in the Octagon case were applied in a bankruptcy of the Seller, however, even if the transfer of Receivables to the Trust were treated as a sale, the Receivables could be determined to be part of the Seller's bankruptcy estate and, if so, would be subject to claims of certain creditors, and delays and reductions in payments to the Securityholders could result.

         With respect to each Trust that is not a grantor trust, upon the occurrence of an Insolvency Event with respect to the Seller, the Indenture Trustee or Trustee for such Trust will promptly sell, dispose of or otherwise liquidate the related Receivables in a commercially reasonable manner on commercially reasonable terms, except under certain limited circumstances. The proceeds from any such sale, disposition or liquidation of Receivables will be treated as collections on the Receivables and deposited in the related Collection Account of such Trust. If the proceeds from the liquidation of the Receivables and any amounts on deposit in the Reserve Fund and the Collection Account with respect to any such Trust and any amounts available from any credit enhancement are not sufficient to pay any Notes and the Certificates of the related series in full, the amount of principal returned to any Noteholders or the Certificateholders will be reduced and such Noteholders and Certificateholders will incur a loss. See "Description of the Transfer and Servicing Agreements--Insolvency Event" and "Certain Legal Aspects of the Receivables--Certain Bankruptcy Considerations".

         Trust's Relationship to the Seller, TMCC and their Affiliates. None of the Seller, TMCC or Toyota Motor Sales, U.S.A., Inc. ("TMS") or their respective affiliates is generally obligated to make any payments in respect of any Notes, the Certificates or the Receivables of a given Trust. However, in connection with the sale of Receivables by the Seller to a given Trust, the Seller will make representations and warranties with respect to the characteristics of such Receivables and, in certain circumstances, the Seller may be required to repurchase Receivables with respect to which such representations and warranties have been breached. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables". In addition, under certain circumstances, the Servicer may be required to purchase Receivables. See "Description of the Transfer and Servicing Agreements--Servicing Procedures". Moreover, if TMCC were to cease acting as Servicer, delays in processing payments on the Receivables and information in respect thereof could occur and result in delays in payments to the Securityholders.

         The related Prospectus Supplement may set forth certain additional information regarding the Seller, TMCC and TMS. In addition, TMCC is subject to the information requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. For further information regarding TMCC, reference is made to such reports and other information, which are available as described under "Available Information".

         Subordination; Limited Assets. To the extent specified in the related Prospectus Supplement, distributions of interest and principal on one or more classes of Certificates of a series may be subordinated in priority of payment to interest and principal due on the Notes, if any, of such series or one or more other classes of Certificates of such series. Moreover, each Trust will not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Receivables and, to the extent provided in the related Prospectus Supplement, a Reserve Fund and any other credit enhancement. The Notes of any series will represent obligations solely of, and the Certificates of any series will represent interests solely in, the related Trust and neither the Notes nor the Certificates of any series will be insured or guaranteed by the

Seller or the Servicer or any of their respective affiliates, the applicable Trustee, any Indenture Trustee or any other person or entity. Consequently, holders of the Securities of any series must rely for repayment upon payments on the related Receivables and, if and to the extent available, amounts on deposit in the Reserve Fund, if any, and any other credit enhancement, all as specified in the related Prospectus Supplement.

         Maturity and Prepayment Considerations. All the Receivables are prepayable at any time. (For this purpose the term "prepayments" includes prepayments in full, partial prepayments (including those related to rebates of extended warranty contract costs and insurance premiums) and liquidations due to default, as well as receipts of proceeds from physical damage, credit life and disability insurance policies and certain other Receivables repurchased for administrative reasons.) The rate of prepayments on the Receivables may be influenced by a variety of economic, social and other factors, including the fact that an Obligor generally may not sell or transfer the Financed Vehicle securing a Receivable without the consent of the Seller. The rate of prepayment on the Receivables may also be influenced by the structure of the loan. In addition, under certain circumstances, the Seller will be obligated to repurchase Receivables pursuant to a Sale and Servicing Agreement or Pooling and Servicing Agreement as a result of breaches of representations and warranties and, under certain circumstances, the Servicer will be obligated to purchase Receivables pursuant to such Sale and Servicing Agreement or Pooling and Servicing Agreement as a result of breaches of certain covenants. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables". In addition, a Dealer may have Dealer Recourse obligations to repurchase from TMCC contracts which do not meet certain representations and warranties made by such Dealer. The applicable Sale and Servicing Agreement or Pooling and Servicing Agreement will require TMCC to deposit into the related Collection Account any recovery with respect to the Receivables pursuant to Dealer Recourse. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables held by a given Trust will be borne entirely by the Securityholders of the related series of Securities. See also "Description of the Transfer and Servicing Agreements--Termination" regarding the Servicer's option to purchase the Receivables of a given Receivables Pool and "--Insolvency Event" regarding the sale of the Receivables owned by a Trust that is not a grantor trust if an Insolvency Event with respect to the Seller occurs.

         Indexed Securities. An investment in Securities indexed, as to principal, premium and/or interest, to one or more values of currencies (including exchange rates and swap indices between currencies), commodities, interest rates or other indices entails significant risks that are not associated with similar investments in a conventional fixed-rate debt security. If the interest rate of such a Security is so indexed, it may result in an interest rate that is less than that payable on a conventional fixed-rate debt security issued at the same time, including the possibility that no interest will be paid, and, if the principal amount of such a Security is so indexed, the principal amount payable on the related final Distribution Date may be less than the original purchase price of such Security if allowed pursuant to the terms of such Security, including the possibility that no principal will be paid. The secondary market for such Securities will be affected by a number of factors, independent of the characteristics of the Receivables, structure of the cash flows and the value of the applicable currency, commodity, interest rate or other index, including the volatility of the applicable currency, commodity, interest rate or other index, the time remaining to the maturity of such Securities, the amount outstanding of such Securities and market interest rates. The value of the applicable currency, commodity, interest rate or other index depends on a number of interrelated factors, including economic, financial and political events. Additionally, if the formula used to determine the principal amount, premium, if any, or interest payable with respect to such Securities contains a multiple or leverage factor, the effect of any change in the applicable currency, commodity, interest rate or other index may be increased. The historical experience of the relevant currencies, commodities, interest rates or other indices should not be taken as an indication of future performance of such currencies, commodities, interest rates or other indices during the term of any Security. The credit ratings assigned to any series or class of securities, in no way, are reflective of the potential impact of the factors discussed above, or any other factors, on the market value of the Securities. Accordingly, prospective investors should consult their own financial and legal advisors as to the risks entailed by an investment in such Securities and the suitability of such Securities in light of their particular circumstances.

         Risk of Commingling. The Servicer may retain all payments on or in respect of the Receivables received from Obligors and all proceeds of Receivables collected during each Collection Period without segregation in its own accounts until deposited in the Collection Account on the related Distribution Date unless and until (i) TMCC ceases to be the Servicer, (ii) an Event of Default exists and is continuing or (iii) the short-term unsecured debt of TMCC ceases to be rated at least Prime-1 by Moody's and A-1 by Standard & Poor's, and alternative arrangements acceptable to the Rating Agencies are not made. Thereafter, the Servicer will deposit all such payments and proceeds into the Collection Account not later than two Business Days after receipt. However, pending deposit into such Collection Account, collections on the related Receivables may be invested by the Servicer at its own risk and for its own benefit and will not be segregated from funds of the Servicer. If the Servicer were unable to remit such funds, the applicable Securityholders might incur a loss. To the extent set forth in the related Prospectus Supplement, the Servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related Trust to secure timely remittances of collections on the related Receivables and payment of the aggregate Administrative Purchase Amount with respect to Receivables purchased by the Servicer.

         Servicer Default. Unless otherwise provided in the related Prospectus Supplement with respect to a series of Securities that includes Notes, in the event a Servicer Default occurs, the Indenture Trustee or the Noteholders with respect to such series, as described under "Description of the Transfer and Servicing Agreements--Rights upon Servicer Default", may remove the Servicer without the consent of the Trustee or any of the Certificateholders with respect to such series. The Trustee or the Certificateholders with respect to such series will not have the ability to remove the Servicer if a Servicer Default occurs. In addition, the Noteholders of such series have the ability, with certain specified exceptions, to waive defaults by the Servicer, including defaults that could materially adversely affect the Certificateholders of such series. See "Description of the Transfer and Servicing Agreements--Waiver of Past Defaults".

         Book-Entry Registration. Unless otherwise specified in the related Prospectus Supplement, persons acquiring beneficial ownership interests in the Securities of any series or class will hold their Certificates through DTC, in the United States, or Cedel or Euroclear in Europe. Transfers within DTC, Cedel or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. So long as the Securities are Book-Entry Securities, such Securities will be evidenced by one or more certificates registered in the name of Cede & Co., as the nominee of DTC, or Citibank N.A. or Morgan Guaranty Trust Company of New York, the relevant depositaries of Cedel and Euroclear, respectively, and each a participating member of DTC. No Certificate Owner will be entitled to receive a definitive certificate representing such person's interest, except in the event that Definitive Certificates are issued under the limited circumstances described herein. See "Book-Entry Registration". Unless and until Definitive Securities for such series are issued, holders of such Securities will not be recognized by the Trustee or any applicable Indenture Trustee as "Certificateholders", "Noteholders" or "Securityholders", as the case may be (as such terms are used herein or in the related Pooling and Servicing Agreement or related Indenture and Trust Agreement, as applicable). Hence, until Definitive Securities are issued, holders of such Securities will only be able to exercise the rights of Securityholders indirectly through DTC (if in the United

States) and its participating organizations, or Cedel and Euroclear (in Europe) and their respective participating organizations. See "Book-Entry
Registration".

         Since transactions in the Securities can be effected only through DTC, Cedel, Euroclear, participating organizations, indirect participants and certain banks, the ability of the beneficial owner thereof to pledge such Securities to persons or entities that do not participate in the DTC, Cedel or Euroclear system, or otherwise to take actions in respect of such Certificate, may be limited due to lack of a physical certificate representing such Securities.

         Beneficial owners of Securities may experience some delay in their receipt of distributions of interest of and principal since such distributions will be forwarded by the Trustee or Indenture Trustee to DTC and DTC will credit such distributions to the accounts of its Participants (as defined herein) which will thereafter credit them to the accounts of the beneficial owners thereof either directly or indirectly through indirect participants.


                                   THE TRUSTS

         With respect to each series of Securities, the Seller will establish a separate Trust pursuant to the respective Trust Agreement or Pooling and Servicing Agreement, as applicable, for the transactions described herein and in the related Prospectus Supplement. The property of each Trust will include a pool (a "Receivables Pool") of retail installment sales contracts between dealers (the "Dealers") and purchasers (the "Obligors") of new and used automobiles and/or light duty trucks and all payments due thereunder on and after the applicable Cutoff Date (as such term is defined in the related Prospectus Supplement, a "Cutoff Date"). The Receivables of each Receivables Pool were originated by the Dealers and purchased by TMCC in the ordinary course of business pursuant to agreements with Dealers ("Dealer Agreements"). Such Receivables will continue to be serviced by the Servicer and will evidence indirect financing made available by TMCC to the Obligors. On the applicable Closing Date, the Seller will sell the Receivables comprising the related Receivables Pool to the Trust as specified in the related Prospectus Supplement. The property of each Trust will also include (i) such amounts as from time to time may be held in separate trust accounts established and maintained by the Servicer with the Trustee pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as described herein and in the related Prospectus Supplement; (ii) security interests in the Financed Vehicles and any accessions thereto; (iii) the rights to proceeds from claims on certain physical damage, credit life and disability insurance policies covering the Financed Vehicles or the Obligors, as the case may be; (iv) the right of the Seller to receive any proceeds from Dealer Recourse, if any, on Receivables or Financed Vehicles; (v) the rights of the Seller under the Sale and Servicing Agreement or the Pooling and Servicing Agreement, as applicable,
(vi) the right to realize upon any property (including the right to receive future Liquidation Proceeds) that shall have secured a Receivable and that shall have been repossessed by or on behalf of the applicable Trust; and (vii) any and all proceeds of the foregoing. To the extent specified in the related Prospectus Supplement, a Yield Maintenance Account, Reserve Fund or other form of credit enhancement may be a part of the property of any given Trust or may be held by the Trustee or an Indenture Trustee for the benefit of holders of the related Securities. Additionally, pursuant to contracts between TMCC and the Dealers, the Dealers have an obligation after origination to repurchase Receivables as to which Dealers have made certain misrepresentations.

         The Servicer will continue to service the Receivables held by each Trust and will receive fees for such services. See "Description of the Transfer and Servicing Agreements--Servicing Compensation and

Payment of Expenses" herein. To facilitate the servicing of the Receivables, the Seller and each Trustee will authorize the Servicer to retain physical possession of the Receivables held by each Trust and other documents relating thereto as custodian for each such Trust. In order to minimize administrative burden and expense, the certificates of title to the Financed Vehicles will not be amended to reflect the sale and assignment of the security interest in the Financed Vehicles to each Trust. In the absence of such an amendment, any Trust may not have a perfected security interest in the Financed Vehicles in all states. See "Certain Legal Aspects of the Receivables--Security Interests" and "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables".

         If the protection provided to any holders of Securities of any class by the subordination of other Securities of such series, by the Reserve Fund, if any, or by other credit enhancement for such series is insufficient, such Noteholders or Certificateholders, as the case may be, would have to look principally to the Obligors on the related Receivables, the proceeds from the repossession and sale of Financed Vehicles which secure defaulted Receivables and the proceeds from any recourse against Dealers with respect to such Receivables. In such event, certain factors, such as the applicable Trust's not having perfected security interests in the Financed Vehicles in all states, may affect the Servicer's ability to repossess and sell the collateral securing the Receivables, and thus may reduce the proceeds to be distributed to the holders of the Securities of such series. See "Description of the Transfer and Servicing Agreements--Distributions", "--Credit and Cash Flow Enhancement" and "Certain Legal Aspects of the Receivables--Security Interests".

         The principal offices of each Trust that is not a grantor trust and the related Trustee will be specified in the applicable Prospectus Supplement.


                                  THE TRUSTEE

         The Trustee or Indenture Trustee for each Trust will be specified in the related Prospectus Supplement. The Trustee's liability in connection with the issuance and sale of the related Securities is limited solely to the express obligations of such Trustee or Indenture Trustee set forth in the related Trust Agreement and the Sale and Servicing Agreement, Indenture or the related Pooling and Servicing Agreement, as applicable. A Trustee or Indenture Trustee may resign at any time, in which event the Servicer, or its successor, will be obligated to appoint a successor thereto. The Administrator of a Trust that is not a grantor trust and the Servicer in respect of a Trust that is a grantor trust may also remove a Trustee or Indenture Trustee that ceases to be eligible to continue in such capacity under the related Trust Agreement or Pooling and Servicing Agreement, as applicable, or becomes insolvent. In such circumstances, the Servicer or, in the case of a series that includes Notes, the Administrator, as the case may be, will be obligated to appoint a successor thereto. Any resignation or removal of a Trustee or Indenture Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by such successor.


                             THE RECEIVABLES POOLS

GENERAL

         The Receivables in each Receivables Pool will have been purchased by the Servicer from Dealers in the ordinary course of business through its branches located in the United States. The Receivables are purchased from Dealers pursuant to Dealer Agreements. TMCC purchases Receivables originated in accordance with its credit standards which are based upon the vehicle buyer's ability and willingness to repay the obligation as well as the value of the vehicle being financed.

         The Receivables to be held by each Trust for inclusion in a Receivables Pool will be randomly selected from TMCC's portfolio of auto and/or light duty truck retail installment sales contracts that meet several criteria, including that, unless otherwise provided in the related Prospectus Supplement, each Receivable (i) is secured by a new or used vehicle, (ii) was originated in the United States or a particular state, (iii) provides for level monthly payments (except for the first and last payments, which may be minimally different from the level payments) that fully amortize the amount financed over its original term to maturity, and (iv) satisfies the other criteria, if any, set forth in the related Prospectus Supplement. No selection procedures believed by the Seller to be adverse to the Securityholders of any series were used in selecting the related Receivables.

         Each Receivable provides for the allocation of payments according to
(i) the simple interest method ("Simple Interest Receivables"), (ii) the "actuarial" method ("Actuarial Receivables") or (iii) the "sum of periodic balances" or "sum of monthly payments" method ("Rule of 78s Receivables" and, together with the Actuarial Receivables, the "Precomputed Receivables").

         Payments on Simple Interest Receivables will be applied first to interest accrued through the date immediately preceding the date of payment and then to unpaid principal. Accordingly, if an Obligor pays an installment before its due date, the portion of the payment allocable to interest for the payment period will be less than if the payment had been made on the due date, the portion of the payment applied to reduce the principal balance will be correspondingly greater, and the principal balance will be amortized more rapidly than scheduled. Conversely, if an Obligor pays an installment after its due date, the portion of the payment allocable to interest for the payment period will be greater than if the payment had been made on the due date, the portion of the payment applied to reduce the principal balance will be correspondingly less, and the principal balance will be amortized more slowly than scheduled, in which case a larger portion of the principal balance may be
due on the final scheduled payment date.    No adjustment is made in the event
of early or late payments, although in the case of late payments the Obligor may be subject to a late charge.

         An Actuarial Receivable provides for amortization of the loan over a series of fixed level monthly installments. Each Scheduled Payment is deemed to consist of an amount of interest equal to 1/12 of the stated APR of the Receivable multiplied by the scheduled principal balance of the Receivable and an amount of principal equal to the remainder of the Scheduled Payment. No adjustment is made in the event of early or late payments, although in the case of late payments the Obligor may be subject to a late charge.

         A Rule of 78s Receivable provides for the payment by the Obligor of a specified total amount of payments, payable in monthly installments on the related due date, which total represents the principal amount financed and finance charges in an amount calculated on the basis of a stated APR for the term of such Receivable. The rate at which such amount of finance charges is earned and, correspondingly, the amount of each Scheduled Payment allocated to reduction of the outstanding principal balance of a Rule of 78s Receivable are calculated in accordance with the Rule of 78s. Under the Rule of 78s, the portion of each payment allocable to interest is higher during the early months of the term of a Rule of 78s Receivable and lower during later months than that under a constant yield method for allocating payments between interest and principal. Notwithstanding the foregoing, all payments received by the Servicer on or in respect of the Rule of 78s Receivables will be allocated pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as the case may be, on an actuarial basis. No adjustment is made in the event of early or late payments, although in the case of late payments the Obligor may be subject to a late charge.

         In the event of a prepayment in full (voluntarily or by acceleration) of a Precomputed Receivable, a "rebate" will be made to the Obligor of that portion of the total amount of payments under the Receivable allocable to "unearned" add-on interest. In the event of the prepayment in full (voluntarily or by acceleration) of a Simple Interest Receivable, a "rebate" will not be made to the Obligor, but the Obligor will be required to pay interest only to the date immediately preceding the date of prepayment. The amount of a rebate under a Precomputed Receivable will always be less than or equal to the remaining scheduled payments of interest that would have been due under a Simple Interest Receivable for which all remaining payments were made on schedule. Distributions to Certificateholders will not be affected by such rebates under the Rule of 78s Receivables because pursuant to the Agreement such distributions will be determined using the actuarial method.

         Unless otherwise provided in the related Prospectus Supplement, each Trust will account for the Rule of 78s Receivables as if such Receivables were Actuarial Receivables. Amounts received upon prepayment in full of a Rule of 78s Receivable in excess of the then outstanding principal balance of such Receivable and accrued interest thereon (calculated pursuant to the actuarial method) will not be paid to the Noteholders or passed through to the Certificateholders of the applicable series but will be deemed to be an Excess Amount and released to the Seller or otherwise applied as set forth in the related Prospectus Supplement.

         Additional information with respect to each Receivables Pool will be set forth in the related Prospectus Supplement, including, to the extent appropriate, the composition, the distribution by APR and by the states of origination, the portion of such Receivables Pool consisting of Precomputed Receivables and of Simple Interest Receivables and the portion of such Receivables Pool secured by new vehicles and by used vehicles.


                  DELINQUENCIES, REPOSSESSIONS AND NET LOSSES

         Certain information concerning TMCC's experience pertaining to delinquencies, repossessions and net losses with respect to its portfolio of new and used retail automobile and/or light duty truck receivables (including receivables previously sold which TMCC continues to service) will be set forth in each Prospectus Supplement. There can be no assurance that the delinquency, repossession and net loss experience on any Receivables Pool will be comparable to prior experience or to such information.


                    WEIGHTED AVERAGE LIFE OF THE SECURITIES

         The weighted average life of the Notes, if any, and the Certificates of any series will generally be influenced by the rate at which the principal balances of the related Receivables are paid, which payment may be in the form of scheduled amortization or prepayments. For this purpose, the term "prepayments" includes prepayments in full, partial prepayments (including those related to rebates of extended warranty contract costs and insurance premiums), liquidations due to default, as well as receipts of proceeds from physical damage, credit life and disability insurance policies and repurchases or purchases by the Seller or TMCC, as the case may be, of certain Receivables for administrative reasons or for breaches of representations and warranties. The term "weighted average life" means the average amount of time during which each dollar of principal of a Receivable is outstanding.

         All of the Receivables are prepayable at any time without penalty to the Obligor. However, partial prepayments on the Precomputed Receivables made be Obligors will not be distributed on the Distribution

Date following the Collection Period in which they were received but will be retained and applied towards payments due in one or more future Collection Periods. If prepayments in full are received on the Precomputed Receivables or if full or partial prepayments are received on the Simple Interest Receivables, the actual weighted average life of the Receivables may be shorter than the scheduled weighted average life of the Receivables set forth in the related Prospectus Supplement if calculated on the basis of the assumption that payments will be made as scheduled and that no such prepayments will be made. The rate of prepayment of automotive receivables is influenced by a variety of economic, social and other factors, including the fact that an Obligor generally may not sell or transfer the Financed Vehicle securing a Receivable without the consent of the Seller.

         No prediction can be made as to the rate of prepayment on the Receivables in either stable or changing interest rate environments. TMCC maintains limited records of the historical prepayment experience of the automobile retail installment sales contracts included in its portfolio and is not aware of any publicly available industry statistics for the entire industry on an aggregate basis that set forth principal prepayment experience for retail installment sales contracts similar to the Receivables over an extended period of time. TMCC believes that its prepayment experience is consistent with that generally found in the industry. However, no assurance can be given that prepayments on the Receivables will conform to historical experience and no prediction can be made as to the actual prepayment experience on the Receivables. The rate of prepayment on the Receivables may also be influenced by the structure of the related loan. In addition, under certain circumstances, the Seller will be obligated to repurchase Receivables from a given Trust pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement as a result of breaches of representations and warranties and the Servicer will be obligated to purchase Receivables from such Trust pursuant to such Sale and Servicing Agreement or Pooling and Servicing Agreement as a result of breaches of certain covenants. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables" and "--Servicing Procedures". See also "Description of the Transfer and Servicing Agreements--Termination" regarding the Servicer's option to purchase the Receivables from a given Trust and "--Insolvency Event" regarding the sale of the Receivables owned by a Trust that is not a grantor trust if an Insolvency Event with respect to the Seller occurs. Any reinvestment risk resulting from the rate of prepayments of the Receivables and the distribution of such prepayments to Certificateholders will be borne entirely by the Certificateholders. In addition, early retirement of the Certificates may be effected by the exercise of the option of the Seller or the Servicer, or any successor to the Servicer, to purchase all of the Receivables remaining in the Trust when the Pool Balance is 10% or less of the Cutoff Date Pool Balance.

         In addition, pursuant to agreements between TMCC and the Dealers, each Dealer is obligated, after purchase by TMCC of retail installment sales contracts from such Dealer, to repurchase from TMCC contracts which do not meet certain representations and warranties made by such Dealer (such Dealer repurchase obligations are referred to herein as "Dealer Recourse"). Such representations and warranties relate primarily to the origination of the contracts and the perfection of the security interests in the related financed vehicles, and do not typically relate to the creditworthiness of the related obligors or the collectability of such contracts. Although the Dealer agreements with respect to the Receivables will not be assigned to the Trustee, the related Sale and Servicing Agreement or Pooling and Servicing Agreement will require that any recovery by TMCC in respect of any Receivable pursuant to any Dealer Recourse be deposited in the related Collection Account in satisfaction of TMCC's repurchase obligations under the Agreement. The sales by the Dealers of installment sales contracts to TMCC do not generally provide for recourse against the Dealers for unpaid amounts in the event of a default by an obligor thereunder, other than in connection with the breach of the foregoing representations and warranties. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables" and "--Servicing Procedures".

See also "Description of the Transfer and Servicing Agreements--Termination" regarding the Servicer's option to purchase the Receivables from a given Trust and "--Insolvency Event" regarding the sale of the Receivables owned by a Trust that is not a grantor trust if an Insolvency Event with respect to the Seller occurs.

         In light of the above considerations, there can be no assurance as to the amount of principal payments to be made on the Notes, if any, or the Certificates of a given series on each Distribution Date, since such amount will depend, in part, on the amount of principal collected on the related Receivables Pool during the applicable Collection Period. No prediction can be made as to the actual prepayment experience on the Receivables, and any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables will be borne entirely by the Noteholders, if any, and the Certificateholders of a given series.

         The related Prospectus Supplement may set forth certain additional information with respect to the maturity and prepayment considerations applicable to the particular Receivables Pool and the related series of Securities.


                      POOL FACTORS AND TRADING INFORMATION

         The "Note Pool Factor" for each class of Notes will be a seven-digit decimal which the Servicer will compute prior to each distribution with respect to such class of Notes indicating the remaining outstanding principal balance of such class of Notes, as of the applicable Distribution Date (after giving effect to payments to be made on such Distribution Date), as a fraction of the initial outstanding principal balance of such class of Notes. The "Certificate Pool Factor" for each class of Certificates will be a seven-digit decimal which the Servicer will compute prior to each distribution with respect to such class of Certificates indicating the remaining Certificate Balance of such class of Certificates, as of the applicable Distribution Date (after giving effect to distributions to be made on such Distribution Date), as a fraction of the initial Certificate Balance of such class of Certificates. Each Note Pool Factor and each Certificate Pool Factor will initially be 1.0000000 and thereafter will decline to reflect reductions in the outstanding principal balance of the applicable class of Notes, or the reduction of the Certificate Balance of the applicable class of Certificates, as the case may be. A Noteholder's portion of the aggregate outstanding principal balance of the related class of Notes is the product of (i) the original denomination of such Noteholder's Note and (ii) the applicable Note Pool Factor. A Certificateholder's portion of the aggregate outstanding Certificate Balance for the related class of Certificates is the product of (a) the original denomination of such Certificateholder's Certificate and (b) the applicable Certificate Pool Factor.

         Unless otherwise provided in the related Prospectus Supplement with respect to each Trust, the Noteholders, if any, and the Certificateholders will receive reports on or about each Distribution Date concerning (i) with respect to the Collection Period immediately preceding such Distribution Date, payments received on the Receivables, the Pool Balance (as such term is defined in the related Prospectus Supplement, the "Pool Balance"), each Certificate Pool Factor or Note Pool Factor, as applicable, and various other items of information, and (ii) with respect to the Collection Period second preceding such Distribution Date, as applicable, amounts allocated or distributed on the preceding Distribution Date and any reconciliation of such amounts with information provided by the Servicer prior to such current Distribution Date. In addition, Securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Certain Information Regarding the Securities--Reports to Securityholders".

                                USE OF PROCEEDS

         Unless otherwise provided in the related Prospectus Supplement, the net proceeds from the sale of the Securities of a given series will be applied by the applicable Trust (i) to the purchase of the Receivables from the Seller,
(ii) to make the initial deposit into the Reserve Fund, if any, and (iii) to make the required initial deposit into the Yield Maintenance Account, if any. Unless otherwise specified in the related Prospectus Supplement, the Seller will use that portion of such net proceeds paid to it with respect to any such Trust for general corporate purposes.


                                   THE SELLER

         The Seller was incorporated in the State of California on June 24, 1993, as a wholly owned, limited purpose subsidiary of TMCC. The principal executive offices of the Seller are located at 19001 South Western Avenue, Torrance, California 90509 and its telephone number is (310) 618-4000.

         The Seller was organized primarily for the purpose of acquiring installment sales contracts similar to the Receivables and associated rights from TMCC, causing the issuance of certificates similar to the Certificates and engaging in related transactions. The Seller's articles of incorporation limit the activities of the Seller to the foregoing purposes and to any activities incidental to and necessary for such purposes.

         The Seller will warrant to each Trust in the related Sale and Servicing Agreement or Pooling and Servicing Agreement that the sale of the applicable Receivables by the Seller to such Trust is a valid sale of such Receivables to such Trust. In addition, the Seller and such Trust will treat the transactions described herein and in the related Prospectus Supplement as a sale of such Receivables to such Trust and the Seller will take all actions that are required to perfect the Trust's ownership interest in such Receivables. Notwithstanding the foregoing, if the Seller were to become a debtor in a bankruptcy case and a creditor or trustee in bankruptcy of such debtor or such debtor itself were to take the position that the sale of Receivables to a Trust should instead be treated as a pledge of such Receivables to secure a borrowing of such debtor, then delays in payments of collections of such Receivables could occur or (should the court rule in favor of any such trustee, debtor or creditor) reductions in the amount of such payments could result. If the transfer of Receivables to a Trust is treated as a pledge instead of a sale, a tax or government lien on the property of the Seller arising before the transfer of Receivables to such Trust may have priority over such Trust's interest in such Receivables. If the transactions contemplated herein are treated as a sale, the Receivables would not be part of the Seller's bankruptcy estate and would not be available to the Seller's creditors.


                                  THE SERVICER

         Toyota Motor Credit Corporation ("TMCC") was incorporated in California on October 4, 1982, and commenced operations in May 1983. At March 31, 1996, TMCC had 34 branches in various locations in the United States. In addition to the Seller, TMCC has four wholly owned subsidiaries engaged in the insurance business. TMCC and its subsidiaries are collectively referred to as "TMCC". TMCC's address is 19001 South Western Avenue, Torrance, California 90509.

         TMCC's primary business is providing retail leasing, retail and wholesale financing and certain other financial services to authorized Toyota and Lexus vehicle and Toyota industrial equipment dealers and their customers in the United States (excluding Hawaii). TMCC is a wholly owned subsidiary of Toyota Motor Sales, U.S.A., Inc. ("TMS"), which is primarily engaged in the wholesale distribution of automobiles, light duty trucks, industrial equipment and related replacement parts and accessories throughout the United States (excluding Hawaii). Substantially all of TMS's products are either manufactured by its affiliates or are purchased from Toyota Motor Corporation, the parent of TMS, or its affiliates.

UNDERWRITING OF MOTOR VEHICLE LOANS

         TMCC purchases automobile and/or light duty truck retail installment sales contracts from approximately 1,300 Toyota and Lexus Dealers located throughout the United States, excluding Hawaii. Underwriting of such retail installment sales contracts is performed by each branch using similar underwriting standards. The receivables were originated by Dealers in accordance with TMCC's requirements under existing agreements with such Dealers and were purchased in accordance with TMCC's underwriting standards which emphasize, among other factors, the applicant's willingness and ability to pay and the value of the vehicle to be financed.

         Applications received from Dealers must be signed by the applicant and must contain, among other information, the applicant's name, address, residential status, source and amount of monthly income and amount of monthly rent or mortgage payment. Upon receipt of the above information, TMCC obtains a credit report from an independent credit bureau.

         The credit decision is influenced by the applicant's credit score as obtained from a statistically derived credit scoring process and other considerations. The credit scoring process considers credit bureau, application and contract information. Other considerations include ratios such as car payment to income and total debt payments to total income. The final credit decision is made based upon the degree of credit risk perceived and the amount of credit requested.

         TMCC's retail installment sales contracts require obligors to maintain specific levels of physical damage insurance during the term of the contract. At the time of purchase, an obligor signs a statement indicating he has or will have in effect the levels of insurance required by TMCC and provides the name and address of his insurance company and agent. Obligors are generally required to provide TMCC with evidence of compliance with the foregoing insurance requirements.

SERVICING OF MOTOR VEHICLE LOANS

         Each branch services the loans it originates using the same servicing system and procedures. TMCC considers an obligor to be past due if less than 90% of a regularly scheduled payment is received by the due date. At 12 days past due a notice is sent to the obligor and at 26 days past due TMCC attempts to contact the obligor by telephone. TMCC utilizes an on-line collection system in support of its collection efforts. TMCC generally begins repossession efforts no later than 60 days past due. Repossessed vehicles are held in inventory to comply with statutory requirements and then sold. Any deficiencies remaining after sale or after full charge-off are pursued by TMCC to the extent practical and legally permitted. See "Certain Legal Aspects of the Receivables--Deficiency Judgments and Excess Proceeds". Collections of deficiencies are administered at a centralized facility.

                            DESCRIPTION OF THE NOTES

GENERAL

         With respect to each Trust that issues Notes, one or more classes of Notes of the related series will be issued pursuant to the terms of an Indenture, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes and the Indenture.

         Unless otherwise specified in the related Prospectus Supplement, each class of Notes will initially be represented by one or more Notes, in each case registered in the name of the nominee of DTC (together with any successor depository selected by the Trust, the "Depository") except as set forth below. Unless otherwise specified in the related Prospectus Supplement, the Notes will be available for purchase in denominations of $1,000 and integral multiples thereof in book-entry form only. The Seller has been informed by DTC that DTC's nominee will be Cede, unless another nominee is specified in the related Prospectus Supplement. Accordingly, such nominee is expected to be the holder of record of the Notes of each class. Unless and until Definitive Notes are issued under the limited circumstances described herein or in the related Prospectus Supplement, no Noteholder will be entitled to receive a physical certificate representing a Note. All references herein and in the related Prospectus Supplement to actions by Noteholders refer to actions taken by DTC upon instructions from its participating organizations (the "DTC Participants") and all references herein and in the related Prospectus Supplement to distributions, notices, reports and statements to Noteholders refer to distributions, notices, reports and statements to DTC or its nominee, as the registered holder of the Notes, for distribution to Noteholders in accordance with DTC's procedures with respect thereto. See "Certain Information Regarding the Securities--Book-Entry Registration" and "--Definitive Securities".

PRINCIPAL AND INTEREST ON THE NOTES

         The timing and priority of payment, seniority, allocations of losses, Interest Rate and amount of or method of determining payments of principal and interest on each class of Notes of a given series will be described in the related Prospectus Supplement. The right of holders of any class of Notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of Notes of such series, as described in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, payments of interest on the Notes of such series will be made prior to payments of principal thereon. To the extent provided in the related Prospectus Supplement, a series may include one or more classes of Strip Notes entitled to (i) principal payments with disproportionate, nominal or no interest payments or (ii) interest payments with disproportionate, nominal or no principal payments. Each class of Notes may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate (and which may be zero for certain classes of Strip Notes), or any combination of the foregoing. The related Prospectus Supplement will specify the Interest Rate for each class of Notes of a given series or the method for determining such Interest Rate. See also "Certain Information Regarding the Securities--Fixed Rate Securities" and "--Floating Rate Securities". One or more classes of Notes of a series may be redeemable in whole or in part under the circumstances specified in the related Prospectus Supplement, including as a result of the Servicer's exercising its option to purchase the related Receivables Pool.

         To the extent specified in any Prospectus Supplement, one or more classes of Notes of a given series may have fixed principal payment schedules, as set forth in such Prospectus Supplement; Noteholders of such Notes would be entitled to receive as payments of principal on any given Distribution Date the applicable amounts set forth on such schedule with respect to such Notes, in the manner and to the extent set forth in the related Prospectus Supplement.

         Unless otherwise specified in the related Prospectus Supplement, payments to Noteholders of all classes within a series in respect of interest will have the same priority. Under certain circumstances, the amount available for such payments could be less than the amount of interest payable on the Notes on any of the dates specified for payments in the related Prospectus Supplement (each, a "Distribution Date"), in which case each class of Noteholders will receive its ratable share (based upon the aggregate amount of interest due to such class of Noteholders) of the aggregate amount available to be distributed in respect of interest on the Notes of such series. See "Description of the Transfer and Servicing Agreements--Distributions" and "--Credit and Cash Flow Enhancement".

         In the case of a series of Notes which includes two or more classes of Notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination thereof, of each such class will be set forth in the related Prospectus Supplement. Payments in respect of principal and interest of any class of Notes will be made on a pro rata basis among all the Noteholders of such class.

THE INDENTURE

         Modification of Indenture. With respect to each Trust that has issued Notes pursuant to an Indenture, the Trust and the Indenture Trustee may, with the consent of the holders of a majority of the outstanding Notes of the related series, execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the related Indenture, or modify (except as provided below) in any manner the rights of the related Noteholders.

         Unless otherwise specified in the related Prospectus Supplement with respect to a series of Notes, without the consent of the holder of each such outstanding Note affected thereby no supplemental indenture will: (i) change the due date of any installment of principal of or interest on any such Note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment where or the coin or currency in which any such Note or any interest thereon is payable;
(ii) impair the right to institute suit for the enforcement of certain provisions of the related Indenture regarding payment; (iii) reduce the percentage of the aggregate amount of the outstanding Notes of such series, the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the related Indenture or of certain defaults thereunder and their consequences as provided for in such Indenture; (iv) modify or alter the provisions of the related Indenture regarding the voting of Notes held by the applicable Trust, any other obligor on such Notes, the Seller or an affiliate of any of them; (v) reduce the percentage of the aggregate outstanding amount of such Notes, the consent of the holders of which is required to direct the related Indenture Trustee to sell or liquidate the Receivables if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes of such series; (vi) decrease the percentage of the aggregate principal amount of such Notes required to amend the sections of the related Indenture which specify the applicable percentage of aggregate principal amount of the Notes of such series necessary to amend such Indenture or certain other related agreements; or (vii) permit the creation of any lien ranking prior to or on a parity with the lien of the related Indenture with respect to any of the collateral for such Notes or, except as otherwise permitted or contemplated in such Indenture, terminate the lien of such Indenture on any such collateral or deprive the holder of any such Note of the security afforded by the lien of such Indenture.

         Unless otherwise provided in the applicable Prospectus Supplement, the Trust and the applicable Indenture Trustee may also enter into supplemental indentures, without obtaining the consent of the Noteholders of the related series, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the related Indenture or of modifying in any manner the rights of such Noteholders; provided that such action will not materially and adversely affect the interest of any such Noteholder.

         Events of Default; Rights upon Event of Default. With respect to the Notes of a given series, unless otherwise specified in the related Prospectus Supplement, "Events of Default" under the related Indenture will consist of:
(i) a default for five days or more in the payment of any interest on any such Note; (ii) a default in the payment of the principal of or any installment of the principal of any such Note when the same becomes due and payable; (iii) a default in the observance or performance of any covenant or agreement of the applicable Trust made in the related Indenture and the continuation of any such default for a period of 90 days after notice thereof is given to such Trust by the applicable Indenture Trustee or to such Trust and such Indenture Trustee by the holders of at least 25% in principal amount of such Notes then outstanding acting together as a single class; (iv) any representation or warranty made by such Trust in the related Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, and such breach not having been cured within 30 days after notice thereof is given to such Trust by the applicable Indenture Trustee or to such Trust and such Indenture Trustee by the holders of at least 25% in principal amount of such Notes then outstanding acting together as a single class; or (v) certain events of bankruptcy, insolvency, receivership or liquidation of the applicable Trust. However, the amount of principal required to be paid to Noteholders of such series under the related Indenture will generally be limited to amounts available to be deposited in the Collection Account. Therefore, unless otherwise specified in the related Prospectus Supplement, the failure to pay principal on a class of Notes generally will not result in the occurrence of an Event of Default until the final scheduled Distribution Date for such class of Notes.

         If an Event of Default should occur and be continuing with respect to the Notes of any series, the related Indenture Trustee or holders of a majority in principal amount of such Notes then outstanding may declare the principal of such Notes to be immediately due and payable. Unless otherwise specified in the related Prospectus Supplement, such declaration may, under certain circumstances, be rescinded by the holders of a majority in principal amount of such Notes then outstanding.

         If the Notes of any series are due and payable following an Event of Default with respect thereto, the related Indenture Trustee may institute proceedings to collect amounts due or foreclose on Trust property, exercise remedies as a secured party, sell the related Receivables or elect to have the applicable Trust maintain possession of such Receivables and continue to apply collections on such Receivables as if there had been no declaration of acceleration. Unless otherwise specified in the related Prospectus Supplement, however, such Indenture Trustee is prohibited from selling the related Receivables following an Event of Default, other than a default in the payment of any principal of or a default for five days or more in the payment of any interest on any Note of such series, unless (i) the holders of all such outstanding Notes consent to such sale, (ii) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on such outstanding Notes at the date of such sale or (iii) such Indenture Trustee determines that the proceeds of Receivables would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such obligations had not been declared due and payable, and such Indenture Trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding amount of such Notes.

         Subject to the provisions of the applicable Indenture relating to the duties of the related Indenture Trustee, if an Event of Default occurs and is continuing with respect to a series of Notes, such Indenture Trustee will be under no obligation to exercise any of the rights or powers under such Indenture at the request or direction of any of the holders of such Notes, if such Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the related Indenture, the holders of a majority in principal amount of the outstanding Notes of a given series will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the applicable Indenture Trustee, and the holders of a majority in principal amount of such Notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of such Indenture that cannot be modified without the waiver or consent of all the holders of such outstanding Notes.

         Unless otherwise specified in the related Prospectus Supplement, no holder of a Note of any series will have the right to institute any proceeding with respect to the related Indenture, unless (i) such holder previously has given to the applicable Indenture Trustee written notice of a continuing Event of Default, (ii) the holders of not less than 25% in principal amount of the outstanding Notes of such series have made written request to such Indenture Trustee to institute such proceeding in its own name as Indenture Trustee,
(iii) such holder or holders have offered such Indenture Trustee reasonable indemnity, (iv) such Indenture Trustee has for 60 days failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to such Indenture Trustee during such 60-day period by the holders of a majority in principal amount of such outstanding Notes.

         In addition, each Indenture Trustee and the related Noteholders, by accepting the related Notes, will covenant that they will not at any time institute against the applicable Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

         With respect to any Trust, neither the related Indenture Trustee nor the related Trustee in its individual capacity, nor any holder of a Certificate representing an ownership interest in such Trust nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the related Notes or for the agreements of such Trust contained in the applicable Indenture.

         Certain Covenants. Each Indenture will provide that the related Trust may not consolidate with or merge into any other entity, unless (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia, (ii) such entity expressly assumes such Trust's obligation to make due and punctual payments upon the Notes of the related series and the performance or observance of every agreement and covenant of such Trust under the Indenture, (iii) no Event of Default shall have occurred and be continuing immediately after such merger or consolidation, (iv) such Trust has been advised that the rating of the Notes or the Certificates of such series then in effect would not be reduced or withdrawn by the Rating Agencies as a result of such merger or consolidation and (v) such Trust has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse tax consequence to the Trust or to any related Noteholder or Certificateholder.

         Each Trust will not, among other things, (i) except as expressly permitted by the applicable Indenture, the applicable Transfer and Servicing Agreements or certain related documents with respect to such Trust (collectively, the "Related Documents"), sell, transfer, exchange or otherwise dispose of any of the assets of such Trust, (ii) claim any credit on or make any deduction from the principal and interest payable in respect of the Notes of the related series (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of such Notes because of the payment of taxes levied or assessed upon such Trust, (iii) dissolve or liquidate in whole or in part, (iv) permit the validity or effectiveness of the related Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to such Notes under such Indenture except as may be expressly permitted thereby or (v) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of such Trust or any part thereof, or any interest therein or the proceeds thereof.

         No Trust may engage in any activity other than as specified under the section of the related Prospectus Supplement entitled "The Trust". No Trust will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related Notes and the related Indenture, pursuant to any Advances made to it by the Servicer or otherwise in accordance with the Related Documents.

         Annual Compliance Statement. Each Trust will be required to file annually with the related Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture.

         Indenture Trustee's Annual Report. The Indenture Trustee for each Trust will be required to mail each year to all related Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by such Trust to the applicable Indenture Trustee in its individual capacity, the property and funds physically held by such Indenture Trustee as such and any action taken by it that materially affects the related Notes and that has not been previously reported.

         Satisfaction and Discharge of Indenture. An Indenture will be discharged with respect to the collateral securing the related Notes upon the delivery to the related Indenture Trustee for cancellation of all such Notes or, with certain limitations, upon deposit with such Indenture Trustee of funds sufficient for the payment in full of all such Notes.

THE INDENTURE TRUSTEE

         The Indenture Trustee for a series of Notes will be specified in the related Prospectus Supplement. The Indenture Trustee for any series may resign at any time, in which event the Issuer will be obligated to appoint a successor thereto for such series. The Issuer or Administrator may also remove any such Indenture Trustee if such Indenture Trustee ceases to be eligible to continue as such under the related Indenture or if such Indenture Trustee becomes insolvent. In such circumstances, the Issuer will be obligated to appoint a successor thereto for the applicable series of Notes. Any resignation or removal of the Indenture Trustee and appointment of a successor thereto for any series of Notes will not become effective until acceptance of the appointment by such successor.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

         With respect to each Trust, one or more classes of Certificates of the related series will be issued pursuant to the terms of a Trust Agreement or a Pooling and Servicing Agreement, a form of each of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Certificates and the Trust Agreement or Pooling and Servicing Agreement, as applicable.

         Unless otherwise specified in the related Prospectus Supplement and except for the Certificates, if any, of a given series purchased by the Seller, each class of Certificates will initially be represented by one or more Certificates registered in the name of the nominee for DTC, except as set forth below. Unless otherwise specified in the related Prospectus Supplement and except for the Certificates, if any, of a given series purchased by the Seller, the Certificates will be available for purchase in minimum denominations of $1,000 and integral multiples thereof in book-entry form only. The Seller has been informed by DTC that DTC's nominee will be Cede, unless another nominee is specified in the related Prospectus Supplement. Accordingly, such nominee is expected to be the holder of record of the Certificates of any series that are not purchased by the Seller. Unless and until Definitive Certificates are issued under the limited circumstances described herein or in the related Prospectus Supplement, no Certificateholder (other than the Issuer) will be entitled to receive a physical certificate representing a Certificate. All references herein and in the related Prospectus Supplement to actions by Certificateholders refer to actions taken by DTC upon instructions from the Participants and all references herein and in the related Prospectus Supplement to distributions, notices, reports and statements to Certificateholders refer to distributions, notices, reports and statements given, made or sent to DTC or its nominee, as the case may be, as the registered holder of the Certificates, for distribution to Certificateholders in accordance with DTC's procedures with respect thereto. See "Certain Information Regarding the Securities--Book-Entry Registration" and "--Definitive Securities". Any Certificates of a given series owned by the Seller or its affiliates will be entitled to equal and proportionate benefits under the applicable Trust Agreement, except that such Certificates will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of Certificateholders have given any request, demand, authorization, direction, notice, consent or other action under the Related Documents (other than the commencement by the related Trust of a voluntary proceeding in bankruptcy as described under "Description of the Transfer and Servicing Agreements--Insolvency Event").

DISTRIBUTIONS OF PRINCIPAL AND INTEREST

         The timing and priority of distributions, seniority, allocations of losses, Pass Through Rate and amount of or method of determining distributions with respect to principal and interest of each class of Certificates will be described in the related Prospectus Supplement. Distributions of interest on such Certificates will be made on the dates specified in the related Prospectus Supplement (each, a "Distribution Date") and will be made prior to distributions with respect to principal of such Certificates. To the extent provided in the related Prospectus Supplement, a series may include one or more classes of Strip Certificates entitled to (i) distributions in respect of principal with disproportionate, nominal or no interest distributions or (ii) interest distributions with disproportionate, nominal or no distributions in respect of principal. Each class of Certificates may have a different Pass Through Rate, which may be a fixed, variable or adjustable Pass Through Rate (and which may be zero for certain classes of Strip Certificates) or any combination of the foregoing. The related Prospectus Supplement will specify the Pass Through Rate for each class of

Certificates of a given series or the method for determining such Pass Through Rate. See also "Certain Information Regarding the Securities--Fixed Rate Securities" and "--Floating Rate Securities". Unless otherwise provided in the related Prospectus Supplement, distributions in respect of the Certificates of a given series that includes Notes may be subordinate to payments in respect of the Notes of such series as more fully described in the related Prospectus Supplement. Distributions in respect of interest on and principal of any class of Certificates will be made on a pro rata basis among all the Certificateholders of such class.

         In the case of a series of Certificates which includes two or more classes of Certificates, the timing, sequential order, priority of payment or amount of distributions in respect of interest and principal, and any schedule or formula or other provisions applicable to the determination thereof, of each such class shall be as set forth in the related Prospectus Supplement.

         If and as provided in the related Prospectus Supplement, certain amounts remaining on deposit in the Collection Account after all required distributions to the related Securityholders have been made may be released to the Seller, TMCC or one or more third party credit or liquidity enhancement providers.

                  CERTAIN INFORMATION REGARDING THE SECURITIES

FIXED RATE SECURITIES

         Any class of Securities (other than certain classes of Strip Notes or Strip Certificates) may bear interest at a fixed rate per annum ("Fixed Rate Securities") or at a variable or adjustable rate per annum ("Floating Rate Securities"), as more fully described below and in the applicable Prospectus Supplement. Each class of Fixed Rate Securities will bear interest at the applicable per annum Interest Rate or Pass Through Rate, as the case may be, specified in the applicable Prospectus Supplement. Unless otherwise set forth in the applicable Prospectus Supplement, interest on each class of Fixed Rate Securities will be computed on the basis of a 360-day year of twelve 30-day months. See "Description of the Notes--Principal and Interest on the Notes" and "Description of the Certificates--Distributions of Principal and Interest".


FLOATING RATE SECURITIES

         Each class of Floating Rate Securities will bear interest during each applicable Interest Period at a rate per annum determined by reference to an interest rate basis (the "Base Rate"), plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, in each case as specified in the related Prospectus Supplement.

         The "Spread" is the number of basis points to be added to or subtracted from the related Base Rate applicable to such Floating Rate Securities. The "Spread Multiplier" is the percentage of the related Base Rate applicable to such Floating Rate Securities by which such Base Rate will be multiplied to determine the applicable interest rate on such floating Rate Securities. The "Index Maturity" is the period to maturity of the instrument or obligation with respect to which the Base Rate will be calculated.

         The applicable Prospectus Supplement will designate one of the following Base Rates as applicable to a given Floating Rate Security: (i) LIBOR (a "LIBOR Security"), (ii) the Commercial Paper Rate (a "Commercial Paper Rate Security"), (iii) the Treasury Rate (a "Treasury Rate Security"), (iv) the Federal Funds Rate (a "Federal Funds Rate Security"), (v) the CD Rate (a "CD Rate Security") or (vi) such other Base Rate as is set forth in such Prospectus Supplement. "H.15(519)" means the publication entitled

"Statistical Release H.15(519), Selected Interest Rates", or any successor publication, published by the Board of Governors of the Federal Reserve System. "Composite Quotations" means the daily statistical release entitled "Composite 3:30 p.m. Quotations for U.S. Government Securities" published by the Federal Reserve Bank of New York. "Interest Reset Date" will be the first day of the applicable Interest Reset Period, or such other day as may be specified in the related Prospectus Supplement with respect to a class of Floating Rate Securities.

         Each applicable Prospectus Supplement will specify whether the rate of interest on the related Floating Rate Securities will be reset daily, weekly, monthly, quarterly, semiannually, annually or such other specified period (each, an "Interest Reset Period") and the dates on which such Interest Rate will be reset (each, an "Interest Reset Date"). Unless otherwise specified in the applicable Prospectus Supplement, the Interest Reset Date will be, in the case of Floating Rate Securities which reset: (i) daily, each Business Day;
(ii) weekly, the Wednesday of each week (with the exception of weekly reset Treasury Rate Securities which will reset the Tuesday of each week, except as specified below); (iii) monthly, the third Wednesday of each month; (iv) quarterly, the third Wednesday of March, June, September and December of each year; (v) semiannually, the third Wednesday of the two months specified in the applicable Pricing Supplement; and (vi) annually, the third Wednesday of the month specified in the applicable Prospectus Supplement.

         Unless otherwise specified in the related Prospectus Supplement, if any Interest Reset Date for any Floating Rate Security would otherwise be a day that is not a Business Day, such Interest Reset Date will be postponed to the next succeeding day that is a Business Day, except that in the case of a Floating Rate Security as to which LIBOR is an applicable Base Rate, if such Business Day falls in the next succeeding calendar month, such Interest Reset Date will be the immediately preceding Business Day. "Business Day" means a day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, or Los Angeles, California are authorized or obligated by law, regulation, executive order or decree to be closed. Unless otherwise specified in the applicable Prospectus Supplement, with respect to Notes as to which LIBOR is an applicable Base Rate, the definition of Business Day will include all London Business Days. "London Business Day" means any day (a) if the Index Currency (as defined below) is other than the European Currency Unit ("ECU"), on which dealings in deposits in such Index Currency are transacted in the London interbank market or (b) if the Index Currency is the ECU, that is not designated as an ECU Non-Settlement Day by the ECU Banking Association in Paris or otherwise generally regarded in the ECU interbank market as a day on which payments on ECUs shall not be made.

         Unless otherwise specified in the related Prospectus Supplement, if any Distribution Date for any Floating Rate Security (other than the Final Distribution Date) would otherwise be a day that is not a Business Day, such Distribution Date will be the next succeeding day that is a Business Day except that in the case of a Floating Rate Security as to which LIBOR is the applicable Base Rate, if such Business Day falls in the next succeeding calendar month, such Distribution Date will be the immediately preceding Business Day. Unless otherwise specified in the related Prospectus Supplement, if the final Distribution Date of a Floating Rate Security falls on a day that is not a Business Day, the payment of principal, premium, if any, and interest will be made on the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after such Final Distribution Date.

         Except as otherwise specified in the applicable Prospectus Supplement, each Floating Rate Security will accrue interest on an "Actual/360" basis, an "Actual/Actual" basis, or a "30/360" basis, in each case as specified in the applicable Pricing Supplement. For Floating Rate Securities calculated on an Actual/360 basis and Actual/Actual basis, accrued interest for each Interest Period will be calculated by multiplying (i) the face amount of such Floating Rate Security, (ii) the applicable interest rate, and (iii) the actual number of days in the related Interest Period, and dividing the resulting product by 360 or 365, as applicable (or, with respect to an Actual/Actual basis Floating Rate Security, if any portion of the related Interest Period falls in a leap year, the product of (i) and (ii) above will be multiplied by the sum of (X) the actual 366 and (Y) the actual number of days in that portion of such Interest Period falling in a non-leap year divided by 365). For Floating Rate Securities calculated on a 30/360 basis, accrued interest for an Interest Period will be computed on the basis of a 360-day year of twelve 30-day months, irrespective of how many days are actually in such Interest Period. Unless otherwise specified in the related Prospectus Supplements, with respect to any Floating Rate Security that accrues interest on a 30/360 basis, if any Distribution Date including the related Final Distribution Date falls on a day that is not a Business Day, the related payment of principal or interest will be made on the next succeeding Business Day as if made on the date such payment was due, and no interest will accrue on the amount so payable for the period from and after such Distribution Date. The "Interest Period" with respect to any class of Floating Rate Securities will be set forth in the related Prospectus Supplement.

         As specified in the applicable Prospectus Supplement, Floating Rate Securities of a given class may also have either or both of the following (in each case expressed as a rate per annum): (i) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period and (ii) a minimum limitation, or floor, on the rate at which interest may accrue during any interest period. In addition to any maximum interest rate that may be applicable to any class of Floating Rate Securities, the interest rate applicable to any class of Floating Rate Securities will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application.

         Each Trust with respect to which a class of Floating Rate Securities will be issued will appoint, and enter into agreements with, a calculation agent (each, a "Calculation Agent") to calculate interest rates on each such class of Floating Rate Securities issued with respect thereto. The applicable Prospectus Supplement will set forth the identity of the Calculation Agent for each such class of Floating Rate Securities of a given series, which may be the related Trustee or Indenture Trustee with respect to such series. All determinations of interest by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of Floating Rate Securities of a given class. Unless otherwise specified in the applicable Prospectus Supplement, all percentages resulting from any calculation on Floating Rate Securities will be rounded to the nearest one hundred-thousandth of a percentage point, with five one millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from such calculation on Floating Rate Securities will be rounded to the nearest cent (with one-half cent being rounded upward).

         CD Rate Securities. Each CD Rate Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the CD Rate and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

         Unless otherwise specified in the applicable Prospectus Supplement, the "CD Rate" for each Interest Reset Period shall be the rate as of the second business day prior to the Interest Reset Date for such Interest Reset Period (a "CD Rate Determination Date") for negotiable certificates of deposit having the Index Maturity designated in the applicable Prospectus Supplement as published in H.15(519) under the heading "CDs (Secondary Market)". In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such CD Rate Determination Date, then the "CD Rate" for such Interest Reset Period will be the rate on such CD Rate Determination Date for negotiable certificates of deposit of the Index Maturity designated in the applicable Prospectus Supplement as published in Composite Quotations under the heading "Certificates of Deposit". If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "CD Rate" for such Interest Reset Period will be calculated by the Calculation Agent for such CD Rate Security and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such CD Rate Determination Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for such CD Rate Security for negotiable certificates of deposit of major United States money market banks with a remaining maturity closest to the Index Maturity designated in the related Prospectus Supplement in an amount that is representative for a single transaction in that market at that time; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the "CD Rate" for such Interest Reset Period will be the same as the CD Rate for the immediately preceding Interest Reset Period.

         The "Calculation Date" pertaining to any CD Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such CD Rate Determination Date or, if such day is not a business day, the next succeeding business day or (b) the Business Day preceding the applicable Distribution Date.

         Commercial Paper Rate Securities. Each Commercial Paper Rate Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Commercial Paper Rate and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

         Unless otherwise specified in the applicable Prospectus Supplement, the "Commercial Paper Rate" for each Interest Reset Period will be determined by the Calculation Agent for such Commercial Paper Rate Security as of the second business day prior to the Interest Reset Date for such Interest Reset Period (a "Commercial Paper Rate Determination Date") and shall be the Money Market Yield (as defined below) on such Commercial Paper Rate Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable Prospectus Supplement, as published by the Board of Governors of the Federal Reserve System in H.15(519) under the heading "Commercial Paper" (with an Index Maturity of one month or three months being deemed to be equivalent to an Index Maturity of 30 days or 90 days, respectively). In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such Commercial Paper Rate Determination Date, then the "Commercial Paper Rate" for such Interest Reset Period shall be the Money Market Yield on such Commercial Paper Rate Determination Date of the rate for commercial paper of the specified Index Maturity as published in Composite Quotations under the heading "Commercial Paper". If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "Commercial Paper Rate" for such Interest Reset Period shall be the Money Market Yield of the arithmetic mean of the offered rates, as of 11:00 a.m., New York City time, on such Commercial Paper Rate Determination Date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for such Commercial Paper Rate Security for commercial paper of the specified Index Maturity placed for an industrial issuer whose bonds are rated "AA" or the equivalent by a nationally recognized rating agency; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the "Commercial Paper Rate" for such Interest Reset Period will be the same as the Commercial Paper Rate for the immediately preceding Interest Reset Period.

         "Money Market Yield" means a yield (expressed as a percentage rounded upward to the nearest one hundred-thousandth of a percentage point) calculated in accordance with the following formula:

            Money Market Yield    =         D  X  360         X  100
                                         ---------------
                                         360 - (D  X  M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the Interest Period for which interest is being calculated.

The "Calculation Date" pertaining to any Commercial Paper Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such Commercial Paper Rate Determination Date or, if such day is not a business day, the next succeeding business day or (b) the second business day preceding the related Distribution Date.

         Federal Funds Rate Securities. Each Federal Funds Rate Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Federal Funds Rate and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

         Unless otherwise specified in the applicable Prospectus Supplement, the "Federal Funds Rate" for each Interest Reset Period shall be the effective rate on the Interest Reset Date for such Interest Reset Period (a "Federal Funds Rate Determination Date") for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)". In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such Federal Funds Rate Determination Date, the "Federal Funds Rate" for such Interest Reset Period shall be the rate on such Federal Funds Rate Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate". If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "Federal Funds Rate" for such Interest Reset Period shall be calculated by the Calculation Agent for such Federal Funds Rate Securities and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of federal funds transactions in The City of New York selected by the Calculation Agent prior to 9:00 A.M., New York City time on such Federal Funds Rate Interest Determination Date; provided, however that if the brokers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate with respect to such Federal Funds Rate Interest Determination Date will be the Federal Funds Rate in effect for the preceding Interest Reset Period.

         The "Calculation Date" pertaining to any Federal Funds Rate Determination Date shall be the next succeeding Business Day.

         LIBOR Securities. Each LIBOR Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to LIBOR and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

         Unless otherwise specified in the applicable Prospectus Supplement, with respect to LIBOR indexed to the offered rates for U.S. dollar deposits, "LIBOR" for each Interest Reset Period will be determined by the Calculation Agent for any LIBOR Security as follows:

                 (i) On the second London Banking Day prior to the Interest Reset Date for such Interest Reset Period (a "LIBOR Determination Date"), the Calculation Agent for such LIBOR Security will determine the arithmetic mean of the offered rates for deposits in U.S. dollars for the period of the Index Maturity specified in the applicable Prospectus Supplement, as either (a) if "LIBOR Reuters" is specified in the applicable Prospectus Supplement, the arithmetic mean of the offered rates (unless the specified Designated LIBOR Page (as defined below) by its terms provides only for a single rate, in which case such single rate shall be used) for deposits in the Index Currency (as defined below) having the Index Maturity designated in the applicable Prospectus Supplement, commencing on the second London Business Day immediately following that LIBOR Determination Date, that appear on the Designated LIBOR Page specified in the applicable Prospectus Supplement as of 11:00 A.M. London time, on that LIBOR Determination Date, if at least two such offered rates appear (unless, as aforesaid, only a single rate is required) on such Designated LIBOR Page, or (b) if "LIBOR Telerate" is specified in the applicable Prospectus Supplement, the rate for deposits in the Index Currency having the Index Maturity designated in the applicable Prospectus Supplement commencing on the second London Business Day immediately following that LIBOR Determination Date that appears on the Designated LIBOR Page specified in the applicable Prospectus Supplement as of 11:00 A.M. London time, on that LIBOR Determination Date. If fewer than two offered rates appear, or no rate appears, as applicable, LIBOR in respect of the related LIBOR Determination Date will be determined as if the parties had specified the rate described in clause (ii) below.

                 (ii) With respect to a LIBOR Determination Date on which fewer than two offered rates appear, or no rate appears, as the case may be, on the applicable Designated LIBOR Page as specified in clause
         (i) above, the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in the Index Currency for the period of the Index Maturity designated in the applicable Prospectus Supplement, commencing on the second London Business Day immediately following such LIBOR Determination Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such LIBOR Determination Date and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time. If at least two such quotations are provided, LIBOR determined on such LIBOR Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR determined on such LIBOR Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., (or such other time specified in the applicable Prospectus Supplement), in the applicable Principal Financial Center (as defined below), on such LIBOR Determination Date by three major banks in such Principal Financial Center selected by the Calculation Agent for loans in the Index Currency to leading European banks, having the Index Maturity designated in the applicable Prospectus Supplement and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time; provided, however, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR determined on such LIBOR Determination Date will be LIBOR in effect for the preceding Interest Reset Period.

         "Index Currency" means the currency (including composite currencies) specified in the applicable Prospectus Supplement as the currency for which LIBOR shall be calculated. If no such currency is specified in the applicable Prospectus Supplement, the Index Currency shall be U.S. dollars.

         "Designated LIBOR Page" means either (a) if "LIBOR Reuters" is designated in the applicable Pricing Supplement, the display on the Reuters Monitor Money Rates Services on the page designated in the applicable Prospectus Supplement (or such other page as may replace such designated page on that service for the purpose of displaying London interbank rates of major banks) for the applicable Index Currency, or (b) if "LIBOR Telerate" is designated in the applicable Prospectus Supplement, the display on the Dow Jones Telerate Service on the page designated in the applicable Prospectus Supplement (or such other page as may replace such designated page on that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for the related Index Currency) for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency. If neither LIBOR Reuters nor LIBOR Telerate is specified in the applicable Prospectus Supplement, LIBOR for the applicable Index Current will be determined as if LIBOR Telerate (and, if the U.S. dollar is the Index Currency, page 3750) had been specified.

         "Principal Financial Center" will generally be the capital city of the country of the specified Index Currency, except that with respect to U.S. dollars, Deutsche marks, Italian lira, Swiss francs, Dutch guilders and ECUs, the Principal Financial Center shall be The City of New York, Frankfurt, Milan, Zurich, Amsterdam and Luxembourg, respectively.

         Treasury Rate Securities. Each Treasury Rate Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Treasury Rate and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement determined on the "Treasury Rate Determination Date" specified in such Prospectus Supplement.

         Unless otherwise specified in the applicable Prospectus Supplement, the "Treasury Rate" for each Interest Period will be the rate for the most recent auction of direct obligations of the United States ("Treasury bills") having the Index Maturity specified in the applicable Prospectus Supplement, as such rate shall be published in H.15(519) under the heading "U.S. Government Securities--Treasury bills--auction average (investment)" or, in the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such Treasury Rate Determination Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury bills having the specified Index Maturity are not published or reported as provided above by 3:00 p.m., New York City time, on such Calculation Date, or if no such auction is held in a particular week, then the "Treasury Rate" for such Interest Reset Period will be the rate published in H.15(510) under the heading "U.S. Government Securities--Treasury Bills--Secondary Market" (expressed as a bond equivalent yield on the basis of a 365 or 366 day year, as applicable, on a daily basis), or if not published by 3:00 P.M. New York City time on the related Calculation Date, the Treasury Rate will be calculated by the Calculation Agent for such Treasury Rate Security and shall be the yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time on such Treasury Rate Determination Date, of three leading primary United States government securities dealers selected by such Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the specified Index Maturity; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting bid rates as mentioned in this sentence, then the "Treasury Rate" for such Interest Reset Period will be the same as the Treasury Rate for the immediately preceding Interest Reset Period.

         The "Calculation Date" pertaining to any Treasury Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such Treasury Rate Determination Date or, if such a day is not a business day, the next succeeding business day or (b) the second business day preceding the date any payment is required to be made for any period following the applicable Interest Reset Date.

INDEXED SECURITIES

         To the extent so specified in any Prospectus Supplement, any class of Securities of a given series may consist of Securities ("Indexed Securities") in which the principal amount payable on the final Distribution Date for such class (the "Indexed Principal Amount") and/or the interest payable on any Distribution Date is determined by reference to a measure (the "Index") which will be related to the exchange rates of one or more currencies or composite currencies (the "Index Currencies"); the price or prices of specified commodities; or specified stocks, which may be based on U.S. or foreign stocks, on specified dates specified in the applicable Prospectus Supplement, or such other price, interest rate, exchange rate or other financial index or indices as are described in the applicable Prospectus Supplement. Holders of Indexed Securities may receive a principal amount on the related final Distribution Date that is greater than or less than the face amount of the Indexed Securities depending upon the relative value on the related final Distribution Date of the specified indexed item. Information as to the method for determining the principal amount payable on the related final Distribution Date, if any, and, where applicable, certain historical information with respect to the specific indexed item or items and special tax considerations associated with investment in Indexed Securities, will be set forth in the applicable Prospectus Supplement. Notwithstanding anything to the contrary herein, for purposes of determining the rights of a holder of a Security indexed as to principal in respect of voting for or against amendments to the related Trust Agreement or Indenture, as the case may be, and modifications and the waiver of rights thereunder, the principal amount of such Indexed Security shall be deemed to be the face amount thereof upon issuance.

         If the determination of the Indexed Principal Amount of an Indexed Security is based on an Index calculated or announced by a third party and such third party either suspends the calculation or announcement of such Index or changes the basis upon which such Index is calculated (other than changes consistent with policies in effect at the time such Indexed Security was issued and permitted changes described in the applicable Prospectus Supplement), then such Index shall be calculated for purposes of such Indexed Security by an independent calculation agent named in the applicable Prospectus Supplement on the same basis, and subject to the same conditions and controls, as applied to the original third party. If for any reason such Index cannot be calculated on the same basis and subject to the same conditions and controls as applied to the original third party, then the Indexed Principal Amount of such Indexed Security shall be calculated in the manner set forth in the applicable Prospectus Supplement. Any determination of such independent calculation agent shall, in the absence of manifest error, be binding on all parties.

         The applicable Prospectus Supplement will describe whether the principal amount of the related Indexed Security, if any, that would be payable upon redemption or repayment prior to the applicable final scheduled Distribution Date will be the Face Amount of such Indexed Security, the Indexed Principal Amount of such Indexed Security at the time of redemption or repayment or another amount described in such Prospectus Supplement.

BOOK-ENTRY REGISTRATION

         Unless otherwise specified in the related Prospectus Supplement, each class of Securities offered hereby will be represented by one or more certificates registered in the name of Cede, as nominee of DTC. Unless otherwise specified in the related Prospectus Supplement, Securityholders may hold beneficial interests in Securities through DTC (in the United States) or Cedel or Euroclear (in Europe) directly if they are participants of such systems, or indirectly through organizations which are participants in such systems.

         No Securityholder will be entitled to receive a certificate representing such person's interest in the Securities, except as set forth below. Unless and until Securities of a class are issued in fully registered certificated form ("Definitive Securities") under the limited circumstances described below, all references herein to actions by Noteholders, Certificateholders or Securityholders shall refer to actions taken by DTC upon instructions from DTC Participants, and all references herein to distributions, notices, reports and statements to Noteholders, Certificateholders or Securityholders shall refer to distributions, notices, reports and statements to Cede, as the registered holder of the Securities, for distribution to Securityholders in accordance with DTC procedures. As such, it is anticipated that the only Noteholder, Certificateholder or Securityholder will be Cede, as nominee of DTC. Securityholders will not be recognized by the related Trustee as Noteholders, Certificateholders or Securityholders as such terms will be used in the relevant agreements, and Securityholders will only be permitted to exercise the rights of holders of Securities of the related class indirectly through DTC and DTC Participants, as further described below.

         Cedel and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in their respective names on the books of their respective Depositaries which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

         Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary. However, each such cross-market transaction will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

         Because of time-zone differences, credits of securities received in Cedel or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Cedel participant on such business day. Cash received in Cedel or Euroclear as a result of sales of Securities by or through a Cedel Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.

         DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participating members ("DTC Participants") and to facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations which may include underwriters, agents or dealers with respect to the Securities of any class or series. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly (the "Indirect DTC Participants"). The rules applicable to DTC and DTC Participants are on file with the Commission.

         Unless otherwise specified in the related Prospectus Supplement, Securityholders that are not DTC Participants or Indirect DTC Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Securities may do so only through DTC Participants and Indirect DTC Participants. DTC Participants will receive a credit for the Securities on DTC's records. The ownership interest of each Securityholder will in turn be recorded on respective records of the DTC Participants and Indirect DTC Participants. Securityholders will not receive written confirmation from DTC of their purchase, but Securityholders are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC Participant or Indirect DTC Participant through which the Securityholder entered into the transaction. Transfers of ownership interests in the Securities of any class will be accomplished by entries made on the books of DTC Participants acting on behalf of Securityholders.

         To facilitate subsequent transfers, all Securities deposited by DTC Participants with DTC will be registered in the name of Cede, a nominee of DTC. The deposit of Securities with DTC and their registration in the name of Cede will effect no change in beneficial ownership. DTC will have no knowledge of the actual Securityholders and its records will reflect only the identity of the DTC Participants to whose accounts such Securities are credited, which may or may not be the Securityholders. DTC Participants and Indirect DTC Participants will remain responsible for keeping account of their holdings on behalf of their customers. While the Securities of a Series are held in book-entry form, Securityholders will not have access to the list of Securityholders of such Series, which may impede the ability of Securityholders to communicate with each other.

         Conveyance of notices and other communications by DTC to DTC Participants, by DTC Participants to Indirect DTC Participants and by DTC Participants and Indirect DTC Participants to Securityholders will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among DTC Participants on whose behalf it acts with respect to the Securities and is required to receive and transmit distributions of principal of and interest on the Securities. DTC Participants and Indirect DTC Participants with which Securityholders have accounts with respect to the Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Securityholders.

         DTC's practice is to credit DTC Participants' accounts on each Distribution Date in accordance with their respective holdings shown on its records, unless DTC has reason to believe that it will not receive payment on such Distribution Date. Payments by DTC Participants and Indirect DTC Participants to Securityholders will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such DTC Participant and not of DTC, the related Indenture Trustee or Trustee (or any paying agent appointed thereby), the Seller or the Servicer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal of and interest on each class of Securities to DTC will be the responsibility of the related Indenture Trustee or Trustee (or any paying agent), disbursement of such payments to DTC Participants will be the responsibility of DTC and disbursement of such payments to the related Securityholders will be the responsibility of DTC Participants and Indirect DTC Participants. As a result, under the book-entry format, Securityholders may experience some delay in their receipt of payments. DTC will forward such payments to its DTC Participants which thereafter will forward them to Indirect DTC Participants or Securityholders.

         Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect DTC Participants and certain banks, the ability of a Securityholder to pledge Securities to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to such Securities, may be limited due to the lack of a physical certificate for such Securities.

         DTC has advised the Seller that it will take any action permitted to be taken by a Securityholder only at the direction of one or more DTC Participants to whose account with DTC the Securities are credited. Additionally, DTC has advised the Seller that it will take such actions with respect to specified percentages of the Securityholders' interest only at the direction of and on behalf of DTC Participants whose holdings include undivided interests that satisfy such specified percentages. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of DTC Participants whose holdings include such undivided interests.

         Neither DTC nor Cede will consent or vote with respect to the Securities. Under its usual procedures, DTC will mail an "Omnibus Proxy" to the related Indenture Trustee or Trustee as soon as possible after any applicable Record Date for such a consent or vote. The Omnibus Proxy will assign Cede's consenting or voting rights to those DTC Participants to whose accounts the related Securities are credited on that record date (which record date will be identified in a listing attached to the Omnibus Proxy).

         Cedel Bank, societe anonyme ("Cedel") is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 28 currencies, including United States dollars. Cedel provides to Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include any underwriters, agents or dealers with respect to any class or series of Securities offered hereby. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

         The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 27 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include any underwriters, agents or dealers with respect to any class or series of Securities offered hereby. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

         Distributions with respect to Securities held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax withholding in accordance with relevant United States tax laws and regulations. See "Certain Federal Income Tax Considerations". Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Securityholder on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

         Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Securities among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DEFINITIVE SECURITIES

         Unless otherwise specified in the related Prospectus Supplement, the Notes, if any, and the Certificates of a given series will be issued in fully registered, certificated form ("Definitive Notes" and "Definitive Certificates", respectively, and collectively referred to herein as "Definitive Securities") to Noteholders or Certificateholders or their respective nominees, rather than to DTC or its nominee, only if (i) DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Securities and such Administrator or Trustee is unable to locate a qualified successor (and if it is an Administrator that has made such determination, such Administrator so notifies the Applicable Trustee in writing), (ii) the Seller or the Administrator or Trustee, as applicable, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Default or a Servicer Default with respect to such Securities, holders representing at least a majority of the outstanding principal amount of the Notes or the Certificates, as the case may be, of such series, acting together as a single class, advise the Applicable Trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) with respect to such Notes or Certificates is no longer in the best interest of the holders of such Securities.

         Upon the occurrence of any event described in the immediately preceding paragraph, the Applicable Trustee or Indenture Trustee will be required to notify all applicable Securityholders of a given series through Participants of the availability of Definitive Securities. Upon surrender by DTC of the definitive certificates representing the corresponding Securities and receipt of instructions for re-registration, the applicable Trustee or Indenture Trustee will reissue such Securities as Definitive Securities to such Securityholders.

         Distributions of principal of, and interest on, such Definitive Securities will thereafter be made by the applicable Trustee or Indenture Trustee in accordance with the procedures set forth in the related Indenture or the related Trust Agreement or Pooling and Servicing Agreement, as applicable, directly to holders of Definitive Securities in whose names the Definitive Securities were registered at the close of business on the applicable Record Date specified for such Securities in the related Prospectus Supplement. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the applicable Trustee or Indenture Trustee. The final payment on any such Definitive Security, however, will be made only upon presentation and surrender of such Definitive Security at the office or agency specified in the notice of final distribution to the applicable Securityholders. The applicable Trustee or the Indenture Trustee will provide such notice to the applicable Securityholders not less than 15 nor more than 30 days prior to the date on which such final distribution is expected to occur.

         Definitive Securities will be transferable and exchangeable at the offices of the Applicable Trustee or of a registrar named in a notice delivered to holders of Definitive Securities. No service charge will be imposed for any registration of transfer or exchange, but the Applicable Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

LIST OF SECURITYHOLDERS

         Unless otherwise specified in the related Prospectus Supplement with respect to the Notes of any series, three or more holders of the Notes of such series or one or more holders of such Notes evidencing not less than 25% of the aggregate outstanding principal balance of such Notes may, by written request to the related Indenture Trustee, obtain access to the list of all Noteholders maintained by such Indenture Trustee for the purpose of communicating with other Noteholders with respect to their rights under the related Indenture or under such Notes. Such Indenture Trustee may elect not to afford the requesting Noteholders access to the list of Noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting Noteholders, to all Noteholders of such series.

         Unless otherwise specified in the related Prospectus Supplement with respect to the Certificates of any series, three or more holders of the Certificates of such series or one or more holders of such Certificates evidencing not less than 25% of the Certificate Balance of such Certificates may, by written request to the related Trustee, obtain access to the list of all Certificateholders maintained by such Trustee for the purpose of communicating with other Certificateholders with respect to their rights under the related Trust Agreement or Pooling and Servicing Agreement or under such Certificates.

         The Pooling and Servicing Agreement, Trust Agreement and Indenture will not provide for the holding of annual or other meetings of Securityholders.

REPORTS TO SECURITYHOLDERS

         With respect to each series of Securities that includes Notes, on or prior to each Distribution Date, the Servicer will prepare and provide to the related Indenture Trustee a statement to be delivered to the related Noteholders on such Distribution Date. With respect to each series of Securities that includes Certificates, on or prior to each Distribution Date, the Servicer will prepare and provide to the related Trustee a statement to be delivered to the related Certificateholders. With respect to each series of Securities, each such statement to be delivered to Noteholders will include (to the extent applicable) the following information (and any other information so specified in the related Prospectus Supplement) as to the Notes of such series and as to the Certificates of such series with respect to such Distribution Date or the period since the previous Distribution Date, as applicable:

                 (i) the amount of the distribution allocable to the principal amount of each class to such Notes and to the Certificate Balance of each class of such Certificates;

                 (ii) the amount of the distribution allocable to interest on or with respect to each class of Securities of such series;

                 (iii) the Pool Balance as of the close of business on the last day of the preceding Collection Period;

                 (iv) the aggregate outstanding principal balance and the Note Pool Factor for each class of such Notes, and the Certificate Balance and the Certificate Pool Factor for each class of such Certificates, each after giving effect to all payments reported under clause (i) above on such date;

                 (v) the amount of the Servicing Fee paid to the Servicer with respect to the related Collection Period;

                 (vi) the Interest Rate or Pass Through Rate for the Interest Period relating to the succeeding Distribution Date for any class of Notes or Certificates of such series with variable or adjustable rates;

                 (vii) the Noteholders' Interest Carryover Shortfall, the Noteholders' Principal Carryover Shortfall, the Certificateholders' Interest Carryover Shortfall and the Certificateholders' Principal Carryover Shortfall (each as defined in the related Prospectus Supplement), if any, in each case as applicable to each class of Securities, and the change in such amounts from the preceding statement;

                 (viii) the aggregate amount of Payments Ahead on deposit in the related Payahead Account or held by the Servicer with respect to the related Receivables and the change in such amount from the immediately preceding Distribution Date;

                 (ix) the amount of Advances made in respect of the related Receivables and the related Collection Period and the amount of unreimbursed Advances on such Distribution Date; and

                 (x) the balance of any related Reserve Fund, Yield Maintenance Account or other credit or liquidity enhancement on such date, after giving effect to changes thereto on such date and the amount of such changes.

         Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each Trust, the Applicable Trustee will mail to each person who at any time during such calendar year has been a Securityholder with respect to such Trust and received any payment thereon a statement containing certain information for the purposes of such Securityholder's preparation of federal income tax returns. See "Certain Federal Income Tax Consequences".


              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

         The following summary describes certain terms of each Sale and Servicing Agreement or Pooling and Servicing Agreement pursuant to which a Trust will purchase Receivables from the Seller and the Servicer will agree to service such Receivables, each Trust Agreement (in the case of a grantor trust, the Pooling and Servicing Agreement) pursuant to which a Trust will be created and Certificates will be issued and each Administration Agreement pursuant to which TMCC will undertake certain administrative duties with respect to a Trust that issues Notes (collectively, the "Transfer and Servicing Agreements"). Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements.

SALE AND ASSIGNMENT OF RECEIVABLES

         On or prior to the Closing Date specified with respect to any given Trust in the related Prospectus Supplement (the "Closing Date"), TMCC will sell and assign to the Seller, without recourse, pursuant to a Receivables Purchase Agreement (the "Receivables Purchase Agreement"), its entire interest in the Receivables comprising the related Receivables Pool, including the security interests in the Financed Vehicles. On the Closing Date, the Seller will transfer and assign to the applicable Trustee, without recourse, pursuant to a Sale and Servicing Agreement or a Pooling and Servicing Agreement, as applicable, its entire interest in the Receivables comprising the related Receivables Pool, including its security interests in the





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
related Financed Vehicles. Each such Receivable will be identified in a schedule appearing as an exhibit to such Sale and Servicing Agreement or such Pooling and Servicing Agreement (a "Schedule of Receivables"). The applicable Trustee will, concurrently with such transfer and assignment, execute and deliver the related Notes and/or Certificates. Unless otherwise provided in the related Prospectus Supplement, the net proceeds received from the sale of the Certificates and the Notes of a given series will be applied to the purchase of the related Receivables from the Seller and, to the extent specified in the related Prospectus Supplement, to make the required initial deposit into the Yield Maintenance Account.

         TMCC, pursuant to a Receivables Purchase Agreement, and the Seller, pursuant to each Sale and Servicing Agreement or Pooling and Servicing Agreement, will represent and warrant, among other things, that: (i) the information provided in the related Schedule of Receivables is true and correct in all material respects; (ii) at the time of origination of each Receivable, the related Obligor was required to maintain physical damage insurance covering the Financed Vehicle in accordance with the Seller's normal requirements; (iii) as of the applicable Closing Date, to the best of its knowledge, the related Receivables were or are free and clear of all security interests, liens, charges and encumbrances and no offsets, defenses or counterclaims have been asserted or threatened; (iv) as of the Closing Date, each of such Receivables was secured by a first perfected security interest in favor of TMCC in the Financed Vehicle; (v) each related Receivable, at the time it was originated, complied and, as of the Closing Date, complies in all material respects with applicable federal and state laws, including, without limitation, consumer credit, truth-in-lending, equal credit opportunity and disclosure laws; and
(vi) any other representations and warranties that may be set forth in the related Prospectus Supplement.


         Unless otherwise provided in the related Prospectus Supplement, as of the last day of the second (or, if the Seller so elects, the first) month following the discovery by or notice to the Seller of a breach of any representation or warranty of the Seller that materially and adversely affects the interests of the related Trust in any Receivable, the Seller, unless the breach is cured, will repurchase such Receivable (a "Warranty Receivable") from such Trust and, pursuant to the Receivables Purchase Agreement, TMCC will purchase such Warranty Receivable from the Seller, at a price equal to the Warranty Purchase Payment for such Receivable. The "Warranty Purchase Payment"
(1) for a Precomputed Receivable, will be equal to (a) the sum of (i) all remaining Scheduled Payments, (ii) all past due Scheduled Payments for which an Advance has not been made, (iii) all outstanding Advances made by the Servicer in respect of such Precomputed Receivable and (iv) an amount equal to any reimbursements of outstanding Advances made by the Servicer with respect to such Precomputed Receivable from collections made on or in respect of other Receivables, minus (b) the sum of (i) the rebate, calculated on an actuarial basis, that would be payable to the Obligor on a Precomputed Receivable were the Obligor to prepay such Precomputed Receivable in full on such day and (ii) any other proceeds previously received (e.g., insurance or other proceeds in respect of the liquidation of such Precomputed Receivable) to the extent applied to reduce the Principal Balance of such Precomputed Receivable and (2) for a Simple Interest Receivable, will be equal to its unpaid principal balance, plus interest thereon at a rate equal to the sum of the Interest Rate or Pass Through Rate specified in the related Sale and Servicing Agreement or Pooling Agreement and the Servicing Fee Rate to the last day of the Collection Period relating to such repurchase. This repurchase obligation will constitute the sole remedy available to the Certificateholders or the Trustee for any such uncured breach by the Seller. The obligation of the Seller to repurchase a Receivable will not be conditioned on performance by TMCC of its obligation to purchase such Receivable from the Seller pursuant to the Receivables Purchase Agreement.


         Pursuant to each Sale and Servicing Agreement or Pooling and Servicing Agreement, to assure uniform quality in servicing both the Receivables and the Servicer's own portfolio of automobile and/or light duty truck installment sales contracts, as well as to reduce administrative costs, the Seller and each Trust will





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
designate the Servicer as custodian to maintain possession, as such Trust's agent, of the related installment sale contracts and any other documents relating to the Receivables. The Receivables will not be physically segregated from other automobile and/or light duty truck installment sales contracts of the Servicer, or those which the Servicer services for others, to reflect the transfer to the related Trust. However, UCC financing statements reflecting the sale and assignment of the Receivables by TMCC to the Seller and by the Seller to the applicable Trust will be filed, and the respective accounting records and computer files of TMCC and the Seller will reflect such sale and assignment. Because the Receivables will remain in the possession of the Servicer and will not be stamped or otherwise marked to reflect the assignment to the Trustee, if a subsequent purchaser were able to take physical possession of the Receivables without knowledge of the assignment, the Trustee's interest in the Receivables could be defeated. See "Certain Legal Aspects of the Receivables--Security Interests in Vehicles". In addition, under certain circumstances the Trustee's security interest in collections that have been received by the Servicer but not yet remitted to the related Collection Account could be defeated.

ACCOUNTS

         With respect to each Trust that issues Notes and Certificates, the Servicer will establish and maintain with the related Indenture Trustee one or more accounts (each, a "Collection Account"), in the name of the Indenture Trustee on behalf of the related Securityholders, into which payments made on or with respect to the related Receivables and amounts released from any Yield Maintenance Account, Reserve Fund or other form of credit enhancement will be deposited for distribution to the related Securityholders. With respect to each Trust that does not issue Notes, the Servicer will also establish and maintain a Collection Account and any other Trust Account in the name of the related Trustee on behalf of the related Certificateholders.

         If so provided in the related Prospectus Supplement, the Servicer will establish for each series of Securities an additional account (the "Payahead Account"), in the name of the related Indenture Trustee or Trustee, into which, to the extent required by the Sale and Servicing Agreement or Pooling and Servicing Agreement, early payments by or on behalf of Obligors on Precomputed Receivables will be deposited until such time as the related payment becomes due. Until such time as payments ahead are transferred from the Payahead Account to a Collection Account, they will not constitute collected interest or collected principal and will not be available for distribution to the applicable Noteholders or Certificateholders. The Payahead Account will initially be maintained with the applicable Indenture Trustee or Trustee.

         Any other accounts to be established with respect to a Trust, including any Yield Maintenance Account or any Reserve Fund will be described in the related Prospectus Supplement.

         For any series of Securities, funds in the related Collection Account, any Yield Maintenance Account, the Reserve Fund and such other accounts as may be identified in the related Prospectus Supplement (collectively, the "Trust Accounts") will be invested as provided in the related Sale and Servicing Agreement or Pooling and Servicing Agreement in Eligible Investments.
"Eligible Investments" are generally limited to investments acceptable to the Rating Agencies rating such Securities as being consistent with the rating of such Securities and may include retail installment sale contracts secured by new or used automobiles and/or light duty trucks. Except as described below or in the related Prospectus Supplement, Eligible Investments are limited to obligations or securities that mature on or before the next Distribution Date for such series. However, to the extent permitted by the Rating Agencies, funds in any Trust Account may be invested in securities that will not mature prior to the date of the next distribution with respect to such Certificates or Notes and will not be sold to meet any shortfalls. Thus, the amount of cash in any Reserve Fund at any time may be less than the balance of the Reserve Fund. If the amount required





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
to be withdrawn from any Reserve Fund to cover shortfalls in collections on the related Receivables (as provided in the related Prospectus Supplement) exceeds the amount of cash in the Reserve Fund, a temporary shortfall in the amounts distributed to the related Noteholders or Certificateholders could result, which could, in turn, increase the average life of the Notes or the Certificates of such series. Except as otherwise specified in the related Prospectus Supplement, investment earnings on funds deposited in the Trust Accounts, net of losses and investment expenses (collectively, "Investment Earnings"), shall be released to the Seller on each Distribution Date and shall be the property thereof.

         The Trust Accounts will be maintained as Eligible Deposit Accounts. "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade. "Eligible Institution" means, with respect to a Trust, (a) the corporate trust department of the related Indenture Trustee or the related Trustee, as applicable, or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (i) which has either (A) a long-term unsecured debt rating acceptable to the Rating Agencies or (B) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and (ii) whose deposits are insured by the FDIC.

SERVICING PROCEDURES

         The Servicer will make reasonable efforts to collect all payments due with respect to the Receivables held by any Trust and will, consistent with the related Sale and Servicing Agreement or Pooling and Servicing Agreement, follow such collection procedures as it follows with respect to comparable retail installment sale contracts it services for itself or others. Consistent with its normal procedures, the Servicer will be authorized to grant certain rebates, adjustments or extensions with respect to the Receivables. However, if any such modification alters the APR or the Amount Financed or the total number of Scheduled Payments of a Receivable or extends the maturity of a Receivable beyond the Final Scheduled Maturity Date, the Servicer will be obligated either to purchase such Receivable as described in the next paragraph or make Advances on each subsequent Distribution Date in amounts equal to the amount of any reduction to the related Scheduled Payments to be paid by the related Obligors during the subsequent Collection Periods.

         In the related Sale and Servicing Agreement or Pooling and Servicing Agreement, the Servicer will covenant that except as otherwise contemplated therein, (i) it will not release any Financed Vehicle from the security interest granted in the related Receivable, (ii) it will do nothing to impair the rights of the Securityholders in the Receivables and (iii) it will not amend any Receivable such that the total number of Scheduled Payments, the Amount Financed or the APR is altered or the maturity of a Receivable is extended beyond the Final Scheduled Maturity Date unless it is making Advances corresponding to reductions to Scheduled Payments as described above. As of the last day of the second (or, if the Servicer so elects, the first) Collection Period following the Collection Period in which the Seller, the Servicer or the Trustee discovers a breach of any such covenant that materially and adversely affects the interests of the Certificateholders in a Receivable, the Servicer, unless the breach is cured, will purchase the Receivable (an "Administrative Receivable") from the Trustee at a price equal to the Administrative Purchase Payment for such Receivable. The "Administrative Purchase Payment" (1) for a Precomputed Receivable, will be equal to (a) the sum of (i) all remaining Scheduled Payments, (ii) an amount equal to any reimbursements of





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

Advances made by the Servicer with respect to such Precomputed Receivable from collections on or in respect of other Receivables and (iii) all past due Scheduled Payments for which an Advance has not been made, minus (b) all Payments Ahead in respect of such Precomputed Receivable held by the Servicer or on deposit in the Payahead Account and (2) for a Simple Interest Receivable, will be equal to its unpaid Principal Balance, plus interest thereon at a rate equal to the sum of the Interest Rate or Pass Through Rate specified in the related Sale and Servicing Agreement or Pooling Agreement and the Servicing Fee Rate to the last day of the Collection Period relating to such purchase. Upon the purchase of any Administrative Receivable, the Servicer will for all purposes of the Sale and Servicing Agreement or the Pooling Agreement, as applicable, be deemed to have released all claims for the reimbursement of outstanding Advances made in respect of such Receivable. This purchase obligation will constitute the sole remedy available to the Certificateholders or the Trustee for any such uncured breach by the Servicer.


         If the Servicer determines that eventual payment in full of a Receivable is unlikely, the Servicer will follow its normal practices and procedures to recover all amounts due upon such Receivable, including the repossession and disposition of the related Financed Vehicle at a public or private sale, or the taking of any other action permitted by applicable law. See "Certain Legal Aspects of the Receivables".

INSURANCE ON FINANCED VEHICLES

         Each Receivable requires the related Obligor to maintain both comprehensive and collision insurance covering the Financed Vehicle in an amount not less than the actual cash value thereof pursuant to which TMCC is named as a loss payee. Since the Obligors may select their own insurers to provide the requisite coverage, the specific terms and conditions of their policies may vary. TMCC monitors the maintenance of such insurance. If the Obligor fails to maintain such insurance, TMCC may, at its option place limited dual insurance coverage on such Financed Vehicle and charge the Obligor for such coverage. In the event that the failure of an Obligor to maintain any such required insurance results in a shortfall in amounts to be distributed to Certificateholders, to the extent such shortfall is not covered by amounts on deposit in the Reserve Fund or other methods of credit enhancement, the Securityholders could suffer a loss on their investment.

COLLECTIONS

         With respect to each Trust, the Servicer will deposit all payments on the related Receivables (from whatever source) and all proceeds of such Receivables collected during each collection period specified in the related Prospectus Supplement (each, a "Collection Period") into the related Collection Account.

         The Servicer may retain all payments on or in respect of the Receivables received from Obligors and all proceeds of Receivables collected during each Collection Period without segregation in its own accounts until deposited in the Collection Account on the Business Day immediately preceding the related Distribution Date unless and until (i) TMCC ceases to be the Servicer, (ii) an Event of Default exists and is continuing or (iii) the short-term unsecured debt of TMCC ceases to be rated at least Prime-1 by Moody's and A-1 by Standard & Poor's, and alternative arrangements acceptable to the Rating Agencies are not made. Thereafter, the Servicer will deposit all such payments and proceeds into the Collection Account not later than two Business Days after receipt. However, pending deposit into the Collection Account, collections may be invested in Eligible Investments by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds, and the Servicer, at its own risk and for its own benefit, may instruct the Trustee to invest amounts held in the Collection Account from the time deposited until the related Distribution Date in Eligible Investments. The Seller or the Servicer, as the case may be, will remit the





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
aggregate Warranty Purchase Payments and Administrative Purchase Payments of any Receivables to be purchased from the Trust into the Collection Account on or before the Business Day immediately preceding the related Distribution Date. See "Description of the Transfer and Sale Arrangements--Collections".

         If the Servicer were unable to remit such funds, Securityholders might incur a loss. The Seller or TMCC, as the case may be, will remit the aggregate Warranty Purchase Payments and Administrative Purchase Payments with respect to any Receivables required to be purchased from the related Trust into the related Collection Account on or before the Business Day immediately preceding the related Distribution Date. To the extent set forth in the related Prospectus Supplement, the Servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related Trust to secure timely remittances of collections on the related Receivables and payment of the aggregate Warranty Purchase Payments and Administrative Purchase Payments with respect to Receivables required to be repurchased by the Seller or the Servicer, as applicable.

         Collections on or in respect of a Receivable made during a Collection Period (including Warranty Purchase Payments and Administrative Purchase Payments) which are not late fees, extension fees or certain other similar fees or charges will be applied first to any outstanding Advances made by the Servicer with respect to such Receivable, and then to the related Scheduled Payment. Any collections on or in respect of a Receivable remaining after such applications will be considered an "Excess Payment". Excess Payments constituting a prepayment in full of Precomputed Receivables and any Excess Payments relating to Simple Interest Receivables will be applied as a prepayment in respect of such Receivable (each, a "Prepayment"). All other Excess Payments in respect of Precomputed Receivables will be held by the Servicer (or if the Servicer has not satisfied the conditions in clauses (i) through (iii) in the second preceding paragraph, deposited in the Payahead Account), as a Payment Ahead.

ADVANCES

         Unless otherwise provided in the related Prospectus Supplement, if the Scheduled Payment due on a Precomputed Receivable (other than an Administrative Receivable or a Warranty Receivable) is not received in full by the end of the month in which it is due, whether as the result of any extension granted to the Obligor or otherwise, the amount of Payments Ahead, if any, not previously applied with respect to such Precomputed Receivable, shall be applied by the Servicer to the extent of the shortfall and the Payments Ahead shall be reduced accordingly. If any shortfall remains, the Servicer will make an advance to the Trust in an amount equal to the amount of such shortfall (each, a "Precomputed Advance"). The Servicer will not be obligated to make a Precomputed Advance to the extent that it determines, in its sole discretion, that such Precomputed Advance will not be recovered from subsequent collections on or in respect of the related Precomputed Receivable. All Precomputed Advances shall be reimbursable to the Servicer, without interest, if and when a payment relating to a Receivable with respect to which a Precomputed Advance has previously been made is subsequently received (other than from Administrative Purchase Payments). Upon the determination by the Servicer that reimbursement from the preceding source is unlikely, it will be entitled to recover unreimbursed Precomputed Advances from collections on or in respect of other Precomputed Receivables.

         In addition, if the Scheduled Payment on a Simple Interest Receivable (other than an Administrative Receivable or a Warranty Receivable) is not received in full by the end of the month in which it is due, the Servicer shall, subject to the limitations set forth below, advance to the Trust an amount with respect to such Simple Interest Receivable equal to the product of the Principal Balance of such Simple Interest Receivable as of the first day of the related Collection Period and one-twelfth of its APR minus the amount of interest actually received on such Simple Interest Receivable during the related Collection Period (each, a "Simple Interest Advance", and together with the Precomputed Advances, the "Advances"). If such a calculation results in a negative number, an amount equal to such negative amount shall be paid to the Servicer in reimbursement of outstanding Simple Interest Advances. In addition, in the event that a Simple Interest Receivable becomes a Liquidated Receivable, the amount of accrued and unpaid interest thereon (but not including interest for the current Collection Period) shall, up to the amount of all outstanding Simple Interest Advances in respect thereof, be withdrawn from the related Collection Account and paid to the Servicer in reimbursement of such outstanding Simple Interest Advances. No advances of principal will be made with respect to Simple Interest Receivables. The Servicer will not be obligated to make a Simple Interest Advance to the extent that it determines, in its sole discretion, that such Simple Interest Advance will not be recovered from subsequent collections on or in respect of the related Simple Interest Receivable.

         The Servicer will also be required to make Advances with respect to each Receivable that it does not purchase as described above under "--Servicing Procedures" as to which it has made any modification that reduces the amount of Scheduled Payments to be paid by the related Obligor during subsequent Collection Periods.

         The Servicer will make all Advances by depositing into the related Collection Account an amount equal to the aggregate of the Precomputed Advances and Simple Interest Advances due in respect of a Collection Period on the Business Day immediately preceding the related Distribution Date.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         Unless otherwise specified in the Prospectus Supplement with respect to any Trust, the Servicer will be entitled to receive the Servicing Fee for each Collection Period in an amount equal to specified percentage per annum (as set forth in the related Prospectus Supplement, the "Servicing Fee Rate") of the Pool Balance as of the first day of the related Collection Period (the "Servicing Fee"). The Servicing Fee (together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates) will be paid solely to the extent of Available Interest. However, the Servicing Fee will be paid prior to the distribution of any portion of Available Interest to the Noteholders or the Certificateholders of the given series.

         Unless otherwise provided in the related Prospectus Supplement with respect to a given Trust, the Servicer will also be entitled to collect and retain any late fees, prepayment charges, extension fees and other administrative fees or similar charges allowed by applicable law with respect to the related Receivables as additional servicing compensation and will be entitled to reimbursement from such Trust for certain liabilities. The servicer may also be entitled to receive any interest earned during a Collection Period from the investment of monies in the Trust Accounts. Payments by or on behalf of Obligors will be allocated to scheduled payments and late fees and other charges in accordance with the Servicer's normal practices and procedures.

         The Servicing Fee will compensate the Servicer for performing the functions of a third party servicer of motor vehicle receivables as an agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, providing payment information, paying costs of collections and policing the collateral. The Servicing Fee also will compensate the Servicer for administering the particular Receivables Pool, including making Advances, accounting for collections and furnishing monthly and annual statements to the related Trustee and Indenture Trustee with respect to distributions and generating federal income tax information for such Trust and for the related Noteholders and Certificateholders. The Servicing Fee also will reimburse the Servicer for certain taxes, the fees of the related Trustee and Indenture Trustee, if any, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the applicable Receivables Pool.

         The "Pool Balance" will equal the aggregate Principal Balance of the Receivables. The "Principal Balance" of a Receivable as of any date will equal the original principal balance of such Receivable minus the sum of (i) in the case of a Precomputed Receivable, that portion of all Scheduled Payments due on or prior to such date allocable to principal, computed in accordance with the actuarial method, (ii) in the case of a Simple Interest Receivable, that portion of all Scheduled Payments actually received on or prior to such date allocable to principal, (iii) any Warranty Purchase Payment or Administrative Purchase Payment with respect to such Receivable allocable to principal (to the extent not included in clauses (i) and (ii) above) and (iv) any Prepayments or other payments applied to reduce the unpaid principal balance of such Receivable (to the extent not included in clauses (i), (ii) and (iii) above).

DISTRIBUTIONS

         With respect to each series of Securities, beginning on the Distribution Date specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, of principal or interest only) on each class of such Securities entitled thereto will be made by the applicable Indenture Trustee to the Noteholders and by the applicable Trustee to the Certificateholders of such series. The timing, calculation, allocation, order, source, priorities of and requirements for all payments to each class of Noteholders and all distributions to each class of Certificateholders of such series will be set forth in the related Prospectus Supplement.

         With respect to each Trust, on each Distribution Date collections on the related Receivables will be withdrawn from the related Collection Account and will be distributed to the Noteholders and/or Certificateholders to the extent provided in the related Prospectus Supplement. Credit enhancement, such as a Reserve Fund, will be available to cover any shortfalls in the amount available for distribution to the Securityholders on such date to the extent specified in the related Prospectus Supplement. As more fully described in the related Prospectus Supplement, and unless otherwise specified therein, distributions in respect of principal of a class of Securities of a given series will be subordinate to distributions in respect of interest on such class, and distributions in respect of one or more classes of Certificates of such series may be subordinate to payments in respect of Notes, if any, of such series or other classes of Certificates of such series.

CREDIT AND CASH FLOW ENHANCEMENT

         The amounts and types of credit and cash flow enhancement arrangements and the provider thereof, if applicable, with respect to each class of Securities of a given series, if any, will be set forth in the related Prospectus Supplement. If and to the extent provided in the related Prospectus Supplement, credit and cash flow enhancement may be in the form of subordination of one or more classes of Securities, Reserve Funds, over-collateralization, letters of credit, credit or liquidity facilities, surety bonds, guaranteed investment contracts, swaps or other interest rate protection agreements, repurchase obligations, yield supplement agreements, other agreements with respect to third party payments or other support, cash deposits or such other arrangements as may be described in the related Prospectus Supplement or any combination of two or more of the foregoing. If specified in the applicable Prospectus Supplement, credit or cash flow enhancement for a class of Securities may cover one or more other classes of Securities of the same series, and credit or cash flow enhancement for a series of Securities may cover one or more other series of Securities.

         The presence of a Reserve Fund and other forms of credit enhancement for the benefit of any class or series of Securities is intended to enhance the likelihood of receipt by the Securityholders of such class or series of the full amount of principal and interest due thereon and to decrease the likelihood that such Securityholders will experience losses. Unless otherwise specified in the related Prospectus Supplement, the credit enhancement for a class or series of Securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance and interest thereon. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, Securityholders of any class or series will bear their allocable share of deficiencies, as described in the related Prospectus Supplement. In addition, if a form of credit enhancement covers more than one class or series of Securities, Securityholders of any such series will be subject to the risk that such credit enhancement will be exhausted by the claims of Securityholders of other classes or series.

         Reserve Fund. If so provided in the related Prospectus Supplement, pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement, the Seller or a third party will establish for a series or class of Securities an account, as specified in the related Prospectus Supplement (the "Reserve Fund"), which will be maintained with the related Trustee or Indenture Trustee, as applicable. Unless otherwise provided in the related Prospectus Supplement, the Reserve Fund will be funded by an initial deposit by the Seller or a third party on the Closing Date in the amount set forth in the related Prospectus Supplement. To the extent provided in the related Prospectus Supplement, the amount on deposit in the Reserve Fund will be increased on each Distribution Date thereafter up to the Specified Reserve Fund Balance (as defined in the related Prospectus Supplement) by the deposit therein of the amount of collections on the related Receivables remaining on each such Distribution Date after the payment of all other required payments and distributions on such date. The related Prospectus Supplement will describe the circumstances and manner under which distributions may be made out of the Reserve Fund, either to holders of the Securities covered thereby or to the Seller or a third party.

YIELD MAINTENANCE ACCOUNT; YIELD MAINTENANCE AGREEMENT

         Yield Maintenance Account. Each "Yield Maintenance Account" will be designed to hold funds to be applied by the related Trustee or Indenture Trustee, as the case may be, to provide payments to Securityholders in respect of Receivables that have APRs less than the sum of the Pass Through Rate or Interest Rate specified in the related Prospectus Supplement plus the Servicing Fee Rate specified in the related Prospectus Supplement (the "Required Rate"). Unless otherwise specified in the related Prospectus Supplement, each Yield Maintenance Account will be maintained with the same entity with which the related Collection Account is maintained and will be created with an initial deposit in an amount and by the Seller or other person specified in the related Prospectus Supplement.

         On each Distribution Date, the related Trustee or Indenture Trustee will transfer to the Collection Account from monies on deposit in the Yield Maintenance Account an amount specified in the related Prospectus Supplement (the "Yield Maintenance Deposit") in respect of the Receivables having APRs less than the Required Rate for such Distribution Date. Unless otherwise specified in the related Prospectus Supplement, amounts on deposit on any Distribution Date in the Yield Maintenance Account in excess of the "Required Yield Maintenance Amount" specified in the related Prospectus Supplement, after giving effect to all distributions to be made on such Distribution Date, will be released to the Seller. Monies on deposit in the Yield Maintenance Account may be invested in Eligible Investments under the circumstances





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
and in the manner described in the related Pooling and Servicing Agreement or Trust Agreement. Any monies remaining on deposit in the Yield Maintenance Account upon the termination of the Trust also will be released to the Seller.

         Yield Maintenance Agreement. If a Yield Maintenance Account is established with respect to any series of Securities which allows or requires any party to make deposits therein after the Closing Date, TMCC, the Seller, any third party responsible for such deposits and the related Trustee or Indenture Trustee, as the case may be, will enter into a "Yield Maintenance Agreement" pursuant to which, on each Distribution Date, such party will deposit into the Yield Maintenance Account the difference between the amount held on deposit in the Yield Maintenance Account as of such Distribution Date and the Required Yield Maintenance Amount, in each case determined after giving effect to all required withdrawals from the Yield Maintenance Account on such Distribution Date.

NET DEPOSITS

         As an administrative convenience, unless the Servicer is required to remit collections daily (see "--Collections" above), the Servicer will be permitted to make the deposit of collections, aggregate Advances and Purchase Amounts for any Trust for or with respect to the related Collection Period net of distributions to be made to the Servicer for such Trust with respect to such Collection Period. The Servicer may cause to be made a single, net transfer from the Collection Account to the Payahead Account, if any, or vice versa.
The Servicer, however, will account to the Trustee, any Indenture Trustee, the Noteholders, if any, and the Certificateholders with respect to each Trust as if all deposits, distributions and transfers were made individually. With respect to any Trust that issues both Certificates and Notes, if the related Distribution Dates are not the same for all classes of Securities, all distributions, deposits or other remittances made on a Distribution Date will be treated as having been distributed, deposited or remitted on the same Distribution Date for the applicable Collection Period for purposes of determining other amounts required to be distributed, deposited or otherwise remitted on a Distribution Date.

STATEMENTS TO TRUSTEES AND TRUST

         On a Business Day in each month that precedes each Distribution Date (each a "Determination Date" to be specified in the related Prospectus Supplement), the Servicer will provide to the applicable Indenture Trustee, if any, and the applicable Trustee a statement setting forth with respect to a series of Securities substantially the same information as is required to be provided in the periodic reports provided to Securityholders of such series described under "Certain Information Regarding the Securities--Reports to Securityholders".

EVIDENCE AS TO COMPLIANCE

         Each Sale and Servicing Agreement and Pooling and Servicing Agreement will provide that a firm of nationally recognized independent public accountants will furnish to the related Trust and Indenture Trustee or Trustee, as applicable, annually a statement as to compliance by the Servicer during the preceding twelve months (or, in the case of the first such certificate, from the applicable Closing Date, which may be a longer or shorter period) with certain standards relating to the servicing of the applicable Receivables.

         Each Sale and Servicing Agreement and Pooling and Servicing Agreement will also provide for delivery to the related Trust and Indenture Trustee or Trustee, as applicable, substantially simultaneously with the delivery of such accountants' statement referred to above, of a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled its obligations under the Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, throughout the preceding twelve months (or, in the case of the first such certificate, from the Closing Date) or, if there has been a default in the fulfillment of any such obligation, describing each such default. The Servicer has agreed to give each Indenture Trustee and each Trustee notice of certain Servicer Defaults under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.

         Copies of such statements and certificates may be obtained by Securityholders by a request in writing addressed to the Applicable Trustee.

CERTAIN MATTERS REGARDING THE SERVICER

         Each Sale and Servicing Agreement and Pooling and Servicing Agreement will provide that TMCC may not resign from its obligations and duties as Servicer thereunder, except upon determination that TMCC's performance of such duties is no longer permissible under applicable law. No such resignation will become effective until the related Indenture Trustee or Trustee, as applicable, or a successor servicer has assumed TMCC's servicing obligations and duties under such Sale and Servicing Agreement or Pooling and Servicing Agreement.

         Each Sale and Servicing Agreement and Pooling and Servicing Agreement will further provide that neither the Servicer nor any of its directors, officers, employees and agents will be under any liability to the related Trust or the related Noteholders or Certificateholders for taking any action or for refraining from taking any action pursuant to such Sale and Servicing Agreement or Pooling and Servicing Agreement or for errors in judgment; except that neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the Servicer's duties thereunder or by reason of reckless disregard of its obligations and duties thereunder. In addition, each Sale and Servicing Agreement and Pooling and Servicing Agreement will provide that the Servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the Servicer's servicing responsibilities under such Sale and Servicing Agreement or Pooling and Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability.

         Under the circumstances specified in each Sale and Servicing Agreement and Pooling and Servicing Agreement, any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to all or substantially all of the business of the Servicer will be the successor of the Servicer under such Sale and Servicing Agreement or Pooling and Servicing Agreement.

SERVICER DEFAULT

         Except as otherwise provided in the related Prospectus Supplement, "Servicer Default" under each Sale and Servicing Agreement and Pooling and Servicing Agreement will consist of (i) any failure by the Servicer (or the Seller, so long as TMCC is the Servicer) to deliver to the applicable Trustee or Indenture Trustee for deposit in any of the Trust Accounts any required payment or to direct the applicable Trustee or Indenture Trustee to make any required distributions therefrom, which failure continues unremedied for three Business Days after receipt by the Servicer of written notice of such failure given (A) to the Servicer (or the Seller, so long as TMCC is the Servicer) by the applicable Trustee or Indenture Trustee or (B) to the Seller or the Servicer, as the case may be, and to the applicable Trustee and Indenture Trustee by the holders of Notes or Certificates of the related series evidencing not less than 25% in principal amount of such





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
outstanding Notes or Certificates, acting together as a single class; (ii) any failure by the Servicer or the Seller, as the case may be, duly to observe or perform in any material respect any other covenant or agreement in such Sale and Servicing Agreement or Pooling and Servicing Agreement, which failure materially and adversely affects the rights of the Noteholders or the Certificateholders of the related series and which continues unremedied for 90 days after the giving of written notice of such failure (A) to the Servicer or the Seller, as the case may be, by the applicable Trustee or Indenture Trustee or (B) to the Servicer or the Seller, as the case may be, and to the applicable Trustee and Indenture Trustee by the holders of Notes or Certificates of the related series evidencing not less than 25% in principal amount of such outstanding Notes or Certificates, acting together as a single class; and (iii) the occurrence of an Insolvency Event with respect to the Servicer (or the Seller, so long as TMCC is the Servicer). "Insolvency Event" means, with respect to any Person, any of the following events or actions: certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings with respect to such Person and certain actions by such Person indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations.

RIGHTS UPON SERVICER DEFAULT

         In the case of any Trust that has issued Notes, unless otherwise provided in the related Prospectus Supplement, as long as a Servicer Default under a Sale and Servicing Agreement remains unremedied, the related Indenture Trustee or holders of Notes of the related series evidencing not less than 51% of principal amount of such Notes then outstanding, acting together as a single class, may terminate all the rights and obligations of the Servicer under such Sale and Servicing Agreement, whereupon such Indenture Trustee or a successor servicer appointed by such Indenture Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Sale and Servicing Agreement and will be entitled to similar compensation arrangements. In the case of any Trust that has not issued Notes, unless otherwise provided in the related Prospectus Supplement, as long as a Servicer Default under the related Sale and Servicing Agreement or Pooling and Servicing Agreement remains unremedied, the related Trustee or holders of Certificates of the related series evidencing not less than 51% of the principal amount of such Certificates then outstanding (but excluding for purposes of such calculation and action all Certificates held by the Seller, the Servicer or any of their affiliates), acting together as a single class, may terminate all the rights and obligations of the Servicer under such Sale and Servicing Agreement or Pooling and Servicing Agreement, whereupon such Trustee or a successor servicer appointed by such Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Sale and Servicing Agreement or Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the Servicer, and no Servicer Default other than such appointment has occurred, such trustee or official may have the power to prevent such Indenture Trustee, such Noteholders, such Trustee or such Certificateholders from effecting a transfer of servicing. In the event that such Indenture Trustee or Trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $50,000,000 and whose regular business includes the servicing of automobile and/or light duty truck receivables. Such Indenture Trustee or Trustee may make such arrangements for compensation to be paid, which in no event may be greater than the servicing compensation to the Servicer under such Sale and Servicing Agreement or Pooling and Servicing Agreement. Notwithstanding such termination, the Servicer shall be entitled to payment of certain amounts payable to it prior to such termination for services rendered prior to such termination.





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
WAIVER OF PAST DEFAULTS

         With respect to each Trust that has issued Notes, unless otherwise provided in the related Prospectus Supplement, (i) the holders of Notes evidencing not less than 51% of the principal amount of the then outstanding Notes of the related series, acting together as a single class or (ii) in the case of any Servicer Default which does not adversely affect the related Indenture Trustee or such Noteholders, the holders of the Certificates of such series evidencing not less than 51% of the outstanding Certificate Balance
(but excluding for purposes of such calculation and action all Certificates held by the Seller, the Servicer or any of their affiliates), acting together as a single class, may, on behalf of all such Noteholders or Certificateholders, waive any default by the Servicer in the performance of its obligations under the related Sale and Servicing Agreement and its consequences, except a Servicer Default in making any required deposits to or payments from any of the Trust Accounts in accordance with such Sale and Servicing Agreement. With respect to each Trust that has not issued Notes, holders of Certificates of such series evidencing not less than 51% of the principal amount of such Certificates then outstanding (but excluding for purposes of such calculation and action all Certificates held by the Seller, the Servicer or any of their affiliates), acting together as a single class, may, on behalf of all such Certificateholders, waive any default by the Servicer in the performance of its obligations under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, except a Servicer Default in making any required deposits to or payments from the related Trust Accounts in accordance with such Sale and Servicing Agreement or Pooling and Servicing Agreement. No such waiver will impair such Noteholders' or Certificateholders' rights with respect to subsequent defaults.

AMENDMENT

         Unless otherwise provided in the related Prospectus Supplement, each of the Transfer and Servicing Agreements may be amended by the parties thereto, without the consent of the related Noteholders or Certificateholders for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Transfer and Servicing Agreements or of modifying in any manner the rights of such Noteholders or Certificateholders; provided that such action will not, in the opinion of counsel satisfactory to the related Trustee or Indenture Trustee, as applicable, materially and adversely affect the interest of any such Noteholder or Certificateholder. Unless otherwise specified in the related Prospectus Supplement, the Transfer and Servicing Agreements may also be amended by the Seller, the Servicer, the related Trustee and any related Indenture Trustee with the consent of (i) the holders of Notes evidencing not less than 51% of the principal amount of then outstanding Notes, if any, of the related series, acting together as a single class, or (ii) in the case of any amendment which does not adversely affect the related Indenture Trustee or such Noteholders, the holders of the Certificates of such series evidencing not less than 51% of the outstanding Certificate Balance (but excluding for purposes of such calculation and action all Certificates held by the Seller, the Servicer or any of their affiliates), acting together as a single class, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Transfer and Servicing Agreements or of modifying in any manner the rights of such Noteholders or Certificateholders; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related Receivables or distributions that are required to be made for the benefit of such Noteholders or Certificateholders or (ii) reduce the aforesaid percentage of the Notes or Certificates of such series which are required to consent to any such amendment, without the consent of the holders of all the outstanding Notes or Certificates, as the case may be, of such series.





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
INSOLVENCY EVENT

         With respect to a Trust that is not a grantor trust, if an Insolvency Event occurs with respect to the Seller, the related Receivables of such Trust will be liquidated and the Trust will be terminated 90 days after the date of such Insolvency Event, unless, before the end of such 90-day period, the related Trustee shall have received written instructions from holders of each class of the Securities with respect to such Trust representing more than 50% of the aggregate unpaid principal amount of each such class (but excluding for purposes of such calculation and action all Certificates held by the Seller, the Servicer or any of their affiliates), to the effect that each such party disapproves of the liquidation of such Receivables and termination of such Trust. Promptly after the occurrence of an Insolvency Event with respect to the Seller, notice thereof is required to be given to such Noteholders and Certificateholders; provided that any failure to give such required notice will not prevent or delay termination of such Trust. Upon termination of any Trust, the related Trustee shall, or shall direct the related Indenture Trustee to, promptly sell the assets of such Trust (other than the Trust Accounts) in a commercially reasonable manner and on commercially reasonable terms. The proceeds from any such sale, disposition or liquidation of the Receivables of such Trust will be treated as collections on such Receivables and deposited in the related Collection Account. With respect to any Trust, if the proceeds from the liquidation of the related Receivables and any amounts on deposit in the related Reserve Fund, if any, Yield Maintenance Account, if any, Payahead Account, if any, and Collection Account are not sufficient to pay the Notes, if any, and the Certificates of the related series in full, the amount of principal returned to Noteholders and Certificateholders thereof will be reduced and some or all of such Noteholders and Certificateholders will incur a loss.

         Each Trust Agreement will provide that the applicable Trustee does not have the power to commence a voluntary proceeding in bankruptcy with respect to the related Trust without the unanimous prior approval of all Certificateholders (including the Seller) of such Trust and the delivery to such Trustee by each such Certificateholder (including the Seller) of a certificate certifying that such Certificateholder reasonably believes that such Trust is insolvent.

PAYMENT OF NOTES

         Upon the payment in full of all outstanding Notes of a given series and the satisfaction and discharge of the related Indenture, the related Trustee will succeed to all the rights of the Indenture Trustee, and the Certificateholders of such series will succeed to all the rights of the Noteholders of such series, under the related Sale and Servicing Agreement, except as otherwise provided therein.

SELLER LIABILITY

         Under each Trust Agreement, the Seller will agree to be liable directly to an injured party for the entire amount of any losses, claims, damages or liabilities (other than those incurred by a Noteholder or a Certificateholder in the capacity of an investor with respect to such Trust) arising out of or based on the arrangement created by such Trust Agreement as though such arrangement created a partnership under the Delaware Revised Uniform Limited Partnership Act in which the Seller was a general partner.





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
 TERMINATION

         With respect to each Trust, the obligations of the Servicer, the Seller, the related Trustee and the related Indenture Trustee, if any, pursuant to the Transfer and Servicing Agreements will terminate upon the earlier of (i) the maturity or other liquidation of the last related Receivable and the disposition of any amounts received upon liquidation of any property remaining in the Trust, (ii) the payment to Noteholders, if any, and Certificateholders of the related series of all amounts required to be paid to them pursuant to the Transfer and Servicing Agreements and (iii) the occurrence of either event described below.

         Unless otherwise provided in the related Prospectus Supplement, in order to avoid excessive administrative expense, the Servicer and the Seller will each have the option to purchase from each Trust, as of the end of any applicable Collection Period, if the then outstanding Pool Balance with respect to the Receivables held by such Trust is 10% or less of the Initial Pool Balance, the corpus of the Trust at a price equal to the aggregate Warranty Purchase Payments or Administrative Purchase Payments, as the case may be, for the Receivables (including Receivables that became Defaulted Receivables in the Collection Period preceding the Distribution Date on which such purchase is effected) plus the appraised value of any other property held as part of the Trust (less liquidation expenses). In the event that both the Seller and the Servicer, or any successor to the Servicer, elect to purchase the corpus of the Trust as described above, the party first notifying the Owner Trustee (based on the Owner Trustee's receipt of such notice) shall be permitted to purchase the Receivables. The Owner Trustee and Indenture Trustee will give written notice of termination to each Securityholder.

         As more fully described in the related Prospectus Supplement, any outstanding Notes of the related series will be redeemed concurrently with either of the events specified above and the subsequent distribution to the related Certificateholders of all amounts required to be distributed to them pursuant to the applicable Trust Agreement or Pooling and Servicing Agreement will effect early retirement of the Certificates of such series.

ADMINISTRATION AGREEMENT

         TMCC, in its capacity as administrator (the "Administrator"), will enter into an agreement (as amended and supplemented from time to time, an "Administration Agreement") with each Trust that issues Notes and the related Indenture Trustee pursuant to which the Administrator will agree, to the extent provided in such Administration Agreement, to provide the notices and to perform other administrative obligations required by the related Indenture. Unless otherwise specified in the related Prospectus Supplement with respect to any such Trust, as compensation for the performance of the Administrator's obligations under the applicable Administration Agreement and as reimbursement for its expenses related thereto, the Administrator will be entitled to a monthly administration fee of such amount as may be set forth in the related Prospectus Supplement (the "Administration Fee"), which fee will be paid by the Servicer.

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

GENERAL

         The transfer of the Receivables to the applicable Trustee, the perfection of the security interests in the Receivables and the enforcement of rights to realize on the Financed Vehicles as collateral for the Receivables are subject to a number of federal and state laws, including the UCC as in effect in various states. The Servicer and the Seller will take the action described below to perfect the rights of the applicable Trustee in the Receivables. If, through inadvertence or otherwise, another party purchases (including the taking of a security interest in) the Receivables for new value in the ordinary course of its business, without actual knowledge of the Trust's interest, and takes possession of the Receivables, such purchaser would acquire an interest in the Receivables superior to the interest of the Trust.

SECURITY INTERESTS

         General. In states in which retail installment sale contracts such as the Receivables evidence the credit sale of automobiles and/or light duty trucks by dealers to obligors, the contracts also constitute personal property security agreements and include grants of security interests in the vehicles under the applicable UCC. Perfection of security interests in the automobiles and/or light duty trucks financed by the Seller is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In most states, a security interest in automobiles and/or light duty trucks is perfected by obtaining the certificate of title to the Financed Vehicle or notation of the secured party's lien on the vehicles' certificate of title.

         All retail installment sales contracts acquired by TMCC from Dealers name TMCC as obligee or assignee and as the secured party. TMCC also takes all actions necessary under the laws of the state in which the related Financed Vehicle is located to perfect its security interest in such Financed Vehicle, including, where applicable, having a notation of its lien recorded on the related certificate of title and obtaining possession of such certificate of title. Because TMCC continues to service the contracts as Servicer under the Sale and Servicing Agreement or the Pooling and Servicing Agreement , as applicable, the obligors on the contracts will not be notified of the sale from TMCC to the Seller or the sale from the Seller to the Trust, and no action will be taken to record the transfer of the security interest from TMCC to the Seller or from the Seller to the Trust by amendment of the certificates of title for the Financed Vehicles or otherwise.

         Perfection. Pursuant to the related Receivables Purchase Agreement, TMCC will sell and assign its security interest in the Financed Vehicles to the Seller and, with respect to each Trust, pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement, the Seller will assign its security interest in the Financed Vehicles to such Trust. However, because of the administrative burden and expense, none of TMCC, the Seller or the related Trustee will amend any certificate of title to identify such Trust as the new secured party on such certificate of title relating to a Financed Vehicle. However, UCC financing statements with respect to the transfer to the Seller of TMCC's security interest in the Financed Vehicles and the transfer to the Trustee of the Seller's security interest in the Financed Vehicles will be filed. In addition, the Servicer will continue to hold any certificates of title relating to the vehicles in its possession as custodian for the Seller and such Trust pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables".

         In most states, an assignment such as that under each Receivables Purchase Agreement or each Sale and Servicing Agreement or Pooling and Servicing Agreement is an effective conveyance of a security interest without amendment of any lien noted on a vehicle's certificate of title, and the assignee succeeds thereby to the assignor's rights as secured party. Although re-registration of the vehicle is not necessary to convey a perfected security interest in the Financed Vehicles to the Trust, because the Trust will not be listed as legal owner on the certificates of title, the security interest of such Trust in the vehicle could be defeated through fraud or negligence. In such states, in the absence of fraud or forgery by the vehicle owner or the Servicer or administrative error by state or local agencies, the notation of TMCC's lien on the certificates of title will be sufficient to protect such Trust against the rights of subsequent purchasers of a Financed Vehicle or subsequent lenders who take a security interest in a Financed Vehicle. In each Receivables Purchase Agreement, TMCC will represent and warrant, and in each Sale and Servicing Agreement or Pooling and Servicing Agreement, the Seller will represent and warrant, that it has taken all action necessary to obtain a perfected security interest in each Financed Vehicle. If there are any Financed Vehicles as to which TMCC failed to obtain and assign to the Seller a perfected security interest, the security interest of the Seller would be subordinate to, among others, subsequent purchasers of the Financed Vehicles and holders of perfected security interests therein. Such a failure, however, would constitute a breach of the warranties of TMCC under the related Receivables Purchase Agreement or the Seller under the related Sale and Servicing Agreement or Pooling and Servicing Agreement. Accordingly, pursuant to the related Sale and Servicing Agreement or Pooling and Administration Agreement, the Seller would be required to repurchase the related Receivable from the Trust and, pursuant to the related Receivables Purchase Agreement, TMCC would be required to purchase such Receivable from the Seller, in each case unless the breach was cured. Pursuant to each Sale and Servicing Agreement and Pooling and Servicing Agreement, the Seller will assign such rights to the related Trust. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables" and "Risk Factors--Certain Legal Aspects--Security Interests in Financed Vehicles".

         Continuity of Perfection. Under the laws of most states, the perfected security interest in a vehicle would continue for four months after the vehicle is moved to a state that is different from the one in which it is initially registered and thereafter until the owner thereof re-registers the vehicle in the new state. A majority of states generally require surrender of a certificate of title to re-register a vehicle. In those states (such as California) that require a secured party to hold possession of the certificate of title to maintain perfection of the security interest, the secured party would learn of the re-registration through the request from the obligor under the related installment sales contract to surrender possession of the certificate of title. In the case of vehicles registered in states providing for the notation of a lien on the certificate of title but not possession by the secured party (such as Texas), the secured party would receive notice of surrender from the state of re-registration if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the vehicle in the state of relocation. However, these procedural safeguards will not protect the secured party if through fraud, forgery or administrative error, the debtor somehow procures a new certificate of title that does not list the secured party's lien. Additionally, in states that do not require a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing the Receivables, TMCC will take steps to effect re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an Obligor sells a Financed Vehicle, TMCC must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related Receivable before release of the lien. Under each Sale and Servicing Agreement and Pooling and Servicing Agreement, the Servicer will be obligated to take appropriate steps, at the Servicer's expense, to maintain perfection of security interests in the Financed Vehicles and will be obligated to purchase the related Receivable if it fails to do so.





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         Priority of Liens Arising by Operation of Law.  Under the laws of most states (including California), liens for repairs performed on a motor vehicle and liens for unpaid taxes take priority over even a perfected security interest in a financed vehicle. The Code also grants priority to certain federal tax liens over the lien of a secured party. The laws of certain states and federal law permit the confiscation of vehicles by governmental authorities under certain circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in the confiscated vehicle. TMCC will represent and warrant to the Seller in each Receivables Purchase Agreement and the Seller will represent and warrant to the Trust in each Sale and Servicing Agreement and Pooling and Servicing Agreement, that, as of related Closing Date, each security interest in a Financed Vehicle is prior to all other present liens (other than tax liens and other liens that arise by operation of law) upon and security interests in such Financed Vehicle.
However, liens for repairs or taxes could arise, or the confiscation of a Financed Vehicle could occur, at any time during the term of a Receivable. No notice will be given to the Trustee, any Indenture Trustee, any Noteholders or the Certificateholders in respect of a given Trust if such a lien arises or confiscation occurs which would not give rise to the Seller's repurchase obligation under the related Sale and Servicing Agreement or Pooling and Servicing Agreement or TMCC's repurchase obligation under the related Receivables Purchase Agreement.

REPOSSESSION

         In the event of default by an obligor, the holder of the related retail installment sale contract has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. Among the UCC remedies, the secured party has the right to perform repossession by self-help means, unless such means would constitute a breach of the peace or is otherwise limited by applicable state law. Unless a financed vehicle is voluntarily surrendered, self-help repossession is the method employed by TMCC in most states and is accomplished simply by retaking possession of the financed vehicle. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the financed vehicle must then be recovered in accordance with that order. In some jurisdictions, the secured party is required to notify the obligor of the default and the intent to repossess the collateral and to give the obligor a time period within which to cure the default prior to repossession. In most states, under certain circumstances after the financed vehicle has been repossessed, the obligor may reinstate the related contract by paying the delinquent installments and other amounts due.

NOTICE OF SALE; REDEMPTION RIGHTS

         In the event of default by an obligor under a retail installment sales contract, some jurisdictions require that the obligor be notified of the default and be given a time period within which to cure the default prior to repossession. Generally, this right of cure may only be exercised on a limited number of occasions during the term of the related contract.

         The UCC and other state laws require the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. In most states, the obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys' fees. In some states, the obligor has the right to redeem the collateral prior to actual sale by payment of delinquent installments or the unpaid balance.





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
DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS

         The proceeds of resale of the vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit such judgments. In addition to the notice requirement, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be "commercially reasonable". Generally, courts have held that when a sale is not "commercially reasonable", the secured party loses its right to a deficiency judgment. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or be uncollectible. In addition, the UCC permits the debtor or other interested party to recover for any loss caused by noncompliance with the provisions of the UCC. Also, prior to a sale, the UCC permits the debtor or other interested person to prohibit the secured party from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the "default" provisions under the UCC.

         Occasionally, after resale of a repossessed vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien with respect to such vehicle or if no such lienholder exists, the UCC requires the creditor to remit the surplus to the obligor.

CERTAIN BANKRUPTCY CONSIDERATIONS

         The Seller, in structuring the transactions contemplated hereby, has taken steps that are intended to make it unlikely that the voluntary or involuntary application for relief by TMCC under the United States Bankruptcy Code or similar applicable state laws (collectively, "Insolvency Laws") will result in consolidation of the assets and liabilities of the Seller with those of TMCC. These steps include the creation of the Seller as a wholly owned, limited purpose subsidiary pursuant to articles of incorporation and bylaws, containing certain limitations (including requiring that the Seller must at all times have at least one "Independent Director" and restrictions on the nature of the Seller's business and on its ability to commence a voluntary case or proceeding under any Insolvency Law without the affirmative vote of a majority of its directors, including each Independent Director). In addition, to the extent that the Seller granted a security interest in the Receivables to the Trust, and that interest was validly perfected before the bankruptcy or insolvency of TMCC and was not taken or granted in contemplation of insolvency or with the intent to hinder, delay or defraud TMCC or its creditors, that security interest should not be subject to avoidance, and payments to the Trust with respect to the Receivables should not be subject to recovery by a creditor or trustee in bankruptcy of TMCC. If, notwithstanding the foregoing, (i) a court concluded that the assets and liabilities of the Seller should be consolidated with those of TMCC in the event of the application of applicable Insolvency Laws to TMCC or following the bankruptcy or insolvency of TMCC the security interest in the Receivables granted by the Seller to the Trust should be avoided, (ii) a filing were made under any Insolvency Law by or against the Seller or (iii) an attempt were made to litigate any of the foregoing issues, delays in payments on the Certificates and possible reductions in the amount of such payments could occur.

         The Seller has received the opinion of Andrews & Kurth L.L.P. to the effect that, based on a reasoned analysis of analogous case law (although there is no precedent based on directly similar facts), and,





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subject to certain facts, assumptions and qualifications specified therein and applying the principles set forth therein, in the event of a voluntary or involuntary case in respect of TMCC under Title 11 of the United States Bankruptcy Code at a time when TMCC and the Seller were solvent, the property of the Seller would not properly be substantively consolidated with the property of the estate of TMCC. Among other things, it is assumed in such opinion that the Seller will follow certain procedures in the conduct of its affairs, including maintaining records and books of account separate from those of TMCC, refraining from commingling its assets with those of TMCC, and refraining from holding itself out as having agreed to pay, or being liable for, the debts of TMCC. The Seller intends to follow these and other procedures related to maintaining its separate corporate identity. However, there can be no assurance that a court would not conclude that the assets and liabilities of the Seller should be consolidated with those of TMCC.

         TMCC will warrant in the Receivables Purchase Agreement that the sale of the Receivables by it to the Seller is a valid sale. Notwithstanding the foregoing, if TMCC were to become a debtor in a bankruptcy case a court could take the position that the sale of Receivables to the Seller should instead be treated as a pledge of such Receivables to secure a borrowing of such debtor. If a court were to reach such conclusions, or a filing were made under any Insolvency Law by or against the Seller, or if an attempt were made to litigate any of the foregoing issues, delays in distributions on the Certificates (and possible reductions in the amount of such distributions) could occur. In addition, if the transfer of Receivables to the Seller is treated as a pledge instead of a sale, a tax or government lien on the property of TMCC arising before the transfer of a Receivable to the Seller may have priority over the Seller's interest in such Receivable.

         TMCC and the Seller will treat the transactions described herein as a sale of the Receivables to the Seller, such that the automatic stay provisions of the United States Bankruptcy Code should not apply to the Receivables in the event that TMCC were to become a debtor in a bankruptcy case. A case decided by the United States Court of Appeals for the Tenth Circuit in 1993 contains language to the effect that under the UCC accounts sold by a debtor would remain property of the debtor's bankruptcy estate whether or not the sale of the accounts was perfected. Although the Receivables constitute chattel paper under the UCC, rather than accounts, Article 9 of the UCC applies to the sale of chattel paper as well as the sale of accounts and perfection of a security interest in both chattel paper and accounts may be accomplished by the filing of a UCC-1 financing statement. If, following a bankruptcy of TMCC, a court were to follow the reasoning of the Tenth Circuit reflected in the above case, then the Receivables could be included in the bankruptcy estate of TMCC and delays in payments of collections on or in respect of the Receivables could occur.

CONSUMER PROTECTION LAWS

         Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Soldiers' and Sailors' Civil Relief Act of 1940, the Texas Consumer Credit Code, state adoptions of the National Consumer Act and of the Uniform Consumer Credit Code and state motor vehicle retail installment sales acts and other similar laws. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee's ability to enforce consumer finance contracts such as the Receivables.





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
         The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC Rule"), the provisions of which are generally duplicated by the Uniform Consumer Credit Code, other statutes or the common law, has the effect of subjecting a seller (and certain related creditors and their assignees) in a consumer credit transaction to all claims and defenses which the obligor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by the obligor under the contract, and the holder of the contract may also be unable to collect any balance remaining due thereunder from the obligor. The FTC Rule is generally duplicated by the Uniform Consumer Credit Code, other state statutes or the common law in certain states.

         Most of the Receivables will be subject to the requirements of the FTC Rule. Accordingly, each Trust, as holder of the related Receivables, will be subject to any claims or defenses that the purchaser of the applicable Financed Vehicle may assert against the seller of the Financed Vehicle. As to each Obligor, such claims are limited to a maximum liability equal to the amounts paid by the Obligor on the related Receivable. If an Obligor were successful in asserting any such claim or defense, such claim or defense would constitute a breach of the Seller's warranties under the related Sale and Servicing Agreement or Pooling and Servicing Agreement and a breach of TMCC's warranties under the related Receivables Purchase Agreement and would create an obligation of the Seller and TMCC, respectively, to repurchase the Receivable unless the breach is cured. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables".

         Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

         In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to borrowers.

         From time to time, TMCC has been involved in litigation under consumer protection laws. In addition, with respect to the Receivables originated in California, a significant number may provide that such Receivables may be rescinded by the related Dealer if such Dealer is unable to assign the Receivable to a lender within ten days of the date of such Receivable.
Although there is authority, which is not binding on any court, providing that a conditional sale contract containing such a provision would be unenforceable under California law, to the knowledge of TMCC and the Seller, this enforceability issue has not been presented before any California court.

         TMCC and the Seller will represent and warrant under each Receivables Purchase Agreement and each Sale and Servicing Agreement and Pooling and Servicing Agreement, as applicable, that each Receivable complies with all requirements of law in all material respects. In addition, with respect to any Trust as to which 10% or more of the Receivables were originated in California, on the applicable Closing Date, the Seller will receive an opinion of counsel to the effect that all of the California Receivables are enforceable under California law and applicable federal laws, subject to customary exceptions. Accordingly, if an Obligor has a claim against such Trust for violation of any law and such claim materially and adversely affects such Trust's interest in a Receivable, such violation would constitute a breach of the representations and warranties of TMCC under the Receivables Purchase Agreement and the Seller under such Sale and Servicing Agreement or Pooling and Servicing Agreement and would create an obligation of TMCC and the





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
Seller to repurchase the Receivable unless the breach is cured. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables".

OTHER LIMITATIONS

         In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the vehicle at the time of bankruptcy (as determined by the court), leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

         Under the terms of the Soldiers' and Sailors' Relief Act of 1940, an Obligor who enters the military service after the origination of such Obligor's Receivable (including an Obligor who is a member of the National Guard or is in reserve status at the time of the origination of the Obligor's Receivable and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such Obligor's active duty status, unless a court orders otherwise upon application of the lender. In addition, pursuant to the Military Reservist Relief Act, under certain circumstances, California residents called into active duty with the reserves can delay payments on retail installment sales contracts, including the Receivables, for a period, not to exceed 180 days, beginning with the order to active duty and ending 30 days after release. It is possible that the foregoing could have an effect on the ability of the Servicer to collect the full amount of interest owing on certain of the Receivables. In addition, the Relief Acts impose limitations that would impair the ability of the Servicer to repossess an affected Receivable during the Obligor's period of active duty status. Thus, in the event that such a Receivable goes into default, there may be delays and losses occasioned by the inability to exercise the Trust's rights with respect to the related Financed Vehicle in a timely fashion.

         Any such shortfall pursuant to either of the two preceding paragraphs, to the extent not covered by amounts payable to the Securityholders from amounts on deposit in the related Reserve Fund or from coverage provided under any other credit enhancement mechanism, could result in losses to the Securityholders.


                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Notes and the Certificates of any series, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of tax counsel to each Trust with respect to the related series on the material matters associated with such consequences, subject to the qualifications set forth herein. "Tax Counsel" with respect to each Trust will be Andrews & Kurth L.L.P. The summary does not purport to deal with federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. For example, it does not discuss the tax treatment of Noteholders or Certificateholders that are insurance companies, regulated investment companies or dealers in securities. Moreover, there are no cases or Internal Revenue Service ("IRS") rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the Notes and the Certificates. As a result, the IRS may disagree with all or a part of the discussion below. Prospective





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investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Notes and the Certificates.

         The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. Each Trust will be provided with an opinion of Tax Counsel regarding certain federal income tax matters discussed below. An opinion of Tax Counsel, however, is not binding on the IRS or the courts. No ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following summary, references to the Trust, the Notes, the Certificates and related terms, parties and documents shall be deemed to refer, unless otherwise specified herein, to each Trust and the Notes, Certificates and related terms, parties and documents applicable to such Trust. The federal income tax consequences to Certificateholders will vary depending on whether an election is made to treat the Trust as a partnership under the Code or whether the Trust will be treated as a grantor trust. The Prospectus Supplement for each Series of Certificates will specify whether a partnership election will be made or the Trust will be treated as a grantor trust.

TRUSTS FOR WHICH A PARTNERSHIP ELECTION IS MADE

TAX CHARACTERIZATION OF THE TRUST AS A PARTNERSHIP

         The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of the Notes and the Certificates of a Trust for which a partnership election will be made, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of Tax Counsel to each Trust with respect to the related series on the material matters associated with such consequences, subject to the qualifications set forth herein. In addition, Tax Counsel has prepared or reviewed the statements in the Prospectus under the heading "Certain Federal Income Tax Consequences--Trusts for Which a Partnership Election is Made", and is of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, each investor is advised to consult its own tax advisors with regard to the tax consequences to it of investing in Notes or Certificates.

         Tax Counsel will deliver its opinion that a Trust for which a partnership election is made will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that
(1) the Trust will not have certain characteristics necessary for a business trust to be classified as an association taxable as a corporation and (2) the nature of the income of the Trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

         If the Trust were taxable as a corporation for federal income tax purposes, the Trust would be subject to corporate income tax on its taxable income. The Trust's taxable income would include all its income on the Receivables, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust.





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TAX CONSEQUENCES TO HOLDERS OF THE NOTES

         Treatment of the Notes as Indebtedness. The Seller will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Tax Counsel will, except as otherwise provided in the related Prospectus Supplement, advise the Trust that the Notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

         OID, Indexed Securities, etc. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars, and that the Notes are not Indexed Securities or Strip Notes. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for "qualified stated interest" under Treasury regulations (the "OID regulations") relating to original issue discount ("OID"), and that any OID on the Notes (i.e., any excess of the principal amount of the Notes over their issue price) does not exceed a de minimis amount (i.e., 1/4% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of Notes, additional tax considerations with respect to such Notes will be disclosed in the applicable Prospectus Supplement.

         Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the Notes will not be considered issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID regulations, a holder of a Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

         A holder of a Note that has a fixed maturity date of not more than one year from the issue date of such Note (a "Short-Term Note") may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in
Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

         Sale or Other Disposition. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any market discount, acquisition discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium, if any, previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset,





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except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

         Foreign Holders. Interest payments made (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a "10 percent shareholder" of the Trust or the Seller (including a holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust or the Seller is a "related person" within the meaning of the Code and
(ii) provides the Owner Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8 or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

         Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

         Backup Withholding. Each holder of a Note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust will be required to withhold 31 percent of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

         Possible Alternative Treatments of the Notes. If, contrary to the opinion of Tax Counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust. If so treated, the Trust might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity). Alternatively, and most likely in the view of Tax Counsel, the Trust might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income", income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of Trust expenses.





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TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

         Treatment of the Trust as a Partnership. The Seller and the Servicer will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificateholders (including the Seller in its capacity as recipient of distributions from the Reserve
Fund), and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust, the Certificates, the Notes, the Seller and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

         A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Seller or the Trust. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

         Indexed Securities, etc. The following discussion assumes that all payments on the Certificates are denominated in U.S. dollars, none of the Certificates are Indexed Securities or Strip Certificates, and that a series of Securities includes a single class of Certificates. If these conditions are not satisfied with respect to any given series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the applicable Prospectus Supplement.

         Partnership Taxation. As a partnership, the Trust will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust. The Trust's income will consist primarily of interest and finance charges earned on the Receivables (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Receivables. The Trust's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Receivables.

         The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed;
(ii) any Trust income attributable to discount on the Receivables that corresponds to any excess of the principal amount of the Certificates over their initial issue price; (iii) prepayment premium payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust of premium on Receivables that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust will be allocated to the Seller. Based on the economic arrangement of the parties, this approach for allocating Trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass Through Rate plus the other items described above even though the Trust might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to





                                       67
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report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust income even if they have not received cash from the Trust to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust.

         All of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

         An individual taxpayer's share of expenses of the Trust (including fees to the Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust.

         The Trust intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Receivable, the Trust might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

         Discount and Premium. It is believed that the Receivables were not issued with OID, and, therefore, the Trust should not have OID income.
However, the purchase price paid by the Trust for the Receivables may be greater or less than the remaining principal balance of the Receivables at the time of purchase. If so, the Receivables will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust will make this calculation on an aggregate basis, but might be required to recompute it on a Receivable-by-Receivable basis.)

         If the Trust acquires the Receivables at a market discount or premium, the Trust will elect to include any such discount in income currently as it accrues over the life of the Receivables or to offset any such premium against interest income on the Receivables. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

         Section 708 Termination. Under Section 708 of the Code, the Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust are sold or exchanged within a 12-month period. If such a termination occurs, the Trust will be considered to distribute its assets to the partners, who would then be treated as recontributing those assets to the Trust, as a new partnership. The Trust will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Trust might not be able to comply due to lack of data.

         Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust. A holder





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acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

         Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Receivables would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust will elect to include market discount in income as it accrues.

         If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

         Allocations Between Transferors and Transferees. In general, the Trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

         The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust might be reallocated among the Certificateholders. The Seller is authorized to revise the Trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

         Section 754 Election. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for Certificates.

         Administrative Matters. The Owner Trustee is required to keep or have kept complete and accurate books of the Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be set forth in the related Prospectus Supplement. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust and will report each Certificateholder's allocable share of items of Trust income and expense to holders and the IRS on Schedule K-1. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.





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         Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust. The information referred to above for any calendar year must be furnished to the Trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.

         The Seller will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust.

         Tax Consequences to Foreign Certificateholders. It is not clear whether the Trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust would be engaged in a trade or business in the United States for such purposes, the Trust will withhold as if it were so engaged in order to protect the Trust from possible adverse consequences of a failure to withhold. The Trust expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to
Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures. In determining a holder's withholding status, the Trust may rely on IRS Form W-8, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

         Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Trust on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust, taking the position that no taxes were due because the Trust was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust. If these interest payments are properly characterized as guaranteed payments, then the interest





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will not be considered "portfolio interest." As a result, Certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

         Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

TRUSTS TREATED AS GRANTOR TRUSTS

TAX CHARACTERIZATION OF THE TRUST AS A GRANTOR TRUST

         The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of the Notes and the Certificates of a Trust for which a partnership election will not be made, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of Tax Counsel to each Trust with respect to the related series on the material matters associated with such consequences, subject to the qualifications set forth herein. In addition, Tax Counsel has prepared or reviewed the statements in the Prospectus under the heading "Certain Federal Income Tax Consequences--Trusts Treated as Grantor Trusts", and is of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of any Trust as a grantor trust for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, each investor is advised to consult its own tax advisors with regard to the tax consequences to it of investing in Notes or Certificates.

         If a partnership election is not made, Tax Counsel will deliver its opinion that the Trust will not be classified as an association taxable as a corporation and that such Trust will be classified as a grantor trust under subpart E, Part I of subchapter J of Chapter 1 of Subtitle A of the Code. In this case, owners of Certificates (referred to herein as "Grantor Trust Certificateholders") will be treated for federal income tax purposes as owners of a portion of the Trust's assets as described below. The Certificates issued by a Trust that is treated as a grantor trust are referred to herein as "Grantor Trust Certificates".

         Characterization. Each Grantor Trust Certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the Trust represented by the Grantor Trust Certificates and will be considered the equitable owner of a pro rata undivided interest in each of the Receivables in the Trust. Any amounts received by a Grantor Trust Certificateholder in lieu of amounts due with respect to any Receivable because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

         Each Grantor Trust Certificateholder will be required to report on its federal income tax return in accordance with such Grantor Trust Certificateholder's method of accounting its pro rata share of the entire income from the Receivables in the Trust represented by Grantor Trust Certificates, including interest, OID, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the Servicer. Under Sections 162 or 212 each Grantor Trust Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon





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
an assumption and late payment charges retained by the Servicer, provided that such amounts are reasonable compensation for services rendered to the Trust. Grantor Trust Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent such expenses plus all other Section 212 expenses exceed two percent of its adjusted gross income. A Grantor Trust Certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the Servicer. A Grantor Trust Certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the Servicer, whichever is earlier. If the servicing fees paid to the Servicer are deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as an ownership interest retained by the Servicer (or any person to whom the Servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the Receivables. The Receivables would then be subject to the "coupon stripping" rules of the Code discussed below.

         Premium. The price paid for a Grantor Trust Certificate by a holder will be allocated to such holder's undivided interest in each Receivable based on each Receivable's relative fair market value, so that such holder's undivided interest in each Receivable will have its own tax basis. A Grantor Trust Certificateholder that acquires an interest in Receivables at a premium may elect to amortize such premium under a constant interest method. Amortizable bond premium will be treated as an offset to interest income on such Grantor Trust Certificate. The basis for such Grantor Trust Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Section
171. A Grantor Trust Certificateholder that makes this election for a Grantor Trust Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Grantor Trust Certificateholder acquires during the year of the election or thereafter.

         If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a Grantor Trust Certificate acquired at a premium should recognize a loss if a Receivable prepays in full, equal to the difference between the portion of the prepaid principal amount of such Receivable that is allocable to the Grantor Trust Certificate and the portion of the adjusted basis of the Grantor Trust Certificate that is allocable to such Receivable. If a reasonable prepayment assumption is used to amortize such premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

STRIPPED BONDS AND STRIPPED COUPONS

         Although the tax treatment of stripped bonds is not entirely clear, based on recent guidance by the IRS, each purchaser of a Grantor Trust Certificate will be treated as the purchaser of a stripped bond which generally should be treated as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Generally, under applicable Treasury regulations (the "Section 1286 Treasury Regulations"), if the discount on a stripped bond is larger than a de minimis amount (as calculated for purposes of the OID rules of the Code) such stripped bond will be considered to have been issued with OID. See "Original Issue Discount." Based on the preamble to the Section 1286 Treasury Regulations, Tax Counsel is of the opinion that, although the matter is not entirely clear, the interest income on the Certificates at the sum of the Pass Through Rate and the portion of the Servicing Fee Rate that does not constitute excess servicing will be treated as "qualified stated interest" within the meaning of the Section 1286 Treasury Regulations and such income will be so treated in the Trustee's tax information reporting.





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         Original Issue Discount.  The IRS has stated in published rulings that, in circumstances similar to those described herein, the special rules of the Code relating to "original issue discount" (currently Sections 1271 through 1273 and 1275) will be applicable to a Grantor Trust Certificateholder's interest in those Receivables meeting the conditions necessary for these sections to apply. Generally, a Grantor Trust Certificateholder that acquires an undivided interest in a Receivable issued or acquired with OID must include in gross income the sum of the "daily portions," as defined below, of the OID on such Receivable for each day on which it owns a Certificate, including the date of purchase but excluding the date of disposition. In the case of an original Grantor Trust Certificateholder, the daily portions of OID with respect to a Receivable generally would be determined as follows. A calculation will be made of the portion of OID that accrues on the Receivable during each successive monthly accrual period (or shorter period in respect of the date of original issue or the final Distribution Date). This will be done, in the case of each full monthly accrual period, by adding (i) the present value of all remaining payments to be received on the Receivable under the prepayment assumption used in respect of the Receivables and (ii) any payments received during such accrual period, and subtracting from that total the "adjusted issue price" of the Receivable at the beginning of such accrual period. No representation is made that the Receivables will prepay at any prepayment assumption. The "adjusted issue price" of a Receivable at the beginning of the first accrual period is its issue price (as determined for purposes of the OID rules of the Code) and the "adjusted issue price" of a Receivable at the beginning of a subsequent accrual period is the "adjusted issue price" at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment (other than "qualified stated interest") made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to a reasonable method, provided that such method is consistent with the method used to determine the yield to maturity of the Receivables.

         With respect to the Receivables, the method of calculating OID as described above will cause the accrual of OID to either increase or decrease (but never below zero) in any given accrual period to reflect the fact that prepayments are occurring at a faster or slower rate than the prepayment assumption used in respect of the Receivables. Subsequent purchasers that purchase Receivables at more than a de minimis discount should consult their tax advisors with respect to the proper method to accrue such OID.

         Market Discount. A Grantor Trust Certificateholder that acquires an undivided interest in Receivables may be subject to the market discount rules of Sections 1276 through 1278 to the extent an undivided interest in a Receivable is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of such Receivable allocable to such holder's undivided interest over such holder's tax basis in such interest. Market discount with respect to a Grantor Trust Certificate will be considered to be zero if the amount allocable to the Grantor Trust Certificate is less than 0.25% of the Grantor Trust Certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

         The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market





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
discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

         The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a Grantor Trust Certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period. For Grantor Trust Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Grantor Trust Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Grantor Trust Certificate purchased at a discount or premium in the secondary market.

         A holder who acquired a Grantor Trust Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Grantor Trust Certificate purchased with market discount. For these purposes, the de minimis rule referred above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

         Premium. To the extent a Grantor Trust Certificateholder is considered to have purchased an undivided interest in a Receivable for an amount that is greater than its stated redemption price at maturity of such Receivable, such Grantor Trust Certificateholder will be considered to have purchased the Receivable with "amortizable bond premium" equal in amount to such excess. A Grantor Trust Certificateholder (who does not hold the Certificate for sale to customers or in inventory) may elect under Section 171 of the Code to amortize such premium. Under the Code, premium is allocated among the interest payments on the Receivables to which it relates and is considered as an offset against (and thus a reduction of) such interest payments. With certain exceptions, such an election would apply to all debt instruments held or subsequently acquired by the electing holder. Absent such an election, the premium will be deductible as an ordinary loss only upon disposition of the Certificate or pro rata as principal is paid on the Receivables.

         Election to Treat All Interest as OID. The OID regulations permit a Grantor Trust Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a Grantor Trust Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Grantor Trust Certificateholder acquires during the year of the election or thereafter. Similarly, a Grantor Trust Certificateholder that makes this election for a Grantor Trust Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Grantor Trust Certificateholder owns or acquires. See "--Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Grantor Trust Certificate is irrevocable.

         Sale or Exchange of a Grantor Trust Certificate. Sale or exchange of a Grantor Trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the Grantor Trust Certificate. Such adjusted basis generally will equal the seller's purchase price for the Grantor Trust Certificate, increased by the OID included in the seller's gross income with respect to the Grantor Trust Certificate, and reduced by principal payments on the Grantor Trust Certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a Grantor Trust Certificate is a "capital asset" within the meaning of Section 1221, and will be long-term or short-term depending on whether the Grantor Trust Certificate has been owned for the long-term capital gain holding period (currently more than one year).

         Grantor Trust Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1), so that gain or loss recognized from the sale of a Grantor Trust Certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

         Non-U.S. Persons. Generally, interest or OID paid by the person required to withhold tax under Section 1441 or 1442 to (i) an owner that is not a U.S. Person (as defined below) or (ii) a Grantor Trust Certificateholder holding on behalf of an owner that is not a U.S. Person and accrued OID recognized by the owner on the sale or exchange of such a Grantor Trust Certificate will not be subject to withholding to the extent that a Grantor Trust Certificate evidences ownership in Receivables issued after July 18, 1984 by natural persons if such Grantor Trust Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Grantor Trust Certificateholder under penalties of perjury, certifying that such Grantor Trust Certificateholder is not a U.S. Person and providing the name and address of such Grantor Trust Certificateholder). Additional restrictions apply to Receivables where the obligor is not a natural person in order to qualify for the exemption from withholding.

         As used herein, a "U.S. Person" means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof or an estate or trust, the income of which from sources outside the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.

         Information Reporting and Backup Withholding. The Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Grantor Trust Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Grantor Trust Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold Grantor Trust Certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.


CERTAIN STATE TAX CONSEQUENCES WITH RESPECT TO TRUSTS FOR WHICH A PARTNERSHIP ELECTION IS MADE


         The activities to be undertaken by the Servicer in servicing and collecting the Receivables will take place in California. The State of California imposes a state individual income tax and a corporate franchise tax on corporations, partnerships and other entities doing business in the State of California. This discussion relates only to Trusts for which a partnership election is made, and is based upon present provisions of California statutes and the regulations promulgated thereunder, and applicable judicial or ruling authority, all of which are subject to change, which change may be retroactive.

         Because of the variation in each state's tax laws based in whole or in part upon income, it is impossible to predict tax consequences to holders of Notes and Certificates in all of the state taxing jurisdictions in which they are already subject to tax. Noteholders and Certificateholders are urged to consult their own tax advisors with respect to state tax consequences arising out of the purchase, ownership and disposition of Notes and Certificates.

         For purposes of the following summary, references to the Trust, the Notes, the Certificates and related terms, parties and documents shall be deemed to refer, unless otherwise specified herein, to each Trust for which a partnership election is made and the Notes, Certificates and related terms, parties and documents applicable to such Trust.

TAX CONSEQUENCES WITH RESPECT TO THE NOTES

         It is expected that Tax Counsel will advise each such Trust that issues Notes that, assuming the Notes will be treated as debt for federal income tax purposes, the Notes will be treated as debt for California income and franchise tax purposes. Accordingly, Noteholders not otherwise subject to taxation in California should not become subject to taxation in California solely because of a holder's ownership of Notes. However, a Noteholder already subject to California's income tax or franchise tax could be required to pay additional California tax as a result of the holder's ownership or disposition of Notes.

TAX CONSEQUENCES WITH RESPECT TO THE CERTIFICATES ISSUED BY A TRUST TREATED AS A PARTNERSHIP

         Based on a regulation issued by the Franchise Tax Board with respect to the California tax characterization of an owner trust as a partnership and not as an association taxable as a corporation or other taxable entity, if the arrangement created by the Trust Agreement is treated as a partnership (not taxable as a corporation) for federal income tax purposes, Tax Counsel will opine that the same treatment should also apply for California tax purposes.
In such case, the resulting constructive partnership should not be treated as doing business in California but rather should be viewed as a passive holder of investments and, as a result, should not be subject to the California franchise tax (which, if applicable, could possibly result in reduced distributions to Certificateholders). A Certificateholder also should not be subject to the California franchise tax on income received through the partnership if such Certificateholder is not otherwise subject to taxation in California.

         Under current law, Certificateholders that are nonresidents of California and are not otherwise subject to California income tax should not be subject to California income tax on the income from the constructive partnership. In any event, classification of the arrangement as a "partnership" would not cause a Certificateholder not otherwise subject to taxation in California to pay California tax on income beyond that derived from the Certificates.

         If the Certificates are instead treated as ownership interests in an association taxable as a corporation or a "publicly traded partnership" taxable as a corporation, then the hypothetical entity should not be subject to the California franchise tax (which, if applicable, could result in reduced distributions to Certificateholders). A Certificateholder not otherwise subject to tax in California would not become subject to California tax as a result of its mere ownership of such an interest.

         THE FEDERAL AND STATE TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A NOTEHOLDER'S OR CERTIFICATEHOLDER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES AND CERTIFICATES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.


                              ERISA CONSIDERATIONS

         Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and certain types of Keogh Plans (each a "Benefit Plan"), from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Benefit Plan. ERISA also imposes certain duties on persons who are fiduciaries of Benefit Plans subject to ERISA and prohibits certain transactions between a Benefit Plan and parties in interest with respect to such Benefit Plans. Under ERISA, any person who exercises any authority or control with respect to the management or disposition of the assets of a Benefit Plan is considered to be a fiduciary of such Benefit Plan (subject to certain exceptions not here relevant). A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons.

         Certain transactions involving a Trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased Notes or Certificates if assets of the Trust were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of a Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an "equity interest" in the Trust and none of the exceptions contained in the Plan Assets Regulation was applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The likely treatment in this context of Notes and Certificates of a given series will be discussed in the related Prospectus Supplement.

         Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Due to the complexities of the "prohibited transaction" rules and the penalties imposed upon persons involved in prohibited transactions, it is important that the fiduciary of any Benefit Plan considering the purchase of Securities consult with its tax and/or legal advisors regarding whether the assets of the related Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.


                              PLAN OF DISTRIBUTION

         On the terms and conditions set forth in an underwriting agreement with respect to the Notes, if any, of a given series and an underwriting agreement with respect to the Certificates of such series (collectively, the "Underwriting Agreements"), the Seller will agree to cause the related Trust to sell to the underwriters named therein and in the related Prospectus Supplement, and each of such underwriters will severally agree to purchase, the principal amount of each class of Notes and Certificates, as the case may be, of the related series set forth therein and in the related Prospectus Supplement.

         In each of the Underwriting Agreements with respect to any given series of Securities, the several underwriters will agree, subject to the terms and conditions set forth therein, to purchase all the Notes and Certificates, as the case may be, described therein which are offered hereby and by the related Prospectus Supplement if any of such Notes and Certificates, as the case may be, are purchased.

         Each Prospectus Supplement will either (i) set forth the price at which each class of Notes and Certificates, as the case may be, being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such Notes and Certificates or (ii) specify that the related Notes and Certificates, as the case may be, are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale. After the initial public offering of any such Notes and Certificates, such public offering prices and such concessions may be changed.

         Each Underwriting Agreement will provide that TMCC and the Seller will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the several underwriters may be required to make in respect thereof.

         Each Trust may, from time to time, invest the funds in its Trust Accounts in Eligible Investments acquired from such underwriters or from the Seller.

         Pursuant to each Underwriting Agreement with respect to a given series of Securities, the closing of the sale of any class of Securities subject to such Underwriting Agreement will be conditioned on the closing of the sale of all other such classes of Securities of that series.

         The place and time of delivery for the Securities in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.

                                 LEGAL OPINIONS

         Certain legal matters relating to the Securities of any series will be passed upon for the related Trust, the Seller and the Servicer by Andrews & Kurth L.L.P. In addition, certain United States federal and California state tax and other matters will be passed upon for the related Trust by Andrews & Kurth L.L.P.

                                 INDEX OF TERMS

Actuarial Receivables . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16, 50
Administration Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   56
Administration Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   56
Administrative Purchase Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
Administrative Receivable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
Administrator . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   56
Advances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6, 48
APR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
Base Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
Benefit Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   77
Business Day  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
Calculation Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
Calculation Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31, 32, 34
CD Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30, 31
CD Rate Security  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
Cedel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
Cedel Participants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
Certificate Balance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
Certificate Owners  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
Certificate Pool Factor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
Certificateholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -i-
Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4, 42
Collection Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
Collection Period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
Commercial Paper Rate Security  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
Commission  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -iii-
Cooperative . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
Cutoff Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4, 14
Dealer Recourse . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8, 18
Dealers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3, 14
Definitive Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
Definitive Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
Definitive Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36, 40
Depository  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
Designated LIBOR Page . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
disqualified persons  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   77
Distribution Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23, 27
DTC Participants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22, 37
Eligible Deposit Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
Eligible Institution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
Eligible Investments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
Euroclear . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
Euroclear Operator  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39

Euroclear Participants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
Excess Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
Federal Funds Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
Federal Funds Rate Security . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
Final Scheduled Maturity Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
Financed Vehicles . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
Fixed Rate Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
Floating Rate Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
Indenture . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
Indenture Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -i-
Index . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
Index Currencies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
Index Currency  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
Index Maturity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
Indexed Principal Amount  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
Indexed Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
Indirect DTC Participants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
Initial Receivables . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
Insolvency Event  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53
Insolvency Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   60
Interest Period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
Interest Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
Interest Reset Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
Interest Reset Period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
Investment Earnings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
Issuer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
LIBOR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
LIBOR Security  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
London Business Day . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
Note Pool Factor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
Noteholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -i-
Obligors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
Pass Through Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
Payahead Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
Pool Balance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19, 49
Pooling and Servicing Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1, 4
Precomputed Advance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6, 47
Precomputed Receivables . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
Prepayment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
prepayments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
Principal Balance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
Principal Financial Center  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
Prospectus Supplement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -i-
Receivables . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -i-, 3, 4
Receivables Pool  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
Receivables Purchase Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42

Registration Statement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -iii-
Related Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     26
Required Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     50
Required Yield Maintenance Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     50
Reserve Fund  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     50
Rule of 78s Receivables . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     16
Sale and Servicing Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      4
Schedule of Receivables . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     43
Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    -i-
Securities Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -iii-
Securityholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     13
Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -i-, 1
Servicer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -i-, 1
Servicer Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     52
Servicing Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     48
Servicing Fee Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     48
Simple Interest Advance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6, 48
Simple Interest Receivables . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     16
Spread  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     28
Spread Multiplier . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     28
Strip Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3
Strip Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2
Tax Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     63
TMCC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1, 20
TMS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11, 21
Transfer and Servicing Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     42
Treasury Rate Security  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     28
Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -i-, 1
Trust Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     44
Trust Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1
Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    -i-
Underwriting Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     78
Warranty Purchase Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     43
Warranty Receivable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     43
weighted average life . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     17
Yield Maintenance Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     50
Yield Maintenance Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     51

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Prospectus Supplement and the accompanying Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.


                   SUBJECT TO COMPLETION, DATED JULY 3, 1996


PROSPECTUS SUPPLEMENT
(To Prospectus dated____ , 1996)
                             $_____________________


                 TOYOTA AUTO RECEIVABLES 199_-__ GRANTOR TRUST


              $__________  ___% ASSET BACKED CERTIFICATES, CLASS A
             $___________  ___% ASSET BACKED CERTIFICATES, CLASS B

                  TOYOTA MOTOR CREDIT RECEIVABLES CORPORATION,
                                     SELLER

                        TOYOTA MOTOR CREDIT CORPORATION,
                                    SERVICER

         The Toyota Auto Receivables 199_-__ Grantor Trust (The "Trust") will be formed pursuant to a Pooling and Servicing Agreement, to be dated as of __________, 199__, among Toyota Motor Credit Receivables Corporation (the "Seller"), Toyota Motor Credit Corporation (the "Servicer") and ___________, as trustee (the "Trustee"), and will issue $______________ aggregate principal amount of ___% Asset Backed Certificates, Class A (the "Class A Certificates") and $___________ aggregate principal amount of ___% Asset Backed Certificates, Class B (the "Class B Certificates" and, together with the Class A
Certificates, the "Certificates"). The Class A Certificates and Class B Certificates will evidence in the aggregate undivided ownership interests of approximately ___% and ___%, respectively, of the Trust. The rights of
                                                        (continued on next page)

         PROSPECTIVE INVESTORS SHOULD CONSIDER THE FACTORS SET FORTH UNDER "RISK FACTORS" COMMENCING ON PAGE 12 HEREOF AND IN THE ACCOMPANYING PROSPECTUS.

THE CERTIFICATES WILL REPRESENT BENEFICIAL OWNERSHIP INTERESTS IN THE TRUST ONLY AND DO NOT REPRESENT OBLIGATIONS OF OR INTERESTS IN TOYOTA MOTOR CREDIT RECEIVABLES CORPORATION, TOYOTA MOTOR CREDIT CORPORATION, TOYOTA MOTOR SALES, U.S.A., INC. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE RECEIVABLES ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 Price to the Public(1)        Underwriting Discount       Proceeds to the Seller(2)
                                  -------------------           ---------------------       ----------------------
 Per Class A Certificate
 Per Class B Certificate
 Total                         $                              $                            $

(1) Plus accrued interest, if any, from ________, 199__.
(2) Before deducting expenses payable by the Seller estimated to be $________.

         The Class A Certificates and Class B Certificates are offered by the Underwriters when, as and if issued and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the Certificates will be made in book-entry form only through the Same Day Funds Settlement System of The Depository Trust Company, Cedel Bank, societe anonyme and the Euroclear System on or about ____________, 199__ against payment therefor in immediately available funds.

                                 [UNDERWRITERS]

        The date of this Prospectus Supplement is ______________, 199__.

(continued from previous page)
the Class B Certificateholders to receive distributions with respect to the Receivables are subordinated to the rights of the Class A Certificateholders to the extent described herein. The assets of the Trust will primarily include a pool of retail installment sales contracts (the "Receivables") secured by the new and used automobiles and/or light duty trucks financed thereby (the "Financed Vehicles"), certain monies due or received thereunder on or after _______, 199_ , security interests in the Financed Vehicles, and certain other property as further described herein.


         Principal, and interest to the extent of the Class A Pass Through Rate of __% per annum and the Class B Pass Through Rate of __% per annum, will be distributed to the Class A Certificateholders and the Class B Certificateholders, respectively, on the ___ day of each month (or, if such day is not a Business Day, the next succeeding Business Day) beginning __________, 199__ (each a "Distribution Date"). The Final Scheduled Distribution Date will be __________.


THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE CERTIFICATES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS AND PROSPECTIVE INVESTORS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. TO THE EXTENT ANY STATEMENTS IN THIS PROSPECTUS SUPPLEMENT CONFLICT WITH STATEMENTS IN THE PROSPECTUS, THE STATEMENTS IN THIS PROSPECTUS SUPPLEMENT SHALL CONTROL.

IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICES OF THE CERTIFICATES AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

         UNTIL ____, 19__, ALL DEALERS EFFECTING TRANSACTIONS IN THE CERTIFICATES WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITER AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                     _____________________________________

                             AVAILABLE INFORMATION

         The Seller has filed with the Securities and Exchange Commission (the "Commission"), on behalf of the Trust, a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement"), of which this Prospectus Supplement and the accompanying Prospectus is a part, under the Securities Act of 1933, as amended. This Prospectus Supplement and the accompanying Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement which is available for inspection without charge at the public reference facilities of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and the regional offices of the Commission at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such information can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Servicer, on behalf of the Trust, will also file or cause to be filed with the Commission such periodic reports as are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.


                         REPORTS TO CERTIFICATEHOLDERS

         ____________, as Trustee, will provide to Certificateholders (which shall be Cede & Co. as the nominee of DTC unless Definitive Certificates are issued under the limited circumstances described herein) unaudited monthly and annual reports concerning the Receivables. See "Certain Information Regarding the Securities--Reports to Certificateholders" and "Description of the Transfer and Servicing Agreements--Evidence as to Compliance".

                                SUMMARY OF TERMS

         The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus. Certain capitalized terms used herein are defined elsewhere in this Prospectus Supplement on the pages indicated in the "Index of Terms" or, to the extent not defined herein, have the meanings assigned to such terms in the Prospectus.

ISSUER  . . . . . . . . .     Toyota Auto Receivables 199_-__ Grantor Trust (the
                              "Trust" or the "Issuer"), a trust to be formed by the Seller and the Trustee pursuant to the Agreement.

SELLER  . . . . . . . . .     Toyota Motor Credit Receivables Corporation (the
                              "Seller") a wholly owned, limited purpose subsidiary of Toyota Motor Credit Corporation.

SERVICER  . . . . . . . .     Toyota Motor Credit Corporation ("TMCC" or, in its
                              capacity as servicer, the "Servicer"), a wholly owned subsidiary of Toyota Motor Sales, U.S.A.,
                              Inc. ("TMS"). TMCC is primarily engaged in providing retail leasing, retail and wholesale financing and certain other financial services to authorized Toyota and Lexus vehicle and Toyota industrial equipment dealers and their customers in the United States (excluding Hawaii). TMS is primarily engaged in the wholesale distribution of automobiles, light duty trucks, industrial equipment and related replacement parts and accessories throughout the United States
                              (excluding Hawaii). Substantially all of TMS's products are either manufactured by its affiliates or are purchased from TMS's parent, Toyota Motor
                              Corporation, or its affiliates.

TRUSTEE . . . . . . . . .     _________________, as trustee under the Agreement
                              (the "Trustee").

THE CERTIFICATES  . . . .     The Trust will issue Toyota Auto Receivables
                              199_-_ Grantor Trust Asset Backed Certificates
                              (the "Certificates") in an aggregate initial principal amount of $____________. The
                              Certificates represent undivided ownership interests in the Trust and will be issued pursuant to a Pooling and Servicing Agreement to be dated as of _____________, 199__ (as amended and supplemented from time to time, the "Agreement"), among the Seller, the Servicer and the Trustee.

                              The Certificates will consist of $_____________ aggregate principal amount of ___% Toyota Auto Receivables 199_-_ Grantor Trust Asset Backed Certificates, Class A (the "Class A Certificates") and $_____________ aggregate principal amount of ___% Toyota Auto Receivables 199_-_ Grantor Trust Asset Backed Certificates, Class B (the "Class B

                                               Certificates"). The assets of the
                                               Trust will primarily include a
                                               pool of retail installment sales
                                               contracts (the "Receivables")
                                               secured by the new and used
                                               automobiles and/or light duty
                                               trucks financed thereby (the
                                               "Financed Vehicles"), certain
                                               monies due or received under the
                                               Receivables on and after
                                               __________, 199_  (the "Cutoff
                                               Date"), security interests in
                                               the Financed Vehicles, certain
                                               bank accounts and the proceeds
                                               thereof, proceeds from claims
                                               under certain insurance policies
                                               in respect of individual
                                               Financed Vehicles or Obligors
                                               and certain rights under the
                                               Agreement.  See "The Trust
                                               --General".

                                               The Class A Certificates will
                                               evidence in the aggregate an
                                               undivided ownership interest
                                               (the "Class A Percentage") of
                                               approximately ___% of the Trust
                                               (initially representing
                                               $___________) and the Class B
                                               Certificates will evidence in
                                               the aggregate an undivided
                                               ownership interest (the "Class B
                                               Percentage") of approximately
                                               ___% of the Trust (initially
                                               representing $____________).
                                               The Class B Certificates will be
                                               subordinated to the Class A
                                               Certificates to the extent
                                               described herein. See
                                               "Summary--Terms of the
                                               Certificates" and "Description
                                               of the
                                               Certificates--Subordination of
                                               the Class B Certificates;
                                               Reserve Fund".  The Certificates
                                               will be issued in fully
                                               registered form in denominations
                                               of $1,000 and integral multiples
                                               thereof.

REGISTRATION OF THE CERTIFICATES  . . . .      Persons acquiring beneficial
                                               ownership interests in the
                                               Certificates ("Certificate
                                               Owners") will hold their
                                               Certificates through The
                                               Depository Trust Company
                                               ("DTC"), in the United States,
                                               or Cedel Bank, societe anonyme
                                               ("Cedel") or the Euroclear
                                               System ("Euroclear") in Europe.
                                               Transfers within DTC, Cedel or
                                               Euroclear, as the case may be,
                                               will be in accordance with the
                                               usual rules and operating
                                               procedures of the relevant
                                               system.  So long as the
                                               Certificates are Book-Entry
                                               Certificates, such Certificates
                                               will be evidenced by one or more
                                               certificates registered in the
                                               name of Cede & Co., as the
                                               nominee of DTC, or Citibank N.A.
                                               or Morgan Guaranty Trust Company
                                               of New York, the relevant
                                               depositaries of Cedel and
                                               Euroclear, respectively, and
                                               each a participating member of
                                               DTC.  No Certificate Owner will
                                               be entitled to receive a
                                               definitive certificate
                                               representing such person's
                                               interest, except in the event
                                               that Definitive Certificates are
                                               issued under the limited
                                               circumstances described herein.
                                               See "Risk Factors--Book-Entry
                                               Registration" herein, "ANNEX A:
                                               Global Clearance, Settlement and
                                               Tax Documentation Procedures"
                                               and "Certain Information
                                               Regarding the
                                               Securities--Book-Entry
                                               Registration" in the Prospectus.
                                               Unless and until Certificates of
                                               a Class are issued in definitive
                                               form, all references herein to
                                               distributions, notices, reports
                                               and statements and to actions by
                                               and effects upon the related
                                               Certificateholders will refer to
                                               the same actions and effects
                                               with respect to DTC or Cede,
                                               Cedel or Euroclear as the case
                                               may be, for the benefit of the
                                               related Certificate Owners in
                                               accordance with DTC procedures.

THE RECEIVABLES   . . . . . . . . . . . .      On ______________, 199__ (the
                                               "Closing Date"), the Trust will
                                               purchase Receivables (the
                                               "Receivables") having an
                                               aggregate principal balance of
                                               approximately $___________ as of
                                               ________, 199_ (the "Cutoff
                                               Date") from the Seller pursuant
                                               to the Agreement, among the
                                               Trust, the Seller and the
                                               Servicer.  See  "The Receivables
                                               Pool" herein and "The
                                               Receivables Pools" in the
                                               Prospectus.

                                               No Receivable has a scheduled
                                               maturity later than ___________
                                               (the "Final Scheduled Maturity
                                               Date"), and the Servicer will be
                                               obligated to repurchase or make
                                               Advances with respect to any
                                               Receivable as to which it
                                               adjusts the maturity to be a
                                               date later than the Final
                                               Scheduled Maturity Date.  See
                                               "Description of the Transfer and
                                               Servicing Agreements--Servicing
                                               Procedures" and "--Advances" in
                                               the Prospectus.

                                               The "Pool Balance" will equal the
                                               aggregate of the Principal
                                               Balances of the Receivables.
                                               The "Principal Balance" of a
                                               Receivable as of any date will
                                               equal the original principal
                                               balance of such Receivable minus
                                               the sum of (i) in the case of a
                                               Precomputed Receivable (as
                                               defined in the Prospectus), that
                                               portion of all Scheduled
                                               Payments (as defined in the
                                               Prospectus) due on or prior to
                                               such date allocable to
                                               principal, computed in
                                               accordance with the actuarial
                                               method, (ii) in the case of a
                                               Simple Interest Receivable (as
                                               defined in the Prospectus), that
                                               portion of all Scheduled
                                               Payments actually received on or
                                               prior to such date allocable to
                                               principal, (iii) any Warranty
                                               Purchase Payment (as defined in
                                               the Prospectus) or
                                               Administrative Purchase Payment
                                               (as defined in the Prospectus)
                                               with respect to such Receivable
                                               allocable to principal (to the
                                               extent not included in clauses
                                               (i) and (ii) above) and (iv) any
                                               Prepayments or other payments
                                               applied to reduce the unpaid
                                               principal balance of such
                                               Receivable (to the extent not
                                               included in clauses (i), (ii)
                                               and (iii) above).

TERMS OF THE CERTIFICATES . . . . . . . .      The principal terms of the
                                               Certificates will be as
                                               described below:

                                               A.  Class A Pass Through Rate

                                               ___% per annum (the "Class A Pass
                                               Through Rate").

                                               B.  Class B Pass Through Rate

                                               ___% per annum (the "Class B Pass
                                               Through Rate").

                                               C.  Distribution Dates

                                               Distributions with respect to the
                                               Certificates will be made on the
                                               ___ day of each month (or, if
                                               any such day is not a Business
                                               Day, the next succeeding
                                               Business Day) beginning
                                               __________, 199__ (each, a
                                               "Distribution Date").
                                               Distributions will be made to
                                               holders of the Certificates (the
                                               "Certificateholders") of record
                                               as of the day immediately
                                               preceding such Distribution Date
                                               or, if Definitive Certificates
                                               are issued, as of the last day
                                               of the preceding month (each
                                               such date, a "Record Date").
                                               The Final Scheduled Distribution
                                               Date will be _____________.  A
                                               "Business Day" is a day other
                                               than a Saturday or Sunday or a
                                               day on which banking
                                               institutions in New York, New
                                               York or Los Angeles, California
                                               are authorized or obligated by
                                               law, regulation, executive order
                                               or decree to be closed.

                                               D.  Interest

                                               On each Distribution Date, the
                                               Trustee will distribute (i) pro
                                               rata to the holders of the Class
                                               A Certificates (the "Class A
                                               Certificateholders") as of the
                                               related Record Date, interest in
                                               an amount equal to one-twelfth
                                               of the product of the Class A
                                               Pass Through Rate, calculated on
                                               the basis of a 360-day year
                                               consisting of twelve 30-day
                                               months, and the Class A
                                               Certificate Balance as of the
                                               immediately preceding
                                               Distribution Date (after giving
                                               effect to distributions of
                                               principal made on such
                                               immediately preceding
                                               Distribution Date) or, in the
                                               case of the first Distribution
                                               Date, the Original Class A
                                               Certificate Balance and (ii) pro
                                               rata to holders of record of the
                                               Class B Certificates (the "Class
                                               B Certificateholders" and,
                                               together with the Class A
                                               Certificateholders, the
                                               "Certificateholders") as of the
                                               related Record Date, interest in
                                               an amount equal to one-twelfth
                                               of the product of the Class B
                                               Pass Through Rate, calculated on
                                               the basis of a 360-day year
                                               consisting of twelve 30-day
                                               months, and the Class B
                                               Certificate Balance as of the
                                               immediately
                                               preceding Distribution Date
                                               (after giving effect to
                                               distributions of principal
                                               made on such immediately
                                               preceding Distribution Date) or,
                                               in the case of the First
                                               Distribution Date, the Original
                                               Class B Certificate Balance.

                                               The "Class A Certificate Balance"
                                               will initially equal $__________
                                               (the "Original Class A
                                               Certificate Balance") and on
                                               each Distribution Date will
                                               equal the Original Class A
                                               Certificate Balance reduced by
                                               all principal distributions made
                                               on or prior to such Distribution
                                               Date on the Class A
                                               Certificates; provided that
                                               after the Class B Certificate
                                               Balance has been reduced to
                                               zero, the Class A Certificate
                                               Balance will be equal to the
                                               Pool Balance.  The "Class B
                                               Certificate Balance" will
                                               initially equal $_____________
                                               (the "Original Class B
                                               Certificate Balance") and on
                                               each Distribution Date will be
                                               equal to the Pool Balance less
                                               the Class A Certificate Balance,
                                               in each case as of the close of
                                               business on the immediately
                                               preceding Distribution Date.
                                               See "Description of the
                                               Certificates-- Distributions".

                                               E.  Principal

                                               On each Distribution Date, the
                                               Trustee will distribute (i) pro
                                               rata to the Class A
                                               Certificateholders as of the
                                               related Record Date an amount
                                               equal to the Class A Percentage,
                                               and (ii) pro rata to the Class B
                                               Certificateholders as of the
                                               related Record Date an amount
                                               equal to the Class B Percentage,
                                               of: (a) the principal portion of
                                               all scheduled monthly payments
                                               (each, a "Scheduled Payment") on
                                               Precomputed Receivables due
                                               during the immediately preceding
                                               calendar month (each, a
                                               "Collection Period") and the
                                               principal portion of all
                                               Scheduled Payments on Simple
                                               Interest Receivables actually
                                               received during such Collection
                                               Period; (b) the principal portion
                                               of all prepayments in full on the
                                               Receivables and all partial
                                               prepayments on Simple Interest
                                               Receivables, in each case
                                               received by the Servicer during
                                               such Collection Period; (c) the
                                               principal balance of each
                                               Receivable that was purchased by
                                               the Servicer or repurchased by
                                               the Seller, in either case under
                                               an obligation that arose during
                                               such Collection Period; and (d)
                                               the principal balance of each
                                               Receivable that became a
                                               Defaulted Receivable during such
                                               Collection Period.  See
                                               "Description of the
                                               Certificates--Distributions--
                                               Calculation of Distributable
                                               Amounts".

                                               F.  Optional Purchase

                                               The Seller, the Servicer or any
                                               successor to the Servicer may
                                               purchase all of the Receivables
                                               remaining in the Trust after the
                                               last day of any Collection Period
                                               during which the Pool Balance
                                               declines to 10% or less of the
                                               Initial Pool Balance at a
                                               purchase price determined as
                                               described under "Description of
                                               the Certificates--Termination".
                                               Upon such optional purchase, the
                                               Class A Certificateholders will
                                               receive an amount equal to the
                                               Class A Certificate Balance
                                               together with accrued interest
                                               at the Class A Pass Through
                                               Rate, the Class B
                                               Certificateholders will receive
                                               an amount equal to the Class B
                                               Certificate Balance together
                                               with accrued interest at the
                                               Class B Pass Through Rate, and
                                               the Certificates will be
                                               retired.  The "Initial Pool
                                               Balance" will equal the Pool
                                               Balance as of the Cutoff Date.
                                               See "Description of the
                                               Certificates--Termination"
                                               herein.

YIELD MAINTENANCE ACCOUNT;
 YIELD MAINTENANCE AGREEMENT  . . . . . .      Certain of the Receivables have
                                               annual percentage rates of
                                               interest ("APRs") which are less
                                               than the sum of [the Class B
                                               Pass Through Rate][or specify
                                               other rate] and the Servicing
                                               Fee Rate (the sum of such rates,
                                               the "Required Rate").  The Yield
                                               Maintenance Account is a
                                               segregated trust account which
                                               will be maintained by and in the
                                               name of the Trustee, but will
                                               not be an asset of the Trust.
                                               The Yield Maintenance Account
                                               will be created with an initial
                                               deposit (the "Yield Maintenance
                                               Account Initial Deposit") in an
                                               amount (which amount may be
                                               discounted at a rate to be
                                               specified in the Agreement)
                                               equal to the aggregate amount by
                                               which (i) interest on the
                                               Principal Balance of each
                                               Receivable for the period
                                               commencing on the Cutoff Date
                                               and ending with the scheduled
                                               maturity of each such Receivable
                                               (assuming that payments on such
                                               Receivables are made as
                                               scheduled and no prepayments are
                                               made) at a rate equal to the
                                               Required Rate, exceeds (ii)
                                               interest on such Principal
                                               Balance at the APR of such
                                               Receivable[less factors]. As
                                               used herein, the "Yield
                                               Maintenance Amount" means the
                                               amount on deposit in the Yield
                                               Maintenance Account on any given
                                               date.

                                               [The Servicer, the Seller [,third
                                               party] and the Trustee will
                                               enter into a yield supplement
                                               agreement to be dated as of
                                               _____________, 19__ (the "Yield
                                               Maintenance Agreement") pursuant
                                               to which on each Distribution
                                               Date the Trustee will deposit an
                                               amount (which amount may be
                                               discounted at a rate to be
                                               specified in the Agreement), if
                                               any, into the Yield Maintenance
                                               Account (the "Additional Yield
                                               Maintenance Amount") equal to
                                               the amount by which the Required
                                               Yield Maintenance Amount exceeds
                                               the Yield Maintenance Amount [or
                                               alternative formula].  See
                                               "Description of the Transfer and
                                               Servicing Agreements--The Yield
                                               Maintenance Account; The Yield
                                               Maintenance Agreement".

                              On each Determination Date, the Servicer is permitted to recalculate the amount required to be on deposit in the Yield Maintenance Account (the "Required Yield Maintenance Amount") (which amount may be discounted at a rate to be specified in the Agreement) which shall be [equal to the aggregate amount by which (i) interest on the Principal Balance of each Receivable currently an asset of the Trust for the period commencing on the last day of the related Collection Period and ending with the last day of the Collection Period during which such Receivable is scheduled to mature (assuming that all subsequent payments on such Receivable are made as scheduled and no prepayments are made) at a rate equal to the Required Rate exceeds (ii) interest on the Principal Balance of such Receivable at the related APR][less factors][or state alternative formula].


                              The Required Yield Maintenance Amount may decline as Receivables having less than the Required Rate prepay or are otherwise removed from the Trust. Any amounts in excess of the Required Yield Maintenance Amount will be released to the Seller. Otherwise, the only withdrawals from the Yield Maintenance Account will be the amounts (the "Yield Maintenance Deposit") withdrawn therefrom by the Trustee on each Distribution Date and deposited into the Collection Account in respect of the difference between (i) the amount of interest accrued on such Receivables at their respective APRs and due during the related Collection Period and (ii) the aggregate amount of interest that would have accrued thereon had their respective APRs been equal to the Required Rate.

SUBORDINATION . . . . . .     The rights of the Class B Certificateholders to
                              receive distributions to which they would otherwise be entitled with respect to the Receivables are subordinated to the rights of the Class A Certificateholders, as described more fully under "Description of the
                              Certificates--Subordination of the Class B
                              Certificates; Reserve Fund".

                              The Class B Certificateholders will not receive any distributions of interest with respect to a Distribution Date until the full amount of interest on the Class A Certificates relating to such Distribution Date has been distributed to the Class A Certificateholders, and the Class B Certificateholders will not receive any distributions of principal with respect to such Distribution Date until the full amount of interest on and principal of the Class A Certificates relating to such Distribution Date has been distributed to the Class A Certificateholders. Distributions of interest on the Class B Certificates, to the extent of collections on Receivables allocable to interest and certain
                                               available amounts on deposit in
                                               the Reserve Fund, will not be
                                               subordinated to the payment of
                                               principal on the Class A
                                               Certificates.

                                               The protection afforded to the
                                               Class A Certificateholders by the
                                               subordination feature described
                                               above will be effected by the
                                               preferential right of the Class
                                               A Certificateholders to receive
                                               current distributions from
                                               collections on or in respect of
                                               the Receivables to the extent
                                               described herein.

RESERVE FUND  . . . . . . . . . . . . . .      Certificateholders will have the
                                               benefit of a segregated trust
                                               account maintained by the
                                               Trustee for the benefit of the
                                               Certificateholders (the "Reserve
                                               Fund") which will not be an
                                               asset of the Trust.  The Reserve
                                               Fund will be created with an
                                               initial deposit by the Seller
                                               [or third party] on the Closing
                                               Date of cash or Eligible
                                               Investments having a value of at
                                               least $________ (the "Reserve
                                               Fund Initial Deposit").

                                               The funds in the Reserve Fund
                                               will be supplemented on each
                                               Distribution Date by the deposit
                                               therein of all Excess Amounts,
                                               until the amount in the Reserve
                                               Fund reaches an amount to be
                                               specified in the Agreement (the
                                               "Specified Reserve Fund
                                               Balance").  "Excess Amounts" in
                                               respect of a Distribution Date
                                               will be all remaining Available
                                               Interest on deposit in the
                                               Collection Account (as defined
                                               in the Prospectus) in respect of
                                               such Distribution Date, after
                                               the Servicer has been reimbursed
                                               for any outstanding Advances and
                                               has been paid the Servicing Fee
                                               (including any unpaid Servicing
                                               Fees with respect to one or more
                                               prior Collection Periods) and
                                               after giving effect to all
                                               distributions of interest and
                                               principal required to be made to
                                               the Certificateholders on such
                                               Distribution Date.

                                               On each Distribution Date, after
                                               giving effect to all
                                               distributions made on such
                                               Distribution Date, any amounts in
                                               the Reserve Fund in excess of the
                                               Specified Reserve Fund Balance
                                               that are not applied to cover
                                               shortfalls in distributions to
                                               Certificateholders as described
                                               below will be distributed to the
                                               Seller [or third party] as
                                               described under "Description of
                                               the Certificates--Subordination
                                               of the Class B Certificates;
                                               Reserve Fund".  Upon such
                                               distribution, the
                                               Certificateholders will have no
                                               further rights in, or claims to,
                                               such amounts.

                                               On each Distribution Date, to the
                                               extent available, funds will be
                                               withdrawn from the Reserve Fund
                                               as described herein for
                                               distribution first to the Class
                                               A Certificateholders to the
                                               extent of shortfalls in the
                                               amount available to make
                                               required distributions of
                                               interest on the Class A
                                               Certificates, second, to
                                               the Class B Certificateholders
                                               to the extent of shortfalls in
                                               the amount available to make
                                               required distributions of
                                               interest on the Class B
                                               Certificates, third, to the
                                               Class A Certificateholders to
                                               the extent of shortfalls in the
                                               amount available to make
                                               required distributions of
                                               principal on the Class A
                                               Certificates and, fourth, to the
                                               Class B Certificateholders to
                                               the extent of shortfalls in the
                                               amount available to make
                                               required distributions of
                                               principal on the Class B
                                               Certificates.  See "Description
                                               of the
                                               Certificates--Subordination of
                                               the Class B Certificates;
                                               Reserve Fund".

ADVANCES  . . . . . . . . . . . . . . . .      On the Business Day immediately
                                               preceding each Distribution
                                               Date, the Servicer will advance
                                               to the Trust, in respect of each
                                               (i) Precomputed Receivable, that
                                               portion, if any, of the related
                                               Scheduled Payment that was not
                                               timely made (each, a
                                               "Precomputed Advance") and (ii)
                                               Simple Interest Receivable, an
                                               amount equal to the product of
                                               the principal balance of such
                                               Receivable as of the first day
                                               of the related Collection Period
                                               and one-twelfth of its APR,
                                               minus the amount of interest
                                               actually received on such
                                               Receivable during such
                                               Collection Period (each, a
                                               "Simple Interest Advance", and
                                               together with the Precomputed
                                               Advances, the "Advances").  If
                                               such calculation in respect of a
                                               Simple Interest Receivable
                                               results in a negative number, an
                                               amount equal to such negative
                                               amount shall be paid to the
                                               Servicer out of interest
                                               collections in respect of the
                                               Simple Interest Receivables
                                               during the related Collection
                                               Period in reimbursement of
                                               outstanding Simple Interest
                                               Advances.  Outstanding
                                               Precomputed Advances shall be
                                               reimbursable to the Servicer,
                                               without interest, from payments
                                               (other than Administrative
                                               Purchase Payments) subsequently
                                               received in respect of the
                                               related Precomputed Receivables.
                                               In addition, in the event that a
                                               Simple Interest Receivable
                                               becomes a Liquidated Receivable,
                                               the amount of accrued and unpaid
                                               interest thereon (but not
                                               including interest for the
                                               current Collection Period)
                                               shall, up to the amount of all
                                               outstanding Advances made in
                                               respect of such Receivable, be
                                               withdrawn from the Collection
                                               Account and paid to the Servicer
                                               in reimbursement of such
                                               outstanding Advances.  The
                                               Servicer will be required to
                                               make an Advance only to the
                                               extent that it determines such
                                               Advance will be recoverable from
                                               future payments and collections
                                               on or in respect of such
                                               Receivable.  Upon the
                                               determination by the Servicer
                                               that such reimbursement is
                                               unlikely, the Servicer will be
                                               entitled to recover Advances
                                               from payments and collections on
                                               or in respect of other
                                               Receivables.  See "Description
                                               of the Transfer and Servicing
                                               Agreements--Advances" herein and
                                               in the Prospectus.

                              The Servicer will be obligated to purchase or make Advances with respect to any Receivable if, among other things, it amends the total number of Scheduled Payments, the Amount Financed or the APR thereof or extends the date for final payment by the Obligor of such Receivable beyond the Final Scheduled Maturity Date. See "Description of the Transfer and Servicing Agreements--Servicing Procedures" and "--Advances" in the Prospectus.


SERVICING FEE . . . . . .     The Servicer will receive a monthly fee, payable
                              on each Distribution Date, equal to one-twelfth of the product of __% (the "Servicing Fee Rate") and the Pool Balance as of the first day of the related Collection Period. The Servicer will be entitled to receive additional servicing compensation in the form of investment earnings on the amounts on deposit in the Collection Account, Reserve Fund, Yield Maintenance Account and
                              Payahead Account, if any, late fees and other administrative fees and expenses or similar charges received by the Servicer during such Collection Period. See "Description of the
                              Transfer and Servicing Agreement--Servicing
                              Compensation".

TAX STATUS  . . . . . . .     In the opinion of Andrews & Kurth L.L.P. ("Tax
                              Counsel") the Trust will be treated as a grantor trust for federal income tax purposes and will not be subject to federal income tax. Certificate
                              Owners will report their pro rata share of all income earned on the Receivables (other than amounts, if any, treated as "stripped coupons") and, subject to certain limitations in the case of Certificate Owners who are individuals, trusts, or estates, may deduct their pro rata share of reasonable servicing and other fees. See "Certain
                              Federal Income Tax Consequences" in the Prospectus for additional information concerning the application of federal income tax laws to the Trust and the Certificates.


ERISA CONSIDERATIONS  . .     Subject to the considerations discussed under
                              "ERISA Considerations" herein and in the Prospectus, the Class A Certificates will be eligible for purchase by employee benefit plans.
                              The Class B Certificates may not be acquired by any employee benefit plan subject to the Employee
                              Retirement Income Security Act of 1974, as amended
                              ("ERISA") or by an individual retirement account, but under limited circumstances may be purchased as limited investments by persons using insurance company general accounts or separate accounts. See
                              "ERISA Considerations" herein and in the Prospectus. Any benefit plan fiduciary considering purchase of the Certificates should, among other things, consult with its counsel in determining whether all required conditions have been satisfied.

RATINGS OF THE CERTIFICATES . . . . . . .      It is a condition to the
                                               issuance of the Class A
                                               Certificates that they be rated
                                               in the highest investment rating
                                               category by at least two
                                               nationally recognized rating
                                               agencies, and that the Class B
                                               Certificates be rated by at
                                               least two nationally recognized
                                               rating agencies at least "___"
                                               or its equivalent.  There can be
                                               no assurance that a rating will
                                               not be lowered or withdrawn by a
                                               rating agency if circumstances
                                               so warrant.  In the event that
                                               the rating initially assigned to
                                               the Certificates is subsequently
                                               lowered or withdrawn for any
                                               reason, no person or entity will
                                               be obligated to provide any
                                               additional credit enhancement
                                               with respect to the
                                               Certificates.  There can be no
                                               assurance whether any other
                                               rating agency will rate any
                                               Class of the Certificates, or if
                                               one does, what rating would be
                                               assigned by such other rating
                                               agency.  A security rating is
                                               not a recommendation to buy,
                                               sell or hold securities.

                                  RISK FACTORS

         Prospective investors in the Certificates should consider the following risk factors (as well as the factors set forth under "Risk Factors" in the Prospectus) in connection with the purchase of Certificates. Any statistical information presented below is based upon the characteristics of the Receivables proposed to be included in the Trust as of the date of this Prospectus Supplement. Such information may vary as a result of the possibility that certain Receivables may be removed from the Trust prior to the Closing Date.

         Limited Liquidity. There is currently no secondary market for the Class A Certificates or the Class B Certificates. The Underwriters currently intend to make a market in the Class A Certificates and the Class B Certificates, but they are under no obligation to do so. There can be no assurance that a secondary market will develop or, if a secondary market does develop, that it will provide the Certificateholders with liquidity of investment or that it will continue for the life of the Class A Certificates or the Class B Certificates.

         Certain Legal Aspects. Because of the administrative burden and expense that would be entailed in doing so, the certificates of title for the Financed Vehicles will not be amended to identify the Trustee as the secured party. If there are any Financed Vehicles as to which the Trust failed to obtain a perfected security interest, its security interest would be subordinate to, among others, subsequent purchasers of the Financed Vehicles and holders of perfected security interests. Pursuant to the Agreement, the Seller will assign its security interests in the Financed Vehicles to the Trustee. Under the laws of some states, such an assignment of security interests may not be sufficient to convey to the Trustee perfected security interests in the Financed Vehicles. In addition, because the Trustee will not be listed as legal owner on the certificates of title to the Financed Vehicles, its security interest could be defeated through fraud, forgery or negligence. The Seller will covenant in the Agreement to repurchase any Receivable if, on the Closing Date, a valid, subsisting and enforceable first priority security interest in the related Financed Vehicle, which will have been assigned to the Trust, has not been perfected (or is not in the process of being perfected) in favor of the Seller. The Seller will also covenant in the Pooling Agreement to repurchase any Receivable if, after the Closing Date, a valid subsisting and enforceable first priority security interest in the name of the Seller is not maintained on behalf of the Trust in the related Financed Vehicle. See "Certain Legal Aspects of Receivables--Security Interests" in the Prospectus.

         Yield and Prepayment Considerations. The weighted average life of the Certificates will be reduced by full or partial prepayments on the Receivables. The Receivables will generally be prepayable at any time without penalty. Prepayments (or, for this purpose, equivalent payments to the Trust) may result from payments by or on behalf of the related Obligors, liquidations due to default, the receipt of proceeds from physical damage or credit life and/or credit disability insurance, repurchases by the Seller as a result of certain uncured breaches of representations and warranties made with respect to the Receivables, purchases by the Servicer as a result of certain uncured breaches of the covenants made by it with respect to the servicing of the Receivables or the exercise by the Seller of its Optional Repurchase.

         The Seller has limited historical experience with respect to prepayments, has not as of the date hereof prepared data on prepayment rates, and is not aware of publicly available industry statistics that set forth principal prepayment experience for retail installment sales contracts similar to the Receivables. The Seller can make no prediction as to the actual prepayment rates that will be experienced on the Receivables. The Seller, however, believes that the actual rate of prepayments will result in a weighted average life of the Receivables that will end prior to the Final Scheduled Maturity Date.

         Book-Entry Registration. Issuance of the Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary trading market since investors may be unwilling to purchase Certificates for which they cannot obtain definitive physical securities representing such Certificateholders' interests, except in certain circumstances described herein. Certificateholders may experience some delay in their receipt of distributions of interest on and principal of the Certificates since distributions may be required to be forwarded by the Trustee to DTC, Cedel or Euroclear and, in such case, DTC, Cedel or Euroclear, as the case may be, will be required to credit such distributions to the accounts of its participating organization which thereafter will be required to credit to the accounts of the Certificateholders either directly or indirectly through indirect participants. See "Certain Information Regarding the Securities--Book-Entry Registration" in the Prospectus.

         Consumer Protection Laws. The Receivables are subject to federal and state consumer protection laws which impose requirements with respect to the making, transfer, acquisition, enforcement and collection of consumer loans. Such laws, as well as any new laws or rules which may be adopted, may adversely affect the Servicer's ability to collect on the Receivables. In addition, failure by the Seller to have complied, or the Servicer to comply, with such requirements could adversely affect the enforceability of the Receivables. The Seller will make representations and warranties relating to the validity and enforceability of the Receivables and its compliance with applicable law in connection with its performance of the transactions contemplated by the Agreement. Pursuant to the Agreement, if the Trust's interest in a Receivable is materially and adversely affected by the failure of such Receivable to comply with applicable requirements of consumer protection law, such Receivable will be repurchased by the Seller. The sole remedy if any such representation or warranty is not complied with and such noncompliance continues beyond the applicable cure period is that the Receivables affected thereby will be repurchased by the Seller. See "Certain Legal Aspects of the Receivables--Consumer Protection Laws" in the Prospectus.

         Trust's Relationship to the Seller and Toyota Motor Credit
Corporation.    None of the Seller, TMCC or Toyota Motor Sales, U.S.A., Inc.
("TMS") or their respective affiliates is generally obligated to make any payments in respect of the Certificates or the Receivables. However, in connection with the sale of Receivables by the Seller to the Trust, the Seller will make representations and warranties with respect to the characteristics of such Receivables and, in certain circumstances, the Seller may be required to repurchase Receivables with respect to which such representations and warranties have been breached. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables" in the Prospectus. In addition, under certain circumstances, the Servicer may be required to purchase Receivables. See "Description of the Transfer and Servicing Agreements--Servicing Procedures" in the Prospectus. Moreover, if TMCC were to cease acting as Servicer, delays in processing payments on the Receivables and information in respect thereof could occur and result in delays in payments to the Certificateholders.

         Subordination. Distributions of interest on the Class B Certificates will be subordinated in priority of payment to interest due on the Class A Certificates. Distributions of principal on the Class B Certificates will be subordinated in priority of payment to interest and principal due on the Class A Certificates. Consequently, the Class B Certificateholders will not receive any distributions of interest with respect to a Collection Period until the full amount of interest on the Class A Certificates on such Distribution Date has been distributed to the Class A Certificateholders and will not receive any distributions of principal with respect to a Collection Period until the full amount of interest on and principal of the Class A Certificates on such Distribution Date has been distributed to the Class A Certificateholders. Any amounts released from the Reserve Fund to the Seller [or third party] will not be available to the Certificateholders.

         Limited Assets. The Trust will not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Receivables, the Yield Maintenance Account and the Reserve Fund. The Certificates represent interests solely in the Trust and are not obligations of, and will not be insured or guaranteed by, the Seller, the Servicer, TMS or any of their respective affiliates, or the Trustee or any other person or entity. Holders of the Certificates must rely for repayment upon payments on the Receivables and, if and to the extent available, amounts on deposit in the Yield Maintenance Account and the Reserve Fund. Similarly, although funds in the Reserve Fund will be available on each Distribution Date to cover shortfalls in distributions of interest and principal on the Certificates, amounts to be deposited in the Reserve Fund are limited in amount. If the Reserve Fund is exhausted, the Trust will depend solely on current distributions on the Receivables to make payments on the Certificates.

         Ratings of the Certificates. It is a condition to the issuance of the Certificates that the Class A Certificates be rated in the highest rating category, and the Class B Certificates be rated "___" or its equivalent, by at least two nationally recognized rating agencies (the "Rating Agencies"). A rating is not a recommendation to purchase, hold or sell Certificates, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the Certificates address the likelihood of the payment of principal and interest on the Certificates pursuant to their terms. There can be no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future so warrant.


                                   THE TRUST

GENERAL

         The Seller will establish the Trust by selling and assigning the assets of the Trust to the Trustee in exchange for the Certificates. The Servicer will service the Receivables pursuant to the Agreement and will be compensated for acting as the Servicer. See "Description of the Certificates--Servicing Compensation". To facilitate servicing and to minimize administrative burden and expense, the Servicer will be appointed custodian for the Receivables by the Trustee, but will not stamp the Receivables to reflect the sale and assignment of the Receivables to the Trust or amend the certificates of title of the Financed Vehicles. In the absence of amendments to the certificates of title, the Trustee may not have perfected security interests in the Financed Vehicles securing the Receivables originated in some states. See "Risk Factors--Certain Legal Aspects" herein and "Certain Legal Aspects of the Receivables--Security Interests" in the Prospectus.

         If the protection provided to the Certificateholders by the Reserve Fund and, in the case of the Class A Certificateholders, the subordination of the Class B Certificates is insufficient, the Trust will look only to the payments made by or on behalf of the Obligors on or in respect of the Receivables, the proceeds from the repossession and sale of Financed Vehicles which secure defaulted Receivables and the proceeds of any Dealer Recourse (described below) to make distributions on their respective Certificates. In such event, certain factors, such as the possibility that the Trust may not have a first priority perfected security interest in the Financed Vehicles in all states, may affect the Trust's ability to repossess and sell the collateral securing the Receivables or may limit the amount realized to less than the amount due from the related Obligors. Certificateholders may thus be subject to delays in payment and may incur losses on their investments in the Certificates as a result of defaults or delinquencies by Obligors and because of depreciation in the value of the related Financed Vehicles. See "Risk Factors", "Description of the Certificates--Distributions" and "--Reserve Fund" herein and "Certain Legal Aspects of the Receivables" in the Prospectus.

         Pursuant to agreements between TMCC and the Dealers, each Dealer is obligated, after purchase by TMCC of retail installment sales contracts from such Dealer, to repurchase from TMCC such contracts which do not meet certain representations and warranties made by such Dealer (such Dealer repurchase obligations are referred to herein as "Dealer Recourse"). Such representations and warranties relate primarily to the origination of the contracts and the perfection of the security interests in the related financed vehicles, and do not typically relate to the creditworthiness of the related obligors or the collectability of such contracts. Although the Dealer agreements with respect to the Receivables will not be assigned to the Trustee, the Agreement will require that any recovery by TMCC in respect of any Receivable pursuant to any Dealer Recourse be deposited in the Collection Account in satisfaction of TMCC's repurchase obligations under the Agreement. The sales by the Dealers of installment sales contracts to TMCC do not generally provide for recourse against the Dealers for unpaid amounts in the event of a default by an obligor thereunder, other than in connection with the breach of the foregoing representations and warranties.

         Each Certificate represents an undivided ownership interest in the Trust. The Trust property includes retail installment sales contracts between Dealers and Obligors, and all payments due thereunder on or after the Cutoff Date. The Trust property also includes (i) such amounts as from time to time may be held in one or more trust accounts established and maintained by the Servicer pursuant to the Agreement, as described below; (ii) security interests in the Financed Vehicles and any accessions thereto; (iii) the rights to proceeds with respect to the Receivables from claims on physical damage, credit life and disability insurance policies covering the Financed Vehicles or the Obligors, as the case may be; (iv) the right to receive proceeds from any Dealer Recourse; (v) the rights of the Seller under the Receivables Purchase Agreement; (vi) the right to realize upon any property (including the right to receive future Liquidation Proceeds) that shall have secured a Receivable and that shall have been acquired by the Trustee; and (vii) any and all proceeds of the foregoing. The Reserve Fund and Yield Maintenance Account will be maintained by the Trustee for the benefit of the Certificateholders, but will not be part of the Trust.


                              THE RECEIVABLES POOL

         The pool of Receivables (the "Receivables Pool") will include the Receivables purchased as of the Cutoff Date. The Receivables were originated by Dealers in accordance with TMCC's requirements and subsequently purchased by TMCC. The Receivables evidence the indirect financing made available by TMCC to the related Obligors. On or before the date of initial issuance of the Certificates (the "Closing Date"), TMCC will sell the Receivables to the Seller pursuant to a receivables purchase agreement (the "Receivables Purchase Agreement") between the Seller and TMCC. The Seller will, in turn, sell the Receivables to the Trust pursuant to the Agreement. During the term of the Agreement, neither the Seller nor TMCC may substitute any other retail installment sales contract for any Receivable sold to the Trust.

         The Receivables were purchased by TMCC from Dealers through its nationwide branch system in the ordinary course of business. The Receivables were selected from TMCC's portfolio of automobile and/or light duty truck installment sales contracts that met the selection criteria herein and in the Prospectus under "The Receivables Pools". Such selection criteria included that: (i) at the time of origination, each Receivable was secured by a new or used automobile and/or light duty truck; (ii) each Receivable was originated in the United States; (iii) each Receivable provides for level monthly Scheduled Payments that fully amortize the amount financed by such Receivable over its original term except that the payment in the first or last month in the life of the Receivable may be minimally different from the level payment; (iv) each Receivable was originated prior to ___________; (v) each Receivable has an original term of __ to __ months and, as of the Cutoff Date, had a scheduled remaining term to maturity of not less than __ months and not more than 60 months; (vi) each Receivable provides for the payment of a finance charge at an APR ranging from __% to __%; (vii) each Receivable does not have a payment that is more than __ days past due as of the Cutoff Date; (viii) each Receivable is being serviced by TMCC; (ix) to the best knowledge of the Seller, no Receivable is due from any Obligor who is presently the subject of a bankruptcy proceeding or is bankrupt or insolvent; (x) no Financed Vehicle has been repossessed without reinstatement as of the Cutoff Date; and (xi) no Financed Vehicle was subject to force-placed insurance as of the Cutoff Date. Retail installment sales contracts serviced by an independent finance company conducting business in five southeastern states (Alabama, Florida, Georgia, North Carolina and South Carolina) on behalf of TMCC with respect to Toyota vehicles will not be included in the Trust. No selection procedures believed by the Seller to be adverse to Certificateholders were used in selecting the Receivables.

         The Receivables represent financing of new and used automobiles and/or light duty trucks. Based on the Cutoff Date Pool Balance, approximately __% and __% of the Receivables represented financing of new vehicles and used vehicles, respectively. As of the Cutoff Date, the weighted average Principal Balance of the Receivables was approximately $_____. Based on the addresses of the originating Dealers, the Receivables were originated in __ states. Except in the case of any breach of representations and warranties by the related Dealer, as described under "The Trust--General", the Receivables generally do not provide for recourse against the originating Dealer.

         The composition, distribution by APR and geographic distribution of the Receivables as of the Cutoff Date are as set forth in the following tables.

                         COMPOSITION OF THE RECEIVABLES

Aggregate Cutoff Date Principal Balance  . . . . .      $___________
Number of Receivables  . . . . . . . . . . . . . .      __________
Average Cutoff Date Principal Balance  . . . . . .      $___________
Average Original Amount Financed . . . . . . . . .      $___________
  Range of Original Amount Financed  . . . . . . .      $___ to $_____
Weighted Average APR(1)  . . . . . . . . . . . . .      _____%
  Range of APRs  . . . . . . . . . . . . . . . . .      ____% to____%
Weighted Average Original Maturity(1)  . . . . . .      ____ months
  Range of Original Maturities . . . . . . . . . .      ___months to__ months
Weighted Average Remaining Maturity(1) . . . . . .      _____ months
  Range of Remaining Maturities  . . . . . . . . .      ___months to__ months
- ----------
(1)  Weighted by Principal Balance as of the Cutoff Date.

                     DISTRIBUTION OF THE RECEIVABLES BY APR

                                     Percentage of
                                       Aggregate   Cutoff Date   Percentage of
                          Number of    Number of    Principal     Cutoff Date
Range of APRs            Receivables  Receivables    Balance      Pool Balance
- -------------            -----------  -----------  -----------   --------------
  8.00% to  8.99%  ....
  9.00% to  9.99%  ....
 10.00% to 10.99%  ....
 11.00% to 11.99%  ....
 12.00% to 12.99%  ....
 13.00% to 13.99%  ....
 14.00% to 14.99%  ....
 15.00% to 15.99%  ....
 16.00% to 16.99%  ....
 17.00% to 17.99%  ....
 18.00% to 18.99%  ....
 19.00% to 19.99%  ....
 20.00% to 20.99%  ....
 21.00% to 21.99%  ....
           22.00%  ....
   Total(1)        ....

- ----------
(1) Percentages do not add to 100.00% due to rounding.

              DISTRIBUTION OF THE INITIAL RECEIVABLES BY STATE (1)

                                    Cutoff Date           Percentage of
                  Number of          Principal             Cutoff Date
  State          Receivables          Balance             Pool Balance
  -----          -----------        -----------           -------------
  Alabama
  Alaska
  Arizona
  Arkansas
  California
  Colorado
  Connecticut
  Delaware
  Florida
  Georgia
  Idaho
  Illinois
  Indiana
  Iowa
  Kansas
  Kentucky
  Louisiana
  Maine
  Maryland
  Massachusetts
  Michigan
  Minnesota
  Mississippi
  Missouri
  Montana
  Nebraska
  Nevada
  New Hampshire
  New Jersey
  New Mexico
  New York
  North Carolina
  North Dakota
  Ohio
  Oklahoma
  Oregon
  Pennsylvania
  Rhode Island
  South Carolina
  South Dakota
  Tennessee
  Texas
  Utah
  Vermont
  Virginia
  Washington
  West Virginia
  Wisconsin
  Wyoming
    Total(2)

     ----------
     (1) Based solely on the addresses of the originating Dealers.
     (2) Percentages do not add to 100.00% due to rounding.

               DISTRIBUTION OF THE RECEIVABLES BY COLLATERAL TYPE

                                 Percentage of
                       Number      Aggregate                     Percentage of
                         of        Number of     Cutoff Date      Cutoff Date
Collateral Type      Receivables  Receivables  Principal Balance  Pool Balance
- ---------------      ----------- ------------- ----------------- -------------
Toyota(1) . . . . .
Lexus   . . . . . .
Other   . . . . . .
    Total(2)  . . .

______________________________

(1)  Includes new and used automobiles and/or light duty trucks.
(2)  Percentages do not add to 100.00% due to rounding.


         By aggregate principal balance, approximately ___% of the Receivables constitute Precomputed Receivables and approximately ___% of the Receivables constitute Simple Interest Receivables. See "The Receivables Pools" in the Prospectus for a further description of the characteristics of Precomputed Receivables and Simple Interest Receivables. In addition, by aggregate principal balance, approximately ___% of the Receivables, constituting ___% of the number of Receivables, as of the Cutoff Date, represent vehicles financed at TMCC's new vehicle rates, which apply to new and certain previously owned vehicles; the remainder represent vehicles financed at TMCC's used vehicle rates. Approximately ___% of the aggregate principal balance of the Receivables represent financing of vehicles manufactured or distributed by Toyota Motor Corporation, the parent of TMS, or any of its affiliates.


                  DELINQUENCIES, REPOSSESSIONS AND NET LOSSES

         Set forth below is certain information concerning TMCC's experience with respect to its portfolio of new and used automobile and/or light duty truck retail installment sales contracts which it has funded and is servicing. Retail installment sales contracts serviced by an independent finance company conducting business in five southeastern states will not be included in the Trust, and accordingly are not included in the information set forth below.

         The data presented in the following tables are for illustrative purposes only. There is no assurance that TMCC's delinquency, credit loss and repossession experience with respect to automobile and/or light duty truck retail installment sales contracts in the future, or the experience of the Trust with respect to the Receivables, will be similar to that set forth below. Credit losses are an expected cost in the business of extending credit and are considered in TMCC's rate-setting process. TMCC's objective is to minimize credit losses while providing financing support for the sale of Toyota and Lexus products. Losses and delinquencies are affected by, among other things, general and regional economic conditions and the supply of and demand for automobiles and/or light duty trucks. The favorable net loss experience since 1991 is attributable in part to improved credit granting procedures and collection efforts. TMCC plans to continue controlling its credit loss exposure; however, there can be no assurances that this favorable trend will continue. For example, approximately __% of the Receivables, based on the Cutoff Date Pool Balance, were located in the State of California. If there were a further decline in the economy of California or the existing reduced level of economic activity was sustained for an extended period of time, there can be no assurance that the number of delinquencies or defaults would not increase.

                       HISTORICAL DELINQUENCY EXPERIENCE


                                                               At September 30,
                                      ---------------------------------------------------------------------------
                        At May 31, 1996(2)  1995 (2)      1994(1)        1993(1)             1992            1991
                     -------------------   -----    ----------   ------------   ---------------------------------
Number of Contracts
  Outstanding at
  End of Period . .         538,241         517,325        514,120         485,540          466,008       421,765
Delinquencies
  as a Percentage of
  Contracts Outstanding(3)
  31-60 Days  . . .           1.32%           1.25%          1.04%           1.04%            1.25%         1.39%
  61-90 Days  . . .           0.10%           0.11%          0.10%           0.10%            0.13%         0.16%
  Over 90 Days  . .           0.07%           0.06%          0.06%           0.06%            0.07%         0.07%


____________________
(1) Includes contracts sold by TMCC in August 1993 in connection with the formation of the Toyota Auto Receivables 1993-A Grantor Trust, which TMCC is servicing.

(2) Includes contracts sold by TMCC in August 1993 and September 1995, respectively, in connection with the formation of the Toyota Auto Receivables 1993-A Grantor Trust and the formation of the Toyota Auto Receivables 1995-A Grantor Trust, which TMCC is servicing.

(2) The period of delinquency is based on the number of days scheduled payments are contractually past due.


                      NET LOSS AND REPOSSESSION EXPERIENCE


                               At or for the
                            Eight Months Ended                    At or for the Year Ended September 30,
                                                ------------------------------------------------------------------------
                             May 31, 1996(2)     1995(2)        1994(1)          1993(1)          1992           1991
                            ----------------    ---------     ----------      -----------     ----------     -----------
Net Receivables                                                          (Dollars in Thousands)
  Outstanding (3) .             5,326,595       4,930,711     $4,757,142       $4,198,373     $3,863,884     $3,396,401
Average Net Receivables
  Outstanding (3) .             5,128,653       4,843,927     $4,477,758       $4,031,129     $3,630,143     $3,138,335
Number of Contracts
  Outstanding . . .               538,241         517,325        514,120          485,540        466,008        421,765
Average Number of Contracts
  Outstanding (4) .               527,783         515,723        499,830          475,774        443,887        386,396
Number of Repossessions             5,869           8,438          8,386            8,925          9,183          9,407
Number of Repossessions as a
  Percentage of the Contracts
  Outstanding . . .                  1.64%(7)        1.63%          1.63%            1.84%          1.97%          2.23%
Number of Repossessions as a
  Percentage of the Average
  Number of Contracts
  Outstanding . . .                 1.67%(7)          1.64%          1.68%            1.88%          2.07%         2.43%
Gross Charge-Offs (5)             $20,977          $27,282        $22,748          $26,361        $31,594       $32,935
Recoveries (6)  . .                $4,207           $5,957         $6,564           $6,587         $6,387        $6,378
Net Losses (6)  . .               $16,770          $21,325        $16,184          $19,774        $25,207       $26,557
Net Losses as a Percentage
  of Net Receivables
  Outstanding . . .                 0.47%(7)          0.43%          0.34%            0.47%          0.65%         0.78%
Net Losses as a Percentage
  of Average Net
  Receivables Outstanding           0.49%(7)          0.44%          0.36%            0.49%          0.69%         0.85%

____________________
(1) Includes contracts sold by TMCC in August 1993 in connection with the formation of the Toyota Auto Receivables 1993-A Grantor Trust, which TMCC is servicing.

(2) Includes contracts sold by TMCC in August 1993 and September 1995, respectively, in connection with the formation of the Toyota Auto Receivables 1993-A Grantor Trust and the formation of the Toyota Auto Receivables 1995-A Grantor Trust, which TMCC is servicing.

(3) Net Receivables Outstanding includes principal, accrued interest and unamortized dealer reserve.

(4) Average of current period and beginning of period amount or number of contracts outstanding.

(5) Amount charged-off is the net remaining principal balance, including earned but not yet received finance charges, repossession expenses and unpaid extension fees less any proceeds from the liquidation of the related vehicle. Also includes dealer reserve charge-offs.

(6) Recoveries from liquidation of the related vehicle and any recoveries from post-disposition monies received on previously charged-off contracts. Also includes recoveries for dealer reserve charge-offs and dealer reserve chargebacks.

(7)    Annualized.

                          THE SELLER AND THE SERVICER

         Information regarding the Seller and the Servicer is set forth under "The Seller and the Servicer" in the Prospectus.


                                USE OF PROCEEDS

         The net proceeds to be received by the Seller from the sale of the Certificates will be used by the Seller to purchase the Receivables from TMCC pursuant to the Receivables Purchase Agreement and to fund the Reserve Fund and the Yield Maintenance Account.


                      PREPAYMENT AND YIELD CONSIDERATIONS


         Information regarding certain maturity and prepayment considerations with respect to the Certificates is set forth under "Weighted Average Life of the Securities" in the Prospectus. As the rate of payment of principal of each class of Certificates depends on the rate of payment (including prepayments and liquidations due to default) of the principal balance of the Receivables, the final distribution in respect of the Certificates could occur significantly earlier than the Final Scheduled Distribution Date. Certificateholders will bear the risk of being able to reinvest principal payments on the Certificates at yields at least equal to the yield on their respective Certificates. No prediction can be made as to the rate of prepayments on the Receivables in either stable or changing interest rate environments.


         The Receivables have different APRs, some of which are below the Required Rate. However, the application of funds in the Yield Maintenance Account will have the effect of causing the weighted average of the scheduled interest payments on all Receivables with respect to any Collection Period plus the Yield Maintenance Deposit with respect to the related Distribution Date to equal or exceed the Required Rate. Therefore, disproportionate rates of prepayments between Receivables with higher and lower APRs should not affect the yield to Class A or Class B Certificateholders on the outstanding principal balance of the Class A Certificates or the Class B Certificates, as the case may be.

         The Class B Certificates will provide limited protection against losses on the Receivables. Accordingly, the yield on the Class B Certificates will be extremely sensitive to the loss experience of the Receivables and the timing of any such losses. If the actual rate and amount of losses experienced by the Receivables exceed the rate and amount of such losses assumed by an investor, the yield to maturity on the Class B Certificates may be lower than anticipated.


                      POOL FACTORS AND TRADING INFORMATION

         The "Class A Pool Factor" and the "Class B Pool Factor" will be seven-digit decimal numbers which the Servicer will compute each month indicating the Class A Certificate Balance and Class B Certificate Balance as of the close of business on the Distribution Date in such month as a fraction of the Original Class A Certificate Balance or Original Class B Certificate Balance, as the case may be. Each Pool Factor will initially be 1.0000000 and thereafter will decline to reflect reductions in the Class A Certificate Balance or Class B Certificate Balance, as the case may be. The Class A Certificate Balance and Class B Certificate

Balance will be computed by allocating payments in respect of the Receivables to principal and interest using the actuarial method for the Precomputed Receivables and using the simple interest method for the Simple Interest Receivables. The portion of the Class A Certificate Balance or Class B Certificate Balance for a given month allocable to a Class A Certificateholder or Class B Certificateholder, as the case may be, can be determined by multiplying the original denomination of the holder's Certificate by the related Pool Factor for that month.

         Pursuant to the Agreement, the Certificateholders will receive monthly reports concerning the payments received on the Receivables, the Pool Balance, the Class A Pool Factor, the Class B Pool Factor and various other items of information pertaining to the Trust. Certificateholders during each calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Certain Information Regarding the Securities--Reports to Securityholders" in the Prospectus.


                        DESCRIPTION OF THE CERTIFICATES

         The Certificates will be issued pursuant to the terms of the Agreement, a form of which has been filed as an exhibit to the Registration Statement. A copy of the Agreement will be filed with the Commission following the issuance of the Certificates. The following summary describes certain terms of the Certificates and the Agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Certificates and the Agreement. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Certificates of any given series and the related Agreement set forth in the Prospectus, to which description reference is hereby made.

GENERAL

         The Certificates will evidence undivided ownership interests in the Trust created pursuant to the Agreement. The Class A Certificates will evidence in the aggregate an undivided ownership interest (the "Class A Percentage") of approximately ___% of the Trust and the Class B Certificates will evidence in the aggregate an undivided ownership interest (the "Class B Percentage") of approximately ___% of the Trust.

         In general, it is intended that Class A Certificateholders receive, on each Distribution Date, the Class A Principal Distributable Amount plus interest at the Class A Pass Through Rate on the Class A Principal Balance. Subject to the prior rights of the Class A Certificateholders, it is intended that the Class B Certificateholders receive, on each Distribution Date, the Class B Principal Distributable Amount plus interest at the Class B Pass Through Rate on the Class B Principal Balance.


SALE AND ASSIGNMENT OF RECEIVABLES

         Certain information with respect to the conveyance of the Receivables from the Seller to the Trust on the Closing Date pursuant to the Agreement is set forth under "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables" in the Prospectus.

ACCOUNTS

         In addition to the Accounts referred to under "Description of the Transfer and Servicing Agreements--Accounts" in the Prospectus, the Servicer will also establish and will maintain with the Trustee, a Payahead Account, the Reserve Fund and the Yield Maintenance Account, in the name of the Trustee on behalf of the Certificateholders. The Reserve Fund and the Yield Maintenance Account will not be assets of the Trust.

THE YIELD MAINTENANCE ACCOUNT; THE YIELD MAINTENANCE AGREEMENT

         The Yield Maintenance Account. The Yield Maintenance Account will be created with an initial deposit by the Seller [or third party] of an amount equal to the Yield Maintenance Account Initial Deposit. The Yield Maintenance Account Initial Deposit will be $__________.

         On each Distribution Date, the Trustee will transfer to the Collection Account from monies on deposit in the Yield Maintenance Account an amount equal to the Yield Maintenance Deposit in respect of the Receivables for such Distribution Date. Amounts on deposit on any Distribution Date in the Yield Maintenance Account in excess of the Required Yield Maintenance Amount, after giving effect to all distributions to be made on such Distribution Date, will be paid to the Seller. Monies on deposit in the Yield Maintenance Account may be invested in Eligible Investments under the circumstances and in the manner described in the Agreement. See "Description of the Transfer and Assignment Agreements--Accounts" in the Prospectus. Any monies remaining on deposit in the Yield Maintenance Account upon the termination of the Trust will be paid to the Seller.

         The Yield Maintenance Agreement. Pursuant to the Yield Maintenance Agreement, on each Distribution Date TMCC [or third party] will deposit into the Yield Maintenance Account an amount equal to the difference between the Yield Maintenance Amount and the Required Yield Maintenance Amount, in each case determined after giving effect to all required withdrawals from the Yield Maintenance Account on such Distribution Date.

SERVICING COMPENSATION

         "The Servicing Fee Rate" with respect to any Collection Period will be one-twelfth of ___% of the Pool Balance as of the first day of the Collection Period or, in the case of the first Distribution Date, the Cutoff Date Pool Balance. The Servicing Fee (together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates) will be paid on each Distribution Date solely to the extent of Available Interest. The Servicer will be entitled to collect and retain as additional servicing compensation in respect of each Collection Period any late fees, extension fees and any other administrative fees and expenses or similar charges collected during such Collection Period, plus any interest or investment earnings earned during such Collection Period from the investment of monies on deposit in the Accounts.
See "Collections" herein and "Description of the Transfer and Servicing Agreements--Servicing Compensation and Payment of Expenses" in the Prospectus.

COLLECTIONS

         The Servicer may retain all payments on or in respect of the Receivables received from Obligors and all proceeds of Receivables collected during each Collection Period without segregation in its own accounts until deposited in the Collection Account on the related Distribution Date unless and until (i) TMCC ceases to be the Servicer, (ii) an Event of Default exists and is continuing or (iii) the short-term unsecured debt of TMCC ceases to be rated at least Prime-1 by Moody's and A-1 by Standard & Poor's, and alternative arrangements acceptable to the Rating Agencies are not made. Thereafter, the Servicer will deposit all such payments and proceeds into the Collection Account not later than two Business Days after receipt. However, pending deposit into the Collection Account, collections may be invested in Eligible Investments by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds, and the Servicer, at its own risk and for its own benefit, may instruct the Trustee to invest amounts held in the Collection Account from the time deposited until the related Distribution Date in Eligible Investments. The Seller or the Servicer, as the case may be, will remit the aggregate Warranty Purchase Payments and Administrative Purchase Payments of any Receivables to be purchased from the Trust into the Collection Account on or before the Business Day immediately preceding the related Distribution Date. See "Description of the Transfer and Sale Agreements--Collections" in the Prospectus.

         "Eligible Investments" will be specified in the Agreement and will be limited to investments which meet the criteria of each Rating Agency from time to time as being consistent with its then-current ratings of the Certificates.

         Collections on or in respect of a Receivable made during a Collection Period (including Warranty Purchase Payments and Administrative Purchase Payments) which are not late fees, extension fees or certain other similar fees or charges will be applied first to any outstanding Advances made by the Servicer with respect to such Receivable, and then to the related Scheduled Payment. Any collections on or in respect of a Receivable remaining after such applications will be considered an "Excess Payment". Excess Payments constituting a prepayment in full of Precomputed Receivables and any Excess Payments relating to Simple Interest Receivables will be applied as a prepayment in respect of such Receivable (each, a "Prepayment"). All other Excess Payments in respect of Precomputed Receivables will be held by the Servicer (or if any of the conditions in clauses (i) through (iii) in the immediately preceding paragraph is not satisfied, deposited in the Payahead Account), as a Payment Ahead. See "Description of the Transfer and Sale Agreements--Collections" in the Prospectus.

ADVANCES

         The Servicer will be required to make Advances in respect of Scheduled Payments that are not received in full by the end of the month in which they are due, unless the Servicer determines, in its sole discretion, that such Advances will not be recoverable from certain collections available to reimburse such Advances. Under certain circumstances, upon the determination by the Servicer that reimbursement from such collections is unlikely, the Servicer will be entitled to recover unreimbursed Advances from collections on or in respect of other Receivables. See "Description of the Transfer and Sale Agreements--Advances" in the Prospectus.

         The Servicer will make all Advances by depositing into the Collection Account an amount equal to the aggregate of the Precomputed Advances and Simple Interest Advances due in respect of a Collection Period on the Business Day immediately preceding the related Distribution Date.

NET DEPOSITS

         As an administrative convenience, unless the Servicer is required to remit collections daily (see "--Collections" above), the Servicer will be permitted to make the deposit of collections, aggregate Advances and amounts deposited in respect of purchases of Receivables by the Seller or the Servicer for or with respect to the related Collection Period net of distributions to be
made to the Servicer with respect to such Collection Period.   The Servicer,
however, will account to the Trustee and to the Certificateholders as if all of the foregoing deposits and distributions were made individually. See "Description of the Transfer and Servicing Agreements--Net Deposits" in the Prospectus.

DISTRIBUTIONS

         On the __ calendar day of each month or, if such day is not a Business Day, the immediately succeeding Business Day (each, a "Determination Date"), the Servicer will inform the Trustee of, among other things, the amount of funds collected on or in respect of the Receivables, the amount of Advances to be made by the Servicer and the Servicing Fee and other servicing compensation payable to the Servicer, in each case with respect to the immediately preceding Collection Period. On or prior to each Determination Date, the Servicer shall also determine the Class A Distributable Amount, the Class B Distributable Amount and, based on the available funds and other amounts available for distribution on the related Distribution Date as described below, the amount to be distributed to the Class A Certificateholders and the Class B Certificateholders.

         On each Distribution Date, the Trustee will cause Payments Ahead previously deposited in the Payahead Account or held by the Servicer in respect of the related Collection Period to be transferred to the Collection Account. On each Distribution Date the Trustee will also cause an amount equal to the Yield Maintenance Deposit to be withdrawn from the Yield Maintenance Account and Deposited in the Collection Account.

         The Trustee will make distributions to the Certificateholders out of the amounts on deposit in the Collection Account. The amount to be distributed to the Certificateholders will be determined in the manner described below.

         Calculation of Available Amounts. The amount of funds available for distribution on a Distribution Date will generally equal the sum of Available Interest and Available Principal.

         "Available Interest" for a Distribution Date will equal the sum of the following amounts allocable to interest received or allocated by the Servicer on or in respect of the Receivables during the related Collection Period (which in the case of the Precomputed Receivables shall be computed in accordance with the actuarial method and in the case of the Simple Interest Receivables shall be calculated in accordance with the simple interest method) from: (i) all collections on or in respect of the Receivables other than Defaulted Receivables (including Payments Ahead being applied in such Collection Period but excluding Payments Ahead to be applied in one or more future Collection Periods); (ii) the Yield Maintenance Deposit; (iii) all proceeds of the liquidation of Defaulted Receivables, net of expenses incurred by the Servicer in accordance with its customary servicing procedures in connection with such liquidation, including amounts received in subsequent Collection Periods ("Net Liquidation Proceeds"); (iv) all Advances made by the Servicer; and (v) all Warranty Purchase Payments with respect to Warranty Receivables repurchased by the Seller and

Administrative Purchase Payments with respect to Administrative Receivables purchased by the Servicer, in each case in respect of such Collection Period.

         "Available Principal" for a Distribution Date will equal the sum of the amounts described in clauses (i) and (iii) through (v) of the immediately preceding paragraph received or allocated by the Servicer in respect of principal on or in respect of the Receivables during the related Collection Period (which in the case of the Precomputed Receivables shall be computed in accordance with the actuarial method).

         Available Interest and Available Principal on any Distribution Date will exclude (i) amounts received on a particular Receivable (other than a Defaulted Receivable) to the extent that the Servicer has previously made an unreimbursed Advance in respect of such Receivable and (ii) Net Liquidation Proceeds with respect to a particular Receivable to the extent of unreimbursed Advances in respect of such Receivable. A "Defaulted Receivable" will be a Receivable (other than an Administrative Receivable or a Warranty Receivable) as to which (a) all or any part of a Scheduled Payment is ___ or more days past due and the Servicer has not repossessed the related Financed Vehicle or (b) the Servicer has, in accordance with its customary servicing procedures, determined that eventual payment in full is unlikely and has either repossessed and liquidated the related Financed Vehicle or repossessed and held the related Financed Vehicle in its repossession inventory for 90 days, whichever occurs first.

         Calculation of Distributable Amounts. The "Class A Distributable Amount" with respect to a Distribution Date will equal the sum of (i) the "Class A Principal Distributable Amount", consisting of the Class A Percentage of the following items: (a) in the case of Precomputed Receivables, the principal portion of all Scheduled Payments due during the related Collection Period, computed in accordance with the actuarial method, (b) in the case of Simple Interest Receivables, the principal portion of all Scheduled Payments actually received during the related Collection Period, (c) the principal portion of all Prepayments on Simple Interest Receivables and prepayments in full of Precomputed Receivables received during the related Collection Period (to the extent such amounts are not included in clauses (a) and (b) above) and
(d) the Principal Balance of each Receivable that the Servicer became obligated to purchase, the Seller became obligated to repurchase or that became a Defaulted Receivable during the related Collection Period (to the extent such amounts are not included in clauses (a), (b) and (c) above), and (ii) the "Class A Interest Distributable Amount", consisting of one month's interest at the Class A Pass Through Rate on the Class A Certificate Balance as of the immediately preceding Distribution Date (after giving effect to distributions of principal made on such immediately preceding Distribution Date) or, in the case of the first Distribution Date, the Original Class A Certificate Balance.

         The "Class A Certificate Balance" will equal, initially, $______________ (the "Original Class A Certificate Balance") and, on any Distribution Date, will equal the Original Class A Certificate Balance, reduced by all amounts distributed on or prior to such Distribution Date on the Class A Certificates and allocable to principal. In addition, on each Distribution Date from and including the Distribution Date on which the Class B Certificate Balance is reduced to zero, the Class A Certificate Balance will be reduced by the amount, if any, necessary to cause it to equal the Pool Balance after taking account of all distributions, deposits and withdrawals to be made on such Distribution Date.

         The "Class B Distributable Amount" with respect to a Distribution Date will be an amount equal to the sum of (i) the "Class B Principal Distributable Amount", consisting of the Class B Percentage of the amounts set forth under clauses (i)(a) through (i)(d) in the second preceding paragraph with respect to the Class A Principal Distributable Amount and (ii) the "Class B Interest Distributable Amount", consisting of one month's interest at the Class B Pass Through Rate on the Class B Certificate Balance as of the immediately preceding Distribution Date (after giving effect to distributions of principal made on such immediately preceding Distribution Date) or, in the case of the first Distribution Date, the Original Class B Certificate Balance.

         The "Class B Certificate Balance" will initially equal $___________ (the "Original Class B Certificate Balance") and, on any Distribution Date, will equal the amount by which the Pool Balance on the last day of the preceding Collection Period exceeds the Class A Certificate Balance on such Distribution Date (after giving effect to distributions in respect of principal to Class A Certificateholders on such Distribution Date). In addition, on each Distribution Date the Class B Certificate Balance will be reduced by the amount, if any, necessary to cause it to equal the difference between the Pool Balance and the Class A Certificate Balance after taking account of all distributions, deposits and withdrawals to be made on such Distribution Date.

         Payment of Distributable Amounts. Prior to each Distribution Date, the Servicer will calculate the amount to be distributed to the Certificateholders. On each Distribution Date, the Trustee will distribute to Certificateholders the following amounts in the following order of priority, to the extent of funds available for distribution on such Distribution Date:


                    (i) to the Class A Certificateholders, an amount equal to the Class A Interest Distributable Amount and any unpaid Class A Interest Carryover Shortfall, such amount to be paid from Available Interest (as Available Interest has been reduced by reimbursing the Servicer for any outstanding Advances and paying the Servicer the Servicing Fee, including any unpaid Servicing Fees with respect to one or more prior Collection Periods); and if such Available Interest is insufficient, the Class A Certificateholders will be entitled to receive such amount first, from the Class B Percentage of Available Principal and second, if such amounts are insufficient, from monies transferred from the Reserve Fund to the Collection Account;

                   (ii) to the Class B Certificateholders, an amount equal to the Class B Interest Distributable Amount and any unpaid Class B Interest Carryover Shortfall, such amount to be paid from Available Interest (after giving effect to the reduction in Available Interest described in clause (i) above); and if such Available Interest is insufficient, the Class B Certificateholders will be entitled to receive such amount from monies transferred from the Reserve Fund to the Collection Account;

                  (iii) to the Class A Certificateholders, an amount equal to the Class A Principal Distributable Amount and any unpaid Class A Principal Carryover Shortfall, such amount to be paid from Available Principal (as Available Principal has been reduced by reimbursing the Servicer for the principal component of any outstanding Advances and any reduction in Available Principal described in clause (i) above); and if such Available Principal is insufficient, the Class A Certificateholders will be entitled to receive such amount first, from Available Interest (after giving effect to the reduction in Available Interest described in clauses (i) and (ii) above) and second, if such amounts are insufficient, from monies transferred from the Reserve Fund to the Collection Account; and


                   (iv) to the Class B Certificateholders, an amount equal to the Class B Principal Distributable Amount and any unpaid Class B Principal Carryover Shortfall, such amount to be paid from Available Principal (after giving effect to the reduction in Available Principal described in clauses (i) and (iii) above); and if such Available Principal is insufficient, the Class B Certificateholders will be entitled to receive such amount first, from Available Interest (after giving effect to the reductions in Available Interest described in clauses (i), (ii) and (iii)) above and second, if such amounts are insufficient, from monies transferred from the Reserve Fund to the Collection Account.


         The "Class A Interest Carryover Shortfall" with respect to any Distribution Date will equal the excess, if any, of (x) the Class A Interest Distributable Amount for such Distribution Date and any outstanding Class A Interest Carryover Shortfall from the immediately preceding Distribution Date plus interest on such outstanding Class A Interest Carryover Shortfall, to the extent permitted by law, at the Class A Pass Through Rate from such immediately preceding Distribution Date through the current Distribution Date, over (y) the amount of interest distributed to the Class A Certificateholders on such Distribution Date. The "Class A Principal Carryover Shortfall" with respect to any Distribution Date will equal the excess of the Class A Principal Distributable Amount plus any outstanding Class A Principal Carryover Shortfall with respect to one or more prior Distribution Dates over the amount of principal that the holders of the Class A Certificates actually received on such Distribution Date. The "Class B Interest Carryover Shortfall" and the "Class B Principal Carryover Shortfall" with respect to any Distribution Date will be calculated in the same manner as the Class A Interest Carryover Shortfall and the Class A Principal Carryover Shortfall, as the case may be, appropriately modified to relate to the Class B Certificates.


         Any excess amounts in the Collection Account with respect to any Distribution Date, after giving effect to the distributions described in clauses (i) through (iv) of the second preceding paragraph ("Excess Amounts"), will be deposited in the Reserve Fund until the amount on deposit therein equals the Specified Reserve Fund Balance and the remainder, if any, will be distributed to the Seller [or third party].


SUBORDINATION OF THE CLASS B CERTIFICATES; RESERVE FUND

         The rights of the Class B Certificateholders to receive distributions with respect to the Receivables will be subordinated to the rights of the Servicer (to the extent that the Servicer is paid the Servicing Fee with respect to the related Collection Period, including any unpaid Servicing Fees with respect to one or more prior Collection Periods and any additional servicing compensation as described under "--Servicing Compensation", and to the extent the Servicer is reimbursed for certain unreimbursed Advances) and the Class A Certificateholders to the extent described above. This subordination is intended to enhance the likelihood of timely receipt by Class A Certificateholders of the full amount of interest and principal required to be paid to them, and to afford such Class A Certificateholders limited protection against losses in respect of the Receivables.

         The Class B Certificateholders will not receive any distributions of interest with respect to a Distribution Date until the full amount of interest on the Class A Certificates relating to such Distribution Date has been distributed to the Class A Certificateholders and the Class B Certificateholders will not receive any distributions of principal with respect to such Distribution Date until the full amount of interest and principal of the Class A Certificates relating to such Distribution Date has been distributed to the Class A Certificateholders. In the event of delinquencies or losses on the Receivables, the protection afforded to the Class A Certificateholders will be effected by the application of Available Interest and Available Principal for each Distribution Date in the priority specified under "--Distributions--Payment of Distributable Amounts". Distributions of interest on the Class B Certificates, to the extent of collections on Receivables allocable to interest and the amount on deposit in the Reserve Fund, will not be subordinated to the payment of principal on the Class A Certificates.


         In addition, the Certificateholders will have the benefit of the Reserve Fund. The Reserve Fund will not be a part of or otherwise includible in the Trust and will be a segregated trust account held by the Trustee. Any amounts held on deposit in the Reserve Fund are owned by the Seller [or third party] and any investment earnings thereon will be taxable to the Seller [or third party] for federal income tax purposes. The Reserve Fund will be created with an initial deposit by the Seller [or third party] of an amount equal to the Reserve Fund Initial Deposit and will thereafter be funded on each Distribution Date by the deposit therein of all Excess Amounts, until the monies in the Reserve Fund reach an amount equal to the Specified Reserve Fund Balance. Thereafter, all Excess Amounts will be deposited from time to time in the Reserve Fund to the extent necessary to maintain the amount in the Reserve Fund at the Specified Reserve Fund Balance.


         The "Specified Reserve Fund Balance" with respect to any Distribution Date will be an amount equal to __% of the sum of the Class A Certificate Balance and the Class B Certificate Balance (after giving effect to distributions of principal to be made on such Distribution Date), except that, if on any Distribution Date (i) the average of the Charge-off Rates for the three preceding Collection Periods exceeds ___% or (ii) the average of the Delinquency Percentages for the three preceding Collection Periods exceeds ___%, then the Specified Reserve Fund Balance will be an amount equal to ___% of such sum (after giving effect to such principal distributions). As of any Distribution Date, the amount of funds actually on deposit in the Reserve Fund may, in certain circumstances, be less than the Specified Reserve Fund Balance. Notwithstanding the foregoing, on any Distribution Date on which the sum of the Class A Certificate Balance and the Class B Certificate Balance is approximately $_____________ or less after giving effect to distributions of principal on such Distribution Date, the Specified Reserve Fund Balance will be the greater of the applicable balance determined as described above or approximately $_____________; provided, however, that the Specified Reserve Fund Balance shall in no event be more than the sum of the Class A Certificate Balance and the Class B Certificate Balance.

         The "Charge-off Rate" with respect to a Collection Period will equal the Aggregate Net Losses with respect to the Receivables expressed, on an annualized basis, as a percentage of the average of (i) the Pool Balance on the last day of the immediately preceding Collection Period and (ii) the Pool Balance on the last day of such Collection Period. The "Aggregate Net Losses" with respect to a Collection Period will equal the Principal Balance of all Receivables newly designated during such Collection Period as Defaulted Receivables minus Net Liquidation Proceeds collected during such Collection Period with respect to all Defaulted Receivables plus the portion of amounts subsequently received in respect of Receivables liquidated in prior Collection Periods specified in the Agreement. The "Delinquency Percentage" with respect to a Collection Period will equal (a) the number of all outstanding Receivables __ days or more delinquent (after taking into account permitted extensions) as of the last day of such Collection Period, determined in accordance with the Servicer's normal practices, plus (b) the number of repossessed Financed Vehicles that have not been liquidated (to the extent the related Receivable is not otherwise reflected in clause (a) above), expressed as a percentage of the aggregate number of Current Receivables on the last day of such Collection Period. A "Current Receivable" will be a Receivable that is not a Defaulted Receivable or a Liquidated Receivable. A "Liquidated Receivable" will be a Receivable that has been the subject of a Prepayment in full or otherwise has been paid in full or, in the case of a Defaulted Receivable, a Receivable as to which the Servicer has determined that the final amounts in respect thereof have been paid.

         The Servicer may, from time to time after the date of this Prospectus Supplement, request each Rating Agency to approve a formula for determining the Specified Reserve Fund Balance that is different from those described above and would result in a decrease in the Specified Reserve Fund Balance or the manner by which the Reserve Fund is funded. If each Rating Agency delivers a letter to the Trustee to the effect that the use of any such new formulation will not result in a qualification, reduction or withdrawal of its then-current rating of the Class A Certificates or the Class B Certificates, as the case may be, then the Specified Reserve Fund Balance will be determined in accordance with such new formula. The Agreement will accordingly be amended, without the consent of any Certificateholder, to reflect such new calculation.


         On each Distribution Date, the Trustee will deposit all Excess Amounts into the Reserve Fund until the amount on deposit therein equals the Specified Reserve Fund Balance, and will distribute the remainder, if any, to the Seller [or thrd party]. If the amount on deposit in the Reserve Fund on such Distribution Date (after giving effect to all deposits or withdrawals therefrom on such Distribution Date) is greater than the Specified Reserve Fund Balance, the Trustee will release and distribute such excess, together with any Excess Amounts not required to be deposited into the Reserve Fund, to the Seller [or third party]. Upon any such release of amounts from the Reserve Fund, the Certificateholders will have no further rights in, or claim to, such amounts.

         Amounts held from time to time in the Reserve Fund will continue to be held for the benefit of the Certificateholders. Funds on deposit in the Reserve Fund may be invested in Eligible Investments. Investment income on monies on deposit in the Reserve Fund will not be available for distribution to Certificateholders or otherwise subject to any claims or rights of the Certificateholders and will be paid to the Seller [or third party]. Any loss on such investments will be charged to the Reserve Fund.


         If on any Distribution Date the Class B Certificate Balance equals zero and amounts on deposit in the Reserve Fund have been depleted as a result of losses in respect of the Receivables, the protection afforded to the Class A Certificateholders by the subordination of the Class B Certificates and by the Reserve Fund will be exhausted and the Class A Certificateholders will bear directly the risks associated with ownership of the Receivables. From and after such date, all such losses realized during a Collection Period will be allocated to the Class A Certificates and such allocation will result in the reduction of the Class A Certificate Balance on the related Distribution Date.

         Neither the Class B Certificateholders, the Seller nor the Servicer will be required to refund any amounts properly distributed or paid to them, whether or not there are sufficient funds on any subsequent Distribution Date to make full distributions to the Class A Certificateholders.

OPTIONAL PURCHASE

         If the Seller, the Servicer or any successor to the Servicer exercises its option to purchase the Receivables when the Pool Balance declines to 10% or less of the Initial Pool Balance, Certificateholders will receive an amount in respect of the Certificates equal to the outstanding Certificate Balance together with accrued interest at the applicable Pass Through Rate, which distribution shall effect the early retirement of the Certificates. See "Description of the Transfer and Servicing Agreements--Termination" in the Prospectus.

THE TRUSTEE

         _________________ will be the Trustee under the Agreement. The Trustee and any of its affiliates may hold Certificates in their own names or as pledgees. For the purpose of meeting the legal requirements of certain jurisdictions, the Servicer and the Trustee acting jointly (or in some instances, the Trustee acting alone) will have the power to appoint co-trustees or separate trustees of all or any part of the Trust. In the event of such an appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Agreement will be conferred or imposed upon the Trustee and each such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee will be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

         The Trustee may resign at any time, in which event the Servicer will be obligated to appoint a successor Trustee. The Servicer may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement, becomes legally unable to act or becomes insolvent. In such circumstances, the Servicer will be obligated to appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by such successor Trustee.

         The Agreement will provide that the Servicer will pay the Trustee's fees and expenses in connection with its duties under the Agreement. The Agreement will further provide that the Trustee will be entitled to indemnification by the Servicer for, and will be held harmless against, any loss, liability or expense incurred by the Trustee not resulting from its own willful misfeasance, bad faith or negligence (other than by reason of a breach of any of its representations or warranties to be set forth in the Agreement).

         The Trustee's Corporate Trust Office is located at ________________.

DUTIES OF THE TRUSTEE

         The Trustee will make no representations as to the validity or sufficiency of the Agreement, the Certificates (other than the execution and authentication thereof) or of any Receivables or related documents, and will not be accountable for the use or application by the Seller or the Servicer of any funds paid to the Seller or the Servicer in respect of the Certificates or the Receivables, or the investment of any monies by the Servicer before such monies are deposited into the Collection Account or Payahead Account. The Trustee will not independently verify the Receivables. If no Event of Default has occurred and is continuing, the Trustee will be required to perform only those duties specifically required of it under the Agreement. Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Trustee under the Agreement, in which case it will only be required to examine them to determine whether they conform to the requirements of the Agreement. The Trustee will not be charged with knowledge of a failure by the Servicer to perform its duties under the Agreement which failure constitutes an Event of Default unless the Trustee obtains actual knowledge of such failure as will be specified in the Agreement.

         The Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby. No Certificateholder will have any right under the Agreement to institute any proceeding with respect to the Agreement, unless such holder previously has given to the Trustee written notice of the occurrence of an Event of Default and (i) the Event of Default arises from the Servicer's failure to remit payments when due or (ii) the holders of Certificates evidencing not less than 25% of the voting interests of the Class A Certificates and the Class B Certificates, acting together as a single class, thereof have made written request upon the Trustee to institute such proceeding in its own name as the Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 30 days has neglected or refused to institute any such proceedings.


                              ERISA CONSIDERATIONS

THE CLASS A CERTIFICATES

         Subject to the considerations set forth below and under "ERISA Considerations" in the Prospectus, the Class A Certificates may be purchased by an employee benefit plan or an individual retirement account (a "Benefit Plan") subject to ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"). A fiduciary of a Benefit Plan must determine that the purchase of a Class A Certificate is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in
Section 406 of ERISA or Section 4975 of the Code.

         The DOL has granted to ___________________________ an administrative exemption (Prohibited Transaction Exemption __-__ (the "Exemption")) from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Benefit Plans of certificates representing interests in asset backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The receivables covered by the Exemption include motor vehicle installment obligations such as the Receivables.


         Among the conditions that must be satisfied for the Exemption to apply to the acquisition by a Benefit Plan of the Class A Certificates are the following:


            (i) The acquisition of the Class A Certificates by a Benefit Plan is on terms (including the price for the Class A Certificates) that are at least as favorable to the Benefit Plan as they would be in an arm's-length transaction with an unrelated party.

           (ii) The rights and interests evidenced by the Class A Certificates acquired by the Benefit Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust.

          (iii) The Class A Certificates acquired by the Benefit Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from Standard & Poor's, Moody's, Duff & Phelps Inc. or Fitch Investors Service, Inc.

           (iv) The Trustee is not an affiliate of any member of the Restricted Group (as defined below).

            (v) The sum of all payments made to the Underwriters in connection with the distribution of the Class A Certificates represents not more than reasonable compensation for underwriting the Class A Certificates. The sum of all payments made to and retained by the Seller pursuant to the sale of the Receivables to the Trust represents not more than the fair market value of such Receivables. The sum of all payments made to and retained by the Servicer represents not more than reasonable compensation for the Servicer's services under the Agreement and reimbursement of the Servicer's reasonable expenses in connection therewith.

           (vi) The Benefit Plan investing in the Class A Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended.

         The Trust must also meet the following requirements:

                 (a) The corpus of the Trust must consist solely of assets of the type that have been included in other investment pools.

                 (b) Certificates in such other investment pools must have been rated in one of the three highest rating categories of Standard & Poor's, Moody's, Duff & Phelps Inc. or Fitch Investors Service, Inc. for at least one year prior to the Benefit Plan's acquisition of certificates.

                 (c) Certificates evidencing interests in such other investment pools must have been purchased by investors other than Benefit Plans for at least one year prior to any Benefit Plan's acquisition of certificates.

         The Exemption does not apply in all respects to Benefit Plans sponsored by the Seller, the Underwriters, the Trustee, the Servicer, any Obligor with respect to the Receivables included in the Trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the Trust or any affiliate of such parties (the "Restricted Group"). As of the date hereof, no Obligor with respect to the Receivables included in the Trust constitutes more than 5% of the aggregate unamortized principal balance of the Trust (i.e., the initial principal amount of the Certificates). Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions only if, among other requirements, (i) a Benefit Plan's investment in the Class A Certificates does not exceed 25% of all of the Class A Certificates outstanding at the time of the acquisition and (ii) immediately after the acquisition, no more than 25% of the assets of a Benefit Plan with respect to which a person has discretionary authority or renders investment advice are invested in certificates representing interests in trusts containing assets sold or serviced by the same entity.

         The Seller believes that the Exemption will apply to the acquisition, holding and resale of the Class A Certificates by a Benefit Plan and that all conditions of the Exemption other than those within the control of investors will be met. However, there can be no assurance that the DOL or the Internal Revenue Service will not take a contrary position, nor that such position will be sustained. One or more alternative exemptions may be available with respect to certain prohibited transactions to which the Exemption is not applicable, depending in part upon the type of Benefit Plan's fiduciary making the decision to acquire the Class A Certificates and the circumstances under which such decision is made, including, but not limited to, (a) Prohibited Transactions Class Exemption ("PTCE") 91-38, regarding investments by bank collective investment funds or (b) PTCE 90-1, regarding investments by insurance company pooled separate accounts.

Before purchasing the Class A Certificates, a Benefit Plan's fiduciary should consult with its counsel to determine whether the conditions of the Exemption or any other exemption would be met. A purchaser of the Class A Certificates should be aware, however, that even if the conditions specified in one or more exemptions are met, the scope of the relief provided by the applicable exemption or exemptions might not cover all acts that might be construed as prohibited transactions.

         As described above, the acquisition of a Class A Certificate by a Benefit Plan could result in various unfavorable consequences for the Benefit Plan or its fiduciaries under the regulations unless one of the exceptions in the regulations or an exemption is available. See "ERISA Considerations" in the Prospectus.

         Prospective Benefit Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of the Exemption or any other exemptions, and the potential consequences of any purchase in their specific circumstances, prior to making an investment in a Class A Certificate. Any Benefit Plan which acquires a beneficial ownership interest in Class A Certificates will be deemed, by virtue of the acceptance and acquisition of such ownership interest, to have represented to the Seller and the Trustee that such Benefit Plan is an "accredited investor" for purposes of Rule 501(a)(1) of Regulation D under the Securities Act.

         A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA or Code Section 4975. However, such a governmental plan may be subject to federal, state or local law which is to a material extent similar to the provisions of ERISA or Code Section 4975 ("Similar Law"). A fiduciary of a governmental plan should make its own determination as to the need for and availability of any exemptive relief under Similar Law.

         The Exemption will not apply to the acquisition, holding or resale of the Class B Certificates.

THE CLASS B CERTIFICATES


         The U.S. Department of Labor recently issued Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"). Section III of PTE 95-60 exempts from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code transactions in connection with the servicing, management and operation of a trust (such as the Trust) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts would be allowed to purchase classes of Certificates (such as the Class B Certificates) which do not meet the requirements of the Exemption solely because they (i) are subordinated to other classes of Certificates in the Trust and/or (ii) have not received a rating at the time of the acquisition in one of the three highest rating categories from Standard & Poor's, Moody's, Duff & Phelps, Inc. or Fitch Investors Service, Inc. All other conditions of the Exemption would have to be satisfied in order for PTE 95-60 to be available. Before purchasing Class B Certificates, an insurance company general account seeking to rely on Section III of PTE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.



         The Class B Certificates may not be acquired by an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA or Section 4975(e)(1) of the Code or any person acting on behalf of such a plan or using the assets of such a plan to acquire the Class B Certificates or any entity whose underlying assets include plan assets by reason of a plan's investment in the entity. By its acceptance of a Class B Certificate, each Class B Certificateholder will be deemed to have represented and warranted that it is not subject to the foregoing limitation. For additional information regarding treatment of the Class B Certificates under ERISA, see "ERISA Considerations" in the Prospectus.

                                  UNDERWRITING

         Subject to the terms and conditions set forth in an Underwriting Agreement (the "Underwriting Agreement"), the Seller has agreed to cause the Trust to sell to each of the Underwriters named below (the "Underwriters"), and each of the Underwriters has severally agreed to purchase, the principal amount of Class A Certificates and Class B Certificates set forth opposite its name below:

                                     Class A                  Class B
         Underwriter               Certificates             Certificates
         -----------               ------------             ------------
                  TOTAL

         The Seller has been advised by the Representatives that they propose to offer the Class A Certificates and the Class B Certificates to the public at the respective public offering prices set forth on the cover page of this Prospectus, to certain dealers at such price less a concession not in excess of _____% of the Class A Certificate denominations and ____% of the Class B Certificate denominations and that the Underwriters and such dealers may allow a discount not in excess of _____% of the Class A Certificate denominations and ___% of the Class B Certificate denominations to certain other dealers. After the initial public offering, the public offering prices and such concessions and discounts to dealers may be changed by the Representatives.


                                 LEGAL OPINIONS

         In addition to the legal opinions described in the Prospectus, certain legal matters relating to the Certificates will be passed upon for the Underwriters and certain federal income tax and other matters will be passed upon for the Trust by Andrews & Kurth L.L.P.

                                 INDEX OF TERMS

Additional Yield Maintenance Amount . . . . . . . . . . . . . . . . . . .  S-6
Advances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-9
Aggregate Net Losses  . . . . . . . . . . . . . . . . . . . . . . . . . . S-29
Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-1
APR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-6, S-9
Available Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . S-25
Available Principal . . . . . . . . . . . . . . . . . . . . . . . . . . . S-26
Benefit Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-32
Business Day  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-4
Certificate Owners  . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-2
Certificateholders  . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-4
Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . -i-, S-1
Charge-off Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-29
Class A Certificate Balance . . . . . . . . . . . . . . . . . . . .  S-5, S-26
Class A Certificateholders  . . . . . . . . . . . . . . . . . . . . . . .  S-4
Class A Certificates  . . . . . . . . . . . . . . . . . . . . . . . . -i-, S-1
Class A Distributable Amount  . . . . . . . . . . . . . . . . . . . . . . S-26
Class A Interest Carryover Shortfall  . . . . . . . . . . . . . . . . . . S-28
Class A Interest Distributable Amount . . . . . . . . . . . . . . . . . . S-26
Class A Pass Through Rate . . . . . . . . . . . . . . . . . . . . . . . .  S-4
Class A Percentage  . . . . . . . . . . . . . . . . . . . . . . . .  S-2, S-22
Class A Pool Factor . . . . . . . . . . . . . . . . . . . . . . . . . . . S-21
Class A Principal Carryover Shortfall . . . . . . . . . . . . . . . . . . S-28
Class A Principal Distributable Amount  . . . . . . . . . . . . . . . . . S-26
Class B Certificate Balance . . . . . . . . . . . . . . . . . . . .  S-5, S-27
Class B Certificateholders  . . . . . . . . . . . . . . . . . . . . . . .  S-4
Class B Certificates  . . . . . . . . . . . . . . . . . . . . . . . . -i-, S-1
Class B Distributable Amount  . . . . . . . . . . . . . . . . . . . . . . S-26
Class B Interest Carryover Shortfall  . . . . . . . . . . . . . . . . . . S-28
Class B Interest Distributable Amount . . . . . . . . . . . . . . . . . . S-26
Class B Pass Through Rate . . . . . . . . . . . . . . . . . . . . . . . .  S-4
Class B Percentage  . . . . . . . . . . . . . . . . . . . . . . . .  S-2, S-22
Class B Pool Factor . . . . . . . . . . . . . . . . . . . . . . . . . . . S-21
Class B Principal Carryover Shortfall . . . . . . . . . . . . . . . . . . S-28
Class B Principal Distributable Amount  . . . . . . . . . . . . . . . . . S-26
Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-3, S-15
Collection Period . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-5
Commission  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -ii-
Current Receivable  . . . . . . . . . . . . . . . . . . . . . . . . . . . S-29
Cutoff Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-2, S-3
Dealer Recourse . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-15
Defaulted Receivable  . . . . . . . . . . . . . . . . . . . . . . . . . . S-26
Delinquency Percentage  . . . . . . . . . . . . . . . . . . . . . . . . . S-29
Determination Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . S-25

Distribution Date . . . . . . . . . . . . . . . . . . . . . . . . .  -ii-, S-4
Eligible Investments  . . . . . . . . . . . . . . . . . . . . . . . . . . S-24
ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-10
Excess Amounts  . . . . . . . . . . . . . . . . . . . . . . . . . .  S-8, S-28
Excess Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-24
Exemption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-32
Final Scheduled Maturity Date . . . . . . . . . . . . . . . . . . .  S-3, S-10
Financed Vehicles . . . . . . . . . . . . . . . . . . . . . . . . .  -ii-, S-2
Initial Pool Balance  . . . . . . . . . . . . . . . . . . . . . . . . . .  S-6
Issuer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-1
Liquidated Receivable . . . . . . . . . . . . . . . . . . . . . . . . . . S-29
Net Liquidation Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . S-25
Original Class A Certificate Balance  . . . . . . . . . . . . . . .  S-5, S-26
Original Class B Certificate Balance  . . . . . . . . . . . . . . .  S-5, S-27
Pool Balance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-3
Precomputed Advance . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-9
Prepayment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-24
Principal Balance . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-3
Rating Agencies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-14
Receivables . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-2, S-3
Receivables Pool  . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-15
Receivables Purchase Agreement  . . . . . . . . . . . . . . . . . . . . . S-15
Record Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-4
Registration Statement  . . . . . . . . . . . . . . . . . . . . . . . . . -ii-
Required Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-6
Required Yield Maintenance Amount . . . . . . . . . . . . . . . . . . . .  S-7
Reserve Fund  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-8
Reserve Fund Initial Deposit  . . . . . . . . . . . . . . . . . . . . . .  S-8
Restricted Group  . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-33
Scheduled Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-5
Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-3
Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -i-, S-1
Servicer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -i-, S-1
Servicing Fee Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . . S-10
Simple Interest Advance . . . . . . . . . . . . . . . . . . . . . . . . .  S-9
Specified Reserve Fund Balance  . . . . . . . . . . . . . . . . . .  S-8, S-29
Tax Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-10
The Servicing Fee Rate  . . . . . . . . . . . . . . . . . . . . . . . . . S-23
TMCC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-1
TMS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-1, S-13
Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -i-, S-1
Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -i-, S-1
Underwriters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-35
Underwriting Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . S-35
Yield Maintenance Account Initial Deposit . . . . . . . . . . . . . . . .  S-6
Yield Maintenance Agreement . . . . . . . . . . . . . . . . . . . . . . .  S-6
Yield Maintenance Amount  . . . . . . . . . . . . . . . . . . . . . . . .  S-6

No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus Supplement or the Prospectus and, if given or made, such information or representations must not be relied upon. This Prospectus Supplement and the Prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered hereby, nor an offer of the securities in any state or jurisdiction in which, or to any person to whom, such offer would be unlawful. The delivery of this Prospectus Supplement or the Prospectus at any time does not imply that information herein or therein is correct as of any time subsequent to its date.


                               TABLE OF CONTENTS


                                                                    Page
                                                                    ----
PROSPECTUS SUPPLEMENT
Available Information . . . . . . . . . . . . . . . . . . . . . . .    ii
Reports to Certificateholders . . . . . . . . . . . . . . . . . . .    ii
Summary of Terms  . . . . . . . . . . . . . . . . . . . . . . . . .   S-1
Risk Factors  . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-12
The Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-14
The Receivables Pool  . . . . . . . . . . . . . . . . . . . . . . .  S-15
Delinquencies, Repossessions and Net Losses . . . . . . . . . . . .  S-19
The Seller and the Servicer . . . . . . . . . . . . . . . . . . . .  S-21
Use of Proceeds   . . . . . . . . . . . . . . . . . . . . . . . . .  S-21
Prepayment and Yield Considerations . . . . . . . . . . . . . . . .  S-21
Pool Factors and Trading Information  . . . . . . . . . . . . . . .  S-21
Description of the Certificates . . . . . . . . . . . . . . . . . .  S-22
ERISA Considerations  . . . . . . . . . . . . . . . . . . . . . . .  S-32
Underwriting  . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-35
Legal Opinions  . . . . . . . . . . . . . . . . . . . . . . . . . .  S-35
Index of Terms  . . . . . . . . . . . . . . . . . . . . . . . . . .  S-36
ANNEX A: Global Clearance, Settlement and Tax
   Documentation Procedures . . . . . . . . . . . . . . . . . . . .   A-1
PROSPECTUS
Available Information . . . . . . . . . . . . . . . . . . . . . . .   iii
Incorporation of Certain Documents by Reference . . . . . . . . . .   iii
Summary of Terms  . . . . . . . . . . . . . . . . . . . . . . . .       1
Risk Factors  . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
The Trusts  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14
The Trustee       . . . . . . . . . . . . . . . . . . . . . . . . .    15
The Receivables Pools . . . . . . . . . . . . . . . . . . . . . . .    15
Delinquencies, Repossessions and Net Losses . . . . . . . . . . . .    17
Weighted Average Life of the Securities . . . . . . . . . . . . . .    17
Pool Factors and Trading  Information   . . . . . . . . . . . . . .    19
Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . .    20
The Seller        . . . . . . . . . . . . . . . . . . . . . . . . .    20
The Servicer  . . . . . . . . . . . . . . . . . . . . . . . . . . .    20
Description of the Notes  . . . . . . . . . . . . . . . . . . . . .    22
Description of the Certificates . . . . . . . . . . . . . . . . . .    27
Certain Information Regarding the Securities  . . . . . . . . . . .    28
Description of the Transfer and Servicing Agreements  . . . . . . .    42
Certain Legal Aspects of the Receivables  . . . . . . . . . . . . .    56
Certain Federal Income Tax Consequence  . . . . . . . . . . . . . .    63
ERISA Considerations  . . . . . . . . . . . . . . . . . . . . . . .    77
Plan of Distribution  . . . . . . . . . . . . . . . . . . . . . . .    78
Legal Opinions  . . . . . . . . . . . . . . . . . . . . . . . . . .    78
Index of Terms  . . . . . . . . . . . . . . . . . . . . . . . . . .    79


                            $_______________________




                            TOYOTA AUTO RECEIVABLES

                             199_-__ GRANTOR TRUST



                                $_______________


                            $_________   ___% ASSET
                          BACKED CERTIFICATES, CLASS A

                            $_________   ___% ASSET
                          BACKED CERTIFICATES, CLASS B


                              TOYOTA MOTOR CREDIT
                            RECEIVABLES CORPORATION
                                     SELLER

                        TOYOTA MOTOR CREDIT CORPORATION
                                    SERVICER


                          ___________________________

                             PROSPECTUS SUPPLEMENT
                                     [DATE]


                                 [UNDERWRITERS]

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Prospectus Supplement and the accompanying Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.


                   SUBJECT TO COMPLETION, DATED JULY 3, 1996



PROSPECTUS SUPPLEMENT
(To Prospectus dated _________, 1996)

                          $___________________________

                  TOYOTA AUTO RECEIVABLES 199_-__ OWNER TRUST
                $___________ CLASS A-1 ____% ASSET BACKED NOTES $___________ CLASS A-2 ____% ASSET BACKED NOTES $___________ CLASS A-3 ____% ASSET BACKED NOTES
                 $____________  ____% ASSET BACKED CERTIFICATES

                  TOYOTA MOTOR CREDIT RECEIVABLES CORPORATION,
                                     SELLER

                        TOYOTA MOTOR CREDIT CORPORATION,
                                    SERVICER

         The Toyota Auto Receivables 199_-__ Owner Trust (The "Trust") will be governed by a Trust Agreement, to be dated as of ___________, 199__, among Toyota Motor Credit Receivables Corporation (the "Seller") and ______________, as owner trustee (the "Owner Trustee"). The Trust will issue $___________ aggregate principal amount of Class A-1 ___% Asset Backed Notes (the "Class A-1 Notes"), $_____________ aggregate principal amount of Class A-2 ___% Asset Backed Notes (the "Class A-2 Notes") and $_____________ aggregate principal amount of Class A-3 ___% Asset Backed Notes (the "Class A-3 Notes" and, together with the Class A-1 Notes and the Class A-2 Notes, the "Notes") pursuant to an Indenture to be dated as of _________, 19__, between the Trust and ____________,

                                                        (continued on next page)

         PROSPECTIVE INVESTORS SHOULD CONSIDER THE FACTORS SET FORTH UNDER "RISK FACTORS" COMMENCING ON PAGE 13 HEREOF AND IN THE ACCOMPANYING PROSPECTUS.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               Price to Public(1)       Underwriting Discount        Proceeds to the Seller (2)
                               ---------------          ---------------------        -----------------------
 Per Class A-1 Note
 Per Class A-2 Note
 Per Class A-3 Note
 Per Certificate
 Total                       $                         $                          $

(1) Plus accrued interest, if any, from ________, 199__.
(2) Before deducting expenses payable by the Seller estimated to be $________.

         The Notes and the Certificates are offered by the Underwriters when, as and if issued and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the Notes and the Certificates will be made in book-entry form only through the Same Day Funds Settlement System of The Depository Trust Company, Cedel Bank, societe anonyme and the Euroclear System on or about ___________, 19__ against payment therefor in immediately available funds.

                                 [UNDERWRITERS]

        The date of this Prospectus Supplement is _____________, 199__.

(Continued from preceding page)

as Indenture Trustee. The Trust will also issue $___________ aggregate principal amount of ___% Asset Backed Certificates (the "Certificates" and, together with the Notes, the "Securities"). The assets of the Trust will primarily include a pool of retail installment sales contracts, secured by the new and used automobiles and/or light duty trucks financed thereby, certain monies due or received thereunder on or after ________, 199__, and certain other property as further described herein.

         Interest on all Classes of Notes will accrue at the fixed per annum interest rates specified above. Interest on the Notes will generally be distributable to the Noteholders on the ___ day of each month (or, if such day is not a Business Day, the next succeeding Business Day), beginning ____ (each, a "Distribution Date"). Principal of the Notes will be payable on each Distribution Date to the extent described herein, except that no principal will be paid on the Class A-2 Notes until the Class A-1 Notes have been paid in full and no principal will be paid on the Class A-3 Notes until the Class A-2 Notes have been paid in full.

         The Certificates will represent undivided ownership interests in the Trust. Interest, to the extent of the Pass Through Rate specified above, will be distributed to the Certificateholders on each Distribution Date. Principal, to the extent described herein, will be distributed to the Certificateholders on each Distribution Date commencing with the later of (i) the Distribution Date next succeeding the Distribution Date on which the Class A-1 Notes were paid in full and (ii) the __________, 199__ Distribution Date. Distributions of principal and interest on the Certificates will be subordinated in priority to payments due on the Notes as described herein.

         Each class of the Notes and the Certificates will be payable in full on the applicable final scheduled Distribution Date as set forth herein. However, payment in full of a class of Notes or of the Certificates could occur earlier than such dates as described herein. In addition, the Class A-3 Notes will be subject to redemption in whole, but not in part, and the Certificates will be subject to prepayment in whole, but not in part, on any Distribution Date on which the Servicer exercises its option to purchase the Receivables. The Seller or the Servicer, or any successor to the Servicer, may purchase the Receivables when the aggregate principal balance of the Receivables shall have declined to 10% or less of the initial aggregate principal balance of the Receivables purchased by the Trust.

THE NOTES REPRESENT OBLIGATIONS OF, AND THE CERTIFICATES REPRESENT UNDIVIDED OWNERSHIP INTERESTS IN, THE TRUST ONLY AND DO NOT REPRESENT OBLIGATIONS OF OR INTERESTS IN TOYOTA MOTOR CREDIT RECEIVABLES CORPORATION, TOYOTA MOTOR CREDIT CORPORATION, TOYOTA MOTOR SALES, U.S.A., INC. OR ANY OF THEIR RESPECTIVE AFFILIATES. NONE OF THE NOTES, THE CERTIFICATES OR THE RECEIVABLES ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY.

THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE NOTES AND THE CERTIFICATES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS AND PROSPECTIVE INVESTORS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE NOTES OR THE CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. TO THE EXTENT ANY STATEMENTS IN THIS PROSPECTUS SUPPLEMENT CONFLICT WITH STATEMENTS IN THE PROSPECTUS, THE STATEMENTS IN THIS PROSPECTUS SUPPLEMENT SHALL CONTROL.

IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICES OF THE NOTES AND THE CERTIFICATES AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

         UNTIL __________, 19__, ALL DEALERS EFFECTING TRANSACTIONS IN THE NOTES [OR CERTIFICATES] WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITER AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                     _____________________________________

                             AVAILABLE INFORMATION

         The Seller has filed with the Securities and Exchange Commission (the "Commission"), on behalf of the Trust, a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement"), of which this Prospectus is a part, under the Securities Act of 1933, as amended. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement which is available for inspection without charge at the public reference facilities of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and the regional offices of the Commission at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such information can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.
The Servicer, on behalf of the Trust, will also file or cause to be filed with the Commission such periodic reports as are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.


                           REPORTS TO SECURITYHOLDERS

         ____________, as Trustee, will provide to Securityholders (which shall be Cede & Co. as the nominee of DTC unless Definitive Securities are issued under the limited circumstances described herein) unaudited monthly and annual reports concerning the Receivables. See "Certain Information Regarding the Securities--Reports to Securityholders" and "Description of the Transfer and Servicing Agreements--Evidence as to Compliance" in the Prospectus.

                                SUMMARY OF TERMS

         The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus. Certain capitalized terms used herein are defined elsewhere in this Prospectus Supplement on the pages indicated in the "Index of Terms" or, to the extent not defined herein, have the meanings assigned to such terms in the Prospectus.


ISSUER . . . . . . . . . . . .     Toyota Auto Receivables 199_-__ Owner Trust
                                   (the "Trust" or the "Issuer"), a Delaware business trust established pursuant to a trust agreement (the "Trust Agreement") dated as of _____________, 199__, among the Seller and the Owner Trustee.


SELLER . . . . . . . . . . . .     Toyota Motor Credit Receivables Corporation
                                   (the "Seller"), a wholly owned limited
                                   purpose subsidiary, Toyota Motor Credit
                                   Corporation.

SERVICER . . . . . . . . . . .     Toyota Motor Credit Corporation ("TMCC" or,
                                   in its capacity as servicer,  the
                                   "Servicer"), a wholly owned subsidiary of Toyota Motor Sales, U.S.A., Inc. ("TMS").
                                   TMCC is primarily engaged in providing retail leasing, retail and wholesale financing and certain other financial services to authorized Toyota and Lexus vehicle and Toyota industrial equipment dealers and their customers in the United States (excluding
                                   Hawaii). TMS is primarily engaged in the wholesale distribution of automobiles, light duty trucks, industrial equipment and related replacement parts and accessories throughout the United States (excluding Hawaii).
                                   Substantially all of TMS's products are
                                   either manufactured by its affiliates or are purchased from TMS's parent, Toyota Motor
                                   Corporation, or its affiliates.

INDENTURE TRUSTEE  . . . . . .     ___________________, as trustee under the
                                   Indenture (the "Indenture Trustee").

OWNER TRUSTEE  . . . . . . . .     ___________________, as trustee under the
                                   Trust Agreement (the "Owner Trustee").

THE NOTES  . . . . . . . . . .     The Trust will issue Asset Backed Notes (the
                                   "Notes") pursuant to an Indenture to be dated as of ____________, 199__ (as amended and supplemented from time to time, the
                                   "Indenture"), between the Issuer and the Indenture Trustee, as follows: (1) Class A-1
                                   ___% Asset Backed Notes (the "Class A-1
                                   Notes") in the aggregate principal amount of $______________; (2) Class A-2 ___% Asset
                                   Backed Notes (the "Class A-2 Notes") in the aggregate principal amount of
                                   $_______________; and (3) Class A-3 ___%
                                   Asset Backed Notes (the "Class A-3 Notes") in the aggregate principal amount of
                                   $___________. The Notes will be secured by the assets of the Trust pursuant to the Indenture.

                                             The assets of the Trust will
                                             primarily include a pool of retail
                                             installment sales contracts (the
                                             "Receivables") secured by the new
                                             and used automobiles and/or light
                                             duty trucks financed thereby (the
                                             "Financed Vehicles"), certain
                                             monies due or paid under the
                                             Receivables on and after
                                             __________, 199_  (the "Cutoff
                                             Date"), security interests in the
                                             Financed Vehicles, certain bank
                                             accounts and the proceeds thereof,
                                             proceeds from claims under certain
                                             insurance policies in respect of
                                             individual Financed Vehicles or
                                             Obligors and certain rights under
                                             the Agreement.  See "The
                                             Trust--General".

THE CERTIFICATES  . . . . . . . . . . . .    The Trust will issue ___% Asset
                                             Backed Certificates (the
                                             "Certificates" and, together with
                                             the Notes, the "Securities") with
                                             an aggregate initial Certificate
                                             Balance of $____________. The
                                             Certificates will represent
                                             undivided ownership interests in
                                             the Trust and will be issued
                                             pursuant to the Trust Agreement.

THE RECEIVABLES   . . . . . . . . . . . .    On ______________, 199__ (the
                                             "Closing Date"), the Trust will
                                             purchase Receivables (the
                                             "Receivables") having an aggregate
                                             principal balance of approximately
                                             $___________ as of (the "Cutoff
                                             Date") from the Seller pursuant to
                                             a Sale and Servicing Agreement to
                                             be dated as of ____________, 199__
                                             (as amended and supplemented from
                                             time to time, the "Sale and
                                             Servicing Agreement"), among the
                                             Trust, the Seller and the
                                             Servicer.  See  "The Receivables
                                             Pool" herein and "The Receivables
                                             Pools" in the Prospectus.

                                             No Receivable has a scheduled
                                             maturity later than ___________
                                             (the "Final Scheduled Maturity
                                             Date"), and the
                                             Servicer will be obligated to
                                             repurchase or make Advances with
                                             respect to any Receivable as to
                                             which it adjusts the maturity to
                                             be a date later than the Final
                                             Scheduled Maturity Date.  See
                                             "Description of the Transfer and
                                             Servicing Agreements--Servicing
                                             Procedures" and "--Advances" in
                                             the Prospectus.

                                             The "Pool Balance" will equal the
                                             aggregate of the Principal
                                             Balances of the Receivables.  The
                                             "Principal Balance" of a
                                             Receivable as of any date will
                                             equal the original principal
                                             balance of such Receivable minus
                                             the sum of (i) in the case of a
                                             Precomputed Receivable (as defined
                                             in the Prospectus), that portion
                                             of all Scheduled Payments (as
                                             defined in the Prospectus) due on
                                             or prior to such date allocable to
                                             principal, computed in accordance
                                             with the actuarial method, (ii) in
                                             the case of a Simple Interest
                                             Receivable (as defined in the
                                             Prospectus), that portion of all
                                             Scheduled Payments actually
                                             received on or prior to such date
                                             allocable to principal, (iii) any
                                             Warranty Purchase Payment (as
                                             defined in the Prospectus) or
                                             Administrative Purchase Payment
                                             (as defined in the Prospectus)
                                             with respect to such Receivable
                                             allocable to principal (to the
                                             extent not included in
                                   clauses (i) and (ii) above) and (iv) any Prepayments or other payments applied to reduce the unpaid principal balance of such Receivable (to the extent not included in clauses (i), (ii) and (iii) above).

TERMS OF THE NOTES . . . . . .     The principal terms of the Notes will be as
                                   described below:

                                   A.  Distribution Dates

                                   Payments of interest and principal on the Notes will be made on the __ day of each month or, if any such day is not a Business Day, on the next succeeding Business Day (each, a "Distribution Date") commencing ___________, 199__ . Payments will be made to holders of record of the Notes (the "Noteholders") as of the day immediately preceding such Distribution Date or, if Definitive Notes are issued, as of the ___ day of the preceding month (a "Record Date"). A "Business Day" is a day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, or Los Angeles, California are authorized or obligated by law, regulation, executive order or decree to be closed.

                                   B.  Interest Rates

                                   The Interest Rates on the Notes will be as follows: (i) Class A-1 Notes, ___% per annum (the "Class A-1 Rate"), (ii) Class A-2 Notes, ___% per annum (the "Class A-2 Rate"), and
                                   (iii) Class A-3 Notes, ___% per annum (the
                                   "Class A-3 Rate" and, together with the Class A-1 Rate and the Class A-2 Rate, the "Interest Rates").

                                   C.  Interest

                                   Interest on the outstanding principal amount of the Notes of each class will accrue at the applicable Interest Rate during each Interest Period. The "Interest Period" with respect to each Distribution Date and each class of Notes will be the calendar month preceding the related Distribution Date, or in the case of the first Distribution Date from the Closing Date to and including the last day of __________. Interest on the Notes will be calculated on the basis of a 360-day year of twelve 30-day months. See "Description of the Notes--Payments of Interest" herein.

                                   D.  Principal

                                   Principal of the Notes will be payable on each Distribution Date in an amount equal to the Noteholders' Principal Distributable Amount with respect to each Collection Period, to the extent of funds available therefor.  The
                                             "Collection Period" relating to
                                             any Distribution Date will be the
                                             calendar month preceding such
                                             Distribution Date or, in the case
                                             of the first Distribution Date,
                                             the period from the Cutoff Date to
                                             and including the last day of
                                             _________.  The "Noteholders'
                                             Principal Distributable Amount"
                                             with respect to any Collection
                                             Period will be the Noteholders'
                                             Percentage of the amount of
                                             principal paid or, in certain
                                             circumstances, scheduled to be
                                             paid with respect to the
                                             Receivables (exclusive of
                                             Payaheads allocable to principal
                                             that have not been applied as
                                             payments under the related
                                             Receivables in such Collection
                                             Period and inclusive of Payaheads
                                             allocable to principal that have
                                             been applied as payments under the
                                             related Receivables in such
                                             Collection Period) plus, certain
                                             prepayments, payments on defaulted
                                             Receivables and payments in
                                             connection with the repurchase of
                                             Receivables in connection with
                                             breaches of representations and
                                             warranties, as calculated by the
                                             Servicer as described under
                                             "Description of the Transfer and
                                             Servicing
                                             Agreements--Distributions".

                                        On the Business Day immediately
                                             preceding each Distribution Date
                                             (a "Determination Date") the
                                             Indenture Trustee will determine
                                             the amount in the Collection
                                             Account allocable to interest and
                                             the amount allocable to principal
                                             on the basis described under
                                             "Description of the Transfer and
                                             Servicing
                                             Agreements--Distributions--Calculat
                                             ion of Available Amounts" and
                                             "--Calculation of Distributable
                                             Amounts" herein and "Description
                                             of the Transfer and Servicing
                                             Agreements--Distributions--Allocati
                                             on of Collections on Receivables"
                                             in the Prospectus, and payments to
                                             Securityholders on the following
                                             Distribution Date will be based on
                                             such allocation.

                                        Payments of principal on the Notes will
                                             be made on each Distribution Date
                                             in the amounts and subject to the
                                             priorities described in
                                             "Description of the
                                             Notes--Payments of Principal"
                                             herein.

                                        The outstanding principal amount of the
                                             Class A-1 Notes, to the extent not
                                             previously paid, will be payable
                                             on _______, 199__ (the "Class A-1
                                             final scheduled Distribution
                                             Date"), the outstanding principal
                                             amount of the Class A-2 Notes, to
                                             the extent not previously paid,
                                             will be payable on __________,
                                             199__ (the "Class A-2 final
                                             scheduled Distribution Date") and
                                             the outstanding principal amount
                                             of the Class A-3 Notes, to the
                                             extent not previously paid, will
                                             be payable on __________, 199__
                                             (the "Class A-3 final scheduled
                                             Distribution Date").

                                   E.  Optional Redemption

                                   The outstanding Notes will be redeemed in whole, but not in part, on any Distribution Date on which the Seller or the Servicer, or any successor to the Servicer, exercises its option to purchase the Receivables, which can occur after the Pool Balance declines to 10% or less of the Initial Pool Balance, at a redemption price equal to the unpaid principal amount of such Notes plus accrued and unpaid interest thereon. See "Description of the Notes--Optional Redemption" herein. The "Initial Pool Balance" will equal the Pool Balance as of the Cutoff Date.

TERMS OF THE CERTIFICATES . . .    The principal terms of the Certificates will
                                   be as described below:

                                   A.  Pass Through Rate

                                   ___% per annum (the "Pass Through Rate").

                                   B.  Interest

                                   On each Distribution Date, the Owner Trustee will distribute pro rata to the holders of the Certificates (the "Certificateholders", and, together with the Noteholders, the "Securityholders") as of the related Record Date, to the extent of funds available following payment of the Servicing Fee and distributions in respect of the Notes from the Total Distribution Amount and the Reserve Fund, interest in an amount equal to one-twelfth of the product of the Pass Through Rate, calculated on the basis of a 360-day year consisting of twelve 30-day months, and the Certificate Balance as of the immediately preceding Distribution Date (after giving effect to distributions of principal made on such immediately preceding Distribution Date) or, in the case of the first Distribution Date, the Original Certificate Balance.

                                   The "Certificate Balance" will initially equal $_____________ (the "Original Certificate Balance") and on each Distribution Date will equal the Original Certificate Balance reduced by all principal distributions made on or prior to such Distribution Date on the Certificates.

                                   C.  Principal


                                   On each Distribution Date commencing on the later of (i) the _________ 199__ Distribution Date and (ii) the Distribution Date next succeeding the Distribution Date on which the Class A-1 Notes were paid in full, principal of the Certificates will be payable in an amount generally equal to the
                                   Certificateholders'

                                        Principal Distributable Amount for the
                                             Collection Period preceding such
                                             Distribution Date, to the extent
                                             of funds available therefor
                                             following payment of the Servicing
                                             Fee and payments of interest and
                                             principal in respect of the Notes
                                             and the distribution of interest
                                             in respect of the Certificates.
                                             The Certificateholders' Principal
                                             Distributable Amount will be based
                                             on the Certificateholders'
                                             Percentage of certain Scheduled
                                             Payments, prepayments, payments on
                                             defaulted Receivables and payments
                                             in connection with the repurchase
                                             of Receivables in connection with
                                             breaches of representations and
                                             warranties, and will be calculated
                                             by the Servicer in the manner
                                             described under "Description of
                                             the Transfer and Servicing
                                             Agreements-- Distributions". The
                                             outstanding principal amount, if
                                             any, of the Certificates will be
                                             payable in full on __________,
                                             199__ (the "Final Scheduled
                                             Distribution Date").

                                             D.  Optional Purchase

                                        The Seller, the Servicer or any
                                             successor to the Servicer may
                                             purchase all of the Receivables
                                             remaining in the Trust after the
                                             last day of any Collection Period
                                             during which the Pool Balance
                                             declines to 10% or less of the
                                             Initial Pool Balance at a purchase
                                             price determined as described
                                             under "Description of the Transfer
                                             and Servicing
                                             Agreements--Termination."  Upon
                                             such optional purchase the
                                             Certificateholders will receive an
                                             amount equal to the Certificate
                                             Balance together with accrued
                                             interest at the Pass Through Rate.
                                             See "Description of the
                                             Certificates--Optional Prepayment"
                                             herein.

REGISTRATION OF THE SECURITIES  . . . . .    Persons acquiring beneficial
                                             ownership interests in the
                                             Securities ("Security Owners")
                                             will hold their Securities through
                                             The Depository Trust Company
                                             ("DTC"), in the United States, or
                                             Cedel Bank, societe anonyme
                                             ("Cedel") or the Euroclear System
                                             ("Euroclear") in Europe.
                                             Transfers within DTC, Cedel or
                                             Euroclear, as the case may be,
                                             will be in accordance with the
                                             usual rules and operating
                                             procedures of the relevant system.
                                             So long as the Securities are
                                             Book-Entry Certificates, such
                                             Securities will be evidenced by
                                             one or more certificates
                                             registered in the name of Cede &
                                             Co., as the nominee of DTC, or
                                             Citibank N.A. or Morgan Guaranty
                                             Trust Company of New York, the
                                             relevant depositaries of Cedel and
                                             Euroclear, respectively, and each
                                             a participating member of DTC.  No
                                             Security Owner will be entitled to
                                             receive a definitive certificate
                                             representing such person's
                                             interest, except in the event that
                                             Definitive Securities are issued
                                             under the limited circumstances
                                             described herein.  See "Risk
                                             Factors--Book-Entry Registration"
                                             herein, "ANNEX A: Global
                                             Clearance, Settlement and Tax
                                             Documentation Procedures" and
                                             "Certain Information Regarding the
                                             Securities--Book-Entry
                                             Registration" in the Prospectus.

                                        Unless and until Definitive Securities
                                             are issued, all references herein
                                             to distributions, notices, reports
                                             and statements and to actions by
                                             and effects upon the related
                                             Securityholders will refer to the
                                             same actions and effects with
                                             respect to DTC or Cede, Cedel or
                                             Euroclear as the case may be, for
                                             the benefit of the related
                                             Security Owners in accordance with
                                             DTC procedures.

YIELD MAINTENANCE ACCOUNT;
 YIELD MAINTENANCE AGREEMENT  . . . . . .    Certain of the Receivables have
                                             annual percentage rates of
                                             interest ("APRs") which are less
                                             than the sum of the Pass Through
                                             Rate and the Servicing Fee Rate
                                             (the sum of such rates, the
                                             "Required Rate").  The Yield
                                             Maintenance Account is a
                                             segregated trust account which
                                             will be maintained in the name of
                                             the Indenture Trustee, but will
                                             not be an asset of the Trust.
                                             The Yield Maintenance Account will
                                             be created with an initial deposit
                                             (the "Yield Maintenance Account
                                             Initial Deposit") in an amount
                                             (which amount may be discounted at
                                             a rate to be specified in the
                                             Agreement) equal to the aggregate
                                             amount by which (i) interest on
                                             the Principal Balance of each
                                             Receivable for the period
                                             commencing on the Cutoff Date and
                                             ending with the scheduled maturity
                                             of each such Receivable (assuming
                                             that payments on such Receivables
                                             are made as scheduled and no
                                             prepayments are made) at a rate
                                             equal to the Required Rate,
                                             exceeds (ii) interest on such
                                             Principal Balance at the APR of
                                             such Receivable, less [factors].
                                             As used herein, the "Yield
                                             Maintenance Amount" means the
                                             amount on deposit in the Yield
                                             Maintenance Account as of any
                                             date.

                                        [The Servicer, the Seller [,third
                                             party] and the Indenture Trustee
                                             will enter into a yield supplement
                                             agreement to be dated as of
                                             _____________, 19__ (the "Yield
                                             Maintenance Agreement") pursuant
                                             to which on each Distribution Date
                                             the Indenture Trustee will deposit
                                             an amount (which amount may be
                                             discounted at a rate to be
                                             specified in the Agreement), if
                                             any, into the Yield Maintenance
                                             Account (the "Additional Yield
                                             Maintenance Amount") equal to the
                                             amount by which the Required Yield
                                             Maintenance Amount exceeds the
                                             Yield Maintenance Amount [or
                                             alternative formula].  See
                                             "Description of the Transfer and
                                             Servicing Agreements--The Yield
                                             Maintenance Account; The Yield
                                             Maintenance Agreement".

                                        On each Determination Date, the
                                             Servicer is permitted to
                                             recalculate the amount required to
                                             be on deposit in the Yield
                                             Maintenance Account (the "Required
                                             Yield Maintenance Amount") (which
                                             amount may be discounted at a rate
                                             to be specified in the Agreement)
                                             which shall be equal to [the
                                             aggregate  amount by which (i)
                                             interest on the Principal Balance
                                             of each Receivable currently an
                                             asset of the Trust for the period
                                             commencing on the last day of the
                                             related Collection Period and
                                             ending on the last day of the
                                             Collection Period during which
                                             such Receivable is scheduled to
                                             mature (assuming that all
                                             subsequent payments on such
                                             Receivable are made as scheduled
                                             and no prepayments are made) at a
                                             rate equal to the Required Rate
                                             exceeds (ii) interest on the
                                             Principal Balance of such
                                             Receivable at the related
                                             APR][less factors][or state
                                             alternative formula].

                                        The Required Yield Maintenance Amount
                                             may decline as Receivables having
                                             less than the Required Rate prepay
                                             or are otherwise removed from the
                                             Trust.  Any amounts in excess of
                                             the Required Yield Maintenance
                                             Amount will be released to the
                                             Seller.  Otherwise, the only
                                             withdrawals from the Yield
                                             Maintenance Account will be the
                                             amounts (the "Yield Maintenance
                                             Deposit") withdrawn therefrom by
                                             the Owner Trustee on each
                                             Distribution Date and deposited
                                             into the Collection Account in
                                             respect of the difference between
                                             (i) the amount of interest accrued
                                             on such Receivables at their
                                             respective APRs and due during the
                                             related Collection Period and (ii)
                                             the aggregate amount of interest
                                             that would have accrued thereon
                                             had their respective APRs been
                                             equal to the Required Rate.

RESERVE FUND  . . . . . . . . . . . . . .    The Noteholders and the
                                             Certificateholders will have the
                                             benefit of a segregated trust
                                             account maintained by and in the
                                             name of the Indenture Trustee for
                                             the benefit of the Noteholders and
                                             the Certificateholders (the
                                             "Reserve Fund").

                                        The Reserve Fund will be created with
                                             an initial deposit by the Seller
                                             [or third party] on the Closing
                                             Date of cash or Eligible
                                             Investments having a value at
                                             least equal to __% of the Initial
                                             Pool Balance.  The amount
                                             initially deposited in the Reserve
                                             Fund by the Seller [or third
                                             party] is referred to as the
                                             "Reserve Fund Initial Deposit".

                                        The funds in the Reserve Fund will be
                                             supplemented on each Distribution
                                             Date by the deposit therein of all
                                             Excess Amounts, until the amount
                                             in the Reserve Fund reaches an
                                             amount to be specified in the
                                             Agreement (the "Specified Reserve
                                             Fund Balance").  "Excess Amounts"
                                             in respect of a Distribution Date
                                             will be all remaining Available
                                             Interest on deposit in the
                                             Collection Account in respect of
                                             such Distribution Date, after the
                                             Servicer has been reimbursed for
                                             any outstanding Advances and has
                                             been paid the Servicing Fee
                                             (including any unpaid Servicing
                                             Fees with respect to one or more
                                             prior Collection Periods) and
                                             after giving effect to all
                                             distributions of interest and
                                             principal required to be made to
                                             the Noteholders and
                                             Certificateholders on such
                                             Distribution Date.

                                        On each Distribution Date, after giving
                                             effect to all distributions made
                                             on such Distribution Date, any
                                             amounts in the Reserve Fund in
                                             excess of the Specified Reserve
                                             Fund Balance that are not applied
                                             to cover shortfalls in
                                             distributions to Noteholders or
                                             the Certificateholders as
                                             described below will be
                                             distributed to the Seller [or
                                             third party] as described under
                                             "Description of the Sale and
                                             Servicing
                                             Agreements--Subordination of the
                                             Certificates; Reserve Fund".  Upon
                                             such distribution, neither the
                                             Noteholders nor the
                                             Certificateholders will have any
                                             further rights in, or claims to,
                                             such amounts.

                                        On each Distribution Date, to the
                                             extent available, funds will be
                                             withdrawn from the Reserve Fund up
                                             to the Available Amount to the
                                             extent that the Total Distribution
                                             Amount with respect to any
                                             Collection Period remaining after
                                             the Servicing Fee is paid exceeds
                                             the sum of Available Interest and
                                             Available Principal and will be
                                             deposited in the Collection
                                             Account for distribution to the
                                             Noteholders and
                                             Certificateholders, as the case
                                             may be, on the related
                                             Distribution Date as set forth
                                             under "Description of the Transfer
                                             and Servicing
                                             Agreements--Subordination of the
                                             Certificates; Reserve Fund".

COLLECTION ACCOUNT  . . . . . . . . . . .    One or more accounts will be
                                             established by and maintained in
                                             the name of the Indenture Trustee
                                             into which collections on the
                                             Receivables and certain other
                                             amounts will be deposited as
                                             described herein (collectively,
                                             the "Collection Account").  The
                                             Servicer may retain all payments
                                             on or in respect of the
                                             Receivables received from Obligors
                                             and all proceeds of Receivables
                                             collected during each Collection
                                             Period without segregation in its
                                             own accounts until deposited in
                                             the Collection Account on the
                                             Business Day immediately preceding
                                             the related Distribution Date
                                             unless and until (i) TMCC ceases
                                             to be the Servicer, (ii) an Event
                                             of Default exists and is
                                             continuing or (iii) the short-term
                                             unsecured debt of TMCC ceases to
                                             be rated at least Prime-1 by
                                             Moody's and A-1 by Standard &
                                             Poor's, and alternative
                                             arrangements acceptable to the
                                             Rating Agencies are not made.
                                             Thereafter, the Servicer will
                                             deposit all such payments and
                                             proceeds into the Collection
                                             Account not later than two
                                             Business Days after receipt.
                                             However, pending deposit into the
                                             Collection Account, collections
                                             may be invested in Eligible
                                             Investments by the Servicer at its
                                             own risk and for its own benefit
                                             and will not be segregated from
                                             its own funds, and the Servicer,
                                             at its own risk and for its own
                                             benefit, may instruct the Trustee
                                             to invest amounts held in the
                                             Collection Account from the time
                                             deposited until the related
                                             Distribution Date in Eligible
                                             Investments.   The Seller or the
                                             Servicer, as the case may be, will
                                             remit the aggregate Warranty
                                             Purchase Payments and
                                             Administrative Purchase Payments
                                             of any Receivables to be purchased
                                             from the Trust into the Collection
                                             Account on or
                                             before the Business Day immediately
                                             preceding the related Distribution
                                             Date.  See "Description of the
                                             Transfer and Sale
                                             Agreements--Collections" in the
                                             Prospectus.  Pursuant to the Sale
                                             and Servicing Agreement, the
                                             Servicer will have the revocable
                                             power to instruct the Indenture
                                             Trustee to withdraw funds on
                                             deposit in the Collection Account
                                             and to apply such funds on each
                                             Distribution Date to the following
                                             (in the priority indicated): (i)
                                             the Servicing Fee for the prior
                                             Collection Period and any overdue
                                             Servicing Fees to the Servicer,
                                             (ii) the Noteholders' Interest
                                             Distributable Amount and the
                                             Noteholders' Principal
                                             Distributable Amount to the
                                             related Noteholders, (iii) the
                                             Certificateholders' Interest
                                             Distributable Amount and,
                                             commencing on the later of (a) the
                                             199__ Distribution Date and (b)
                                             the Distribution Date next
                                             succeeding the Distribution Date
                                             on which the Class A-1 Notes were
                                             paid in full, the
                                             Certificateholders' Principal
                                             Distributable Amount to the
                                             related Certificateholders and
                                             (iv) the remaining balance, if
                                             any, to the Reserve Fund.

ADVANCES  . . . . . . . . . . . . . . . .    On the Business Day immediately
                                             preceding each Distribution Date,
                                             the Servicer will advance to the
                                             Trust, in respect of each (i)
                                             Precomputed Receivable, that
                                             portion, if any, of the related
                                             Scheduled Payment that was not
                                             timely made (each, a "Precomputed
                                             Advance") and (ii) Simple Interest
                                             Receivable, an amount equal to the
                                             product of the principal balance
                                             of such Receivable as of the first
                                             day of the related Collection
                                             Period and one-twelfth of its APR,
                                             minus the amount of interest
                                             actually received on such
                                             Receivable during such Collection
                                             Period (each, a "Simple Interest
                                             Advance", and together with the
                                             Precomputed Advances, the
                                             "Advances").  If such calculation
                                             in respect of a Simple Interest
                                             Receivable results in a negative
                                             number, an amount equal to such
                                             negative amount shall be paid to
                                             the Servicer out of interest
                                             collections in respect of the
                                             Simple Interest Receivables during
                                             the related Collection Period in
                                             reimbursement of outstanding
                                             Simple Interest Advances.
                                             Outstanding Precomputed Advances
                                             shall be reimbursable to the
                                             Servicer, without interest, from
                                             payments (other than
                                             Administrative Purchase Payments)
                                             subsequently received in respect
                                             of the related Precomputed
                                             Receivables.  In addition, in the
                                             event that a Simple Interest
                                             Receivable becomes a Liquidated
                                             Receivable, the amount of accrued
                                             and unpaid interest thereon (but
                                             not including interest for the
                                             current Collection Period) shall,
                                             up to the amount of all
                                             outstanding Advances made in
                                             respect of such Receivable, be
                                             withdrawn from the Collection
                                             Account and paid to the Servicer
                                             in reimbursement of such
                                             outstanding Advances.  The
                                             Servicer will be required to make
                                             an Advance only to the extent that
                                             it determines such Advance will be
                                             recoverable from future payments
                                             and collections on or in respect
                                             of such Receivable.  Upon the
                                             determination by the

                                   Servicer that such reimbursement is unlikely, the Servicer will be entitled to recover Advances from payments and collections on or in respect of other Receivables. See "Description of the Transfer and Servicing Agreements--Advances" herein and in the Prospectus.


                                   The Servicer will be obligated to purchase or make Advances with respect to any Receivable if, among other things, it amends the total number of Scheduled Payments, the Amount Financed or the APR thereof or extends the date for final payment by the Obligor of such Receivable beyond the Final Scheduled Maturity Date. See "Description of the Transfer and Servicing Agreements--Servicing Procedures" and "--Advances" in the Prospectus.


SERVICING FEE . . . . . . . . .    The Servicer will receive a monthly fee,
                                   payable on each Distribution Date, equal to one-twelfth of the product of __% (the
                                   "Servicing Fee Rate") and the Pool Balance as of the first day of the related Collection
                                   Period. The Servicer will be entitled to receive additional servicing compensation in the form of investment earnings on the amounts on deposit in the Collection Account, Yield Maintenance Account, Reserve Fund and the Payahead Account, if any, late fees and other administrative fees and expenses or similar charges received by the Servicer during such Collection Period. See
                                   "Description of the Transfer and Servicing
                                   Agreements--Servicing Compensation".

TAX STATUS . . . . . . . . . .     In the opinion of Andrews & Kurth L.L.P.
                                   ("Tax Counsel") (i) for federal income tax purposes, the Notes will be characterized as debt, and the Trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation and
                                   (ii) the same characterization will apply for California income and franchise tax purposes.
                                   Each Noteholder, by the acceptance of a Note, will agree to treat the Notes as indebtedness, and each Certificateholder, by the acceptance of a Certificate, will agree to treat the Trust as a partnership in which the Certificateholders are partners for federal income and California income and single business tax purposes. Alternative characterizations of the Trust and the Certificates are possible, but would not result in materially adverse tax consequences to Certificateholders. See "Certain Federal
                                   Income Tax Consequences" and "Certain State
                                   Tax Consequences with respect to Trusts for which a Partnership Election is Made" in the Prospectus for additional information concerning the application of federal income and California tax laws to the Trust and the Securities.

ERISA CONSIDERATIONS  . . . . . . . . . .    Subject to the considerations
                                             discussed under "ERISA
                                             Considerations" herein and in the
                                             Prospectus the Notes are eligible
                                             for purchase by employee benefit
                                             plans.

                                        The Certificates may not be acquired by
                                             any employee benefit plan subject
                                             to the Employee Retirement Income
                                             Security Act of 1974, as amended
                                             ("ERISA") or Section 4975 of the
                                             Internal Revenue Code of 1986, as
                                             amended (the "Code") or by an
                                             individual retirement account.
                                             See "ERISA Considerations" herein
                                             and in the Prospectus.  Any
                                             benefit plan fiduciary considering
                                             purchase of the Certificates
                                             should, among other things,
                                             consult with its counsel in
                                             determining whether all required
                                             conditions have been satisfied.

LEGAL INVESTMENT
CONSIDERATIONS  . . . . . . . . . . . . .    [The Class A-1 Notes will be
                                             eligible securities for purchase
                                             by money market funds under Rule
                                             2a-7 under the Investment Company
                                             Act of 1940, as amended.]

RATING OF THE NOTES   . . . . . . . . . .    It is a condition to the issuance
                                             of the Notes that they be rated in
                                             the highest investment rating
                                             category by at least two
                                             nationally recognized rating
                                             agencies.  However, the rating
                                             agencies do not evaluate, and the
                                             rating does not address, the
                                             likelihood that the Note
                                             Prepayment Premium will be paid.
                                             There can be no assurance that a
                                             rating will not be lowered or
                                             withdrawn by a rating agency if
                                             circumstances so warrant.  In the
                                             event that the rating initially
                                             assigned to the Notes is
                                             subsequently lowered or withdrawn
                                             for any reason, no person or
                                             entity will be obligated to
                                             provide any additional credit
                                             enhancement with respect to the
                                             Notes.  There can be no assurance
                                             whether any other rating agency
                                             will rate any Class of the Notes,
                                             or if one does, what rating would
                                             be assigned by such other rating
                                             agency.  A security rating is not
                                             a recommendation to buy, sell or
                                             hold securities.

RATING OF THE CERTIFICATES  . . . . . . .    It is condition of the issuance of
                                             the Certificates that they be
                                             rated (at least) "___" or its
                                             equivalent by at least two
                                             nationally recognized rating
                                             agencies.  However, the rating
                                             agencies do not evaluate, and the
                                             rating does not address, the
                                             likelihood that the Certificate
                                             Prepayment Premium will be paid.
                                             There can be no assurance that a
                                             rating will not be lowered or
                                             withdrawn by a rating agency if
                                             circumstances so warrant. In the
                                             event that the rating initially
                                             assigned to the Certificates is
                                             subsequently lowered or withdrawn
                                             for any reason, no person or
                                             entity will be obligated to
                                             provide any additional credit
                                             enhancement with respect to the
                                             Certificates.  There can be no
                                             assurance whether any other rating
                                             agency will rate any Class of the
                                             Certificates, or if one does, what
                                             rating would be assigned by such
                                             other rating agency.  A security
                                             rating is not a recommendation to
                                             buy, sell or hold securities.

                                  RISK FACTORS

         Prospective investors in the Certificates should consider the following risk factors (as well as the factors set forth under "Risk Factors" in the Prospectus) in connection with the purchase of Notes or Certificates. Any statistical information presented below is based upon the characteristics of the Receivables proposed to be included in the Trust as of the date of this Prospectus Supplement. Such information may vary as a result of the possibility that certain Receivables may be removed from the Trust prior to the Closing Date.

         Limited Liquidity. There is currently no secondary market for the Securities. Each Underwriter currently intends to make a market in the Securities for which it is an Underwriter, but it is under no obligation to do so. There can be no assurance that a secondary market will develop or, if a secondary market does develop, that it will provide the Securityholders with liquidity of investment or that it will continue for the life of the Securities.

         Certain Legal Aspects. Because of the administrative burden and expense that would be entailed in doing so, the certificates of title for the Financed Vehicles will not be amended to identify the Trustee as the secured party. If there are any Financed Vehicles as to which the Trust failed to obtain a perfected security interest, its security interest would be subordinate to, among others, subsequent purchasers of the Financed Vehicles and holders of perfected security interests. Pursuant to the Agreement, the Seller will assign its security interests in the Financed Vehicles to the Trustee. Under the laws of some states, such an assignment of security interests may not be sufficient to convey to the Trustee perfected security interests in the Financed Vehicles. In addition, because the Trustee will not be listed as legal owner on the certificates of title to the Financed Vehicles, its security interest could be defeated through fraud, forgery or negligence. The Seller will covenant in the Agreement to repurchase any Receivable if on the Closing Date a valid, subsisting and enforceable first priority security interest in the related Financed Vehicle, which will have been assigned to the Trust, has not been perfected (or is not in the process of being perfected) in favor of the Seller. The Seller will also covenant in the Pooling Agreement to repurchase any Receivable if, after the Closing Date, a valid subsisting and enforceable first priority security interest in the name of the Seller is not maintained on behalf of the Trust in the related Financed Vehicle. See "Certain Legal Aspects of Receivables--Security Interests" in the Prospectus.

         Yield and Prepayment Considerations. The weighted average life of the Securities will be reduced by full or partial prepayments on the Receivables. The Receivables will generally be prepayable at any time without penalty. Prepayments (or, for this purpose, equivalent payments to the Trust) may result from payments by or on behalf of the related Obligors, liquidations due to default, the receipt of proceeds from physical damage or credit life and/or credit disability insurance, repurchases by the Seller as a result of certain uncured breaches of representations and warranties made with respect to the Receivables, purchases by the Servicer as a result of certain uncured breaches of the covenants made by it with respect to the servicing of the Receivables or the exercise by the Seller of its Optional Repurchase.

         The Seller has limited historical experience with respect to prepayments, has not as of the date hereof prepared data on prepayment rates, and is not aware of publicly available industry statistics that set forth principal prepayment experience for retail installment sales contracts similar to the Receivables. The Seller can make no prediction as to the actual prepayment rates that will be experienced on the Receivables. The Seller, however, believes that the actual rate of prepayments will result in a weighted average life of the Receivables that will end prior to the Final Scheduled Maturity Date.

         Indexed Securities. An investment in Securities indexed, as to principal, premium and/or interest, to one or more values of currencies (including exchange rates and swap indices between currencies), commodities, interest rate or other indices entails significant risks that are not associated with similar investments in a conventional fixed-rate debt security. If the interest rate of such a Security is so indexed, it may result in an interest rate that is less than that payable on a conventional fixed-rate debt security issued at the same time, including the possibility that no interest will be paid, and, if the principal amount of such a Security is so indexed, the principal amount payable on the related final Distribution Date may be less than the original purchase price of such Security if allowed pursuant to the terms of such Security, including the possibility that no principal will be paid. The secondary market for such Securities will be affected by a number of factors, independent of the characteristics of the Receivables, structure of the cash flows and the value of the applicable currency, commodity, interest rate or other index, including the volatility of the applicable currency, commodity, interest rate or other index, the time remaining to the maturity of such Securities, the amount outstanding of such Securities and market interest rates. The value of the applicable currency, commodity, interest rate or other index depends on a number of interrelated factors, including economic, financial and political events. Additionally, if the formula used to determine the principal amount, premium, if any, or interest payable with respect to such Securities contains a multiple or leverage factor, the effect of any change in the applicable currency, commodity, interest rate or other index may be increased. The historical experience of the relevant currencies, commodities, interest rates or other indices should not be taken as an indication of future performance of such currencies, commodities, interest rates or other indices during the term of any Note. The credit ratings assigned to any series or class of securities, in no way, are reflective of the potential impact of the factors discussed above, or any other factors, on the market value of the Securities. Accordingly, prospective investors should consult their own financial and legal advisors as to the risks entailed by an investment in such Notes and the suitability of such Securities in light of their particular circumstances.

         Book-Entry Registration. Issuance of the Notes and Certificates in book-entry form may reduce the liquidity thereof in the secondary trading market since investors may be unwilling to purchase securities for which they cannot obtain definitive physical securities representing such interests, except in certain circumstances described herein. Noteholders and Certificateholders may experience some delay in their receipt of distributions of interest on and principal thereof since distributions may be required to be forwarded by the related Paying Agent to DTC, Cedel or Euroclear and, in such case, DTC, Cedel or Euroclear, as the case may be, will be required to credit such distributions to the accounts of its participating organization which thereafter will be required to credit to the accounts of the Certificateholders, as the case may be, either directly or indirectly through indirect participants. See "Description of the Certificates--Book-Entry Registration" in the Prospectus.

         Consumer Protection Laws. The Receivables are subject to federal and state consumer protection laws which impose requirements with respect to the making, transfer, acquisition, enforcement and collection of consumer loans. Such laws, as well as any new laws or rules which may be adopted, may adversely affect the Servicer's ability to collect on the Receivables. In addition, failure by the Seller to have complied, or the Servicer to comply, with such requirements could adversely affect the enforceability of the Receivables. The Seller will make representations and warranties relating to the validity and enforceability of the Receivables and its compliance with applicable law in connection with its performance of the transactions contemplated by the Agreement. Pursuant to the Agreement, if the Trust's interest in a Receivable is materially and adversely affected by the failure of such Receivable to comply with applicable requirements of consumer protection law, such Receivable will be repurchased by the Seller. The sole remedy if any such representation or warranty is not complied with and such noncompliance continues beyond the applicable cure period is that the Receivables affected thereby will be repurchased by the Seller. See "Certain Legal Aspects of the Receivables--Consumer Protection Laws" in the Prospectus.

         Trust's Relationship to the Seller and Toyota Motor Credit
Corporation.   None of the Seller, TMCC or Toyota Motor Sales, U.S.A., Inc.
("TMS") or their respective affiliates is generally obligated to make any payments in respect of any Notes, the Certificates or the Receivables. However, in connection with the sale of Receivables by the Seller to the Trust, the Seller will make representations and warranties with respect to the characteristics of such Receivables and, in certain circumstances, the Seller may be required to repurchase Receivables with respect to which such representations and warranties have been breached. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables" in the Prospectus. In addition, under certain circumstances, the Servicer may be required to purchase Receivables. See "Description of the Transfer and Servicing Agreements--Servicing Procedures" in the Prospectus. Moreover, if TMCC were to cease acting as Servicer, delays in processing payments on the Receivables and information in respect thereof could occur and result in delays in payments to the Securityholders.

         Subordination. Distributions of principal on the Class A-2 Notes will be subordinated to distributions of principal on the Class A-1 Notes and distributions of principal on the Class A-3 Notes will be subordinated to distributions of principal on the Class A-1 Notes and Class A-2 Notes inasmuch as no principal will be distributed to the Class A-2 Noteholders until the principal amount of the Class A-1 Notes has been reduced to zero and no principal will be distributed to the Class A-3 Noteholders until the principal amount of the Class A-2 Notes has been reduced to zero, except as set forth herein. Distributions of interest on the Certificates will be subordinated in priority of payment to interest due on the Notes. Distributions of principal on the Certificates will be subordinated in priority of payment to interest and principal due on the Notes. Consequently, the Certificateholders may not receive any distributions with respect to interest for a Collection Period until the full amount of interest on the Notes on such Distribution Date has been deposited in the Collection Account and may not receive any distributions with respect to principal for a Collection period until the full amount of interest and principal in respect of the Notes on such Distribution Date has been so deposited. The Certificateholders will not receive any distributions of principal until after the later to occur of (i) the Distribution Date next succeeding the Distribution Date on which the Class A-1 Notes were paid in full and (ii) the ____________, 199__ Distribution Date.

         Limited Assets. The Trust will not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Receivables, the Yield Maintenance Account and the Reserve Fund. The Certificates represent interests solely in the Trust and the Notes represent debt obligations of the Trust. Neither are obligations of, and neither will be insured or guaranteed by, the Seller, the Servicer, TMS, any of their respective affiliates, the Trustee or any other person or entity. Holders of the Notes and the Certificates must rely for repayment upon payments on the Receivables and, if and to the extent available, amounts on deposit in the Reserve Fund. Similarly, although funds in the Reserve Fund will be available on each Distribution Date to cover shortfalls in distributions of interest and principal on the Notes and the Certificates, amounts to be deposited in the Reserve Fund are limited in amount. If the Reserve Fund is exhausted, the Trust will depend solely on current distributions on the Receivables to make payments on the Notes and the Certificates.

         Ratings of the Securities. It is a condition to the issuance of each class of the Notes and of the Certificates that each class of the Notes be rated in the highest rating category, and the Certificates be rated (at least) "__" or its equivalent, by at least two nationally recognized statistical rating agencies (the "Rating Agencies"). A rating is not a recommendation to purchase, hold or sell Securities, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the Securities address the likelihood of the payment of principal and interest on the Securities pursuant to their terms. There can be no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future so warrant.

                                   THE TRUST

GENERAL

         The Issuer, Toyota Auto Receivables Owner Trust 199_ -__ , is a business trust formed under the laws of the State of Delaware pursuant to the Trust Agreement for the transactions described in this Prospectus Supplement. After its formation, the Trust will not engage in any activity other than (i) acquiring, holding and managing the Receivables and the other assets of the Trust and proceeds therefrom, (ii) issuing the Notes and the Certificates,
(iii) making payments on the Notes and the Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

         The Trust will initially be capitalized with an amount equal to the Certificate Balance of $_____________, excluding amounts deposited in the Reserve Fund. Certificates with an original principal balance of $______________ will be sold to the Seller and the remaining equity interest will be sold to third party investors that are expected to be unaffiliated with the Seller, the Servicer or their affiliates or the Trust. The equity of the Trust, together with the net proceeds from the sale of the Notes, will be used by the Trust to purchase the Receivables from the Seller pursuant to the Sale and Servicing Agreement and to fund the Reserve Fund and the Yield Maintenance Account.

         The Servicer will service the Receivables pursuant to the Sale and Servicing Agreement, the Administration Agreement and the Trust Agreement (collectively, the "Transfer and Servicing Agreements") and will be compensated for such services as described under "Description of the Transfer and Servicing Agreements--Servicing Compensation" herein and "Description of the Transfer and Servicing Agreements--Servicing Compensation and Payment of Expenses" in the Prospectus. To facilitate servicing and to minimize administrative burden and expense, the Servicer will be appointed custodian for the Receivables and documents relating thereto by the Trustee. The Servicer will hold the Receivables and related documents in its capacity as Custodian, but will not stamp the Receivables to reflect the sale and assignment of the Receivables to the Trust, nor amend the certificates of title to the Financed Vehicles to reflect the assignment of the security interest in the Financed Vehicles to the Trustee. In the absence of such an amendment, the Trustee may not have a perfected security interest in the Financed Vehicles in all states. See "Certain Legal Aspects of the Receivables--Security Interest in Vehicles" in the Prospectus and "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables" herein and in the Prospectus.

         If the protection provided to the investment of the Securityholders by the Reserve Fund is insufficient, the Trust will look only to the Obligors on the Receivables, the proceeds from the repossession and sale of Financed Vehicles which secure defaulted Receivables and the proceeds of any Dealer Recourse (described below) to make payments with respect to the Securities. In such event, certain factors, such as the possibility that the Trust may not have a first priority perfected security interest in the Financed Vehicles in all states, may affect the Trust's ability to repossess and sell the collateral securing the Receivables or may limit the amount realized to less than the amount due from the related Obligors. Securityholders may thus be subject to delays in payment and may incur losses on their investments in the Securities as a result of defaults or delinquencies by Obligors and because of depreciation in the value of the related Financed Vehicles. See "Description of the Transfer and Servicing Agreements--Distributions" and "--Reserve Fund" herein and "Certain Legal Aspects of the Receivables" in the Prospectus.

         Pursuant to agreements between TMCC and the Dealers, each Dealer is obligated, after purchase by TMCC of retail installment sales contracts from such Dealer, to repurchase from TMCC such contracts which do not meet certain representations and warranties made by such Dealer (such Dealer repurchase obligations are referred to herein as "Dealer Recourse"). Such representations and warranties relate primarily to the origination of the contracts and the perfection of the security interests in the related financed vehicles, and do not typically relate to the creditworthiness of the related obligors or the collectability of such contracts. Although the Dealer agreements with respect to the Receivables will not be assigned to the Trustee, the related Sale and Servicing Agreement or Pooling and Servicing Agreement will require that any recovery by TMCC in respect of any Receivable pursuant to any Dealer Recourse be deposited in the Collection Account in satisfaction of TMCC's repurchase obligations under the Agreement. The sales by the Dealers of installment sales contracts to TMCC do not generally provide for recourse against the Dealers for unpaid amounts in the event of a default by an obligor thereunder, other than in connection with the breach of the foregoing representations and warranties.

         Each Certificate represents an undivided ownership interest in the Trust. The Trust property includes retail installment sales contracts between Dealers and Obligors, and all payments due thereunder on or after the Cutoff Date. The Trust property also includes (i) such amounts as from time to time may be held in one or more trust accounts established and maintained by the Servicer pursuant to the Agreement, as described below; (ii) security interests in the Financed Vehicles and any accessions thereto; (iii) the rights to proceeds with respect to the Receivables from claims on physical damage, credit life and disability insurance policies covering the Financed Vehicles or the Obligors, as the case may be; (iv) the right to receive proceeds from any Dealer Recourse; (v) the rights of the Seller under the Receivables Purchase Agreement; (vi) the right to realize upon any property (including the right to receive future Liquidation Proceeds) that shall have secured a Receivable and that shall have been acquired by the Trustee; and (vii) any and all proceeds of the foregoing. The Reserve Fund and Yield Maintenance Account will be maintained by the Trustee for the benefit of the Certificateholders.

         The Trust's principal offices are in _______________, in care of ______________, as Owner Trustee, at the address set forth below under "--The Owner Trustee".

                          CAPITALIZATION OF THE TRUST

         The following table illustrates the capitalization of the Trust as of the Closing Date, as if the issuance and sale of the Notes and the Certificates had taken place on such date:

Class A-1 Notes           $________________
Class A-2 Notes           $________________
Class A-3 Notes           $________________
Certificates              $________________

Total                     $________________


                               THE OWNER TRUSTEE

         ___________________ is the Owner Trustee under the Trust Agreement.
_________________ is a _____________ and its principal offices are located at
______________________________. The Seller and its affiliates may maintain normal commercial banking relations with the Owner Trustee and its affiliates.


                              THE RECEIVABLES POOL

         The pool of Receivables (the "Receivables Pool") will include the Receivables purchased as of the Cutoff Date. The Receivables were originated by Dealers in accordance with TMCC's requirements and subsequently purchased by TMCC. The Receivables evidence the indirect financing made available by TMCC to the related Obligors. On or before the date of initial issuance of the Certificates (the "Closing Date"), TMCC will sell the Receivables to the Seller pursuant to a receivables purchase agreement (the "Receivables Purchase Agreement") between the Seller and TMCC. The Seller will, in turn, sell the Receivables to the Trust pursuant to the Agreement. During the term of the Agreement, neither the Seller nor TMCC may substitute any other retail installment sales contract for any Receivable sold to the Trust.



         The Receivables were purchased by TMCC from Dealers in the ordinary course of business. The Receivables were selected from TMCC's portfolio of automobile and/or light duty truck installment sales contracts that meet the selection criteria set forth herein and in the Prospectus under "The Receivables Pools," Such selection criteria included that: (i) at the time of origination, each Receivable was secured by a new or used automobile and/or light duty truck; (ii) each Receivable was originated in the United States;
(iii) each Receivable provides for level monthly Scheduled Payments that fully amortize the amount financed by such Receivable over its original term except that the payment in the first or last month in the life of the Receivable may be minimally different from the level payment; (iv) each Receivable was originated prior to ___________; (v) each Receivable has an original term of __ to __ months and, as of the Cutoff Date, had a scheduled remaining term to maturity of not less than __ months and not more than 60 months; (vi) each Receivable provides for the payment of a finance charge at an APR ranging from __% to __%; (vii) each Receivable does not have a payment that is more than __ days past due as of the Cutoff Date; (viii) each Receivable is being serviced by TMCC; (ix) to the best knowledge of the Seller, no Receivable is due from any Obligor who is presently the subject of a bankruptcy proceeding or is bankrupt or insolvent; (x) no Financed Vehicle has been repossessed without reinstatement as of the Cutoff Date; and (xi) no Financed Vehicle was subject to force-placed insurance as of the Cutoff Date. Retail installment sales contracts serviced by an independent finance company conducting business in five southeastern states (Alabama,

Florida, Georgia, North Carolina and South Carolina) on behalf of TMCC with respect to Toyota vehicles will not be included in the Trust. No selection procedures believed by the Seller to be adverse to Securityholders were used in selecting the Receivables.

         The Receivables represent financing of new and used automobiles and/or light duty trucks. Based on the Cutoff Date Pool Balance, approximately __% and __% of the Receivables represented financing of new vehicles and used vehicles, respectively. As of the Cutoff Date, the weighted average Principal Balance of the Receivables was approximately $_____. Based on the addresses of the originating Dealers, the Receivables were originated in __ states. Except in the case of any breach of representations and warranties by the related Dealer, as described under "The Trust--General", the Receivables generally do not provide for recourse against the originating Dealer.

         The composition, distribution by APR and geographic distribution of the Receivables Pool as of the Cutoff Date are set forth in the following tables.

                         COMPOSITION OF THE RECEIVABLES

 Aggregate Cutoff Date Principal Balance  . . . .  $___________
 Number of Receivables  . . . . . . . . . . . . .  __________
 Average Cutoff Date Principal Balance  . . . . .  $___________
 Average Original Amount Financed   . . . . . . .  $___________
   Range of Original Amount Financed  . . . . . .  $___ to $_____
 Weighted Average APR(1)  . . . . . . . . . . . .  _____%
   Range of APRs  . . . . . . . . . . . . . . . .  ____% to____%
 Weighted Average Original Maturity(1)  . . . . .  ____ months
   Range of Original Maturities   . . . . . . . .  ___months to__ months
 Weighted Average Remaining Maturity(1)   . . . .  _____ months
   Range of Remaining Maturities  . . . . . . . .  __ months to __ months

___________

(1)  Weighted by Principal Balance as of the Cutoff Date.

                     DISTRIBUTION OF THE RECEIVABLES BY APR

                                      Percentage of
                                        Aggregate    Cutoff Date  Percentage of
                          Number of     Number of     Principal    Cutoff Date
Range of APRs            Receivables   Receivables     Balance     Pool Balance
- -------------            -----------  -------------  -----------  --------------
  8.00% to  8.99%  ....
  9.00% to  9.99%  ....
 10.00% to 10.99%  ....
 11.00% to 11.99%  ....
 12.00% to 12.99%  ....
 13.00% to 13.99%  ....
 14.00% to 14.99%  ....
 15.00% to 15.99%  ....
 16.00% to 16.99%  ....
 17.00% to 17.99%  ....
 18.00% to 18.99%  ....
 19.00% to 19.99%  ....
 20.00% to 20.99%  ....
 21.00% to 21.99%  ....
           22.00%  ....
   Total(1)        ....

__________

(1) Percentages do not add to 100.00% due to rounding.

                  DISTRIBUTION OF THE RECEIVABLES BY STATE (1)


                                     Cutoff Date      Percentage of
                       Number of       Principal        Cutoff Date
  State              Receivables       Balance        Pool Balance
  -----              -----------     -----------      -------------
  Alabama
  Alaska
  Arizona
  Arkansas
  California
  Colorado
  Connecticut
  Delaware
  Florida
  Georgia
  Idaho
  Illinois
  Indiana
  Iowa
  Kansas
  Kentucky
  Louisiana
  Maine
  Maryland
  Massachusetts
  Michigan
  Minnesota
  Mississippi
  Missouri
  Montana
  Nebraska
  Nevada
  New Hampshire
  New Jersey
  New Mexico
  New York
  North Carolina
  North Dakota
  Ohio
  Oklahoma
  Oregon
  Pennsylvania
  Rhode Island
  South Carolina
  South Dakota
  Tennessee
  Texas
  Utah
  Vermont
  Virginia
  Washington
  West Virginia
  Wisconsin
  Wyoming
    Total(2)

     __________
     (1) Based solely on the addresses of the originating Dealers.
     (2) Percentages do not add to 100.00% due to rounding.

                 DISTRIBUTION OF RECEIVABLES BY COLLATERAL TYPE

                                 Percentage of
                       Number      Aggregate                     Percentage of
                         of        Number of      Cutoff Date    Cutoff Date
Collateral Type      Receivables  Receivables  Principal Balance  Pool Balance
- ---------------      ----------- ------------- ----------------- -------------
Toyota(1) . . . . .
Lexus   . . . . . .
Other   . . . . . .
    Total(2)  . . .

______________________________

(1)  Includes new and used automobiles and/or light duty trucks.
(2)  Percentages do not add to 100.00% due to rounding.


         By aggregate principal balance, approximately ___% of the Receivables constitute Precomputed Receivables and approximately ___% of the Receivables constitute Simple Interest Receivables. See "The Receivables Pools" in the Prospectus for a further description of the characteristics of Precomputed Receivables and Simple Interest Receivables. In addition, by aggregate principal balance, approximately ___% of the Receivables, constituting ___% of the number of Receivables, as of the Cutoff Date, represent vehicles financed at TMCC's new vehicle rates, which apply to new and certain previously owned vehicles; the remainder represent vehicles financed at TMCC's used vehicle rates. Approximately ___% of the aggregate principal balance of the Receivables represent financing of vehicles manufactured or distributed by Toyota Motor Corporation, the parent of TMS, or any of its affiliates.


                  DELINQUENCIES, REPOSSESSIONS AND NET LOSSES

         Set forth below is certain information concerning TMCC's experience with respect to its portfolio of new and used automobile and/or light duty truck retail installment sales contracts which it has funded and is servicing. Retail installment sales contracts serviced by an independent finance company conducting business in five southeastern states will not be included in the Trust, and accordingly are not included in the information set forth below.

         The data presented in the following tables are for illustrative purposes only. There is no assurance that TMCC's delinquency, credit loss and repossession experience with respect to automobile and/or light duty truck retail installment sales contracts in the future, or the experience of the Trust with respect to the Receivables, will be similar to that set forth below. Credit losses are an expected cost in the business of extending credit and are considered in TMCC's rate-setting process. TMCC's objective is to minimize credit losses while providing financing support for the sale of Toyota and Lexus products. Losses and delinquencies are affected by, among other things, general and regional economic conditions and the supply of and demand for automobiles and/or light duty trucks. The favorable net loss experience since 1991 is attributable in part to improved credit granting procedures and collection efforts. TMCC plans to continue controlling its credit loss exposure; however, there can be no assurances that this favorable trend will continue. For example, approximately ___% of the Receivables, based on the Cutoff Date Pool Balance, were located in the State of California. If there were a further decline in the economy of California or the existing reduced level of economic activity was sustained for an extended period of time, there can be no assurance that the number of delinquencies or defaults would not increase.

                       HISTORICAL DELINQUENCY EXPERIENCE

                                                                    At September 30,
                                            ----------------------------------------------------------------------
                         At May 31, 1996(2)     1995(2)        1994(1)        1993(1)         1992          1991
                         -----------------------------------------------------------------------------------------
Number of Contracts
  Outstanding at
  End of Period . .         538,241           517,325        514,120        485,540         466,008       421,765
Delinquencies
  as a Percentage of
  Contracts Outstanding(3)
  31-60 Days  . . .           1.32%             1.25%          1.04%          1.04%           1.25%         1.39%
  61-90 Days  . . .           0.10%             0.11%          0.10%          0.10%           0.13%         0.16%
  Over 90 Days  . .           0.07%             0.06%          0.06%          0.06%           0.07%         0.07%

____________________
(1) Includes contracts sold by TMCC in August 1993 in connection with the formation of the Toyota Auto Receivables 1993-A Grantor Trust, which TMCC is servicing.
(2) Includes contracts sold by TMCC in August 1993 and September 1995, respectively, in connection with the formation of the Toyota Auto Receivables 1993-A Grantor Trust and the formation of the Toyota Auto Receivables 1995-A Grantor Trust, which TMCC is servicing.
(2) The period of delinquency is based on the number of days scheduled payments are contractually past due.


                      NET LOSS AND REPOSSESSION EXPERIENCE



                          At or for the            At or for the Year Ended September 30,
                          8 Months Ended  ----------------------------------------------------------------------------
                           May 31, 1996(2)  1995(2)        1994(1)        1993(1)             1992            1991
                         ---------------------------------------------------------------------------------------------
                                                                                     (Dollars in Thousands)
Net Receivables
  Outstanding (3) .            5,326,595      4,930,711     $4,757,142       $4,198,373      $3,863,884     $3,396,401
Average Net Receivables
  Outstanding (3) .            5,128,653      4,843,927     $4,477,758       $4,031,129      $3,630,143     $3,138,335
Number of Contracts
  Outstanding . . .              538,241        517,325        514,120          485,540         466,008        421,765
Average Number of Contracts
  Outstanding (4) .              527,783        515,723        499,830          475,774         443,887        386,396
Number of Repossessions            5,869          8,438          8,386            8,925           9,183          9,407
Number of Repossessions as a
  Percentage of the Contracts
  Outstanding . . .                 1.64%(7)       1.63%          1.63%            1.84%           1.97%          2.23%
Number of Repossessions as a
  Percentage of the Average
  Number of Contracts
  Outstanding . . .                 1.67%(7)        1.64%          1.68%            1.88%           2.07%          2.43%
Gross Charge-Offs (5)            $20,977         $27,282        $22,748          $26,361         $31,594        $32,935
Recoveries (6)  . .               $4,207          $5,957         $6,564           $6,587          $6,387         $6,378
Net Losses (6)  . .              $16,770         $21,325        $16,184          $19,774         $25,207        $26,557
Net Losses as a Percentage
  of Net Receivables
  Outstanding . . .                 0.47%(7)        0.43%          0.34%            0.47%           0.65%          0.78%
Net Losses as a Percentage
  of Average Net
  Receivables Outstanding           0.49%(7)        0.44%          0.36%            0.49%           0.69%          0.85%

____________________

(1) Includes contracts sold by TMCC in August 1993 in connection with the formation of the Toyota Auto Receivables 1993-A Grantor Trust, which TMCC is servicing.

(2) Includes contracts sold by TMCC in August 1993 and September 1995, respectively, in connection with the formation of the Toyota Auto Receivables 1993-A Grantor Trust and the formation of the Toyota Auto Receivables 1995-A Grantor Trust, which TMCC is servicing.

(3) Net Receivables Outstanding includes principal, accrued interest and unamortized dealer reserve.

(4) Average of current period and beginning of period amount or number of contracts outstanding.

(5) Amount charged-off is the net remaining principal balance, including earned but not yet received finance charges, repossession expenses and unpaid extension fees less any proceeds from the liquidation of the related vehicle. Also includes dealer reserve charge-offs.

(6) Recoveries from liquidation of the related vehicle and any recoveries from post-disposition monies received on previously charged-off contracts. Also includes recoveries for dealer reserve charge-offs and dealer reserve chargebacks.

(7)      Annualized.

                          THE SELLER AND THE SERVICER

         Information regarding the Seller and the Servicer is set forth under "The Seller and the Servicer" in the Prospectus.


                                USE OF PROCEEDS

         The net proceeds to be received by the Seller from the sale of the Securities will be used by the Seller to purchase the Receivables from TMCC pursuant to the Receivables Purchase Agreement and to fund the Reserve Fund and the Yield Maintenance Account.


                      PREPAYMENT AND YIELD CONSIDERATIONS

         Information regarding certain maturity and prepayment considerations with respect to the Securities is set forth under "Weighted Average Life of the Securities" in the Prospectus. Except as otherwise provided herein, no principal payments will be made on the Class A-2 Notes until the Class A-1 Notes have been paid in full and no principal payments will be made on the Class A-3 Notes until the Class A-2 Notes have been paid in full. In addition, except as otherwise provided, no distributions of principal with respect to the Certificates will be made until the earlier to occur of the Distribution Date on which the Class A-1 Notes have been paid in full or the __________, 199__ Distribution Date. See "Description of the Notes--Payments of Principal" and "Description of the Certificates--Payments of Principal" herein. As the rate of payment of principal of each class of Notes and the Certificates depends primarily on the rate of payment (including prepayments) of the principal balance of the Receivables, final payment of any class of Notes and the final distribution in respect of the Certificates could occur significantly earlier than their respective final scheduled Distribution Dates. Securityholders will bear the risk of being able to reinvest principal payments on the Securities at yields at least equal to the yield on their respective Securities. No prediction can be made as to the rate of prepayments on the Receivables in either stable or changing interest rate environments. Any reinvestment risk resulting from the rate of prepayment of the Receivables and the distribution of such payments to Securityholders will be borne entirely by the Securityholders. No prediction can be made as to the rate of prepayments on the Receivables in either stable or changing interest rate environments.

         The Receivables have different APRs, some of which are below the Required Rate. However, the application of funds in the Yield Maintenance Account will have the effect of causing the weighted average of the scheduled interest payments on all Receivables with respect to any Collection Period plus the Yield Maintenance Deposit with respect to the related Distribution Date to equal or exceed the Required Rate. Therefore, disproportionate rates of prepayments between Receivables with higher and lower APRs should not affect the yield to Securityholders on the outstanding principal balance of their Notes or Certificates, as the case may be.

         The Certificates will provide limited protection against losses on the Receivables. Accordingly, the yield on the Certificates will be extremely sensitive to the loss experience of the Receivables and the timing of any such losses. If the actual rate and amount of losses experienced by the Receivables exceed the rate and amount of such losses assumed by an investor, the yield to maturity on the Certificates may be lower than anticipated.

                      POOL FACTORS AND TRADING INFORMATION

         The "Pool Factor" with respect to any class of Notes or the Certificates will be seven-digit decimal numbers which the Servicer will compute each month indicating the principal amount of such class of Notes and the Certificate Balance as of the close of business on the Distribution Date in such month as a fraction of the respective principal amount thereof as of the Closing Date or the Initial Certificate Balance, as the case may be. Each Pool Factor will initially be 1.0000000 and thereafter will decline to reflect reductions in the principal amount of each class of Notes or the Certificate Balance, as the case may be. Each such principal amount and Certificate Balance will be computed by allocating payments in respect of the Receivables to principal and interest using the actuarial method for the Precomputed Receivables and using the simple interest method for the Simple Interest Receivables. The portion of the principal amount of any class of Notes or the portion of the Certificate Balance for a given month allocable to a Noteholder or Certificateholder, as the case may be, can be determined by multiplying the original denomination of the holder's Note or Certificate by the related Pool Factor for that month.

         Pursuant to the Agreement, the Securityholders will receive monthly reports concerning the payments received on the Receivables, the Pool Balance, the related Pool Factors and various other items of information pertaining to the Trust. Securityholders during each calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Certain Information Regarding the Securities--Statements to Securityholders" in the Prospectus.


                            DESCRIPTION OF THE NOTES

GENERAL

         The Notes will be issued pursuant to the terms of the Indenture, a form of which has been filed as an exhibit to the Registration Statement. A copy of the Indenture will be filed with the Commission following the issuance of the Securities. The following summary describes certain terms of the Notes and the Indenture. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes and the Indenture. Where particular provisions or terms used in the Indenture are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summary. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Notes of any given series and the related Indenture set forth under the headings "Description of the Notes" and "Certain Information Regarding the Securities" in the Prospectus, to which description reference is hereby made. _______________, a ________________, will be the Indenture Trustee under the Indenture.
___________'s principal executive offices are located at _______________. The Seller and its affiliates may maintain normal commercial banking relations with the Indenture Trustee and its affiliates.

PAYMENTS OF INTEREST

         Each class of Notes will constitute Fixed Rate Securities, as such term is defined under "Certain Information Regarding the Securities--Fixed Rate Securities" in the Prospectus. Interest on the principal balances of the classes of the Notes will accrue at the respective per annum Interest Rates and will be payable to the Noteholders monthly on each Distribution Date commencing ______________, 199__. Interest will accrue from the Closing Date to
_______________, in the case of the first Distribution Date, and during the calendar month preceding the related Distribution Date with respect to each subsequent Distribution Date (each an "Interest Period"). Interest on each class of Notes will be calculated on the basis of a 360-day year of twelve 30-day months. Interest accrued as of any Distribution Date but not paid on such Distribution Date will be due on the next Distribution Date, together with interest on such amount at the applicable Interest Rate specified below (to the extent lawful). Interest payments on the Notes will generally be made from the Total Distribution Amount remaining after the payment of the Servicing Fee and from the Reserve Fund. See "Description of the Transfer and Servicing Agreements --Distributions" and "--Reserve Fund" herein.

         Interest payments to all classes of Noteholders will have the same priority. Under certain circumstances, the amount available for interest payments could be less than the amount of interest payable on the Notes on any Distribution Date, in which case each class of Noteholders will receive their ratable share (based upon the aggregate amount of interest due to such class of Noteholders) of the aggregate amount available to be distributed in respect of interest on the Notes.

PAYMENTS OF PRINCIPAL

         Principal payments generally will be made to the Noteholders on each Distribution Date in an aggregate amount equal to the Noteholders' Distribution Amount subject to the limits of Available Principal and the credit enhancement described below. Prior to the later to occur of (i) the Distribution Date on which the principal amount of the Class A-1 Notes is reduced to zero or (ii) the Distribution Date in _______, 199_, principal payments will be made to the Noteholders in an aggregate amount equal to the sum of the Noteholders' Principal Distribution Amount and the Certificateholders' Principal Distribution Amount subject to the limits of Available Principal and the credit enhancement described below. Principal payments on the Notes generally will be made from the Total Distribution Amount and the amount, if any, in the Reserve Fund up to the Available Amount remaining after the payment of the Servicing Fee and the Noteholders' Interest Distributable Amount. See "Description of the Transfer and Servicing Agreements--Distributions" and "--Reserve Fund".

         On the Business Day immediately preceding each Distribution Date (a "Determination Date") the Indenture Trustee will determine the amount in the Collection Account allocable to interest and the amount allocable to principal on the basis described under "Description of the Transfer and Servicing Agreements --Distributions", and payments to Securityholders on the related Distribution Date will be based on such allocations.

         Principal payments on the Notes will be applied on each Distribution Date, first, to the principal balance of the Class A-1 Notes until such principal balance is reduced to zero, then second, to the principal balance of the Class A-2 Notes until such principal balance is reduced to zero and then third, to the principal balance of the Class A-3 Notes until such principal balance is reduced to zero. The principal balance of the Class A-1 Notes, to the extent not previously paid, will be due on the Class A-1 final scheduled Distribution Date, the principal balance of the Class A-2 Notes, to the extent not previously paid, will be due on the Class

A-2 Final Scheduled Distribution Date, and the principal balance of the Class A-3 Notes, to the extent not previously paid, will be due on the Class A-3 Final Scheduled Distribution Date. The actual date on which the aggregate outstanding principal amount of any class of Notes is paid may be earlier than the respective Final Scheduled Distribution Dates set forth above based on a variety of factors, including those described under "Weighted Average Life of the Securities" herein and in the Prospectus.


                        DESCRIPTION OF THE CERTIFICATES

GENERAL

         The Certificates will be issued pursuant to the terms of the Trust Agreement, a form of which has been filed as an exhibit to the Registration Statement. A copy of the Trust Agreement will be filed with the Commission following the issuance of the Securities. The following summary describes certain terms of the Certificates and the Trust Agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Certificates and the Trust Agreement. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Certificates of any given series and the related Trust Agreement set forth in the Prospectus, to which description reference is hereby made.

PAYMENTS OF INTEREST INCOME

         On each Distribution Date, commencing ___________, 199__, the Certificateholders will be entitled to distributions in an amount equal to the amount of interest that would accrue on the Certificate Balance for the related Interest Period at the Pass Through Rate. The Certificates will constitute Fixed Rate Securities, as such term is defined under "Certain Information Regarding the Securities--Fixed Rate Securities" in the Prospectus. Interest in respect of a Distribution Date will accrue during the related Interest Period and will be calculated on the basis of a 360-day year of twelve 30-day months. Interest distributions due for any Distribution Date but not distributed on such Distribution Date will be due on the next Distribution Date increased by an amount equal to interest on such amount at the Pass Through Rate (to the extent lawful). Interest distributions with respect to the Certificates will generally be funded from the portion of the Total Distribution Amount and the funds in the Reserve Fund remaining after the distribution of the Servicing Fee and the Noteholders' Distributable Amount. See "Description of the Transfer and Servicing Agreements--Distributions" and "--Reserve Fund".

PAYMENTS OF PRINCIPAL

         Certificateholders will be entitled to distributions on each Distribution Date, commencing with the later of (i) the _____________ Distribution Date and (ii) the Distribution Date next succeeding the Distribution Date on which the Class A-1 Notes were paid in full, in an amount generally equal to the Certificateholders' Principal Distribution Amount. Distributions with respect to principal payments will generally be funded from the portion of the Total Distribution Amount and funds in the Reserve Fund remaining after the distribution of the Servicing Fee, the Noteholders' Distributable Amount and the Certificateholders' Interest Distributable Amount. See "Description of the Transfer and Servicing Agreements--Distributions" and "--Reserve Fund".

              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

         The following summary describes certain terms of the Indenture, Sale and Servicing Agreement, the Administration Agreement and the Trust Agreement (collectively, the "Transfer and Servicing Agreements"). Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement. A copy of the Transfer and Servicing Agreements will be filed with the Commission following the issuance of the Securities. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Transfer and Servicing Agreements set forth under the headings "Description of the Transfer and Servicing Agreements" in the Prospectus, to which description reference is hereby made.


SALE AND ASSIGNMENT OF RECEIVABLES

         Certain information with respect to the conveyance of the Receivables from the Seller to the Trust on the Closing Date pursuant to the Sale and Servicing Agreement is set forth under "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables" in the Prospectus.


ACCOUNTS

         In addition to the Accounts referred to under "Description of the Transfer and Servicing Agreements --Accounts" in the Prospectus, the Servicer will also establish and will maintain with the Indenture Trustee, a Payahead Account, the Reserve Fund and the Yield Maintenance Account, each in the name of the Trustee on behalf of the Noteholders and the Certificateholders.

THE YIELD MAINTENANCE ACCOUNT; THE YIELD MAINTENANCE AGREEMENT

         The Yield Maintenance Account. The Yield Maintenance Account will be created with an initial deposit by the Seller [or third party] of an amount equal to the Yield Maintenance Account Initial Deposit. The Yield Maintenance Account Initial Deposit will be $_____________.

         On each Distribution Date, the Indenture Trustee will transfer to the Collection Account from monies on deposit in the Yield Maintenance Account an amount equal to the Yield Maintenance Deposit in respect of the Receivables for such Distribution Date. Amounts on deposit on any Distribution Date in the Yield Maintenance Account in excess of the Required Yield Maintenance Amount, after giving effect to all distributions to be made on such Distribution Date, will be paid to the Seller. Monies on deposit in the Yield Maintenance Account may be invested in Eligible Investments under the circumstances and in the manner described in the Agreement. See "Description of the Transfer and Assignment Agreements--Accounts" in the Prospectus. Any monies remaining on deposit in the Yield Maintenance Account upon the termination of the Trust will be paid to the Seller.

         The Yield Maintenance Agreement. Pursuant to the Yield Maintenance Agreement, on each Distribution Date TMCC [or third party] will deposit into the Yield Maintenance Account an amount equal to the difference between the Yield Maintenance Amount and the Required Yield Maintenance Amount, in each case determined after giving effect to all required withdrawals from the Yield Maintenance Account on such Distribution Date.

SERVICING COMPENSATION

         The "Servicing Fee Rate" with respect to any Collection Period will be one-twelfth of ____% of the Pool Balance as of the first day of the related Collection Period or, in the case of the final Distribution Date, the Cutoff Date Pool Balance. The Servicing Fee (together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates) will be paid on each Distribution Date solely to the extent of Available Interest. The Servicer will be entitled to collect and retain as additional servicing compensation in respect of each Collection Period any late fees, extension fees and any other administrative fees and expenses or similar charges collected during such Collection Period, plus any investment earnings or interest earned during such Collection Period from the investment of monies on deposit in the Accounts. See "Collections". See "Description of the Transfer and Servicing Agreements--Servicing Compensation and Payment of Expenses" in the Prospectus.

COLLECTIONS

         The Servicer may retain all payments on or in respect of the Receivables received from Obligors and all proceeds of Receivables collected during each Collection Period without segregation in its own accounts until deposited in the Collection Account on the related Distribution Date unless and until (i) TMCC ceases to be the Servicer, (ii) an Event of Default exists and is continuing or (iii) the short- term unsecured debt of TMCC ceases to be rated at least Prime-1 by Moody's and A-1 by Standard & Poor's, and alternative arrangements acceptable to the Rating Agencies are not made. Thereafter, the Servicer will deposit all such payments and proceeds into the Collection Account not later than two Business Days after receipt. However, pending deposit into the Collection Account, collections may be invested in Eligible Investments by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds, and the Servicer, at its own risk and for its own benefit, may instruct the Trustee to invest amounts held in the Collection Account from the time deposited until the related Distribution Date in Eligible Investments. The Seller or the Servicer, as the case may be, will remit the aggregate Warranty Purchase Payments and Administrative Purchase Payments of any Receivables to be purchased from the Trust into the Collection Account on or before the Business Day immediately preceding the related Distribution Date. See "Description of the Transfer and Sale Agreements--Collections" in the Prospectus.

         "Eligible Investments" will be specified in the Indenture and will be limited to investments which meet the criteria of each Rating Agency from time to time as being consistent with its then-current ratings of the Securities.

         Collections on or in respect of a Receivable made during a Collection Period (including Warranty Purchase Payments and Administrative Purchase Payments) which are not late fees, extension fees or certain other similar fees or charges will be applied first to any outstanding Advances made by the Servicer with respect to such Receivable, and then to the related Scheduled Payment. Any collections on or in respect of a Receivable remaining after such applications will be considered an "Excess Payment". Excess Payments constituting a prepayment in full of Precomputed Receivables and any Excess Payments relating to Simple Interest Receivables will be applied as a prepayment in respect of such Receivable (each, a "Prepayment"). All other Excess Payments in respect of Precomputed Receivables will be held by the Servicer (or if any of the conditions in clauses (i) through (iii) in the immediately preceding paragraph is not satisfied, deposited in the Payahead Account), as a Payment Ahead. See "Description of the Transfer and Sale Agreements--Collections" in the Prospectus.

ADVANCES

         The Servicer will be required to make Advances in respect of Scheduled Payments that are not received in full by the end of the month in which they are due, unless the Servicer determines, in its sole discretion, that such Advances will not be recoverable from certain collections available to reimburse such Advances. Under certain circumstances, upon the determination by the Servicer that reimbursement from such collections is unlikely, the Servicer will be entitled to recover unreimbursed Advances from collections on or in respect of other Receivables. See "Description of the Transfer and Sale Agreements --Advances" in the Prospectus.

         The Servicer will make all Advances by depositing into the Collection Account an amount equal to the aggregate of the Precomputed Advances and Simple Interest Advances due in respect of a Collection Period on the Business Day immediately preceding the related Distribution Date.


NET DEPOSITS

         As an administrative convenience, unless the Servicer is required to remit collections daily (see "--Collections" above), the Servicer will be permitted to make the deposit of collections, aggregate Advances and amounts deposited in respect of purchases of Receivables by the Seller or the Servicer for or with respect to the related Collection Period net of distributions to be
made to the Servicer with respect to such Collection Period.   The Servicer,
however, will account to the Trustee and to the Certificateholders as if all of the foregoing deposits and distributions were made individually. See "Description of the Transfer and Servicing Agreements--Net Deposits" in the Prospectus.


DISTRIBUTIONS


         On the __ calendar day of each month or, if such day is not a Business Day, the immediately succeeding Business Day (each, a "Determination Date"), the Servicer will inform the Trustee of, among other things, the amount of funds collected on or in respect of the Receivables, the amount of Advances to be made by the Servicer and the Servicing Fee and other servicing compensation payable to the Servicer, in each case with respect to the immediately preceding Collection Period. On or prior to each Determination Date, the Servicer shall also determine the Total Distribution Amount, Noteholders' Distributable Amount and Certificateholders' Distributable Amount and, based on the available funds and other amounts available for distribution on the related Distribution Date as described below, the amount to be distributed to the Noteholders and Certificateholders.


         On each Distribution Date, the Indenture Trustee will cause Payments Ahead previously deposited in the Payahead Account or held by the Servicer in respect of the related Collection Period to be transferred to the Collection Account. On each Distribution Date the Indenture Trustee will also cause an amount equal to the Yield Maintenance Deposit to be withdrawn from the Yield Maintenance Account and Deposited in the Collection Account.

         The Trustee will make distributions to the Noteholders and Certificateholders out of the amounts on deposit in the Collection Account. The amounts to be distributed to the Noteholders and Certificateholders will be determined in the manner described below.

         Calculation of Available Amounts. The amount of funds available for distribution on a Distribution Date will generally equal the sum of Available Interest and Available Principal.

         "Available Interest" for a Distribution Date will equal the sum of the following amounts allocable to interest received or allocated by the Servicer on or in respect of the Receivables during the related Collection Period (which in the case of the Precomputed Receivables shall be computed in accordance with the actuarial method and in the case of the Simple Interest Receivables shall be calculated in accordance with the simple interest method) from: (i) all collections on or in respect of the Receivables other than Defaulted Receivables (including Payments Ahead being applied in such Collection Period but excluding Payments Ahead to be applied in one or more future Collection Periods); (ii) the Yield Maintenance Deposit; (iii) all proceeds of the liquidation of Defaulted Receivables, net of expenses incurred by the Servicer in accordance with its customary servicing procedures in connection with such liquidation, including amounts received in subsequent Collection Periods ("Net Liquidation Proceeds"); (iv) all Advances made by the Servicer; and (v) all Warranty Purchase Payments with respect to Warranty Receivables repurchased by the Seller and Administrative Purchase Payments with respect to Administrative Receivables purchased by the Servicer, in each case in respect of such Collection Period.

         "Available Principal" for a Distribution Date will equal the sum of the amounts described in clauses (i) and (iii) through (v) of the immediately preceding paragraph received or allocated by the Servicer in respect of principal on or in respect of the Receivables during the related Collection Period (which in the case of the Precomputed Receivables shall be computed in accordance with the actuarial method).

         Available Interest and Available Principal on any Distribution Date will exclude (i) amounts received on a particular Receivable (other than a Defaulted Receivable) to the extent that the Servicer has previously made an unreimbursed Advance in respect of such Receivable and (ii) Net Liquidation Proceeds with respect to a particular Receivable to the extent of unreimbursed Advances in respect of such Receivable. A "Defaulted Receivable" will be a Receivable (other than an Administrative Receivable or a Warranty Receivable) as to which (a) all or any part of a Scheduled Payment is ___ or more days past due and the Servicer has not repossessed the related Financed Vehicle or (b) the Servicer has, in accordance with its customary servicing procedures, determined that eventual payment in full is unlikely and has either repossessed and liquidated the related Financed Vehicle or repossessed and held the related Financed Vehicle in its repossession inventory for 90 days, whichever occurs first.

         Calculation of Distributable Amounts. The "Total Distribution Amount" will equal the sum of the Noteholders' Distributable Amount and the Certificateholders' Distributable Amount.

         The "Noteholders' Distributable Amount" with respect to a Distribution Date will equal the sum of (i) the "Noteholders' Principal Distributable Amount", consisting of the Noteholders' Percentage of the following items: (a) in the case of Precomputed Receivables, the principal portion of all Scheduled Payments due during the related Collection Period, computed in accordance with the actuarial method, (b) in the case of Simple Interest Receivables, the principal portion of all Scheduled Payments actually received during the related Collection Period, (c) the principal portion of all Prepayments on Simple Interest Receivables and prepayments in full of Precomputed Receivables received during the related Collection Period

(to the extent such amounts are not included in clauses (a) and (b) above) and
(d) the Principal Balance of each Receivable that the Servicer became obligated to purchase, the Seller became obligated to repurchase or that became a Defaulted Receivable during the related Collection Period (to the extent such amounts are not included in clauses (a), (b) and (c) above), and (ii) the "Noteholders' Interest Distributable Amount", which shall be an amount equal to the aggregate of the Class A-1 Interest Distributable Amount, the Class A-2 Interest Distributable Amount and the Class A-3 Interest Distributable Amount.

         The "Class A-1 Interest Distributable Amount"shall be an amount equal to the interest accrued during the related Collection Period on the outstanding principal amount of the Class A-1 Notes at the Class A-1 Rate as of the immediately preceding Distribution Date (after giving effect to distributions of principal made on such immediately preceding Distribution Date) or, in the case of the first Distribution Date, on the initial principal amount of the Class A-1 Notes as of the Closing Date.

         The "Class A-2 Interest Distributable Amount" and the "Class A-3 Interest Distributable Amount" have the same meanings appropriately modified to related to the Class A-2 Notes and Class A-3 Notes, respectively.

         The "Certificateholders' Distributable Amount" with respect to a Distribution Date will be an amount equal to the sum of (i) the "Certificateholders' Principal Distributable Amount", consisting of the Certificateholders' Percentage of the amounts set forth under clauses (i)(a) through (i)(d) in the third preceding paragraph with respect to the Noteholders' Principal Distributable Amount and (ii) the "Certificateholders' Interest Distributable Amount", consisting of one month's interest at the Pass Through Rate on the Certificate Balance as of the immediately preceding Distribution Date (after giving effect to distributions of principal made on such immediately preceding Distribution Date) or, in the case of the first Distribution Date, the Initial Certificate Balance.

         The "Initial Certificate Balance" will equal $______________ and the "Certificate Balance", as of any Distribution Date, will equal the Initial Certificate Balance, reduced by all amounts distributed on or prior to such Distribution Date on the Certificates and allocable to principal.


         Payment of Distributable Amounts. Prior to each Distribution Date, the Servicer will calculate the amount to be distributed to the Noteholders and Certificateholders. On each Distribution Date, the Indenture Trustee will distribute to Noteholders and Certificateholders the following amounts in the following order of priority, to the extent of funds available for distribution on such Distribution Date:



                      (i) to the Noteholders, on a pro rata basis based on the Class A-1 Interest Distributable Amount, the Class A-2 Interest Distributable Amount and the Class A-3 Interest Distributable Amount, interest in an amount equal to the Noteholders' Interest Distributable Amount together with any unpaid Class A-1 Interest Carryover Shortfalls, Class A-2 Interest Carryover Shortfalls and Class A-3 Interest Carryover Shortfalls, such amounts to be paid from Available Interest (as Available Interest has been reduced by reimbursing the Servicer for any outstanding Advances and paying the Servicer the Servicing Fee, including any unpaid Servicing Fees with respect to one or more prior Collection Periods); and if such Available Interest is insufficient, the Noteholders will be entitled to receive such amount first, from the Certificateholders' Percentage of Available Principal and second, if such amounts are insufficient, from monies transferred from the Reserve Fund to the Collection Account;

                      (ii) to the Class A-1 Noteholders, an amount equal to the Noteholders' Principal Distributable Amount, and, on each Distribution Date prior to the Distribution Date in _________, 199_, the Certificateholders' Principal Distributable Amount and any unpaid Class A-1 Principal Carryover Shortfall, such amount to be paid from Available Principal (as Available Principal has been reduced by reimbursing the Servicer for the principal component of any outstanding Advances and any reduction in Available Principal described in clause (i) above); and if such Available Principal is insufficient, the Class A-1 Noteholders will be entitled to receive such amount first, from Available Interest (after giving effect to the reduction in Available Interest described in clause (i) above) and second, if such amounts are insufficient, from transferred from the Reserve Fund to the Collection Account, until the principal amount of the Class A-1 Notes is reduced to zero;

                      (iii) to the Class A-2 Noteholders, an amount equal to the Noteholders' Principal Distributable Amount and any unpaid Class A-2 Principal Carryover Shortfall, and, if the Distribution Date on which the principal amount of the Class A-1 Notes is reduced to zero occurs prior to __________, 199_, then on such Distribution Date only, the Certificateholders' Principal Distribution Amount, such amount to be paid from Available Principal (as Available Principal has been reduced by reimbursing the Servicer for the principal component of any outstanding Advances and any reduction in Available Principal described in clauses (i) and (ii) above); and if such Available Principal is insufficient, the Class A-2 Noteholders will be entitled to receive such amount first, from Available Interest (after giving effect to the reduction in Available Interest described in clause (i) and (ii) above) and second, if such amounts are insufficient, from monies transferred from the Reserve Fund to the Collection Account, until the principal amount of the Class A-2 Notes is reduced to zero;

                      (iv) to the Class A-3 Noteholders, an amount equal to the Noteholders' Principal Distributable Amount and any unpaid Class A-3 Principal Carryover Shortfall, such amount to be paid from Available Principal (as Available Principal has been reduced by reimbursing the Servicer for the principal component of any outstanding Advances and any reduction in Available Principal described in clauses (i), (ii) and (iii) above); and if such Available Principal is insufficient, the Class A-3 Noteholders will be entitled to receive such amount first, from Available Interest (after giving effect to the reduction in Available Interest described in clause (i),
         (ii) and (iii) above) and second, if such amounts are insufficient, from monies transferred from the Reserve Fund to the Collection Account, until the principal amount of the Class A-3 Notes is reduced to zero;

                      (v) to the Certificateholders, an amount equal to the Certificateholders' Interest Distributable Amount and any unpaid Certificateholders' Interest Carryover Shortfall, such amount to be paid from Available Interest (after giving effect to the reduction in Available Interest described in clause (i) above); and if such Available Interest is insufficient, the Certificateholders will be entitled to receive such amount from monies transferred from the Reserve Fund to the Collection Account; and


                      (vi) to the Certificateholders, an amount equal to the Certificateholders' Principal Distributable Amount and any unpaid Certificateholder Principal Carryover Shortfall, such amount to be paid from Available Principal (after giving effect to the reduction in Available Principal described in clauses (ii) through (v) above); and if such Available Principal is insufficient, the Certificateholders will be entitled to receive such amount first, from Available Interest (after giving effect to the reductions in Available Interest described in clauses (i) through (iv)) above and second, if such amounts are insufficient, from monies transferred from the Reserve Fund to the Collection Account.

         The "Class A-1 Interest Carryover Shortfall" with respect to any Distribution Date will equal the excess, if any, of (x) the Class A-1 Interest Distributable Amount for such Distribution Date and any outstanding Class A-1 Interest Carryover Shortfall from the immediately preceding Distribution Date plus interest on such outstanding Class A-1 Interest Carryover Shortfall, to the extent permitted by law, at the Class A-1 Rate from such immediately preceding Distribution Date through the current Distribution Date, over (y) the amount of interest distributed to the Class A-1 Noteholders on such Distribution Date. The "Class A-1 Principal Carryover Shortfall" with respect to any Distribution Date on which the Class A-1 Notes are outstanding will equal the excess of the Noteholders' Principal Distributable Amount plus any outstanding Class A-1 Principal Carryover Shortfall with respect to one or more prior Distribution Dates over the amount of principal that the holders of the Class A-1 Notes actually received on such Distribution Date. The "Class A-2 Interest Carryover Shortfall", "Class A-3 Interest Carryover Shortfall" , "Class A-2 Principal Carryover Shortfall" and "Class A-3 Principal Carryover Shortfall" with respect to any Distribution Date will be calculated in the same manner as the Class A-1 Interest Carryover Shortfall and the Class A-1 Principal Carryover Shortfall, as the case may be, appropriately modified to relate to the Class A-2 Notes or Class A-3 Notes, as the case may be.

         The "Certificateholder Interest Carryover Shortfall" with respect to any Distribution Date will equal the excess, if any, of (x) the Certificateholders' Interest Distributable Amount for such Distribution Date and any outstanding Certificateholders Interest Carryover Shortfall from the immediately preceding Distribution Date plus interest on such outstanding Certificateholder Interest Carryover Shortfall, to the extent permitted by law, at the Pass Through Rate from such immediately preceding Distribution Date through the current Distribution Date, over (y) the amount of interest distributed to the Certificateholders on such Distribution Date. The "Certificateholder Principal Carryover Shortfall" with respect to any Distribution Date occurring (i) after the Distribution Date on which the principal amount of the Class A-1 Notes is reduced to zero or (ii) in _________, 199_, will equal the excess of the Certificateholder' Principal Distributable Amount plus any outstanding Certificateholder Principal Carryover Shortfall with respect to one or more prior Distribution Dates over the amount of principal that the holders of the Certificateholders actually received on such Distribution Date, and with respect to any other Distribution Date, will equal zero.

         Any excess amounts in the Collection Account with respect to any Distribution Date, after giving effect to the distributions described in clauses (i) through (vi) of the third preceding paragraph ("Excess Amounts"), will be deposited in the Reserve Fund until the amount on deposit therein equals the Specified Reserve Fund Balance and the remainder, if any, will be distributed to the Seller [or third party].


SUBORDINATION OF THE CERTIFICATES; RESERVE FUND

         The rights of the Certificateholders to receive distributions with respect to the Receivables generally will be subordinated to the rights of the Noteholders in the event of defaults and delinquencies on the Receivables as provided in the Sale and Servicing Agreement. The protection afforded to the Noteholders through subordination will be effected both by the preferential right of the Noteholders to receive current distributions with respect to the Receivables and by the establishment of the Reserve Fund. This subordination is intended to enhance the likelihood of timely receipt by Noteholders of the full amounts of interest and principal required to be paid to them, and to afford the Noteholders limited protection against losses in respect of the Receivables.

         The Certificateholders will not receive any distributions of interest or principal with respect to a Distribution Date until the full amount of interest and principal due on each class of Notes on such Distribution Date has been distributed to the Noteholders. In the event of delinquencies or losses on the Receivables, the protection afforded to the Noteholders will be effected by the application of Available Interest and Available Principal for each Distribution Date in the priority specified under "--Distributions --Payment of Distributable Amounts".


         In addition, the Securityholders will have the benefit of the Reserve Fund. The Reserve Fund will be a segregated trust account held by the Indenture Trustee. Any investment earnings on amounts held on deposit in the Reserve Fund are owned by the Seller [or third party] and will be taxable to the Seller for federal income tax purposes. The Reserve Fund will be created with an initial deposit by the Seller [or third party]of an amount equal to the Reserve Fund Initial Deposit and will thereafter be funded on each Distribution Date by the deposit therein of all Excess Amounts, until the monies in the Reserve Fund reach an amount equal to the Specified Reserve Fund Balance. Thereafter, all Excess Amounts will be deposited from time to time in the Reserve Fund to the extent necessary to maintain the amount in the Reserve Fund at the Specified Reserve Fund Balance.


         Subject to reduction as hereafter described, the "Specified Reserve Fund Balance" with respect to any Distribution Date means the lesser of (i) ___% of the Initial Pool Balance and (ii) ___% of the Pool Balance on the first day of the related Collection Period. However, so long as on any Distribution Date (except the first Distribution Date) the sum of (x) the outstanding principal balance of the Securities (after giving effect to distributions made on the prior Distribution Date) and (y) the aggregate amount of Payaheads that have been collected but not yet applied as payments under the related Receivables as of the first day of the related Collection Period is less than or equal to ___% of the Pool Balance on the first day of the related Collection Period, then the portion of the Specified Reserve Fund Balance set forth in clause (i) above will be reduced to ___% of the Initial Pool Balance. In addition, so long as on any Distribution Date (except the first Distribution
Date) the sum of (x) the outstanding principal balance of the Securities (after giving effect to distributions made on the prior Distribution Date) and (y) the aggregate amount of Payaheads that have been collected but not yet applied as payments under the related Receivables as of the first day of the related Collection Period is less than or equal to ___% of the Pool Balance on the first day of the related Collection Period, then such portion of the Specified Reserve Fund Balance set forth in clause (i) above will be reduced to ___% of the Initial Pool Balance. With respect to the portion of the Specified Reserve Fund Balance set forth in clause (ii) above, so long as on any Distribution Date (except the first Distribution Date) the sum of (x) the outstanding principal balance of the Securities (after giving effect to distributions made on the prior Distribution Date) and (y) the aggregate amount of Payaheads that have been collected but not yet applied as payments under the related Receivables as of the first day of the related Collection Period is less than or equal to ___% of the Pool Balance on the first day of the related Collection Period, then such portion will be reduced to an amount equal to the product of
(I) the Pool Balance on the first day of the related Collection Period and (II) the percentage (which shall not be greater than ___% or less than zero) equal to (X) the percentage derived from the fraction, the numerator of which is the outstanding principal balance of the Securities (after giving effect to distributions made on the prior Distribution Date) and the denominator of which is such Pool Balance, less (Y) ___%. The portion of the Specified Reserve Fund Balance specified in clause (ii) above may be invested in retail installment sale contracts originated by TMCC and secured by motor vehicles financed thereby that are not included in the Pool Balance.

         If the amount on deposit in the Reserve Fund on any Distribution Date (after giving effect to all deposits or withdrawals therefrom on such Distribution Date) is greater than the Specified Reserve Fund

Balance for such Distribution Date, except as described below and subject to certain limitations, the Servicer will instruct the Indenture Trustee to distribute such excess to the Seller [or third party]. Upon any distribution to the Seller of amounts from the Reserve Fund, neither the Noteholders nor the Certificateholders will have any rights in, or claims to, such amounts.


         The Servicer may, from time to time after the date of this Prospectus Supplement, request each Rating Agency to approve a formula for determining the Specified Reserve Fund Balance that is different from those described above and would result in a decrease in the Specified Reserve Fund Balance or the manner by which the Reserve Fund is funded. If each Rating Agency delivers a letter to the Trustee to the effect that the use of any such new formulation will not result in a qualification, reduction or withdrawal of its then-current rating of any class of the Notes or the Certificates, as the case may be, then the Specified Reserve Fund Balance will be determined in accordance with such new formula. The Agreement will accordingly be amended, without the consent of any Certificateholder, to reflect such new calculation.


         On each Distribution Date, the Trustee will deposit all Excess Amounts into the Reserve Fund until the amount on deposit therein equals the Specified Reserve Fund Balance, and will distribute the remainder, if any, to the Seller. If the amount on deposit in the Reserve Fund on such Distribution Date (after giving effect to all deposits or withdrawals therefrom on such Distribution
Date) is greater than the Specified Reserve Fund Balance, the Trustee will release and distribute such excess, together with any Excess Amounts not required to be deposited into the Reserve Fund, to the Seller [or third party]. Upon any such release of amounts from the Reserve Fund, the Certificateholders will have no further rights in, or claim to, such amounts.


         Amounts held from time to time in the Reserve Fund will continue to be held for the benefit of Noteholders and Certificateholders. On each Distribution Date, funds will be withdrawn from the Reserve Fund up to the Available Amount to the extent that the Total Distribution Amount (after the payment of the Servicing Fee) with respect to any Collection Period is less than the Noteholders' Distributable Amount and will be deposited in the Collection Account. In addition, after giving effect to such withdrawal, funds will be withdrawn from the Reserve Fund up to the Available Amount (as reduced by any withdrawal pursuant to the preceding sentence) to the extent that the portion of the Total Distribution Amount remaining after the payment of the Servicing Fee and the deposit of the Noteholders' Distributable Amount in the Collection Account is less than the Certificateholders' Distributable Amount and will be deposited in the Collection Account. If funds applied in accordance with the preceding sentence are insufficient to distribute interest due on the Certificates, subject to certain limitations, funds will be withdrawn from the Reserve Fund and applied to distribute interest due on the Certificates to the extent of the Certificate Interest Reserve Amount. On each Distribution Date, the Reserve Fund will be reinstated up to the Specified Reserve Fund Balance to the extent of the portion, if any, of the Total Distribution Amount remaining after payment of the Servicing Fee, the deposit of the Noteholders' Distributable Amount into the Collection Account and the deposit of the Certificateholders' Distributable Amount into the Collection Account.

         "Available Amount" means, with respect to any Distribution Date, the amount of funds on deposit in the Reserve Fund on such Distribution Date (other than Investment Earnings) less the Certificate Interest Reserve Amount with respect to such Distribution Date, in each case, before giving effect to any reduction thereto on such Distribution Date.

         "Certificate Interest Reserve Amount" means the lesser of (i) $________ less the amount of any application of the Certificate Interest Reserve Amount to pay interest on the Certificates on any prior

Distribution Date and (ii) ___% of the Certificate Balance on such Distribution Date (before giving effect to any reduction thereof on such Distribution Date); provided, however, that the Certificate Interest Reserve Amount shall be zero subsequent to any reduction by any Rating Agency to less than "___" or its equivalent, or withdrawal by any Rating Agency, of its rating of any class of Notes, unless such rating has been restored.

         If on any Distribution Date the entire Noteholders' Distributable Amount for such Distribution Date (after giving effect to any amounts withdrawn from the Reserve Fund) is not deposited in the Collection Account, the Certificateholders generally will not receive any distributions.


            After the payment in full, or the provision for such payment, of
(i) all accrued and unpaid interest on the Securities and (ii) the outstanding principal balance of the Securities, any funds remaining on deposit in the Reserve Fund, subject to certain limitations, will be paid to the Seller [or third party].


OPTIONAL PURCHASE

         The outstanding Notes and the Certificates will be redeemed in whole, but not in part, on any Distribution Date after all the other classes of Notes have been paid in full on which the Servicer exercises its option to purchase the Receivables. The Seller, the Servicer, or any successor to the Servicer may purchase the Receivables when the Pool Balance shall have declined to 10% or less of the Initial Pool Balance, as described in the Prospectus under "Description of the Transfer and Servicing Agreements--Termination". The "Redemption Price" for the outstanding Notes will be equal to the unpaid principal amount of the outstanding Notes plus accrued and unpaid interest thereon and for the Certificates will equal the Certificate Balance on the date of such Optional Purchase plus accrued and unpaid interest thereon.

THE TRUSTEE AND INDENTURE TRUSTEE

         The Trustee, the Indenture Trustee and any of their respective affiliates may hold Certificates in their own names or as pledgees. For the purpose of meeting the legal requirements of certain jurisdictions, the Servicer and the Trustee acting jointly (or in some instances, the Trustee acting alone) will have the power to appoint co-trustees or separate trustees of all or any part of the Trust. In the event of such an appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Sale and Servicing Agreement and the Trust Agreement will be conferred or imposed upon the Trustee and each such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee or Indenture Trustee will be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee or the Indenture Trustee.


         The Trustee and the Indenture Trustee may resign at any time, in which event the Servicer will be obligated to appoint a successor thereto. The Servicer may also remove the Trustee or the Indenture Trustee if either ceases to be eligible to continue as such under the Trust Agreement or the Indenture, as the case may be, becomes legally unable to act or becomes insolvent. In such circumstances, the Servicer will be obligated to appoint a successor Trustee. Any resignation or removal of the Trustee or Indenture Trustee and appointment of a successor thereto will not become effective until acceptance of the appointment by such successor.

         The Trust Agreement will provide that the Servicer will pay the fees and expenses of the Trustee and the Indenture Trustee in connection with their duties under the Trust Agreement and Indenture, respectively. The Trust Agreement and Indenture will further provide that the Trustee and Indenture Trustee will be entitled to indemnification by TMCC and the Seller for, and will be held harmless against, any loss, liability or expense incurred by the Trustee or Indenture Trustee not resulting from its own willful misfeasance, bad faith or negligence (other than by reason of a breach of any of its representations or warranties to be set forth in the Trust Agreement or Indenture, as the case may be).

DUTIES OF THE TRUSTEE AND INDENTURE TRUSTEE

         The Trustee will make no representations as to the validity or sufficiency of the Trust Agreement, the Certificates (other than the execution and authentication thereof), the Notes or of any Receivables or related documents, and will not be accountable for the use or application by the Seller or the Servicer of any funds paid to the Seller or the Servicer in respect of the Notes, the Certificates or the Receivables, or the investment of any monies by the Servicer before such monies are deposited into the Collection Account or Payahead Account. The Trustee will not independently verify the Receivables. If no Event of Default has occurred and is continuing, the Trustee will be required to perform only those duties specifically required of it under the Trust Agreement. Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Trustee under the Trust Agreement, in which case it will only be required to examine them to determine whether they conform to the requirements of the Trust Agreement. The Trustee will not be charged with knowledge of a failure by the Servicer to perform its duties under the Trust Agreement or Sale and Servicing Agreement which failure constitutes an Event of Default unless the Trustee obtains actual knowledge of such failure as will be specified in the Trust Agreement.

         The Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Trust Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby. No Certificateholder will have any right under the Trust Agreement to institute any proceeding with respect to the Trust Agreement, unless such holder previously has given to the Trustee written notice of the occurrence of an Event of Default and (i) the Event of Default arises from the Servicer's failure to remit payments when due or (ii) the holders of Certificates evidencing not less than 25% of the voting interests of the Certificates have made written request upon the Trustee to institute such proceeding in its own name as the Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 30 days has neglected or refused to institute any such proceedings.

         The Indenture Trustee will make no representations as to the validity or sufficiency of the Indenture, the Certificates, the Notes (other than the execution and authentication thereof) or of any Receivables or related documents, and will not be accountable for the use or application by the Seller or the Servicer of any funds paid to the Seller or the Servicer in respect of the Notes, the Certificates or the Receivables, or the investment of any monies by the Servicer before such monies are deposited into the Collection Account or Payahead Account. If no Indenture Event of Default has occurred and is continuing, the Trustee will be required to perform only those duties specifically required of it under the Indenture. Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Indenture Trustee under the Indenture, in which case it will only be required to examine them to determine whether they conform to the requirements of the Indenture. The Indenture Trustee will not be charged with knowledge of a failure by the Servicer to perform its duties under the Trust Agreement, Sale and Servicing Agreement or Administration Agreement which failure constitutes an Indenture Event of Default unless the indenture Trustee obtains actual knowledge of such failure as will be specified in the indenture.

         The Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Indenture or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Noteholders, unless such Noteholders have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby. No Noteholder will have any right under the Indenture to institute any proceeding with respect to the Indenture, unless such holder previously has given to the Indenture Trustee written notice of the occurrence of an Event of Default and (i) the Event of Default arises from the Servicer's failure to remit payments when due or (ii) the holders of Class A-1 Notes, Class A-2 Notes and Class A-3 Notes evidencing not less than 25% of the voting interests of each such Class of Notes, acting together as a single class, have made written request upon the Indenture Trustee to institute such proceeding in its own name as the Indenture Trustee thereunder and have offered to the Indenture Trustee reasonable indemnity and the Indenture Trustee for 30 days has neglected or refused to institute any such proceedings.


                              ERISA CONSIDERATIONS

THE NOTES

         The Notes may be purchased by an employee benefit plan or an individual retirement account (a "Plan") subject to ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"). A fiduciary of a Plan must determine that the purchase of a Note is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code. For additional information regarding treatment of the Notes under ERISA, see "ERISA Considerations" in the Prospectus.

         The Notes may not be purchased with the assets of a Plan if the Seller, the Servicer, the Indenture Trustee, the Owner Trustee or any of their affiliates (a) has investment or administrative discretion with respect to such Plan assets; (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such Plan assets, for a fee and pursuant to an agreement or understanding that such advice (i) will serve as a primary basis for investment decisions with respect to such Plan assets and (ii) will be based on the particular investment needs for such Plan; or (c) is an employer maintaining or contributing to such Plan.

THE CERTIFICATES

         The Certificates may not be acquired by (a) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (b) a plan described in Section 4975(e)(1) of the Code or (c) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity or which uses plan assets to acquire Certificates. By its acceptance of a Certificate, each Certificateholder will be deemed to have represented and warranted that it is not subject to the foregoing limitation. In this regard, purchasers that are insurance companies should consult with their counsel with respect to the United States Supreme Court case interpreting the fiduciary responsibility rules of ERISA, John Hancock Mutual Life Insurance Co. v. Harris Bank and Trust (decided December 12,
1993). In John Hancock, the Supreme Court ruled that assets held in an insurance company's general account may be deemed to be "plan assets" for ERISA purposes under certain circumstances. Prospective purchasers should determine whether the decision affects their ability to make purchases of the Certificates. For additional information regarding treatment of the Certificates under ERISA, see "ERISA Considerations" in the Prospectus.

                                  UNDERWRITING

         Subject to the terms and conditions set forth in an Underwriting Agreement (the "Note Underwriting Agreement"), the Seller has agreed to cause the Trust to sell to each of the Note Underwriters named below (collectively, the "Note Underwriters"), and each of the Note Underwriters has severally agreed to purchase, the principal amount of Notes set forth opposite its name below:

                                                                  PRINCIPAL
                      PRINCIPAL AMOUNT OF PRINCIPAL AMOUNT OF     AMOUNT OF
     UNDERWRITER       CLASS A-1 NOTES     CLASS A-2 NOTES     CLASS A-3 NOTES
     -----------      ------------------- -------------------  ---------------




TOTAL


         The Seller has been advised by the Note Underwriters that they propose initially to offer the Notes to the public at the prices set forth herein, and to certain dealers at such price less the initial concession not in excess of ___% of the denominations of the Notes per Class A-1 Note, ___% per Class A-2 Note and ___% per Class A-3 Note. The Note Underwriters may allow, and such dealers may reallow, a concession not in excess of ___% per Class A-1 Note, ___% per Class A-2 Note and ___% per Class A-3 Note to certain other dealers. After the initial public offering of the Notes, the public offering price and such concessions may be changed.

         Subject to the terms and conditions set forth in an Underwriting Agreement (the "Certificate Underwriting Agreement"), the Seller has agreed to cause the Trust to sell to each of the Certificate Underwriters named below (the "Certificate Underwriters" and, together with the Note Underwriters, the "Underwriters"), and each of the Certificate Underwriters has severally agreed to purchase, the principal amount of Certificates set forth opposite its name below:


                   UNDERWRITERS         PRINCIPAL AMOUNT OF CERTIFICATES
                   ------------         --------------------------------




                  TOTAL

         The Seller has been advised by the Certificate Underwriters that they propose initially to offer the Certificates to the public at the price set forth herein, and to certain dealers at such price less the initial concession not in excess of ___% per Certificate. The Certificate Underwriters may allow, and such dealers may reallow, a concession not in excess of ___% per Certificate to certain other dealers. After the initial public offering of the Certificates, the public offering price and such concessions may be changed.


                                 LEGAL OPINIONS

         In addition to the legal opinions described in the Prospectus, certain legal matters relating to the Notes and the Certificates will be passed upon for the Underwriters and certain federal income tax and California state income tax and other matters will be passed upon for the Trust by Andrews & Kurth L.L.P.

                                 INDEX OF TERMS

Additional Yield Maintenance Amount . . . . . . . . . . . . . . . . . . .  S-7
Advances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-10
APR . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -ii-, S-7, S-10
Available Amount  . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-36
Available Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . S-31
Available Principal . . . . . . . . . . . . . . . . . . . . . . . . . . . S-31
Business Day  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-3
Certificate Balance . . . . . . . . . . . . . . . . . . . . . . . .  S-5, S-32
Certificate Interest Reserve Amount . . . . . . . . . . . . . . . . . . . S-36
Certificate Underwriters  . . . . . . . . . . . . . . . . . . . . . . . . S-40
Certificate Underwriting Agreement  . . . . . . . . . . . . . . . . . . . S-40
Certificateholder Interest Carryover Shortfall  . . . . . . . . . . . . . S-34
Certificateholder Principal Carryover Shortfall . . . . . . . . . . . . . S-34
Certificateholders' Distributable Amount  . . . . . . . . . . . . . . . . S-32
Certificateholders' Interest Distributable Amount . . . . . . . . . . . . S-32
Certificateholders' Principal Distributable Amount  . . . . . . . . . . . S-32
Certificateholders  . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-5
Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-2
Class A Distributable Amount  . . . . . . . . . . . . . . . . . . . . . . S-31
Class A Interest Distributable Amount . . . . . . . . . . . . . . . . . . S-32
Class A-1 Final Scheduled Distribution Date . . . . . . . . . . . . . . .  S-4
Class A-1 Interest Carryover Shortfall  . . . . . . . . . . . . . . . . . S-34
Class A-1 Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -i-
Class A-1 Principal Carryover Shortfall . . . . . . . . . . . . . . . . . S-34
Class A-1 Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-3
Class A-2 Final Scheduled Distribution Date . . . . . . . . . . . . . . .  S-4
Class A-2 Interest Carryover Shortfall  . . . . . . . . . . . . . . . . . S-34
Class A-2 Interest Distributable Amount . . . . . . . . . . . . . . . . . S-32
Class A-2 Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -i-
Class A-2 Principal Carryover Shortfall . . . . . . . . . . . . . . . . . S-34
Class A-2 Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-3
Class A-3 Final Scheduled Distribution Date . . . . . . . . . . . . . . .  S-4
Class A-3 Interest Carryover Shortfall  . . . . . . . . . . . . . . . . . S-34
Class A-3 Interest Distributable Amount . . . . . . . . . . . . . . . . . S-32
Class A-3 Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -i-
Class A-3 Principal Carryover Shortfall . . . . . . . . . . . . . . . . . S-34
Class A-3 Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-3
Class B Interest Distributable Amount . . . . . . . . . . . . . . . . . . S-32
Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-2, S-18
Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-12, S-39
Collection Account  . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-9
Collection Period . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-4
Commission  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -iii-
Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-1, S-2

Cutoff Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-2
Dealer Recourse . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-17
Defaulted Receivable  . . . . . . . . . . . . . . . . . . . . . . . . . . S-31
Determination Date  . . . . . . . . . . . . . . . . . . . . . . . .  S-4, S-30
Distribution Date . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-3
Eligible Investments  . . . . . . . . . . . . . . . . . . . . . . . . . . S-29
ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-12
ERISA Considerations  . . . . . . . . . . . . . . . . . . . . . . . . . . S-11
Excess Amounts  . . . . . . . . . . . . . . . . . . . . . . . . . .  S-8, S-34
Excess Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-29
Final Scheduled Distribution Date . . . . . . . . . . . . . . . . . . . .  S-6
Final Scheduled Maturity Date . . . . . . . . . . . . . . . . . . .  S-2, S-11
Financed Vehicles . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-2
Initial Certificate Balance . . . . . . . . . . . . . . . . . . . . . . . S-32
Initial Pool Balance  . . . . . . . . . . . . . . . . . . . . . . . . . .  S-5
Interest Period . . . . . . . . . . . . . . . . . . . . . . . . . .  S-3, S-26
Interest Rates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-3
Net Liquidation Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . S-31
Note Underwriters . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-40
Note Underwriting Agreement . . . . . . . . . . . . . . . . . . . . . . . S-40
Noteholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-3
Noteholders' Interest Distributable Amount  . . . . . . . . . . . . . . . S-32
Noteholders' Principal Distributable Amount . . . . . . . . . . . .  S-4, S-31
Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -i-
Original Certificate Balance  . . . . . . . . . . . . . . . . . . . . . .  S-5
Original Class A Certificate Balance  . . . . . . . . . . . . . . . . . .  S-5
Owner Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -i-
Pass Through Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-5
Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-39
Pool Balance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-2
Pool Factor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-25
Precomputed Advance . . . . . . . . . . . . . . . . . . . . . . . . . . . S-10
Prepayment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-29
Principal Balance . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-2
Rating Agencies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-15
Receivables . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-2
Receivables Pool  . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-18
Receivables Purchase Agreement  . . . . . . . . . . . . . . . . . . . . . S-18
Record Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-3
Redemption Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-37
Registration Statement  . . . . . . . . . . . . . . . . . . . . . . . .  -iii-
Required Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-7
Required Yield Maintenance Amount . . . . . . . . . . . . . . . . . . . .  S-7
Reserve Fund  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-8
Reserve Fund Initial Deposit  . . . . . . . . . . . . . . . . . . . . . .  S-8
Sale and Servicing Agreement  . . . . . . . . . . . . . . . . . . . . . .  S-2
Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-2

Security Owners . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-6
Securityholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-5
Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -i-
Servicing Fee Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . . S-11
Simple Interest Advance . . . . . . . . . . . . . . . . . . . . . . . . . S-10
Specified Reserve Fund Balance  . . . . . . . . . . . . . . . . . . . . .  S-8
Tax Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-11
TMS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-1, S-15
Total Distribution Amount . . . . . . . . . . . . . . . . . . . . . . . . S-31
Transfer and Servicing Agreements . . . . . . . . . . . . . . . . . . . . S-16
Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -i-, S-1
Underwriters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-40
Yield Maintenance Account Initial Deposit . . . . . . . . . . . . . . . .  S-7
Yield Maintenance Agreement . . . . . . . . . . . . . . . . . . . . . . .  S-7
Yield Maintenance Amount  . . . . . . . . . . . . . . . . . . . . . . . .  S-7

No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus Supplement or the Prospectus and, if given or made, such information or representations must not be relied upon. This Prospectus Supplement and the Prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered hereby, nor an offer of the securities in any state or jurisdiction in which, or to any person to whom, such offer would be unlawful. The delivery of this Prospectus Supplement or the Prospectus at any time does not imply that information herein or therein is correct as of any time subsequent to its date.


                               TABLE OF CONTENTS


PROSPECTUS SUPPLEMENT                                        Page
                                                             ----
Available Information . . . . . . . . . . . . . . . . . .     iii
Reports to Securityholders  . . . . . . . . . . . . . . .     iii
Summary of Terms  . . . . . . . . . . . . . . . . . . . .     S-1
Risk Factors  . . . . . . . . . . . . . . . . . . . . . .    S-13
The Trust . . . . . . . . . . . . . . . . . . . . . . . .    S-16
Capitalization of the Trust . . . . . . . . . . . . . . .    S-18
The Owner Trustee . . . . . . . . . . . . . . . . . . . .    S-18
The Receivables Pool  . . . . . . . . . . . . . . . . . .    S-18
Delinquencies, Repossessions and Net Losses . . . . . . .    S-22
The Seller and the Servicer . . . . . . . . . . . . . . .    S-24
Use of Proceeds . . . . . . . . . . . . . . . . . . . . .    S-24
Prepayment and Yield Considerations . . . . . . . . . . .    S-24
Pool Factors and Trading Information  . . . . . . . . . .    S-25
Description of the Notes  . . . . . . . . . . . . . . . .    S-25
Description of the Certificates . . . . . . . . . . . . .    S-27
Description of the Transfer and Servicing Agreements  . .    S-28
ERISA Considerations  . . . . . . . . . . . . . . . . . .    S-39
Underwriting  . . . . . . . . . . . . . . . . . . . . . .    S-40
Legal Opinions  . . . . . . . . . . . . . . . . . . . . .    S-41
Index of Terms  . . . . . . . . . . . . . . . . . . . . .    S-42
ANNEX A: Global Clearance, Settlement and Tax
   Documentation Procedures . . . . . . . . . . . . . . .     A-1
PROSPECTUS
Available Information . . . . . . . . . . . . . . . . . .     iii
Incorporation of Certain Documents by Reference . . . . .     iii
Summary of Terms  . . . . . . . . . . . . . . . . . . . .       1
Risk Factors  . . . . . . . . . . . . . . . . . . . . . .      10
The Trusts  . . . . . . . . . . . . . . . . . . . . . . .      14
The Trustee . . . . . . . . . . . . . . . . . . . . . . .      15
The Receivables Pools . . . . . . . . . . . . . . . . . .      15
Delinquencies, Repossessions and Net Losses . . . . . . .      17
Weighted Average Life of the Securities . . . . . . . . .      17
Pool Factors and Trading Information  . . . . . . . . . .      19
Use of Proceeds . . . . . . . . . . . . . . . . . . . . .      20
The Servicer  . . . . . . . . . . . . . . . . . . . . . .      20
The Seller  . . . . . . . . . . . . . . . . . . . . . . .      20
Description of the Notes  . . . . . . . . . . . . . . . .      22
Description of the Certificates . . . . . . . . . . . . .      27
Certain Information Regarding the Securities  . . . . . .      28
Description of the Transfer and Servicing Agreements  . .      42
Certain Legal Aspects of the Receivables  . . . . . . . .      56
Certain Federal Income Tax Consequence  . . . . . . . . .      63
ERISA Considerations  . . . . . . . . . . . . . . . . . .      77
Plan of Distribution  . . . . . . . . . . . . . . . . . .      78
Legal Opinions  . . . . . . . . . . . . . . . . . . . . .      78
Index of Terms  . . . . . . . . . . . . . . . . . . . . .      79



                     TOYOTA AUTO RECEIVABLES 199__-__ OWNER
                                     TRUST


                            $_______________________

                               ASSET BACKED NOTES
                                      AND
                           ASSET BACKED CERTIFICATES


$________ CLASS A-1 ____% ASSET BACKED NOTES
$________ CLASS A-2 ____% ASSET BACKED NOTES
$________ CLASS A-3 ____% ASSET BACKED NOTES
$_________   ___% ASSET BACKED CERTIFICATES


                              TOYOTA MOTOR CREDIT
                            RECEIVABLES CORPORATION
                                     SELLER


                        TOYOTA MOTOR CREDIT CORPORATION
                                    SERVICER

                          ___________________________

                             PROSPECTUS SUPPLEMENT
                                     [DATE]

                                 [UNDERWRITERS]

                                    ANNEX A

                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

         Except in certain limited circumstances, the globally offered Securities (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through DTC, Cedel or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding Global Securities through Cedel and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

         Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedure applicable to U.S. corporate debt obligations and prior asset-backed securities issues.

         Secondary cross-market trading between Cedel or Euroclear and DTC Participants holding securities will be effected on a delivery- against-payment basis through the Relevant Depositaries of Cedel and Euroclear (in such capacity) and as DTC Participants.

         Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

         All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their Relevant Depositaries, which in turn will hold such positions in accounts as DTC Participants.

         Investors electing to hold their Global Securities through DTC will follow DTC settlement practice. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior asset-backed securities issues in same-day funds.

         Trading between Cedel and/or Euroclear Participants. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the Procedures applicable to conventional eurobonds in same-day funds.

         Trading between DTC Seller and Cedel or Euroclear Participants. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. Cedel or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New
York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debt will be valued instead as of the actual settlement date.

         Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their accounts one day later.

         As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they clear the overdraft when the Global Securities are credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedel Participants or Euroclear Participant's particular cost of funds.

         Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

         Trading between Cedel or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Cedel or Euroclear will instruct the Relevant Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

         (a) borrowing though Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

         (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

         (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A beneficial owner of Global Securities holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

         Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Global Securities that are Non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

         Exemption for non-U.S. Persons with effectively connected income (Form
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

         Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owners or their agents.

         Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

         U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person though whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years, and Form 4224 is effective for one calendar year.

         The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate or trust that is subject to United States federal income tax, regardless of the source of its income. The term "Non-U.S. Person" means any person who is not a U.S. Person. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of Global Securities.

PART II   -  INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION*

         The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.

Registration Fee  . . . . . . . . . . . . . . . . . . . .                     $  517,241.38
Blue Sky Fees and Expenses  . . . . . . . . . . . . . . .                         20,000.00
                                                                              -------------
Printing Expenses . . . . . . . . . . . . . . . . . . . .                         80,000.00
                                                                              -------------
Trustee Fees and Expenses . . . . . . . . . . . . . . . .                         15,000.00
                                                                              -------------
Legal Fees and Expenses . . . . . . . . . . . . . . . . .                        175,000.00
                                                                              -------------
Accounting Fees and Expenses  . . . . . . . . . . . . . .                        100,000.00
                                                                              -------------
Rating Agencies' Fees . . . . . . . . . . . . . . . . . .                        364,000.00
                                                                              -------------
Miscellaneous . . . . . . . . . . . . . . . . . . . . . .                         28,758.62
                                                                              -------------

          Total . . . . . . . . . . . . . . . . . . . . .                     $1,300,000.00
                                                                              -------------

* All amounts except registration fee are estimates.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 317(b) of the California Corporations Code (the "Corporations Code") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any "proceeding" (as defined in Section 317(a) of the Corporations Code), other than an action by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that such person is or was a director, officer, employee or other agent of the corporation (collectively, an "Agent"), against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if the Agent acted in good faith and in a manner the Agent reasonably believed to be in the best interest of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful.

         Section 317(c) of the Corporations Code provides that a corporation shall have power to indemnify any Agent who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was an Agent, against expenses actually and reasonably incurred by the Agent in connection with the defense or settlement of such action if the Agent acted in good faith and in a manner such Agent believed to be in the best interest of the corporation and its shareholders.

         Section 317(c) further provides that no indemnification may be made thereunder for any of the following: (i) in respect of any matter as to which an Agent shall have been adjudged to be liable to the corporation, unless the court in which such proceeding is or was pending shall determine that such Agent is fairly and reasonably entitled to indemnity for expenses, (ii) amounts paid in settling or otherwise disposing of a pending action without court approval and (iii) expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

         Section 317(d) of the Corporations Code requires that an Agent be indemnified against expenses actually and reasonably incurred to the extent the Agent has been successful on the merits in the defense of proceedings referred to in subdivisions (b) or (c) of Section 317.

         Except as provided in Section 317(d), and pursuant to Section 317(e), indemnification under Section 317 shall be made by the corporation only if specifically authorized and upon a determination that indemnification is proper in the circumstances because the Agent has met the applicable standard of conduct, by any of the following: (i) a majority vote of a quorum consisting of directors who are not parties to the proceeding, (ii) if such a quorum of directors is not obtainable, by independent legal counsel in a written opinion,
(iii) approval of the shareholders, provided that any shares owned by the Agent may not vote thereon, or (iv) the court in which such proceedings is or was Pending.

         Pursuant to Section 317(f) of the Corporations Code, the corporation may advance expenses incurred in defending any proceeding upon receipt of an undertaking by the Agent to repay such amount if it is ultimately determined that the Agent is not entitled to be indemnified.

         Section 317(h) provides, with certain exceptions, that no indemnification shall be made under Section 317 where it appears that it would be inconsistent with a provision of the corporation's articles, bylaws, a shareholder resolution or an agreement which prohibits or otherwise limits indemnification, or where it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

         Section 317(i) authorizes a corporation to purchase and maintain insurance on behalf of an Agent for liabilities arising by reason of the Agent's status, whether or not the corporation would have the power to indemnify the Agent against such liability under the provisions of Section 317.

         Reference is also made to Section 7 of the Underwriting Agreement among the Registrant, Toyota Motor Credit Corporation and the Underwriters named therein (see Exhibit 1.1), which provides for indemnification of the Registrant under certain circumstances.

         Article VIII of the Articles of Incorporation of the Registrant (see
Exhibit 3.1) provides that the liability of the directors for monetary damages shall be eliminated to the fullest extent permissible under California law.

         Article IX of the Bylaws of the Registrant (see Exhibit 3.2) permits the Registrant to indemnify its directors, officers, employees and agents to the full extent permitted under California law and the Registrant's Articles of Incorporation.


                  [Remainder of Page Intentionally Left Blank]

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENTS

         a.  Exhibits:


               1.1        Form of Underwriting Agreement for Notes and Certificates
               1.2        Form of Underwriting Agreement for Certificates
               4.1        Form of Trust Agreement between the Registrant, the Servicer and the Owner Trustee
               4.2        Form of Indenture between the Trust and the Indenture Trustee
               4.3        Form of Sale and Servicing Agreement among the Registrant, the Servicer and the  Owner Trustee
               4.4        Form of Pooling and Servicing Agreement among the Registrant, the Servicer and the Trustee
               4.5        Form of Receivables Purchase Agreement between TMCC and the Registrant
               4.6        Form of Administration Agreement among the Trust, the Administrator and the Indenture Trustee
               5.1(a)     Opinion of Andrews & Kurth L.L.P.
               5.1(b)     Opinion of Andrews & Kurth L.L.P. regarding Certificates
               8.1        Opinion of Andrews & Kurth L.L.P. with respect to tax matters
               23.1       Consent of Andrews & Kurth L.L.P. (included as part of Exhibit 5.1(a)(b))
               23.2       Consent of Andrews & Kurth L.L.P. (included as part of Exhibit 8.1)
               24.1       Power of Attorney of Directors and Officers of the Registrant (included on Page II-5.*


________________________

* Previously filed.


ITEM 17.  UNDERTAKINGS

       (a) As to Rule 415:

       The undersigned registrant hereby undertakes:

                          (1) To file, during any period in which offers or
               sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

                               (i)       to include any prospectus required by
                       Section 10(a)(3) of the Securities Act of 1933, as amended;

                              (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

                              (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

                       Provided, however, that the undertakings set forth in
               clauses (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement.

                       (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) As to documents subsequently filed that are incorporated by reference:

               The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to
       Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) As to indemnification:

               Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Torrance and State of California, on the 3rd day of July, 1996.



                                       TOYOTA MOTOR CREDIT
                                         RECEIVABLES CORPORATION


                                       By: /s/ Lloyd Mistele*
                                          -------------------------------
                                               Lloyd Mistele, Director and
                                               President



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.




       SIGNATURE                                       TITLE                                    DATE
       ---------                                       -----                                    ----
/s/ Lloyd Mistele*                               Director and Principal                  July 3, 1996
- --------------------------------------           Executive Officer
          Lloyd Mistele




/s/ Nobu Shigemi*                                Director and Principal                  July 3, 1996
- --------------------------------------           Financial Officer and
           Nobu Shigemi                          Principal Accounting Officer




/s/ Donald J. Puglisi*                           Director                                July 3, 1996
- --------------------------------------
         Donald J. Puglisi




/s/ Patrick J. Breene
- --------------------------------------
*By: Patrick J. Breene
        Attorney-in-Fact